UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement – Revised

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

MELINTA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

This revised preliminary proxy statement (this “proxy statement”) of Melinta Therapeutics, Inc. (“Melinta” or the “Company”) amends, restates and supersedes the definitive proxy statement filed by the Company with the Securities and Exchange Commission on November 29, 2018, and amended and supplemented on December 10, 2018 (as so amended and supplemented, the “original proxy statement”). The original proxy statement was filed in connection with the Company’s special meeting of stockholders of Melinta to be held on December 20, 2018, at 10:00 a.m., local time, at 44 Whippany Road, in Morristown, New Jersey, for the Company’s stockholders of record as of close of business on November 26, 2018, to consider and vote upon certain proposals related to the Original Purchase Agreement (as defined below), which special meeting has been adjourned until [●], 2019 at 10:00 a.m., local time, at [●], in Morristown, New Jersey (the “Special Meeting”), and which record date has been changed to January 10, 2019.

As further described in this proxy statement, on December 31, 2018, the Company, certain of its subsidiaries, Vatera Healthcare Partners LLC (“VHP”) and Vatera Investment Partners LLC (“VIP” and, together with VHP, “Vatera”) entered into a senior subordinated convertible loan agreement (the “Original Vatera Loan Agreement”) for a senior subordinated convertible loan facility of up to $135 million, which loan agreement was amended and restated on January 14, 2019, a copy of which is attached as Annex C to this proxy statement (the “Vatera Loan Agreement”), to provide for an additional $5 million that will be deemed to have been funded by Deerfield (as defined below) upon the initial funding under the Vatera Loan Agreement (the “Vatera Loan Facility” and, the convertible loans under the Vatera Loan Facility, the “Vatera Convertible Loans”), as further described in this proxy statement. Also, on January 14, 2019, the Company, certain of its subsidiaries, Deerfield and Cortland Capital Market Services LLC entered into an amendment to the Deerfield Facility (as defined below) (the “Deerfield Facility Amendment”).

On December 18, 2018, for the reasons further described in this proxy statement, the Company and VHP terminated their existing Purchase Agreement, dated November 19, 2018 (the “Original Purchase Agreement”), which provided for the sale to VHP of an aggregate of $75 million of Melinta common stock, subject to adjustment as set forth in the Original Purchase Agreement.

This proxy statement is being filed: (1) to add Proposal 1 (to authorize a reverse stock split of the issued and outstanding shares of Melinta common stock); (2) to amend prior Proposal 1 (now Proposal 2) (to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000, rather than 155,000,000, to accommodate, in part, the conversion of any of the Vatera Convertible Loans, which are convertible into shares of Melinta common stock or shares of Melinta convertible preferred stock, which are then further convertible into shares of Melinta common stock, and to accommodate the conversion of up to $74 million of the Deerfield Convertible Loan (as defined herein) pursuant to the terms of the Deerfield Facility Amendment, which amendment is a condition (among other conditions) to funding the Vatera Convertible Loans (and the effectiveness of such amendment is conditioned on such funding)); (3) to amend and restate prior Proposal 2 (now Proposal 3) (to approve the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules, rather than approval of the issuance of common stock under the Original Purchase Agreement); and (4) to add Proposal 4 (to authorize an amendment to the Company’s 2018 Stock Incentive Plan (the “2018 Plan”) to increase the number of shares reserved and available for issuance under the 2018 Plan and to make other modifications) for consideration at the Special Meeting. If both Proposal 1 and Proposal 2 are approved by Melinta stockholders and Melinta’s board of directors determines, in its discretion, to implement Proposal 1 (the reverse stock split), then Melinta’s board of directors, subject to its discretion, does not also intend to implement Proposal 2 (the increase to the number of authorized shares of Melinta common stock).

This proxy statement should be read in place of the original proxy statement, and amends, restates and supersedes the original proxy statement in all respects.

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [●], 2019

To the Stockholders of Melinta Therapeutics, Inc.:

Notice is hereby given that a special meeting of the stockholders (the “Special Meeting”) of Melinta Therapeutics, Inc., a Delaware corporation (“Melinta,” the “Company” or “we”), which has been adjourned from its originally scheduled meeting date of December 20, 2018, will be reconvened at 10:00 a.m., local time, on [●], 2019, at [●], in Morristown, New Jersey, unless postponed or adjourned to a later date.

As further described in this proxy statement, on December 31, 2018, the Company, certain of its subsidiaries, Vatera Healthcare Partners LLC (“VHP”) and Vatera Investment Partners LLC (“VIP” and, together with VHP, “Vatera”) entered into a senior subordinated convertible loan agreement (the “Original Vatera Loan Agreement”) for a senior subordinated convertible loan facility of up to $135 million, which loan agreement was amended and restated on January 14, 2019, a copy of which is attached as Annex C to this proxy statement (the “Vatera Loan Agreement”), to provide for an additional $5 million of convertible loans that will be deemed to have been funded by Deerfield (as defined below) upon the initial funding under the Vatera Loan Agreement (the “Vatera Loan Facility” and, the convertible loans under the Vatera Loan Facility, the “Vatera Convertible Loans”) as further described in this proxy statement. The funding of the initial loans under the Vatera Loan Facility (the “Closing Date”) is subject to several closing conditions as further described in this proxy statement, including, without limitation, the approval of the stockholders of the Company to Proposal 3 and either Proposal 1 or 2 requested herein. The Vatera Convertible Loans will be guaranteed by each of the Company’s direct or indirect subsidiaries that guarantees the Company’s obligations under the Deerfield Facility (as defined herein). On January 14, 2019, the Company, the other loan parties party thereto from time to time, Cortland Capital Market Services LLC, and Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P., and Deerfield Special Situations Fund, as lenders (the lenders being affiliates of Deerfield Management Company, L.P. and referred to herein as “Deerfield”) entered into an amendment (the “Deerfield Facility Amendment”) to the Facility Agreement dated as of January 5, 2018 (together with the Deerfield Facility Amendment, the “Deerfield Facility”).

On December 18, 2018, the Company and VHP terminated their existing Purchase Agreement, dated November 19, 2018 (the “Original Purchase Agreement”), which provided for the sale of an aggregate of $75 million of Melinta common stock, subject to adjustment as set forth in the Original Purchase Agreement.

At the Special Meeting, the Company will ask its stockholders to consider and vote upon proposals (the “Proposals”): (1) to approve an amendment to Melinta’s Certificate of Incorporation to authorize a reverse stock split of the issued and outstanding shares of Melinta common stock; (2) to approve an amendment to Melinta’s Certificate of Incorporation to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000 to accommodate, in part, the conversion of any of the Vatera Convertible Loans, which are convertible into shares of Melinta common stock or shares of Melinta convertible preferred stock, which are then further convertible into shares of Melinta common stock, and to accommodate the conversion of up to $74 million of the convertible loan under the Deerfield Facility (the “Deerfield Convertible Loan”) as permitted by the Deerfield Facility Amendment, which amendment is a condition (among other conditions) to funding the Vatera Convertible Loans (and the effectiveness of such amendment is conditioned on such funding); (3) to approve the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules; (4) to authorize an amendment to the Company’s 2018 Stock Incentive Plan (the “2018 Plan”) to increase the number of shares reserved and available for issuance by [●], which would bring the total number of shares available under the 2018 Plan, as amended, to [●], and to make other modifications; and (5) to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposals above, as well as any other items that may properly come before the meeting. If both Proposal 1 and Proposal 2 are approved by Melinta stockholders and Melinta’s board of directors determines, in its discretion, to implement Proposal 1 (the reverse stock split), then Melinta’s board of directors, subject to its discretion, does not also intend to implement Proposal 2 (the increase to the number of authorized shares of Melinta common stock).

After careful consideration, Melinta’s board of directors (with the two Vatera-affiliated members of the board having recused themselves) has unanimously approved the amendments to Melinta’s Certificate of Incorporation, the Vatera Loan Agreement and the amendment to the 2018 Plan and has determined that they are advisable, fair and in the best interests of Melinta and its stockholders. Accordingly, Melinta’s board of directors (with the two Vatera-affiliated members of the board having recused themselves) unanimously recommends that stockholders vote “FOR” the Proposals set forth in this proxy statement.

More information about Melinta and the Proposals to be voted on at the Special Meeting are contained in this proxy statement. Melinta urges you to read this proxy statement carefully and in its entirety.

Your vote is important. Whether or not you expect to attend the Special Meeting in person, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage paid envelope to ensure that your shares will be represented and voted at the Special Meeting. If you have telephone or internet access, you may submit your proxy by following the instructions provided in this proxy statement, or by following the instructions provided with your proxy materials and on the enclosed proxy card or voting instruction card. All previously cast votes associated with the adjourned special meeting on December 20, 2018, and the proposals described in the definitive proxy statement for that meeting, regardless of which voting method was used, will be completely disregarded for the Special Meeting scheduled for [●], 2019, and the proposals described in this proxy statement. Provided that you are a holder of record on the new record date, you must re-vote your shares for your vote to be counted at the Special Meeting.

The new record date for the Special Meeting is January 10, 2019. Only stockholders of record as of the close of business on the new record date will be entitled to vote at the Special Meeting. If you were a holder of record on the record date for the adjourned special meeting but are not a holder of record on the new record date for the Special Meeting, you are not entitled to vote with respect to the Proposals set forth in this proxy statement.

Yours sincerely,

By Order of the Board of Directors of Melinta Therapeutics, Inc.

Peter Milligan

Secretary

January [●], 2019

Morristown, New Jersey

MELINTA’S BOARD OF DIRECTORS (WITH THE TWO VATERA-AFFILIATED MEMBERS OF THE BOARD HAVING RECUSED THEMSELVES) HAS UNANIMOUSLY APPROVED THE AMENDMENTS TO MELINTA’S CERTIFICATE OF INCORPORATION, THE LOAN AGREEMENT AND THE AMENDMENT TO THE 2018 PLAN AND HAS DETERMINED THAT THEY ARE ADVISABLE, FAIR AND IN THE BEST INTERESTS OF MELINTA AND ITS STOCKHOLDERS. ACCORDINGLY, MELINTA’S BOARD OF DIRECTORS (WITH THE TWO VATERA-AFFILIATED MEMBERS OF THE BOARD HAVING RECUSED THEMSELVES) UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE LOAN AGREEMENT OR DETERMINED IF THIS PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement is dated January [●], 2019, and is first being mailed to stockholders on or about January [●], 2019.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, contains a notice of meeting with respect to the Special Meeting, which has been adjourned from its originally scheduled meeting date of December 20, 2018, at which Melinta stockholders will consider and vote upon Proposals: (1) to approve an amendment to Melinta’s Certificate of Incorporation to authorize a reverse stock split of the issued and outstanding shares of Melinta common stock; (2) to approve an amendment to Melinta’s Certificate of Incorporation to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000 to accommodate, in part, the conversion of any of the Vatera Convertible Loans, which are convertible into shares of Melinta common stock or shares of Melinta convertible preferred stock, which are then further convertible into shares of Melinta common stock, and to accommodate the conversion of up to $74 million of the Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment, which amendment is a condition (among other conditions) to funding the Vatera Convertible Loans (and the effectiveness of such amendment is conditioned on such funding); (3) to approve the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules; (4) to authorize an amendment to the 2018 Plan to increase the number of shares reserved and available for issuance by [●], which would bring the total number of shares available under the 2018 Plan, as amended, to [●], and to make other modifications; and (5) to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposals above, as well as any other items that may properly come before the meeting. If both Proposal 1 and Proposal 2 are approved by Melinta stockholders and Melinta’s board of directors determines, in its discretion, to implement Proposal 1 (the reverse stock split), then Melinta’s board of directors, subject to its discretion, does not also intend to implement Proposal 2 (the increase to the number of authorized shares of Melinta common stock).

Additional business and financial information about Melinta can be found in documents previously filed by Melinta with the U.S. Securities and Exchange Commission (the “SEC”). This information is available to you without charge at the SEC’s website at www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON [●], 2019:

In addition to receiving this proxy statement from Melinta in the mail or obtaining the information on the SEC’s website, Melinta stockholders will also be able to obtain this proxy statement, free of charge, from Melinta by requesting copies in writing using the following contact information:

Melinta Therapeutics, Inc.

44 Whippany Road,

Morristown, New Jersey 07963

Attn: Investor Relations

A copy of this proxy statement is also available, free of charge, at www.investorvote.com/MLNT and under the Investors—Financial Information section of Melinta’s website at www.melinta.com.

You may also request additional copies from Melinta’s proxy solicitor, Georgeson, LLC (“Georgeson”), using the following contact information:

1290 Avenue of the Americas, 9th Floor

New York, New York 10104

800-905-7281

IF YOU WOULD LIKE TO REQUEST MATERIALS, PLEASE DO SO BY [●], 2019, IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

See “Where You Can Find More Information” beginning on page 83 of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	1
SUMMARY	18
The Special Meeting	18
Summary of the Amendment to the Certificate of Incorporation to Authorize the Reverse Stock Split	19
Summary of the Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Melinta Common Stock	20
Summary of the Vatera Loan Agreement, Vatera Loan Facility and Vatera Convertible Loans	21
Summary of the Deerfield Facility Amendment and Deerfield Convertible Loan	26
Summary of the Amendment to the 2018 Plan	28
Interests of Melinta’s Directors and Executive Officers in the Proposals	28
FORWARD-LOOKING STATEMENTS	30
THE SPECIAL MEETING	31
Date, Time and Place	31
Purpose of the Special Meeting	31
Recommendation of Melinta’s Board of Directors	31
Record Date and Stockholders Entitled to Vote	32
Voting Procedures	32
Revoking Your Proxy Instructions	33
Counting Votes	33
Solicitation of Proxies	34
Adjournments and Postponements	34
Assistance	35
BACKGROUND OF THE PROPOSALS	36
RISK FACTORS	45
Risks of Not Approving the Proposals	45
Risks of Approving the Proposals	47
MATTERS BEING SUBMITTED TO A VOTE OF MELINTA STOCKHOLDERS	53
PROPOSAL 1: CHARTER AMENDMENT TO AUTHORIZE THE REVERSE STOCK SPLIT	53
PROPOSAL 2: CHARTER AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	59
PROPOSAL 3: APPROVAL OF THE ISSUANCE TO VATERA OF THE VATERA CONVERTIBLE LOANS, THE PREFERRED STOCK AND THE COMMON STOCK	62
PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE 2018 PLAN TO INCREASE THE NUMBER OF SHARES RESERVED AND AVAILABLE FOR ISSUANCE UNDER THE 2018 PLAN AND TO MAKE OTHER MODIFICATIONS	68
PROPOSAL 5: APPROVAL OF POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING	79
STOCKHOLDER COMMUNICATIONS	80
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	81
RECENT CHANGE OF CONTROL OF REGISTRANT	83
WHERE YOU CAN FIND MORE INFORMATION	84
HOUSEHOLDING	84
OTHER MATTERS ARISING AT THE SPECIAL MEETING	85
FUTURE STOCKHOLDER PROPOSALS	85
DIRECTIONS TO SPECIAL MEETING	85
ANNEX A: AMENDMENT TO CERTIFICATE OF INCORPORATION TO AUTHORIZE REVERSE STOCK SPLIT	A-1
ANNEX B: AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE COMMON STOCK AUTHORIZATION	B-1
ANNEX C: VATERA LOAN AGREEMENT	C-1
ANNEX D: MELINTA THERAPEUTICS, INC. AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN	D-1

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Except as specifically indicated, the following information and all other information in this proxy statement does not give effect to the reverse stock split described in Proposal 1.

The following section provides answers to frequently asked questions about the Special Meeting. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as a stockholder. For a more complete response to these questions and for additional information, please refer to the cross-referenced pages below. You should carefully read this entire proxy statement, including each of the annexes attached hereto.

Q:	Why am I receiving this proxy statement?

A:

You are receiving this proxy statement because you have been identified as a stockholder of Melinta as of the record date, and thus you are entitled to vote at Melinta’s Special Meeting. This document serves as a proxy statement used to solicit proxies for the Special Meeting. This document contains important information about the Special Meeting of Melinta, and you should read it carefully.

Q:	Why was the Special Meeting adjourned from its original meeting date?

A:

As further described herein, on December 31, 2018, the Company, certain of its subsidiaries, VHP and VIP entered into the Original Vatera Loan Agreement for the Vatera Loan Facility as further described in this proxy statement, which loan agreement was amended and restated on January 14, 2019, to provide for an additional $5 million that will be deemed to have been funded by Deerfield upon the initial funding under the Vatera Loan Agreement. The Closing Date is subject to several closing conditions as further described in this proxy statement, including, without limitation, the approval of the stockholders of the Company to Proposal 3 and either Proposal 1 or 2 requested herein. On December 18, 2018, the Company and VHP terminated the Original Purchase Agreement, which provided for the sale of an aggregate of $75 million of Melinta common stock, subject to adjustment as set forth in the Original Purchase Agreement.

The special meeting, convened on December 20, 2018 (the “Adjourned Meeting”), was adjourned to allow the Company (1) to add Proposal 1 (to authorize a reverse stock split of the issued and outstanding shares of Melinta common stock); (2) to amend prior Proposal 1 (now Proposal 2) (to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000, rather than 155,000,000, to accommodate, in part, the conversion of any of the Vatera Convertible Loans, which are convertible into shares of Melinta common stock or shares of Melinta convertible preferred stock, which are then further convertible into shares of Melinta common stock, and to accommodate the conversion of up to $74 million of the Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment, which amendment is a condition (among other conditions) to funding the Vatera Convertible Loans (and the effectiveness of such amendment is conditioned on such funding)); (3) to amend and restate prior Proposal 2 (now Proposal 3) (to approve the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules, rather than approval of the issuance of common stock under the Original Purchase Agreement); and (4) to add Proposal 4 (to authorize an amendment to the 2018 Plan to increase the number of shares reserved and available for issuance under the 2018 Plan, as amended, and to make other modifications) for consideration at the Special Meeting. If both Proposal 1 and Proposal 2 are approved by Melinta stockholders and Melinta’s board of directors determines, in its discretion, to implement Proposal 1 (the reverse stock split), then Melinta’s board of directors, subject to its discretion, does not also intend to implement Proposal 2 (the increase to the number of authorized shares of Melinta common stock).

Q:	Does this proxy statement supersede the previous proxy materials associated with the Adjourned Meeting on December 20, 2018?

A:

Yes. This proxy statement amends and restates in its entirety the Company’s definitive proxy statement dated November 29, 2018, as amended and supplemented on December 10, 2018 (as so amended and supplemented, the “original proxy statement”). Accordingly, you should disregard the original proxy statements as well as the additional definitive proxy soliciting materials related thereto, as they are no longer applicable.

Q:	Do I need to re-vote my shares as a result of this new proxy statement?

A:

Yes. Due to the nature of the amendments to the Proposals, you will be required to re-vote your shares by using one of the voting methods described herein in order to have your vote counted (provided that you are a holder of record as of the close of business on January 10, 2019, the new record date for the Special Meeting). All previously cast votes associated with the Adjourned Meeting, regardless of which voting method was used, will be completely disregarded.

In addition, the record date for the Special Meeting is now the close of business on January 10, 2019, and not the close of business on November 26, 2018, which was the record date for the Adjourned Meeting. Only stockholders of record as of the close of business on the new record date will be entitled to vote at the Special Meeting. If you were a holder of record on the record date for the Adjourned Meeting but are not a holder of record on the new record date for the Special Meeting, you are not entitled to vote with respect to the Proposals set forth in this proxy statement.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held on [●], 2019, at 10:00 a.m., local time, at [●], in Morristown, New Jersey.

Q:	Who is entitled to vote at the Special Meeting?

A:

Only stockholders of record as of the close of business on January 10, 2019, or the record date, will be entitled to vote at the Special Meeting. As of the close of business on the record date, there were 56,066,169 shares of Melinta common stock issued and outstanding and entitled to vote, held by approximately 160 stockholders of record. Each stockholder is entitled to one vote for each share of Melinta common stock held by such stockholder on the record date on the Proposals presented in this proxy statement.

Q:	Did the record date change for the Special Meeting?

A:	Yes, the record date for the Special Meeting is now the close of business on January 10, 2019, and not the close of business on November 26, 2018, which was the record date for the Adjourned Meeting.

Q:	What proposals will be considered at the Special Meeting?

A:

At the Special Meeting, you will be asked to consider and vote upon Proposals: (1) to approve an amendment to Melinta’s Certificate of Incorporation to authorize a reverse stock split of the issued and outstanding shares of Melinta common stock; (2) to approve an amendment to Melinta’s Certificate of Incorporation to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000 to accommodate, in part, the conversion of any of the Vatera Convertible Loans, which are convertible into shares of Melinta common stock or shares of Melinta convertible preferred stock, which are then further convertible into shares of Melinta common stock, and to accommodate the conversion of up to $74 million of the Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment, which amendment is a condition (among other conditions) to funding the Vatera Convertible Loans (and the effectiveness of such amendment is conditioned on such funding); (3) to approve the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules; (4) to authorize an amendment to the 2018 Plan to increase the number of shares reserved and available for issuance by [●], which would bring the total number of shares available under the 2018 Plan, as amended, to [●] and to make other modifications; and (5) to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposals above, as well as any other items that may properly come before the meeting. If both Proposal 1 and Proposal 2 are approved by Melinta stockholders and Melinta’s board of directors determines, in its discretion, to implement Proposal 1 (the reverse stock split), then Melinta’s board of directors, subject to its discretion, does not also intend to implement Proposal 2 (the increase to the number of authorized shares of Melinta common stock).

Q:	How many votes are needed to approve the amendment to the Certificate of Incorporation to authorize the reverse stock split?

A:	To approve the Proposal, “FOR” votes from the holders of a majority of the issued and outstanding shares of Melinta common stock are required.

VHP has agreed in the Vatera Loan Agreement to vote the approximately 16 million shares of Melinta common stock, which represents approximately 28.6% of the outstanding shares of common stock as of January 10, 2019, that it owns in favor of this proposal, subject to VHP’s reasonable determination that certain conditions set forth in the Vatera Loan Agreement will be satisfied.

Q:	How many votes are needed to approve the amendment to the Certificate of Incorporation to increase the number of authorized shares of Melinta common stock?

A:	To approve the Proposal, “FOR” votes from the holders of a majority of the issued and outstanding shares of Melinta common stock are required.

VHP has agreed in the Vatera Loan Agreement to vote the approximately 16 million shares of Melinta common stock, which represents approximately 28.6% of the outstanding shares of common stock as of January 10, 2019, that it owns in favor of this proposal, subject to VHP’s reasonable determination that certain conditions set forth in the Vatera Loan Agreement will be satisfied.

Q:

How many votes are needed to approve the issuance and sale of the Vatera Convertible Loans, and the issuance of the preferred stock and the common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules?

A:

To approve the Proposal, “FOR” votes from the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting are required.

VHP has agreed in the Vatera Loan Agreement to vote the approximately 16 million shares of Melinta common stock, which represents approximately 28.6% of the outstanding shares of common stock as of January 10, 2019, that it owns in favor of this proposal, subject to VHP’s reasonable determination that certain conditions set forth in the Vatera Loan Agreement will be satisfied by the Company.

Q:	How many votes are needed to approve the amendment to the 2018 Plan to increase the number of shares reserved and available for issuance and to make other modifications?

A:

To approve the Proposal, “FOR” votes from the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting are required.

Q:	How many votes are needed to approve the adjournment?

A:

To approve the adjournment, “FOR” votes from the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting are required. If a quorum is not present, either (i) the chairperson of the meeting or (ii) any officer entitled to preside at or to act as secretary of the meeting may adjourn the meeting.

Q:	How does Melinta’s board of directors recommend that Melinta stockholders vote?

A:

After careful consideration, Melinta’s board of directors (with the two Vatera-affiliated members of the board having recused themselves) has unanimously approved the amendments to Melinta’s Certificate of Incorporation, the Vatera Loan Agreement and the amendment to the 2018 Plan and has determined that they are advisable, fair and in the best interests of Melinta and its stockholders. Accordingly, Melinta’s board of directors (with the two Vatera-affiliated members of the board having recused themselves) unanimously recommends that stockholders vote “FOR” the Proposals set forth in this proxy statement.

Q:	What is the reverse stock split and why is it necessary?

A:

If the reverse stock split is approved and Melinta’s board of directors has determined, in its discretion, to implement it, upon the effectiveness of the amendment to Melinta’s Certificate of Incorporation effecting the reverse stock split, the outstanding shares of Melinta common stock will be reclassified and combined into a lesser number of shares such that one share of Melinta common stock will be issued for a specified number of shares, which shall be greater than one and equal to or less than 20, of outstanding Melinta common stock, with the exact number within the range to be determined by Melinta’s board of directors prior to the effective time of such amendment and publicly announced by Melinta. The form of the proposed amendment to the Melinta Certificate of Incorporation attached hereto as Annex A will effect the reverse stock split, as more fully described below, but will not change the number of authorized shares (except as described in Proposal 2, if Proposal 2 is approved by Melinta’s stockholders and implemented by Melinta’s board as described below), or the par value, of Melinta common stock.

Melinta’s board of directors approved the Proposal authorizing the reverse stock split for the following reasons:

•

the continued listing standards of the Nasdaq Global Market require Melinta to have, among other things, a $1.00 per share minimum bid price, and as such, the reverse stock split may be necessary for the continued listing of the shares of Melinta common stock on the Nasdaq Global Market;

•	Melinta’s board of directors believes a higher stock price may help generate investor interest in Melinta and help Melinta attract and retain employees;

•

if the reverse stock split successfully increases the per share price of Melinta common stock, Melinta’s board of directors believes that this may increase trading volume in Melinta common stock and facilitate future financings by Melinta; and

•

the reverse stock split would provide authorized share capital to accommodate, in part, the conversion of any of the Vatera Convertible Loans, which are convertible into shares of Melinta common stock or shares of Melinta convertible preferred stock, which are then further convertible into shares of Melinta common stock, and to accommodate the conversion of up to $74 million of the Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment, which amendment is a condition (among other conditions) to funding the Vatera Convertible Loans (and the effectiveness of such amendment is conditioned on such funding).

Even if Melinta’s stockholders approve the reverse stock split, Melinta reserves the right not to effect the reverse stock split if Melinta’s board of directors does not deem the reverse stock split to be in the best interests of Melinta and its stockholders. Melinta’s board of directors may determine to effect the reverse stock split, if it is approved by the stockholders, even if the other Proposals to be acted upon at the meeting are not approved.

Q:	Does Melinta’s board of directors intend to implement Proposals 1 and 2 if both are approved by Melinta’s stockholders?

A:

No. If both Proposal 1 and Proposal 2 are approved by Melinta stockholders and Melinta’s board of directors determines, in its discretion, to implement Proposal 1 (the reverse stock split), then Melinta’s board of directors, subject to its discretion, does not also intend to implement Proposal 2 (the increase to the number of authorized shares of Melinta common stock).

Q:	Should Melinta stockholders send in their stock certificates?

A:

No. If the reverse stock split is approved by Melinta’s stockholders and Melinta’s board of directors has determined, in its discretion, to implement it, then as soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. Those stockholders holding certificated shares will receive a letter of instruction directing them to surrender their certificates in exchange for newly issued certificates reflecting their revised holding. No further action will be required for other stockholders in connection with the reverse stock split as their Melinta common stock is held in book-entry.

Subject to the terms of the Deerfield Facility Amendment, Melinta stockholders will also receive a cash payment for any fractional shares resulting from the reverse stock split.

Q:	What are the material federal income tax consequences of the reverse stock split to me?

A:

Except as described below with respect to cash received in lieu of a fractional share, Melinta stockholders generally will not recognize gain or loss as a result of the reverse stock split. The aggregate adjusted tax basis in the shares of Melinta common stock received pursuant to the reverse stock split will equal the aggregate adjusted tax basis of the shares of Melinta common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of Melinta common stock). In general, each Melinta stockholder’s holding period for the shares of Melinta common stock received pursuant to the reverse stock split will include the holding period in the shares of Melinta common stock exchanged therefor. Melinta stockholders that acquired Melinta common stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Melinta stockholders that, pursuant to the reverse stock split, receive cash in lieu of a fractional share will recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the Melinta stockholder’s aggregate adjusted tax basis in the shares of Melinta common stock surrendered that is allocated to such fractional share. Such capital gain or loss will generally be long-term capital gain or loss if shares of Melinta common stock surrendered in the reverse stock were split held for more than one year. The deductibility of capital losses is subject to limitations. See “Proposal 1: Charter Amendment to Authorize the Reverse Stock Split—Certain U.S. Federal Income Tax Considerations—Reverse Stock Split” beginning on page 56 of this proxy statement for further information.

Q:	What is the Vatera Loan Agreement and the Vatera Loan Facility?

A:

On December 31, 2018, the Company entered into the Original Vatera Loan Agreement with VHP and VIP pursuant to which VHP committed to provide up to $100 million, and VIP committed to provide up to $35 million, under the Vatera Loan Facility, subject in each case to the satisfaction (or waiver) of certain conditions precedent set forth therein, which loan agreement was amended and restated on January 14, 2019, to provide for an additional $5 million that will be deemed to have been funded by Deerfield upon the initial funding under the Vatera Loan Agreement. The proceeds of the Vatera Convertible Loans will be used for general corporate purposes.

The Vatera Convertible Loans will be guaranteed by each of the Company’s direct or indirect subsidiaries. These are the same direct and indirect subsidiaries that guarantee the Company’s obligations under the Deerfield Facility. The Vatera Convertible Loans will be senior unsecured obligations of the Company and each guarantor and will be contractually subordinated to the obligations under the Deerfield Facility. Interest on the Vatera Convertible Loans will be paid in arrears at the end of each fiscal quarter, with 50% of such interest paid in cash and the remaining 50% of such interest paid in kind by increasing the principal balance of the outstanding Vatera Convertible Loans in an amount equal thereto (which increase will bear interest once added to such principal balance). If the Company or any guarantor fails to make a required payment of principal or interest with respect to the Vatera Convertible Loans or any other obligation under the Vatera Loan Facility when due, other than to the extent arising from an acceleration (other than an acceleration due, completely or partially, to a payment event of default (other than a payment event of default caused by an automatic acceleration from a bankruptcy or insolvency event of default), or fails to deliver any preferred stock or common stock issuable upon conversion of the Vatera Convertible Loans as described below within five business days of the effective date of such conversion, the Company is required to pay interest in respect of such payment, interest or other obligation or the Conversion Amount (as defined below) as applicable, at a rate per annum equal to 15% for so long as such payment or preferred stock or common stock delivery failure remains outstanding, payable in cash on demand to the extent permitted under the subordination agreement in respect of the Deerfield Facility, and if not so permitted, shall be paid in shares of common stock valued based on the five-trading-day volume weighted average price of the common stock ending on, and including, the trading day immediately preceding the date such preferred stock or common stock was required to be delivered. In addition, at the election of the Required Lenders (as defined in the Vatera Loan Agreement), while any event of default exists (or automatically, in the case of any payment, bankruptcy or insolvency event of default), the Company shall pay interest on the obligations under the Vatera Loan Facility and past due interest thereon, if any, from and after the occurrence of such event of default, at a rate per annum equal to 7%, payable in cash on demand to the extent permitted under the subordination agreement in respect of the Deerfield Facility, and if not so permitted, shall be paid in shares of common stock valued based on the five-trading-day volume weighted average price of the common stock ending on, and including, the trading day immediately preceding the date such event of default occurred.

The maturity date of the Vatera Convertible Loans is January 6, 2025.

The Vatera Convertible Loans will be convertible at the option of each lender into shares of convertible preferred stock of the Company at an initial conversion rate of 6.25 shares of preferred stock per $1,000 of Conversion Amount (as defined below), subject to adjustment as provided herein (the “Loan Conversion Rate”). The conversion price is equal to $1,000 divided by the Loan Conversion Rate or the Common Stock Conversion Rate (as defined below), as applicable (the “Conversion Price”). If Proposal 1 is approved by Melinta stockholders and implemented by Melinta’s board of directors, the Loan Conversion Rate will be proportionately reduced (and as a result the Conversion Price will proportionately increase) to reflect the reverse stock split. The preferred stock will be further convertible at the option of each lender into shares of common stock of the Company at a rate of 100 shares of common stock per one share of preferred stock (the “Common Stock Conversion Rate”). At the option of a lender, the Vatera Convertible Loans will also be directly convertible into common stock at an initial conversion rate equal to 625 shares of common stock per $1,000 of Conversion Amount (which is the Loan Conversion Rate multiplied by the Common Stock Conversion Rate), which conversion rate is equivalent to a Conversion Price of $1.60, subject to adjustments as described below, including for a reverse stock split. The preferred stock will be non-participating, convertible preferred stock, with no dividend rights (other than to participate in common stock dividends on the Company’s common stock on an as-converted basis) or voting rights, and is senior to the common stock upon liquidation (with a liquidation preference equal to the Conversion Amount for the converted loans, as it may thereafter be adjusted pursuant to the Certificate of Designations (plus, if applicable, the amount of any declared but unpaid dividends on such shares of preferred stock)).

The number of shares of preferred stock issuable upon conversion of the Vatera Convertible Loans will be equal to (i) the Loan Conversion Rate multiplied by (ii) the aggregate principal amount of such Vatera

Convertible Loans being converted (including any interest paid in kind that has been added to the principal balance of such Vatera Convertible Loans at the end of a fiscal quarter), plus any accrued and unpaid interest that is to be paid in kind at the end of the next fiscal quarter but has not yet been so paid, plus the portion of any Exit Fee (as defined below) attributable to the committed amount of the Vatera Convertible Loans being so converted (clause (ii), collectively, the “Conversion Amount”) divided by $1,000. The number of shares of common stock issuable upon the further conversion of the preferred stock will be equal to the Common Stock Conversion Rate multiplied by the number of shares of preferred stock.

The Loan Conversion Rate is subject to adjustments customary for convertible notes for (i) splits (including a reverse split) or combinations of the common stock or the preferred stock, (ii) recapitalization or reclassification of the common stock or the preferred stock, (iii) the payment of cash or stock dividends on the common stock, (iv) the distribution of rights, options or warrants to all or substantially all holders of common stock at a price less than the five-trading-day volume weighted average price of the common stock, (v) a spin-off and (vi) any tender offer by the Company for common stock at an amount exceeding the five-trading-day volume weighted average price of the common stock commencing on, and including, the trading day immediately next succeeding the last date on which tenders or exchanges may be made; provided that the Loan Conversion Rate is not subject to adjustment for any dividends or distributions in which the lender participates. The Common Stock Conversion rate is not subject to any adjustments. Except as expressly contemplated above, the issuance of additional shares of common stock or other securities, including pursuant to employee equity plans, warrants or other exercisable or convertible securities, are excluded from such adjustments.

The Loan Conversion Rate will also be subject to increase in the event the lenders convert the Vatera Convertible Loans in connection with a “fundamental change” (defined in the Vatera Loan Agreement), based on a customary make-whole table set forth in the Vatera Loan Agreement with inputs relative to either the five-trading-day volume weighted average price of the common stock ending on, and including, the trading day immediately prior to the effective date of the fundamental change (or the date of the prepayment, as applicable) or the cash price paid per share of common stock in the transaction (the “Stock Price”). The maximum amount of additional shares that could be issued per $1,000 of the Conversion Amount under the make-whole table is 2.445652 shares of preferred stock (244.5652 shares of common stock). These shares would be in addition to those issuable as described in the second preceding paragraph, resulting in a total number of shares issuable upon conversion of 8.695652 shares of preferred stock (869.5652 shares of common stock) per $1,000 of Conversion Amount.

To the extent the Loan Conversion Rate would be increased to an amount (the “Ceiling Rate”) that would cause the number of underlying shares of preferred stock or common stock to exceed the amount of the then available authorized shares, the Company will obtain stockholder approval to increase the number of authorized shares or, absent such approval, the Loan Conversion Rate will be increased to the Ceiling Rate and the balance of any make-whole amount will be paid in cash rather than settled in stock to the extent permitted under the Deerfield Facility. If such payment in cash is not permitted under the Deerfield Facility, the Company will use commercially reasonable efforts to seek stockholder approval by calling additional meeting(s) of stockholders as necessary.

An exit fee (the “Interim Exit Fee”) of 1% of the aggregate amount of Vatera Convertible Loans funded under the Vatera Loan Facility will be payable upon repayment or conversion of such funded amount (payable in preferred stock in the case of conversion). In addition, an exit fee (the “Final Exit Fee” and, together with the Interim Exit Fee, the “Exit Fee”) of 3% on the portion of the aggregate committed amount of Vatera Convertible Loans not drawn by the Company under the Vatera Loan Facility will be payable on any repayment in full or conversion in full of the Vatera Convertible Loans (payable in preferred stock in the case of conversion).

Upon the occurrence of a Change of Control (as defined in the Vatera Loan Agreement), the lenders will have the right to either convert the Vatera Convertible Loans (as described above) or require payment in full at par plus accrued and unpaid interest. If the lenders, other than VHP, VIP or their respective affiliates, fail to timely deliver notice to the company electing to convert the Vatera Convertible Loans, the Company will pay in cash to such lender the full outstanding amount of the Vatera Convertible Loans. VHP, VIP or their respective affiliates may elect to continue to hold their Vatera Convertible Loans, subject to the following sentence, instead of converting the Vatera Convertible Loans or requiring payment in cash for such Vatera Convertible Loans. The Vatera Convertible Loans may be prepaid in whole or in part, together with accrued and unpaid interest thereon, at any time upon fifteen business days’ prior written notice, subject to the payment of (i) a 5% premium, plus a make-whole payment in the case of any such prepayment made on or prior to July 6, 2022, (ii) a 5% premium in the case of any such prepayment made after July 6, 2022 but on or prior to July 6, 2023, and (iii) a 4% premium in the case of any such prepayment made thereafter; provided, that, except for a prepayment in connection with a Change of Control or a fundamental change in which the consideration to be paid to the holders of outstanding common stock (other than shares held by VHP, VIP or their respective affiliates) consists solely of cash at a per share price in excess of the then current Conversion Price (determined based on the Common Stock Conversion Rate), no voluntary prepayment will be permitted if the volume-weighted average price of the common stock for the five trading days ending on and including the trading day immediately preceding the giving of the prepayment notice exceeds the then applicable Conversion Price (determined based on the Common Stock Conversion Rate). In the event the Company elects to prepay the Vatera Convertible Loans, the lenders will have the right, prior to such prepayment, to convert all or a portion of the Vatera Convertible Loans to be so prepaid at the Loan Conversion Rate that would apply as if such prepayment were a fundamental change, using the Stock Price applicable to such prepayment.

Subject to the satisfaction (or waiver) of the conditions precedent set forth in the Vatera Loan Agreement, $75 million of Vatera Convertible Loans may be drawn in a single draw on or prior to February 25, 2019 (at which time an additional $5 million of convertible loans will be deemed to have been funded under the Vatera Loan Facility by Deerfield), up to $25 million of additional Vatera Convertible Loans may be drawn in a single draw after March 31, 2019, but on or prior to June 30, 2019 and up to $35 million of additional Vatera Convertible Loans may be drawn in a single draw after June 30, 2019 but on or prior to July 10, 2019, subject to the Company obtaining a revolving credit facility with respect to which no less than $10 million is at the time available for drawing on and after such funding date (without giving effect to any repayment on such date with the proceeds of the Vatera Convertible Loans).

The funding of the initial disbursement under the Vatera Loan Facility is subject to the satisfaction (or waiver) of the applicable conditions precedent set forth in the Vatera Loan Agreement, including, without limitation: obtaining an amendment from the requisite lenders to the Deerfield Facility; the absence of a material adverse effect on the Company; the absence of a default or event of default under the Vatera Loan Agreement or the Deerfield Facility and no such default or event of default being reasonably expected to occur; accuracy of the representations and warranties made by the Company and the guarantors in all material respects; the common stock of the Company remaining listed on Nasdaq or another eligible market; the approval of the stockholders of the Company of a reverse stock split and/or an increase in the number of authorized shares of common stock to accommodate the conversion of the Vatera Convertible Loans as described above, and to approve the issuance of the Vatera Convertible Loans under applicable Nasdaq rules; and John Johnson having been appointed as Chief Executive Officer (as opposed to interim Chief Executive Officer) of the Company.

The funding of each subsequent disbursement under the Vatera Loan Facility will be subject to the satisfaction (or waiver) of the applicable conditions precedent set forth in the Vatera Loan Agreement, including, without limitation: the absence of a material adverse effect on the Company; the absence of a default or event of default under the Vatera Loan Agreement or the Deerfield Facility and no such default or event of default being reasonably expected to occur; accuracy of the representations and warranties made by the Company and the guarantors in all material respects; the common stock of the Company remaining listed on Nasdaq or another eligible market.

The representations and warranties, affirmative and negative covenants and events of default set forth in the Vatera Loan Agreement are substantially similar to those set forth in the Deerfield Facility and otherwise are customary for financing transactions of this type. In addition, the Company will not use any proceeds of the Vatera Convertible Loans to pay liabilities in excess of $15 million other than any indebtedness or other obligations under the Deerfield Facility or in respect of any permitted revolving credit facility, without the prior written consent of the Required Lenders (as defined in the Vatera Loan Agreement).

The Vatera Loan Agreement contains customary indemnification and expense reimbursement provisions in favor of the lenders. Under the Vatera Loan Agreement, the Company has agreed, without the prior written consent of the Required Lenders (as defined in the Vatera Loan Agreement), for a period beginning on the date of the Agreement and ending ninety days after the third disbursement (such date being between September 29, 2019, and October 8, 2019) (unless the facility is terminated prior to such third disbursement, in which case 90 days after such termination), not to sell or otherwise transfer or dispose of, or file a registration statement relating to, any common stock or any securities convertible into or exercisable or exchangeable for common stock, subject to certain exceptions, including, without limitation, that this provision shall not restrict or prohibit negotiations or discussions with respect to, or the entering into any agreement for, or the filing of a registration statement with respect to, a merger or consolidation or any other combination of the Company with, or the acquisition of the Company by, another person (including by tender or exchange offer), any sale or other transfer of all or substantially all of the consolidated assets of the Company or any other acquisition or similar transaction.

The lenders will be entitled to registration rights in respect of the shares of common stock underlying the Vatera Convertible Loans (taking into account the character of the Vatera Convertible Loans and the application of the securities laws) consistent with the Registration Rights Agreement, dated November 3, 2017, among the Company, VHP and the other parties thereto. The Vatera Convertible Loans will be assignable by the lenders to, and the preferred stock and underlying common stock is transferable to, qualified institutional buyers or institutional accredited investors (other than competitors), subject to the Ownership Limitation (as described below). Assignments of the Vatera Convertible Loans will also be subject to all applicable securities laws. No lender under the Vatera Loan Facility (other than VHP, VIP and their respective affiliates from time to time) will be entitled to receive shares of common stock or preferred stock upon conversion of Vatera Convertible Loans (or shares of common stock upon conversion of preferred stock) if the receipt of such common stock or preferred stock would cause (i) such lenders to beneficially own 29.9% of the voting interests in the Company’s stock or (ii) a Major Transaction as defined under the warrants issued by the Company to Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P., and Deerfield Special Situations Fund, L.P. on January 5, 2018 (the “Ownership Limitation”). The ability of Deerfield to convert the $5 million of convertible loans deemed to have been funded under the Vatera Loan Facility also is subject to the 4.985% Ownership Cap (as described below).

The rights and obligations of the Company and the lenders under the Vatera Loan Facility and the Vatera Convertible Loans are subject to the limitations set forth in the subordination agreement with the agent for the lenders under the Deerfield Facility.

The effectiveness of the Vatera Loan Facility and the issuance of the Vatera Convertible Loans on the initial closing date will be subject to several closing conditions as further described in this proxy statement, including, without limitation, the approval of the stockholders of the Company to Proposal 3 and either Proposal 1 or 2 requested herein. The Vatera Loan Facility will terminate if the initial draw thereunder is not made by February 25, 2019.

For a more complete description of the Vatera Loan Agreement, please see the section entitled “Summary of the Vatera Loan Agreement, Vatera Loan Facility and Vatera Convertible Loans” beginning on page 21 of this proxy statement.

Q:	What is the Deerfield Facility Amendment and what are the convertible loans being issued to lenders thereunder?

A:	The amendment to the Deerfield Facility (the “Deerfield Facility Amendment”) is a condition (among other conditions) to funding the Vatera Convertible Loans (and the effectiveness of such amendment is conditioned on such funding). In order to obtain the Deerfield Facility Amendment, the Company agreed that, among other things, $74 million in principal amount of the loans under the Deerfield Facility (the “Deerfield Convertible Loan”) would be made convertible into shares of Melinta common stock, at Deerfield’s option at any time, subject to the 4.985% Ownership Cap (as defined below). The conversion rate (the “Deerfield Convertible Loan Conversion Rate”) is equal to the amount of the outstanding principal amount of the Deerfield Convertible Loan to be converted, divided by the Deerfield Convertible Loan Conversion Price (as defined below), subject to a restriction that no lender is permitted to convert such loans if it would result in such lender and its affiliates beneficially owning more than 4.985% of the total number of shares of Melinta common stock outstanding (the “4.985% Ownership Cap”). However, that will not prevent Deerfield from periodically converting the loan up to the 4.985% Ownership Cap and then selling the shares such that up to $74 million of the loan is converted over time. However, no lender may, without the approval of a majority of the Company’s board of directors, sell or dispose, in a pre-arranged single transaction or series of related transactions any shares of the Company’s common stock issued upon conversion of the Deerfield Convertible Loan to any person or group if such lender knows, in advance of effecting such transaction or series of related transactions, that such transferee holds, or after giving effect to such sale would hold, in excess of 15% of the issued and outstanding shares of the Company’s common stock. This 15% limitation does not apply if the sale is part of a tender offer or exchange offer made to all stockholders of the Company, or otherwise is in connection with a merger or other business combination transaction and also does not restrict the ability of any lender to transfer all or any portion of the Deerfield Convertible Note in accordance with its terms or to sell any shares of the Company’s common stock that have been issued upon conversion of the Deerfield Convertible Loan in open-market transactions. The conversion price for the Deerfield Convertible Loan (the “Deerfield Convertible Loan Conversion Price”) is the greater of (i) $1.03, which is the minimum initial conversion price, and (ii) 95% of the lesser of (A) the closing price of the Melinta common stock on the trading day immediately preceding the conversion date and (b) the arithmetic average of the volume weighted average price of the Melinta common stock on each of the three trading days immediately preceding the conversion date. Based on the minimum conversion price, the maximum conversion rate for the Deerfield Convertible Loan would be approximately 971 shares per $1,000 principal amount of loan. The Deerfield Convertible Loan Conversion Price is subject to adjustment for any stock split (including a reverse stock split), stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction of such character that shares of Melinta common stock are changed into or become exchangeable for a larger or smaller number of shares of common stock.

The Deerfield Facility Amendment, upon the satisfaction or waiver of the applicable conditions, will: (i) modify the definition of “change of control” under the Deerfield Facility to permit VHP, VIP and their respective affiliates to own 50% or more of the equity interests in the Company on a fully diluted basis; (ii) modify the definition of “Indebtedness” under the Deerfield Facility to exclude certain specific payments under (x) the Agreement and Plan of Merger, dated as of December 3, 2013, among the Medicines Company, Rempex Pharmaceuticals, Inc. and the other parties thereto and (y) the Purchase and Sale Agreement, dated as of November 28, 2017, between The Medicines Company and Melinta Therapeutics, Inc.; (iii) modify the definition of “Permitted Indebtedness” under the Deerfield Facility to permit the payment of a certain amount of the interest on the Vatera Convertible Loans in cash; (iv) permit the Company’s audited financial statements for the fiscal year ending December 31, 2018, to be delivered with an explanatory paragraph expressing doubt as to the Company’s status as a going concern; (v) reduce the net sales covenant set forth in the Deerfield Facility for all periods after December 31, 2018, by 15%; (vi) require the Company to hold a minimum cash balance of $40 million through March 31, 2020, and thereafter $25 million (the current requirement); (vii) increase the exit fee under the Deerfield Facility to 4%; and (viii) make certain other technical modifications, including to accommodate the Vatera Facility and the Vatera Convertible Loans.

The Deerfield Facility Amendment must be effective as a condition to funding the initial $75 million disbursement under the Vatera Loan Agreement. Upon such initial funding, $5 million of convertible loans will be deemed to have been funded under the Vatera Loan Facility by Deerfield as consideration for entering into the Deerfield Facility Amendment (such loans will be in addition to the up to $135 million of Vatera Convertible Loans that may be funded under the Vatera Loan Agreement).

For a more complete description of the terms of the Deerfield Facility Amendment and Deerfield Convertible Loan, please see the section entitled “Summary of the Deerfield Facility Amendment and Deerfield Convertible Loan” beginning on page 25 of this proxy statement.

Q:	What is the potential dilution of stockholders’ ownership as a result of the Vatera Convertible Loans and the Deerfield Convertible Loan?

A:

Melinta stockholders will experience substantial dilution in the event that the respective lenders elect to convert the Vatera Convertible Loans and/or the Deerfield Convertible Loan. Up to a total of approximately 174 million shares of Melinta common stock could be issued under the Vatera Convertible Loans and the Deerfield Convertible Loan if the loans are fully funded (or deemed funded) and ultimately converted based on the initial conversion rate for the Vatera Convertible Loans and the maximum initial conversion rate for the Deerfield Convertible Loan and assuming the Vatera Convertible Loans are held to maturity and the full Conversion Amount (which is the sum of the aggregate principal amount (including any interest paid in kind), plus any accrued and unpaid interest and the applicable amount of any Exit Fee, as further described herein) is then converted (or a total of approximately 214 million shares of Melinta common stock could be issued under the Vatera Convertible Loans and the Deerfield Convertible Loan if such conversion of the Vatera Convertible Loans is in connection with an optional prepayment or a fundamental change and the maximum amount of additional shares are required to be issued upon conversion of the Vatera Convertible Loans under the make-whole table; the conversion rate of the Deerfield Convertible Loan would not be subject to any such make-whole adjustment). There is no assurance that the Vatera Convertible Loans or the Deerfield Convertible Loan will convert.

For illustrative purposes, in the event that the Company draws, and VHP, VIP and their respective affiliates fund, the full $135 million pursuant to the Vatera Loan Facility and an additional $5 million of convertible loans are deemed funded by Deerfield pursuant to the Vatera Loan Facility, and assuming that such Vatera Convertible Loans are fully funded and ultimately converted into shares of Melinta preferred stock and then into Melinta common stock on the maturity date of the Vatera Convertible Loans using the Conversion Amount (which is the sum of the aggregate principal amount (including any interest paid in kind), plus any accrued and unpaid interest and the applicable amount of any Exit Fee, as further described herein), at a Common Stock Conversion Rate of 625 (equivalent to a Conversion Price of $1.60), a total of approximately 102 million shares of Melinta common stock could be issued upon such conversion (or a total of approximately 142 million shares issued if such conversion of the Vatera Convertible Loans is in connection with an optional prepayment or a fundamental change and the maximum amount of additional shares are required to be issued upon conversion of the Vatera Convertible Loans under the make-whole table; the conversion rate of the Deerfield Convertible Loan would not be subject to any such make-whole adjustment).

In addition, if the full $74 million of the Deerfield Convertible Loan is converted in full at the minimum initial conversion price of $1.03 (a maximum initial conversion rate of approximately 971 shares per $1,000 principal amount), a total of approximately 72 million shares of Melinta common stock could be issued upon such conversion.

The ability of Deerfield to convert the $5 million of convertible loans deemed to have been funded pursuant to the Vatera Loan Facility, and the ability of a lender to convert the Deerfield Convertible Loan, are subject to the 4.985% Ownership Cap. However, that will not prevent Deerfield from periodically converting the applicable loan up to the 4.985% Ownership Cap and selling the shares of Melinta common stock received upon conversion such that the full amount of such loan is converted over time. However, no lender may, without the approval of a majority of the Company’s board of directors, sell or dispose, in a pre-arranged single transaction or series of related transactions any shares of the Company’s common stock issued upon conversion of the Deerfield Convertible Loan to any person or group if such lender knows, in advance of effecting such transaction or series of related transactions, that such transferee holds, or after giving effect to such sale would hold, in excess of 15% of the issued and outstanding shares of the Company’s common stock. This 15% limitation does not apply if the sale is part of a tender offer or exchange offer made to all stockholders of the Company, or otherwise is in connection with a merger or other business combination transaction and also does not restrict the ability of any lender to transfer all or any portion of the Deerfield Convertible Note in accordance with its terms or to sell any shares of the Company’s common stock that have been issued upon conversion of the Deerfield Convertible Loan in open-market transactions.

Q:

What is the total number of shares of Melinta common stock that could be issued to Vatera under the Vatera Loan Facility upon conversion of the Vatera Convertible Loans and how does this impact Vatera’s percentage ownership?

A:

For illustrative purposes, in the event that the Company draws, and VHP, VIP and their respective affiliates fund, the full $135 million pursuant to the Vatera Loan Facility, and assuming that such Vatera Convertible Loans ultimately are converted into shares of Melinta preferred stock and then into Melinta common stock on the maturity date of the Vatera Convertible Loans using the Conversion Amount (which is the sum of the aggregate principal amount (including any interest paid in kind), plus any accrued and unpaid interest and the applicable amount of any Exit Fee, as further described herein) (and assuming no conversion of the Deerfield Convertible Loan or the $5 million of convertible loans deemed funded by Deerfield pursuant to the Vatera Loan Facility), at a Common Stock Conversion Rate of 625 (equivalent to a Conversion Price of $1.60), Vatera Capital (as defined herein), VHP and VIP could collectively beneficially own approximately 73% of the outstanding shares of Melinta common stock (based on 56,066,169 shares of Melinta common stock outstanding as of January 10, 2019), and approximately 69% of the Melinta common stock on a fully-diluted basis (based on 56,066,169 shares of Melinta common stock outstanding on January 10, 2019, 7,442,719 shares of Melinta common stock reserved for issuance upon the exercise of outstanding options and warrants and the vesting of restricted stock units outstanding as of January 10, 2019). Based on the foregoing, up to approximately 98 million shares of Melinta common stock could be issued to VHP, VIP and their respective affiliates upon such conversion.

In addition, under certain circumstances, additional shares of Melinta preferred stock and Melinta common stock ultimately may be required to be issued upon conversion of the Vatera Convertible Loans. For example, if the Vatera Convertible Loans are converted in connection with an optional prepayment by Melinta or a “fundamental change”, up to 2.445652 additional shares of preferred stock (244.5652 shares of common stock) may be required to be issued per $1,000 of the Conversion Amount (which is the sum of the aggregate principal amount (including any interest paid in kind), plus any accrued and unpaid interest and the applicable amount of any Exit Fee, as further described herein) on conversion based on a customary make-whole table. These shares would be in addition to those issuable as described above, resulting in a total number of shares issuable upon conversion of 8.695652 shares of preferred stock (869.5652 shares of common stock) per $1,000 of Conversion Amount. In the event that the Vatera Convertible Loans are converted in connection with an optional prepayment or a fundamental change and the maximum amount of additional shares are required to be issued, based on the assumptions described in the preceding paragraph, Vatera Capital, VHP and VIP could collectively beneficially own approximately 78% of the outstanding shares of Melinta common stock (based on 56,066,169 shares of Melinta common stock outstanding as of January 10, 2019), and approximately 75% of the Melinta common stock on a fully diluted basis (based on 56,066,169 shares of Melinta common stock outstanding on January 10, 2019, 7,442,719 shares of Melinta common stock reserved for issuance upon the exercise of outstanding options and warrants and the vesting of restricted stock units outstanding as of January 10, 2019). Based on the foregoing, up to approximately 137 million shares of Melinta common stock could be issued to VHP, VIP and their respective affiliates upon such conversion.

This significant concentration of share ownership would enable VHP to exert control over matters submitted to stockholders for approval. See “Proposal 3: Approval of the Issuance to Vatera of the Vatera Convertible Loans, the Preferred Stock and the Common Stock” beginning on page 61 of this proxy statement.

Q:

What is the total number of shares of Melinta common stock that could be issued to Deerfield under the loans deemed funded by Deerfield pursuant to the Vatera Loan Facility and under the Deerfield Convertible Loan and how does this impact Deerfield’s percentage ownership?

A:

For illustrative purposes, in the event that the $5 million of convertible loans deemed funded by Deerfield pursuant to the Vatera Loan Facility ultimately is converted into shares of Melinta common stock on the maturity date of the Vatera Convertible Loans using the Conversion Amount at a Common Stock Conversion Rate of 625 (equivalent to a Conversion Price of $1.60), up to approximately 102 million shares of Melinta common stock could be issued upon such conversion. In addition, if the full $74 million of the Deerfield Convertible Loan is converted in full at the minimum initial conversion price of $1.03 (a maximum initial conversion rate of approximately 971 shares per $1,000 principal amount), a total of approximately 72 million shares of Melinta common stock could be issued upon such conversion.

The ability of Deerfield to convert the $5 million of convertible loans deemed to have been funded pursuant to the Vatera Loan Facility, and the ability of a lender to convert the Deerfield Convertible Loan, are subject to the 4.985% Ownership Cap, however, that will not prevent Deerfield from periodically converting the applicable loan up to the 4.985% Ownership Cap and selling the shares of Melinta common stock received upon conversion such that the full amount of such loan is converted over time. However, no lender may, without the approval of a majority of the Company’s board of directors, sell or dispose, in a pre-arranged single transaction or series of related transactions any shares of the Company’s common stock issued upon conversion of the Deerfield Convertible Loan to any person or group if such lender knows, in advance of effecting such transaction or series of related transactions, that such transferee holds, or after giving effect to such sale would hold, in excess of 15% of the issued and outstanding shares of the Company’s common stock. This 15% limitation does not apply if the sale is part of a tender offer or exchange offer made to all stockholders of the Company, or otherwise is in connection with a merger or other business combination transaction and also does not restrict the ability of any lender to transfer all or any portion of the Deerfield Convertible Note in accordance with its terms or to sell any shares of the Company’s common stock that have been issued upon conversion of the Deerfield Convertible Loan in open-market transactions.

Q:	Why is the Company seeking up to $135 million of debt financing under the Vatera Loan Agreement, which is an amount greater than the $75 million of equity financing in the original proxy statement?

A:

The Original Purchase Agreement provided for the sale by the Company to VHP of an aggregate of $75 million of Melinta common stock, subject to adjustment as set forth in the Original Purchase Agreement. Due to circumstances arising after the execution of the Original Purchase Agreement, as further described in this proxy statement, this amount was determined to be less than the amount required to be in compliance with the terms of the Deerfield Facility. And, in addition, the Original Purchase Agreement was terminated because, among other things, as a result of a substantial decline in the price of Melinta common stock, the Company would only be able to issue approximately $55.3 million of Melinta common stock to VHP to avoid a “Change of Control” under the Deerfield facility. The Company has explored other potential alternatives to address the Company’s liquidity needs, and believes that the Vatera Loan Agreement is the only currently available alternative that is likely to help the Company to become cash flow neutral and preserve equity value for non-Vatera Melinta stockholders, even with the potential dilution from the Vatera Convertible Loans and the Deerfield Convertible Loan.

Q:

Why is Melinta seeking stockholder approval to issue Vatera Convertible Loans (and the underlying shares of preferred stock and common stock upon conversion thereof) pursuant to the Vatera Loan Facility?

A:

Because Melinta common stock is listed on the Nasdaq Global Market, Melinta is subject to the Nasdaq Listing Rules, including Rules 5635(b) and (d). Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company for Nasdaq Listing Rule purposes. Rule 5635(d) requires stockholder approval of certain transactions that may result in the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock) that equals 20% or more of the outstanding voting power or shares of common stock outstanding before the issuance of stock or securities at a price that is less than the minimum price as determined by the Nasdaq Listing Rules.

Melinta is seeking stockholder approval of this issuance to Vatera under the Nasdaq Listing Rules because (1) more than 20% of the outstanding common stock ultimately may be issued pursuant to conversion of the Vatera Convertible Loans issuable under the Vatera Loan Agreement at a price below the minimum price as determined by the Nasdaq Listing Rules and (2) the potential issuance may be deemed to constitute a change of control for Nasdaq Listing Rule purposes.

Q:	Why is Melinta not seeking stockholder approval to issue the Deerfield Convertible Loan under the Deerfield Facility?

A:

Melinta is not seeking stockholder approval of this issuance under the Nasdaq Listing Rules because (i) the minimum Deerfield Convertible Loan Conversion Price is equal to the minimum price as determined by the Nasdaq Listing Rules and (ii) under the Deerfield Convertible Loan, no lender can own more than the 4.985% Ownership Cap. However, that will not prevent Deerfield from periodically converting the loan up to the 4.985% Ownership Cap and then selling the shares such that up to $74 million of the loan is converted over time. However, no lender may, without the approval of a majority of the Company’s board of directors, sell or dispose, in a pre-arranged single transaction or series of related transactions any shares of the Company’s common stock issued upon conversion of the Deerfield Convertible Loan to any person or group if such lender knows, in advance of effecting such transaction or series of related transactions, that such transferee holds, or after giving effect to such sale would hold, in excess of 15% of the issued and outstanding shares of the Company’s common stock. This 15% limitation does not apply if the sale is part of a tender offer or exchange offer made to all stockholders of the Company, or otherwise is in connection with a merger or other business combination transaction and also does not restrict the ability of any lender to transfer all or any portion of the Deerfield Convertible Note in accordance with its terms or to sell any shares of the Company’s common stock that have been issued upon conversion of the Deerfield Convertible Loan in open-market transactions.

Q:	Why is Melinta seeking stockholder approval to amend the 2018 Plan to increase the number of shares reserved and available for issuance and to make other modifications?

A:

The approval of this proposal by Melinta’s stockholders, which would result in the immediate availability of additional shares for issuance under the amended 2018 Plan, is critical to the furtherance of the Company’s compensation programs and vital to the growth and success of the Company’s business. In particular, an increase in the number of shares reserved for issuance under the Company’s 2018 Plan is necessary for the Company to retain the Company’s key employees, to continue to motivate and incentivize the Company’s employees and to align the interests of the Company’s employees with those of Melinta’s stockholders, particularly given the potential dilution in the event that the Vatera Convertible Loans and/or the Deerfield Convertible Loan are converted.

Consistent with many companies in Melinta’s industry and stage of growth, equity compensation is a key component of Melinta’s compensation programs, both with respect to Melinta’s executives and Melinta’s other employees. The Company believes the grant of equity awards, and the potential that the value of the awards will increase over time as the value of the Company’s common stock increases, is an important element of the compensation package and the overall value proposition Melinta offers employees, and is a key reason they may choose to become or remain employees of the Company. If the Company is unable to continue to make grants of equity awards to the Company’s employees consistent with their expectations or past practices, or if the Company is required to issue awards with significantly lower values than competitive market practices mandate due to the lack of available shares under the 2018 Plan, the Company could be at significant risk of failing to retain key employees who are important to the Company’s success, to properly motivate employees to achieve the Company’s strategic objectives, or to hire top talent during a time of management transition.

At the current and projected burn rate for equity awards, the Company expects that awards covering the initial share pool of 2,000,000 shares available for issuance under the 2018 Plan (as such pool is increased pursuant to the terms of the 2018 Plan) will be granted prior to the end of fiscal year 2019. In addition, if the amendment to the 2018 Plan is not approved, the Company will need to grant cash-based or other awards in order to remain competitive, which may not align the interests of the Company’s key employees and non-employee directors as closely with those of Melinta stockholders as equity awards. In addition, the use of cash resources to deliver competitive pay would divert cash from use in running other aspects of the Company’s business and investing in future product development. In particular, Melinta’s board of directors believes that compensation of the type available for grant under the amended 2018 Plan furthers the Company’s goal of promoting long-term value for the Company’s stockholders by fostering an ownership culture that encourages a focus on long-term performance and retention and exposes participants to economic diminishment if the Company’s share performance declines.

Q:	When do you expect the initial funding of the Vatera Convertible Loans to be consummated?

A:

The Company anticipates that the initial funding of the Vatera Convertible Loans, in the principal amount of $75 million, will occur as soon as practicable after the Special Meeting and following satisfaction or waiver of all closing conditions. However, the exact timing of the consummation of the transaction is not yet known.

Q:	May I vote in person?

A:

If you are a stockholder of Melinta and your shares of Melinta common stock are registered directly in your name with Melinta’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the proxy materials and proxy card are being sent directly to you by Melinta. If you are a Melinta stockholder of record, you may attend the Special Meeting and vote your shares in person, rather than signing and returning your proxy. If your shares of Melinta common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you together with a voting instruction card by such bank, broker or other nominee. As the beneficial owner, you are also invited to attend the Special Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a proxy from your broker issued in your name giving you the right to vote the shares at the Special Meeting.

Q:	If my Melinta shares are held in “street name” by my broker, will my broker vote my shares for me?

A:

Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. Since the Proposals are considered “non-routine” matters, your broker will not be able to vote your shares of Melinta common stock without specific instructions from you.

If your shares are held by your broker or other agent as your nominee, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares.

Q:	How do I cast my vote if I am a stockholder of record?

A:

If you are a stockholder with shares registered in your name with Melinta’s transfer agent, Computershare Trust Company, N.A., on the record date, you may vote in person at the Special Meeting or vote by proxy by telephone or internet or by mail. Whether or not you plan to attend the Special Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the Special Meeting and vote in person even if you have already voted by proxy. Please note that all previously cast votes associated with the Adjourned Meeting on December 20, 2018, regardless of which voting method was used, will be completely disregarded for the Special Meeting. Provided that you are a holder of record on the new record date, you must re-vote your shares for your vote to be counted at the Special Meeting. For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The Special Meeting—Voting Procedures” beginning on page 31 of this proxy statement.

•	To vote in person. You may attend the Special Meeting and Melinta will give you a ballot when you arrive. If you need directions to the meeting, please refer to page 84 of this proxy statement.

•

To vote by proxy by telephone or internet. If you have telephone or internet access, you may submit your proxy by following the instructions provided in this proxy statement, or by following the instructions provided with your proxy materials and on the enclosed proxy card or voting instruction card.

•	To vote by proxy by mail. You may submit your proxy by mail by completing and signing the enclosed proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Q:	How do I cast my vote if I am a beneficial owner of shares registered in the name of my broker or bank?

A:

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Melinta. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form. Please note that all previously cast votes associated with the Adjourned Meeting on December 20, 2018, regardless of which voting method was used, will be completely disregarded for the Special Meeting. Provided that you are a holder of record on the new record date, you must re-vote your shares for your vote to be counted at the Special Meeting.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of Melinta common stock you hold as of the record date.

Q:	What if I return a proxy card but do not make specific choices?

A:	If you return a signed and dated proxy card without marking any voting selection, your shares will be voted “FOR” the Proposals and the adjournment.

Q:	What constitutes a quorum for purposes of the Special Meeting?

A:

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the issued and outstanding shares entitled to vote are present or represented by proxy at the Special Meeting. On the record date, there were 56,066,169 shares of Melinta common stock issued and outstanding and entitled to vote. Accordingly, the holders of 28,033,085 shares must be present at the Special Meeting to have a quorum. Your shares will be counted toward the quorum at the Special Meeting only if you vote in person at the meeting, you submit a valid proxy vote or your broker, bank, dealer or similar organization submits a valid proxy vote.

Q:	May I change my vote after I have submitted a proxy or provided proxy instructions?

A:

Any Melinta stockholder of record voting by proxy has the right to revoke his, her or its proxy at any time before the polls close at the Special Meeting by sending a written notice stating that he, she or it would like to revoke his, her or its proxy to the Corporate Secretary of Melinta, by providing a duly executed proxy card bearing a later date than the proxy being revoked or by attending the Special Meeting and voting in person. Attendance alone at the Special Meeting will not revoke a proxy. If a stockholder of Melinta has instructed a broker to vote its shares of Melinta common stock that are held in “street name,” the stockholder must follow directions received from its broker to change those instructions.

Q:	Can I access these proxy materials on the internet?

A:

Yes. The Notice of Special Meeting, this proxy statement and the annexes attached hereto are available for viewing, printing, and downloading at www.melinta.com. All materials will remain posted on www.melinta.com at least until the conclusion of the meeting.

The Notice of Special Meeting, this proxy statement and the annexes attached hereto are also available, free of charge, in PDF and HTML format under the Investor Relations—Financial Information section of Melinta’s website at www.melinta.com and will remain posted on such website at least until the conclusion of the meeting.

Q:	Where can I find the voting results of the meeting?

A:	Melinta will announce the preliminary voting results at the meeting. Melinta will publish the results in a Form 8-K filed with the SEC within four business days of the meeting.

Q:	What do I need to do now?

A:

You are urged to read this proxy statement carefully, including each of the annexes attached hereto, and to consider how the Proposals and the adjournment affect you. If your shares are registered directly in your name, you may complete, date and sign the enclosed proxy card and return it by mail in the enclosed postage-paid envelope. Alternatively, you can vote by proxy by telephone or internet, deliver your completed proxy card in person or vote by completing a ballot in person at the Special Meeting. Please note that all previously cast votes associated with the Adjourned Meeting on December 20, 2018, regardless of which voting method was used, will be completely disregarded for the Special Meeting. Provided that you are a holder of record on the new record date, you must re-vote your shares for your vote to be counted at the Special Meeting.

Q:	Who is paying for this proxy solicitation?

A:

Melinta will bear the cost of soliciting proxies, including the printing, mailing and filing of this proxy statement, the proxy card and any additional information furnished to Melinta stockholders. Melinta has engaged Georgeson, LLC, a proxy solicitation firm, to solicit proxies from Melinta stockholders.

Arrangements will also be made with banks, brokers, nominees, custodians and fiduciaries who are record holders of Melinta common stock for the forwarding of solicitation materials to the beneficial owners of Melinta common stock. Melinta will, upon request, reimburse these banks, brokers, nominees, custodians and fiduciaries for the reasonable out-of-pocket expenses that they incur in connection with the forwarding of solicitation materials.

Q:	Who can provide me with additional information and help answer my questions?

A:

If you would like additional copies, without charge, of this proxy statement or if you have questions about the acquisition and the proposals being considered at the Special Meeting, including the procedures for voting your shares, you should contact Georgeson, Melinta’s proxy solicitor, by telephone at 800-905-7281.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Proposals being considered at the Special Meeting, you should read this entire proxy statement carefully, including the materials attached as annexes hereto. See “Where You Can Find More Information” beginning on page 83 of this proxy statement. Page references are included in parentheses to direct you to a more detailed description of the topics presented in this summary.

This proxy statement includes forward-looking statements within the meaning of Section 21E of the Exchange Act. For this purpose, any statements contained herein, other than statements of historical fact, may be forward-looking statements under the provisions of The Private Securities Litigation Reform Act of 1995. In this proxy statement, words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes are used to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For more information, see the section entitled “Forward-Looking Statements” beginning on page 29 of this proxy statement.

The Special Meeting

The Special Meeting will be reconvened at 10:00 a.m., local time, on [●], 2019, at [●] in Morristown, New Jersey, to consider and act upon Proposals: (1) to approve an amendment to Melinta’s Certificate of Incorporation to authorize a reverse stock split of the issued and outstanding shares of Melinta common stock; (2) to approve an amendment to Melinta’s Certificate of Incorporation to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000 to accommodate, in part, the conversion of any of the Vatera Convertible Loans, which are convertible into shares of Melinta common stock or shares of Melinta convertible preferred stock, which are then further convertible into shares of Melinta common stock, and to accommodate the conversion of up to $74 million of the Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment, which amendment is a condition (among other conditions) to funding the Vatera Convertible Loans (and the effectiveness of such amendment is conditioned on such funding); (3) to approve the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules; (4) to authorize an amendment to the 2018 Plan to increase the number of shares reserved and available for issuance by [●], which would bring the total number of shares available under the 2018 Plan, as amended, to [●], and to make other modifications; and (5) to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposals above, as well as any other items that may properly come before the meeting. If both Proposal 1 and Proposal 2 are approved by Melinta stockholders and Melinta’s board of directors determines, in its discretion, to implement Proposal 1 (the reverse stock split), then Melinta’s board of directors, subject to its discretion, does not also intend to implement Proposal 2 (the increase to the number of authorized shares of Melinta common stock).

Only stockholders at the close of business on January 10, 2019, the record date, are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Such stockholders are entitled to one vote on each matter submitted to stockholders at the Special Meeting for each share of Melinta common stock held as of the record date. At the close of business on the record date, there were 56,066,169 shares of Melinta common stock issued and outstanding and entitled to vote at the Special Meeting, held by approximately 160 holders of record.

Provided a quorum is present, the affirmative vote of the holders of a majority of the issued and outstanding shares of Melinta common stock is required for the approval of Proposal 1, to amend Melinta’s Certificate of Incorporation to authorize the reverse stock split of the issued and outstanding shares of Melinta common stock.

Provided a quorum is present, the affirmative vote of the holders of a majority of the issued and outstanding shares of Melinta common stock is required for the approval of Proposal 2, to amend Melinta’s Certificate of Incorporation to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000.

Provided a quorum is present, the affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting is required for the approval of Proposal 3, to approve the issuance and sale of the Vatera Convertible Loans, and the issuance of the preferred stock and the common stock upon conversion of the Vatera Convertible Loans, for the purpose of applicable Nasdaq rules.

Provided a quorum is present, the affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting is required for the approval of Proposal 4, to authorize an amendment to the 2018 Plan to increase the number of shares reserved and available for issuance under the 2018 Plan by [●] and to make other modifications.

Provided a quorum is present, the affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting is required to approve Proposal 5, to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposals above.

VHP has agreed in the Vatera Loan Agreement to vote the approximately 16 million shares of Melinta common stock, which represents approximately 28.6% of the outstanding shares of common stock as of January 10, 2019, that it owns in favor of Proposals 1, 2 and 3, subject to VHP’s reasonable determination that certain conditions set forth in the Vatera Loan Agreement will be satisfied.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. The Proposals and the adjournment are each a “non-routine” matter.

This solicitation is made on behalf of Melinta’s board of directors and Melinta will pay for the costs of solicitation. Copies of solicitation materials will be furnished to banks, brokerage firms and other custodians, nominees and fiduciaries holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners upon request. You will need to obtain your own internet access if you choose to access the proxy materials and/or vote over the internet. In addition to soliciting proxies by mail, Melinta’s directors, executive officers and employees might solicit proxies personally and by telephone. None of these individuals will receive any additional compensation for this. Melinta has engaged Georgeson to assist Melinta in the distribution of proxy materials and the solicitation of votes described above for a fee of $17,500, plus additional fees based on the amount and types of services rendered and reimbursement of reasonable expenses. Melinta will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

Summary of the Amendment to the Certificate of Incorporation to Authorize the Reverse Stock Split

The amendment to Melinta’s Certificate of Incorporation attached hereto as Annex A would authorize a reverse stock split of the issued and outstanding shares of Melinta common stock. Upon the effectiveness of the amendment to Melinta’s Certificate of Incorporation effecting the reverse stock split, the outstanding shares of Melinta common stock will be reclassified and combined into a lesser number of shares such that one share of Melinta common stock will be issued for a specified number of shares, which shall be greater than one and equal to or less than 20, of outstanding Melinta common stock, with the exact number within the range to be determined by Melinta’s board of directors prior to the effective time of such amendments and publicly announced by Melinta. The principal purpose of the reverse stock split is to increase the per-share market price of Melinta common stock above the minimum bid price requirement under the Nasdaq Listing Rules so that the Melinta common stock would not be delisted from the Nasdaq Global Market. Although Melinta has not received a notice from the Nasdaq Global Market, the bid price of Melinta’s common stock has recently closed, on certain trading days, below the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Market. In addition, as further described below, the amendment would provide authorized share capital to accommodate, in part, the conversion of any of the Vatera Convertible Loans, which are convertible into shares of Melinta common stock or shares of Melinta convertible preferred stock, which are then further convertible into shares of Melinta common stock, and to accommodate the conversion of up to $74 million of the Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment, which amendment is a condition (among other conditions) to funding the Vatera Convertible Loans (and the effectiveness of such amendment is conditioned on such funding). The reverse stock split would also provide flexibility for future issuances of Melinta common stock if determined by Melinta’s board of directors to be in the best interests of the Company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Summary of the Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Melinta Common Stock

As of January 10, 2019, there were (i) 80,000,000 shares of Melinta common stock authorized and 56,066,169 shares of Melinta common stock issued and outstanding (together with a total of 7,442,719 shares of Melinta common stock reserved for issuance upon the exercise of outstanding options and warrants and the vesting of restricted stock units) and (ii) 5,000,000 shares of Melinta preferred stock authorized and no shares of Melinta preferred stock issued and outstanding. The amendment to Melinta’s Certificate of Incorporation attached hereto as Annex B would increase Melinta’s total number of authorized shares of all classes of capital stock from 85,000,000 shares to 280,000,000 shares, which would consist of (a) 275,000,000 shares of Melinta common stock and (b) 5,000,000 shares of Melinta preferred stock. The amendment is intended to provide authorized share capital to accommodate, in part, the conversion of any of the Vatera Convertible Loans, which are convertible into shares of Melinta common stock or shares of Melinta convertible preferred stock, which are then further convertible into shares of Melinta common stock, and to accommodate the conversion of up to $74 million of the Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment, which amendment is a condition (among other conditions) to funding the Vatera Convertible Loans (and the effectiveness of such amendment is conditioned on such funding). The amendment would also provide flexibility for future issuances of Melinta common stock if determined by Melinta’s board of directors to be in the best interests of the Company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. Of the 275,000,000 shares of Melinta common stock to be authorized, approximately 102 million would be reserved for issuance under the Vatera Loan Agreement and approximately 72 million would be reserved for issuance under the Deerfield Convertible Loan.

Up to a total of approximately 174 million shares of Melinta common stock could be issued under the Vatera Convertible Loans and the Deerfield Convertible Loan if the loans are fully funded (or deemed funded) and ultimately converted based on the initial conversion rate for the Vatera Convertible Loans and the maximum initial conversion rate for the Deerfield Convertible Loan and assuming the Vatera Convertible Loans are held to maturity and the full Conversion Amount is then converted (or a total of approximately 214 million shares of Melinta common stock could be issued under the Vatera Convertible Loans and the Deerfield Convertible Loan

if such conversion of the Vatera Convertible Loans is in connection with an optional prepayment or a fundamental change and the maximum amount of additional shares are required to be issued upon conversion of the Vatera Convertible Loans under the make-whole table; the conversion rate of the Deerfield Convertible Loan would not be subject to any such make-whole adjustment). There is no assurance that the Vatera Convertible Loans or the Deerfield Convertible Loan will convert.

For illustrative purposes, in the event that the Company draws, and VHP, VIP and their respective affiliates fund, the full $135 million pursuant to the Vatera Loan Facility and an additional $5 million of convertible loans are deemed funded by Deerfield pursuant to the Vatera Loan Facility, and assuming that such Vatera Convertible Loans are fully funded and ultimately converted into shares of Melinta preferred stock and then into Melinta common stock on the maturity date of the Vatera Convertible Loans using the Conversion Amount, at a Common Stock Conversion Rate of 625 (equivalent to a Conversion Price of $1.60), a total of approximately 102 million shares of Melinta common stock could be issued upon such conversion (or a total of approximately 142 million shares issued if such conversion of the Vatera Convertible Loans is in connection with an optional prepayment or a fundamental change and the maximum amount of additional shares are required to be issued upon conversion of the Vatera Convertible Loans under the make-whole table; the conversion rate of the Deerfield Convertible Loan would not be subject to any such make-whole adjustment). The Vatera Loan Agreement also requires that Melinta reserve for issuance upon conversion of the Vatera Convertible Loans (including the $5 million of convertible loans deemed funded by Deerfield pursuant to the Vatera Loan Facility) shares of Melinta preferred stock and Melinta common stock as provided in the Vatera Loan Agreement (assuming all such conversions are settled delivering solely such shares and, except in connection with a fundamental change for which a definitive agreement has been entered into prior to such date, assuming no additional shares under the make-whole adjustment will be necessary to be issued).

In addition, if the full $74 million of the Deerfield Convertible Loan is converted in full at the minimum initial conversion price of $1.03 (a maximum initial conversion rate of approximately 971 shares per $1,000 principal amount), a total of approximately 72 million shares of Melinta common stock could be issued upon such conversion. The Deerfield Facility Amendment requires that Melinta reserve and keep available out of its authorized but unissued shares, solely for the purpose of effecting the conversions of the Deerfield Convertible Loan, such number of shares as shall from time to time be sufficient to effect the conversion in full of the Deerfield Convertible Loan (without giving effect to the 4.985% Ownership Cap).

The ability of Deerfield to convert the $5 million of convertible loans deemed to have been funded pursuant to the Vatera Loan Facility, and the ability of a lender to convert the Deerfield Convertible Loan, also are subject to the 4.985% Ownership Cap. However, that will not prevent Deerfield from periodically converting the applicable loan up to the 4.985% Ownership Cap and selling the shares of Melinta common stock received upon conversion such that the full amount of such loan is converted over time.

Summary of the Vatera Loan Agreement, Vatera Loan Facility and Vatera Convertible Loans

On December 31, 2018, the Company entered into the Original Vatera Loan Agreement with VHP and VIP pursuant to which VHP committed to provide up to $100 million, and VIP committed to provide up to $35 million, under the Vatera Loan Facility, subject in each case to the satisfaction (or waiver) of certain conditions precedent set forth therein, which loan agreement was amended and restated on January 14, 2019, to provide for an additional $5 million that will be deemed to have been funded by Deerfield upon the initial funding under the Vatera Loan Agreement. The $5 million of senior subordinated convertible loans under the Vatera Loan Facility will have substantially the same terms and conditions, including conversion terms, as the Vatera Convertible Loans that may be funded by Vatera under the Vatera Loan Facility. A lender’s ability to convert its portion of the $5 million of senior subordinated convertible loans under the Vatera Loan Facility will be subject to the 4.985% Ownership Cap. The proceeds of the Vatera Convertible Loans will be used for general corporate purposes.

The Vatera Convertible Loans will be guaranteed by each of the Company’s direct or indirect subsidiaries. These are the same direct and indirect subsidiaries that guarantee the Company’s obligations under the Deerfield Facility. The Vatera Convertible Loans will be senior unsecured obligations of the Company and each guarantor and will be contractually subordinated to the obligations under the Deerfield Facility. Interest on the Vatera Convertible Loans will be paid in arrears at the end of each fiscal quarter, with 50% of such interest paid in cash and the remaining 50% of such interest paid in kind by increasing the principal balance of the outstanding Vatera Convertible Loans in an amount equal thereto (which increase will bear interest once added to such principal balance). If the Company or any guarantor fails to make a required payment of principal or interest with respect to the Vatera Convertible Loans or any other obligation under the Vatera Loan Facility when due, other than to the extent arising from an acceleration (other than an acceleration due, completely or partially, to a payment event of default (other than a payment event of default caused by an automatic acceleration from a bankruptcy or insolvency event of default), or fails to deliver any preferred stock or common stock issuable upon conversion of the Vatera Convertible Loans as described below within five business days of the effective date of such conversion, the Company is required to pay interest in respect of such payment, interest or other obligation or the Conversion Amount (as defined below) as applicable, at a rate per annum equal to 15% for so long as such payment or preferred stock or common stock delivery failure remains outstanding, payable in cash on demand to the extent permitted under the subordination agreement in respect of the Deerfield Facility, and if not so permitted, shall be paid in shares of common stock valued based on the five-trading-day volume weighted average price of the common stock ending on, and including, the trading day immediately preceding the date such preferred stock or common stock was required to be delivered. In addition, at the election of the Required Lenders (as defined in the Vatera Loan Agreement), while any event of default exists (or automatically, in the case of any payment, bankruptcy or insolvency event of default), the Company shall pay interest on the obligations under the Vatera Loan Facility and past due interest thereon, if any, from and after the occurrence of such event of default, at a rate per annum equal to 7%, payable in cash on demand to the extent permitted under the subordination agreement in respect of the Deerfield Facility, and if not so permitted, shall be paid in shares of common stock valued based on the five-trading-day volume weighted average price of the common stock ending on, and including, the trading day immediately preceding the date such event of default occurred.

The maturity date of the Vatera Convertible Loans is January 6, 2025.

The Vatera Convertible Loans will be convertible at the option of each lender into shares of convertible preferred stock of the Company at the Loan Conversion Rate. The Conversion Price is equal to $1,000 divided by the Loan Conversion Rate or the Common Stock Conversion Rate, as applicable. If Proposal 1 is approved by Melinta stockholders and implemented by Melinta’s board of directors, the Loan Conversion Rate will be proportionately reduced (and as a result the Conversion Price will proportionately increase) to reflect the reverse stock split. The preferred stock will be further convertible at the option of each lender into shares of common stock of the Company at the Common Stock Conversion Rate. At the option of a lender, the Vatera Convertible Loans will also be directly convertible into common stock at an initial conversion rate equal to 625 shares of common stock per $1,000 of Conversion Amount (which is the Loan Conversion Rate multiplied by the Common Stock Conversion Rate), which conversion rate is equivalent to a Conversion Price of $1.60, subject to adjustments as described below, including for a reverse stock split. The preferred stock will be non-participating, convertible preferred stock, with no dividend rights (other than to participate in common stock dividends on the Company’s common stock on an as-converted basis) or voting rights, and is senior to the common stock upon liquidation (with a liquidation preference equal to the Conversion Amount for the converted loans, as it may thereafter be adjusted pursuant to the Certificate of Designations (plus, if applicable, the amount of any declared but unpaid dividends on such shares of preferred stock)).

The number of shares of preferred stock issuable upon conversion of the Vatera Convertible Loans will be equal to (i) the Loan Conversion Rate multiplied by (ii) the aggregate principal amount of such Vatera Convertible Loans being converted (including any interest paid in kind that has been added to the principal balance of such Vatera Convertible Loans at the end of a fiscal quarter), plus any accrued and unpaid interest that is to be paid in kind at the end of the next fiscal quarter but has not yet been so paid, plus the portion of any Exit Fee (as defined below) attributable to the committed amount of the Vatera Convertible Loans being so converted (clause (ii), collectively, the “Conversion Amount”) divided by $1,000. The number of shares of common stock issuable upon the further conversion of the preferred stock will be equal to the Common Stock Conversion Rate multiplied by the number of shares of preferred stock.

The Loan Conversion Rate is subject to adjustments customary for convertible notes for (i) splits (including a reverse split) or combinations of the common stock or the preferred stock, (ii) recapitalization or reclassification of the common stock or the preferred stock, (iii) the payment of cash or stock dividends on the common stock, (iv) the distribution of rights, options or warrants to all or substantially all holders of common stock at a price less than the five-trading-day volume weighted average price of the common stock, (v) a spin-off and (vi) any tender offer by the Company for common stock at an amount exceeding the five-trading-day volume weighted average price of the common stock commencing on, and including, the trading day immediately next succeeding the last date on which tenders or exchanges may be made; provided that the Loan Conversion Rate is not subject to adjustment for any dividends or distributions in which the lender participates. The Common Stock Conversion rate is not subject to any adjustments. Except as expressly contemplated above, the issuance of additional shares of common stock or other securities, including pursuant to employee equity plans, warrants or other exercisable or convertible securities, are excluded from such adjustments.

The Loan Conversion Rate will also be subject to increase in the event the lenders convert the Vatera Convertible Loans in connection with a “fundamental change” (defined in the Vatera Loan Agreement), based on a customary make-whole table set forth in the Vatera Loan Agreement with inputs relative to either the five-trading-day volume weighted average price of the common stock ending on, and including, the trading day immediately prior to the effective date of the fundamental change (or the date of the prepayment, as applicable) or the cash price paid per share of common stock in the transaction. The maximum amount of additional shares that could be issued per $1,000 of the Conversion Amount under the make-whole table is 2.445652 shares of preferred stock (244.5652 shares of common stock). These shares would be in addition to those issuable as described in the second preceding paragraph, resulting in a total number of shares issuable upon conversion of 8.695652 shares of preferred stock (869.5652 shares of common stock) per $1,000 of Conversion Amount.

To the extent the Loan Conversion Rate would be increased to the Ceiling Rate, the Company will obtain stockholder approval to increase the number of authorized shares or, absent such approval, the Loan Conversion Rate will be increased to the Ceiling Rate and the balance of any make-whole amount will be paid in cash rather than settled in stock to the extent permitted under the Deerfield Facility. If such payment in cash is not permitted under the Deerfield Facility, the Company will use commercially reasonable efforts to seek stockholder approval by calling additional meeting(s) of stockholders as necessary.

An Interim Exit Fee of 1% of the aggregate amount of Vatera Convertible Loans funded under the Vatera Loan Facility will be payable upon repayment or conversion of such funded amount (payable in preferred stock in the case of conversion). In addition, the Final Exit Fee of 3% on the portion of the aggregate committed amount of Vatera Convertible Loans not drawn by the Company under the Vatera Loan Facility will be payable on any repayment in full or conversion in full of the Vatera Convertible Loans (payable in preferred stock in the case of conversion).

Upon the occurrence of a Change of Control (as defined in the Vatera Loan Agreement), the lenders have the right to either convert the Vatera Convertible Loans (as described above) or require payment in full at par plus accrued and unpaid interest. If the lenders, other than VHP, VIP or their respective affiliates, fail to timely deliver notice to the Company electing to convert the Vatera Convertible Loans, the Company will pay in cash to such lender the full outstanding amount of the Vatera Convertible Loans. VHP, VIP or their respective affiliates may elect to continue to hold their Vatera Convertible Loans, subject to the following sentence, instead of converting the Vatera Convertible Loans or requiring payment in cash for such Vatera Convertible Loans. The Vatera Convertible Loans may be prepaid in whole or in part, together with accrued and unpaid interest thereon, at any time upon fifteen business days’ prior written notice, subject to the payment of (i) a 5% premium, plus a make-whole payment in the case of any such prepayment made on or prior to July 6, 2022, (ii) a 5% premium in the case of any such prepayment made after July 6, 2022, but on or prior to July 6, 2023, and (iii) a 4% premium in the case of any such prepayment made thereafter; provided, that, except for a prepayment in connection with a Change of Control or a fundamental change in which the consideration to be paid to the holders of outstanding common stock (other than shares held by VHP, VIP or their respective affiliates) consists solely of cash at a per share price in excess of the then current Conversion Price (determined based on the Common Stock Conversion Rate), no voluntary prepayment will be permitted if the volume-weighted average price of the common stock for the five trading days ending on and including the trading day immediately preceding the giving of the prepayment notice exceeds the then applicable Conversion Price (determined based on the Common Stock Conversion Rate). In the event the Company elects to prepay the Vatera Convertible Loans, the lenders will have the right, prior to such prepayment, to convert all or a portion of the Vatera Convertible Loans to be so prepaid at the Loan Conversion Rate that would apply as if such prepayment were a fundamental change, using the Stock Price applicable to such prepayment.

Subject to the satisfaction (or waiver) of the conditions precedent set forth in the Vatera Loan Agreement, $75 million of Vatera Convertible Loans may be drawn in a single draw on or prior to February 25, 2019 (at which time an additional $5 million of convertible loans will be deemed to have been funded by Deerfield under the Vatera Loan Facility), up to $25 million of additional Vatera Convertible Loans may be drawn in a single draw after March 31, 2019 but on or prior to June 30, 2019, and up to $35 million of additional Vatera Convertible Loans may be drawn in a single draw after June 30, 2019, but on or prior to July 10, 2019, subject to the Company obtaining a revolving credit facility with respect to which no less than $10 million is at the time available for drawing on and after such funding date (without giving effect to any repayment on such date with the proceeds of the Vatera Convertible Loans).

The funding of the initial disbursement under the Vatera Loan Facility is subject to the satisfaction (or waiver) of the applicable conditions precedent set forth in the Vatera Loan Agreement, including, without limitation: obtaining an amendment from the requisite lenders to the Deerfield Facility; the absence of a material adverse effect on the Company; the absence of a default or event of default under the Vatera Loan Agreement or the Deerfield Facility and no such default or event of default being reasonably expected to occur; accuracy of the representations and warranties made by the Company and the guarantors in all material respects; the common stock of the Company remaining listed on Nasdaq or another eligible market; the approval of the stockholders of the Company of a reverse stock split and/or an increase in the number of authorized shares of common stock to accommodate the conversion of the Vatera Convertible Loans as described above, and to approve the issuance of the Vatera Convertible Loans under applicable Nasdaq rules; and John Johnson having been appointed as Chief Executive Officer (as opposed to interim Chief Executive Officer) of the Company.

The funding of each subsequent disbursement under the Vatera Loan Facility will be subject to the satisfaction (or waiver) of the applicable conditions precedent set forth in the Vatera Loan Agreement, including, without limitation: the absence of a material adverse effect on the Company; the absence of a default or event of default under the Vatera Loan Agreement or the Deerfield Facility and no such default or event of default being reasonably expected to occur; accuracy of the representations and warranties made by the Company and the guarantors in all material respects; the common stock of the Company remaining listed on Nasdaq or another eligible market.

The representations and warranties, affirmative and negative covenants and events of default set forth in the Vatera Loan Agreement are substantially similar to those set forth in the Deerfield Facility and otherwise are customary for financing transactions of this type. In addition, the Company will not use any proceeds of the Vatera Convertible Loans to pay liabilities in excess of $15 million other than any indebtedness or other obligations under the Deerfield Facility or in respect of any permitted revolving credit facility, without the prior written consent of the Required Lenders (as defined in the Vatera Loan Agreement).

The Vatera Loan Agreement contains customary indemnification and expense reimbursement provisions in favor of the lenders. Under the Vatera Loan Agreement, the Company has agreed, without the prior written consent of the Required Lenders (as defined in the Vatera Loan Agreement), for a period beginning on the date of the Vatera Loan Agreement and ending ninety days after the third disbursement (such date being between September 29, 2019, and October 8, 2019) (unless the facility is terminated prior to such third disbursement, in which case 90 days after such termination), not to sell or otherwise transfer or dispose of, or file a registration statement relating to, any common stock or any securities convertible into or exercisable or exchangeable for common stock, subject to certain exceptions, including, without limitation, that this provision shall not restrict or prohibit negotiations or discussions with respect to, or the entering into any agreement for, or the filing of a registration statement with respect to, a merger or consolidation or any other combination of the Company with, or the acquisition of the Company by, another person (including by tender or exchange offer), any sale or other transfer of all or substantially all of the consolidated assets of the Company or any other acquisition or similar transaction.

The lenders will be entitled to registration rights in respect of the shares of common stock underlying the Vatera Convertible Loans (taking into account the character of the Vatera Convertible Loans and the application of the securities laws) consistent with the Registration Rights Agreement, dated November 3, 2017, among the Company, VHP and the other parties thereto. The Vatera Convertible Loans will be assignable by the lenders to, and the preferred stock and underlying common stock is transferable to, qualified institutional buyers or institutional accredited investors (other than competitors), subject to the Ownership Limitation (as described below). Assignments of the Vatera Convertible Loans will also be subject to all applicable securities laws. No lender under the Vatera Loan Facility (other than VHP, VIP and their respective affiliates from time to time) will be entitled to receive shares of common stock or preferred stock upon conversion of Vatera Convertible Loans (or shares of common stock upon conversion of preferred stock) if the receipt of such common stock or preferred stock would cause (i) such lenders to beneficially own 29.9% of the voting interests in the Company’s stock or (ii) a Major Transaction as defined under the warrants issued by the Company to Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P., and Deerfield Special Situations Fund, L.P. on January 5, 2018. The ability of Deerfield to convert the $5 million of convertible loans deemed to have been funded under the Vatera Loan Facility by the lenders under the Deerfield Facility also is subject to the 4.985% Ownership Cap (as described below).

The Vatera Loan Agreement also requires that the Company reserves for issuance upon conversion of the Vatera Convertible Loans (including the $5 million of convertible loans deemed funded by Deerfield pursuant to the Vatera Loan Facility) shares of the Company’s preferred stock and Company’s common stock as provided in the Vatera Loan Agreement (assuming all such conversions are settled delivering solely such shares and, except in connection with a fundamental change for which a definitive agreement has been entered into prior to such date, assuming no additional shares under the make-whole adjustment will be necessary to be issued).

The rights and obligations of the Company and the lenders under the Vatera Loan Facility and the Vatera Convertible Loans are subject to the limitations set forth in the subordination agreement with the agent for the lenders under the Deerfield Facility.

The Vatera Loan Facility will terminate if the initial draw thereunder is not made by February 25, 2019. The summary of the Vatera Loan Agreement set forth in this proxy statement is qualified in its entirety by reference to the full text of the Vatera Loan Agreement, a copy of which is attached hereto as Annex C.

Summary of the Deerfield Facility Amendment and Deerfield Convertible Loan

On January 14, 2019, the Companies, the other loan parties thereto and Deerfield entered into the Deerfield Facility Amendment. The Deerfield Facility Amendment is a condition (among other conditions) to funding the Vatera Convertible Loans. The amendments set forth in the Deerfield Facility Amendment, except for specified amendments described below which are immediately effective, will become effective, subject to the satisfaction (or waiver) of certain applicable conditions precedent, upon the funding of the initial $75 million disbursement under the Vatera Loan Facility (the “Deerfield Facility Amendment Effective Date”).

In order to obtain the Deerfield Facility Amendment, the Company agreed that, among other things, $74 million in principal amount of the Deerfield Convertible Loan would be made convertible into shares of Melinta common stock, at Deerfield’s option at any time, subject to the 4.985% Ownership Cap. The Deerfield Convertible Loan Conversion Rate is equal to the amount of the outstanding principal amount of the Deerfield Convertible Loan to be converted, divided by the Deerfield Convertible Loan Conversion Price, subject to a restriction that no lender is permitted to convert such loans if it would result in such lender and its affiliates beneficially owning more than the 4.985% Ownership Cap. However, that will not prevent Deerfield from periodically converting the loan up to the 4.985% Ownership Cap and then selling the shares such that up to $74 million of the loan is converted over time. However, no lender may, without the approval of a majority of the Company’s board of directors, sell or dispose, in a pre-arranged single transaction or series of related transactions any shares of the Company’s common stock issued upon conversion of the Deerfield Convertible Loan to any person or group if such lender knows, in advance of effecting such transaction or series of related transactions, that such transferee holds, or after giving effect to such sale would hold, in excess of 15% of the issued and outstanding shares of the Company’s common stock. This 15% limitation does not apply if the sale is part of a tender offer or exchange offer made to all stockholders of the Company, or otherwise is in connection with a merger or other business combination transaction and also does not restrict the ability of any lender to transfer all or any portion of the Deerfield Convertible Note in accordance with its terms or to sell any shares of the Company’s common stock that have been issued upon conversion of the Deerfield Convertible Loan in open-market transactions. The Deerfield Convertible Loan Conversion Price is the greater of (i) $1.03, which is the minimum initial conversion price, and (ii) 95% of the lesser of (A) the closing price of the Melinta common stock on the trading day immediately preceding the conversion date and (b) the arithmetic average of the volume weighted average price of the Melinta common stock on each of the three trading days immediately preceding the conversion date. However, no lender may, without the approval of a majority of the Company’s board of directors, sell or dispose, in a pre-arranged single transaction or series of related transactions. Any shares of the Company’s common stock issued upon conversion of the Deerfield Convertible Loan to any person or group if such lender knows, in advance of effecting such transaction or series of related transactions, that such transferee holds, or after giving effect to such sale would hold, in excess of 15% of the issued and outstanding shares of the Company’s common stock. This 15% limitation does not apply if the sale is part of a tender offer or exchange offer made to all stockholders of the Company, or otherwise is in connection with a merger or other business combination transaction and also does not restrict the ability of any lender to transfer all or any portion of the Deerfield Convertible Note in accordance with its terms or to sell any shares of the Company’s common stock that have been issued upon conversion of the Deerfield Convertible Loan in open-market transactions. Based on the minimum conversion price, the maximum conversion rate for the Deerfield Convertible Loan would be approximately 971 shares per $1,000 principal amount of loan. The Deerfield Loan Conversion Price is subject to adjustment for any stock split (including a reverse stock split), stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction of such character that shares of Melinta common stock are changed into or become exchangeable for a larger or smaller number of shares of common stock. The warrants issued to Deerfield in January 2018 will also be adjusted to reflect the reverse stock split described in Proposal 1 if the reverse stock split is implemented.

The Deerfield Facility Amendment, upon the satisfaction or waiver of the applicable conditions, will: (i) modify the definition of “change of control” under the Deerfield Facility to permit VHP, VIP and their respective affiliates to own 50% or more of the equity interests in the Company on a fully diluted basis; (ii) modify the definition of “Indebtedness” under the Deerfield Facility to exclude certain specific payments under (x) the Agreement and Plan of Merger, dated as of December 3, 2013, among the Medicines Company, Rempex Pharmaceuticals, Inc. and the other parties thereto and (y) the Purchase and Sale Agreement, dated as of November 28, 2017, between The Medicines Company and Melinta Therapeutics, Inc.; (iii) modify the definition of “Permitted Indebtedness” under the Deerfield Facility to permit the payment of a certain amount of the interest on the Vatera Convertible Loans in cash; (iv) permit the Company’s audited financial statements for the fiscal year ending December 31, 2018, to be delivered with an explanatory paragraph expressing doubt as to the Company’s status as a going concern; (v) reduce the net sales covenant set forth in the Deerfield Facility for all periods after December 31, 2018, by 15%; (vi) require the Company to hold a minimum cash balance of $40 million through March 31, 2020, and thereafter $25 million (the current requirement); (vii) increase the exit fee under the Deerfield Facility to 4%; and (viii) make certain other technical modifications, including to accommodate the Vatera Facility and the Vatera Convertible Loans.

The Deerfield Facility Amendment must be effective as a condition to funding the initial $75 million disbursement under the Vatera Loan Agreement, among other conditions. Upon the initial funding under the Vatera Loan Agreement, Deerfield will be issued $5 million of convertible loans under the Vatera Loan Agreement as consideration for entering into the Deerfield Facility Amendment (such convertible loans will be in addition to the up to $135 million of Vatera Convertible Loans that may be funded under the Vatera Loan Agreement).

The Deerfield Facility Amendment also amends, effective immediately, the warrants issued to Deerfield in connection with entering into the Deerfield Facility (the “Deerfield Warrants”) to replace the 9.985% ownership cap set forth therein with a 4.985% Ownership Cap. As a result, the Deerfield Warrants are subject to a restriction on the exercise thereof to the extent that, upon such exercise, a holder, its affiliates and any “group” of which such holder is a member would beneficially own greater than 4.985% of the outstanding shares of the Company’s common stock. The Deerfield Facility Amendment also amends, effective immediately, the share payment provisions described in Exhibit 2.7 of the Deerfield Facility to replace the 9.985% ownership cap set forth therein with a 4.985% Ownership Cap. As a result, the Company is subject to a restriction on its ability to satisfy interest due and payable through the issuance of the Company’s common stock to the extent that, upon such issuance, a holder, its affiliates and any “group” of which such holder is a member would beneficially own greater than 4.985% of the outstanding shares of the Company’s common stock.

The Deerfield Facility Amendment also provides that the Registration Rights Agreement entered into by the Company and Deerfield, dated January 5, 2018, will cover the shares of the Company’s common stock issuable upon conversion of the $5 million of convertible loans that will be deemed funded by Deerfield upon the initial funding under the Vatera Loan Agreement.

In addition to the funding of the initial $75 million disbursement under the Vatera Loan Facility, the effectiveness of the Deerfield Facility Amendment also is subject to the satisfaction (or waiver) of other conditions, including, without limitation, the absence of a default or event of default under the Deerfield Facility; the accuracy of the representations and warranties made by the Company in the Deerfield Facility Amendment; the payment of all fees and all expenses incurred by Deerfield in connection with the Deerfield Facility Amendment; the Vatera Loan Facility and loan documents related thereto and the subordination agreement entered into by the Company, the other loan parties thereto, and Deerfield remain in full force and effect and all conditions under the Vatera Loan Facility to the effectiveness thereof have been satisfied (or waived); the Company obtains the Stockholder Approval (as defined in the Vatera Loan Agreement) and files the applicable amendment to the Certificate of Incorporation of the Company and the Certificate of Designations for the preferred stock with the Secretary of State of the State of Delaware; the common stock of the Company issuable upon conversion of the Deerfield Convertible Loan has been approved for listing on the Nasdaq Global Select Market or another eligible market; and the delivery to Deerfield of the Deerfield Convertible Note and notes evidencing the $5 million of senior subordinated convertible loans under the Vatera Facility deemed to be funded by Deerfield as consideration for entering into the Deerfield Facility Amendment).

In addition, the Company is required at all times after the effective date of the Deerfield Facility Amendment to reserve and keep available a sufficient number of shares of common stock for the purpose of enabling the Company to issue all of the underlying shares of common stock issuable pursuant to the Deerfield Convertible Note.

Summary of the Amendment to the 2018 Plan

The amendment to the 2018 Plan will increase the number of shares reserved and available for issuance under the 2018 Plan by [●], which would bring the total number of shares available under the 2018 Plan, as amended, to [●], and will make other modifications. The approval of this proposal by the Company’s stockholders would result in the immediate availability of additional shares for issuance under the Company’s amended 2018 Plan. The availability of additional shares is critical to the furtherance of the Company’s compensation programs and vital to the growth and success of the Company’s business. The purpose of the amendment is to allow the Company to retain its key employees, to continue to motivate and incentivize its employees and to align the interests of its employees with those of Melinta’s stockholders.

At the current and projected burn rate for equity awards, the Company expects that awards covering the initial share pool of 2,000,000 shares available for issuance under the 2018 Plan (as such pool is increased pursuant to the terms of the 2018 Plan) will be granted prior to the end of fiscal year 2019. In addition, if the amendment to the 2018 Plan is not approved, the Company will need to grant cash-based or other awards in order to remain competitive, which may not align the interests of the Company’s key employees and non-employee directors as closely with those of Melinta stockholders as equity awards. In addition, the use of cash resources to deliver competitive pay would divert cash from use in running other aspects of the Company’s business and investing in future product development. In particular, Melinta’s board of directors believes that compensation of the type available for grant under the amended 2018 Plan furthers the Company’s goal of promoting long-term value for the Company’s stockholders by fostering an ownership culture that encourages a focus on long-term performance and retention, and exposes participants to economic diminishment if the Company’s share performance declines.

The summary of the 2018 Plan set forth in this proxy statement is qualified in its entirety by reference to the full text of the 2018 Plan, as amended, a copy of which is attached hereto as Annex D.

Interests of Melinta’s Directors and Executive Officers in the Proposals

In considering the recommendation of Melinta’s board of directors with respect to the Proposals to be acted upon by Melinta stockholders at the Special Meeting, Melinta stockholders should be aware that certain members of the board of directors of Melinta have interests in the Vatera Loan Agreement and Vatera Loan Facility that may be different from, or in addition to, interests they may have as Melinta stockholders.

As noted under “Security Ownership of Certain Beneficial Owners and Management” beginning on page 80 of this proxy statement, as of January 10, 2019, Vatera Capital Management LLC (“Vatera Capital”) beneficially owned approximately 29.6% of the outstanding shares of Melinta common stock; Kevin Ferro, a current director and Chairman of Melinta’s board, is the Chief Executive Officer and the managing member of Vatera Capital, the manager of VHP; and Thomas Koestler, a current director of Melinta, is a consultant to VHP. VHP has agreed in the Vatera Loan Agreement to vote the approximately 16 million shares, which represents approximately 28.6% of the outstanding shares of common stock as of January 10, 2019, of Melinta common stock that it owns in favor of Proposals 1, 2 and 3, subject to VHP’s reasonable determination that certain conditions set forth in the Vatera Loan Agreement will be satisfied.

For illustrative purposes, in the event that the Company draws, and VHP, VIP and their respective affiliates fund, the full $135 million pursuant to the Vatera Loan Facility, and assuming that such Vatera Convertible Loans ultimately are converted into shares of Melinta preferred stock and then into Melinta common stock on the maturity date of the Vatera Convertible Loans using the Conversion Amount (and assuming no conversion of the Deerfield Convertible Loan or the $5 million of convertible loans deemed funded by Deerfield pursuant to the Vatera Loan Facility), at a Common Stock Conversion Rate of 625 (equivalent to a Conversion Price of $1.60), Vatera Capital, VHP and VIP could collectively beneficially own approximately 73% of the outstanding shares of Melinta common stock (based on 56,066,169 shares of Melinta common stock outstanding as of January 10, 2019), and approximately 69% of the Melinta common stock on a fully-diluted basis (based on 56,066,169 shares of Melinta common stock outstanding on January 10, 2019, 7,442,719 shares of Melinta common stock reserved for issuance upon the exercise of outstanding options and warrants and the vesting of restricted stock units outstanding as of January 10, 2019). Based on the foregoing, up to approximately 98 million shares of Melinta common stock could be issued to VHP, VIP and their respective affiliates upon such conversion.

In addition, under certain circumstances, additional shares of Melinta preferred stock and Melinta common stock ultimately may be required to be issued upon conversion of the Vatera Convertible Loans. For example, if the Vatera Convertible Loans are converted in connection with an optional prepayment by Melinta or a “fundamental change”, up to 2.445652 additional shares of preferred stock (244.5652 shares of common stock) may be required to be issued per $1,000 of the Conversion Amount on conversion based on a customary make-whole table. These shares would be in addition to those issuable as described above, resulting in a total number of shares issuable upon conversion of 8.695652 shares of preferred stock (869.5652 shares of common stock) per $1,000 of Conversion Amount. In the event that the Vatera Convertible Loans are converted in connection with an optional prepayment or a fundamental change and the maximum amount of additional shares are required to be issued, based on the assumptions described in the preceding paragraph, Vatera Capital, VHP and VIP could collectively beneficially own approximately 78% of the outstanding shares of Melinta common stock (based on 56,066,169 shares of Melinta common stock outstanding as of January 10, 2019), and approximately 75% of the Melinta common stock on a fully diluted basis (based on 56,066,169 shares of Melinta common stock outstanding on January 10, 2019, 7,442,719 shares of Melinta common stock reserved for issuance upon the exercise of outstanding options and warrants and the vesting of restricted stock units outstanding as of January 10, 2019). Based on the foregoing, up to approximately 137 million shares of Melinta common stock could be issued to VHP, VIP and their respective affiliates upon such conversion.

This significant concentration of share ownership would enable VHP to exert control over matters submitted to stockholders for approval. See “Proposal 3: Approval of the Issuance to Vatera of the Vatera Convertible Loans, the Preferred Stock and the Common Stock” beginning on page 61 of this proxy statement.

The terms of the Vatera Loan Agreement were reviewed and unanimously approved by Melinta’s board of directors (with the two Vatera-affiliated members of the board having recused themselves). See “Background of the Proposals” beginning on page 35 of this proxy statement for further information.

FORWARD-LOOKING STATEMENTS

Certain statements in this communication constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Melinta intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect Melinta’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to Melinta and on assumptions Melinta has made, and includes, without limitation, statements about the Proposals, the Vatera Loan Agreement (including conditions to funding), the Deerfield Facility Amendment (including conditions with respect thereto), and any potential conversions of the Vatera Convertible Loans and/or Deerfield Convertible Loan, expectations regarding future cash balances, liquidity and other financial measures and future financing needs , initiatives or plans. Although Melinta believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward- looking statements are reasonable, Melinta can give no assurance that the plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond Melinta’s control.

Risks and uncertainties for Melinta include, but are not limited to, the fact that Melinta has incurred significant operating losses since inception and will incur continued losses for the foreseeable future; Melinta’s limited operating history; Melinta’s need for future capital and risks related to its ability to obtain additional capital to fund future operations; risks related to the satisfaction of the closing conditions under the Vatera Loan Agreement, including receipt of stockholder approval and amendment of the Deerfield Facility; uncertainties of cash flows and inability to meet working capital needs as well as other milestone, royalty and payment obligations; the fact that Melinta’s independent registered public accounting firm’s report on the Company’s 2016 and 2017 financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and its need to obtain additional capital raises substantial doubt about Melinta’s ability to continue as a going concern; Melinta’s substantial indebtedness; risks related to Melinta’s commercial launches of its products and its inexperience as a company in marketing drug products; the degree of market acceptance of Melinta’s products among physicians, patients, health care payors and the medical community; the pricing Melinta is able to achieve for its products; and the other risks referenced in the paragraph below. Many of these factors that will determine actual results are beyond Melinta’s ability to control or predict.

Other risks and uncertainties are more fully described in Melinta’s Annual Report on Form 10-K for the year ended December 31, 2017, and in other filings that Melinta makes and will make with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause Melinta’s expectations and beliefs to change. While Melinta may elect to update these forward-looking statements publicly at some point in the future, Melinta specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing Melinta’s views as of any date after the date stated herein.

THE SPECIAL MEETING

Melinta is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by Melinta’s board of directors for use at the Special Meeting and at any adjournments or postponements thereof.

Date, Time and Place

The Special Meeting will be held at 10:00 a.m., local time, on [●], 2019, at [●] in Morristown, New Jersey.

If you are a holder of record and plan to attend the Special Meeting, please bring your proxy or a photo identification to confirm your identity. If you are a beneficial owner of common stock held by a bank or broker, i.e., in “street name,” you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common stock held in “street name,” you must get a proxy in your name from the registered holder.

Purpose of the Special Meeting

The purpose of the Special Meeting is to consider and act upon Proposals: (1) to approve an amendment to Melinta’s Certificate of Incorporation to authorize a reverse stock split of the issued and outstanding shares of Melinta common stock; (2) to approve an amendment to Melinta’s Certificate of Incorporation to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000 to accommodate, in part, the conversion of any of the Vatera Convertible Loans, which are convertible into shares of Melinta common stock or shares of Melinta convertible preferred stock, which are then further convertible into shares of Melinta common stock, and to accommodate the conversion of up to $74 million of the Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment, which amendment is a condition (among other conditions) to funding the Vatera Convertible Loans (and the effectiveness of such amendment is conditioned on such funding); (3) to approve the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules; (4) to authorize an amendment to the 2018 Plan to increase the number of shares reserved and available for issuance by [●], which would bring the total number of shares available under the 2018 Plan, as amended, to [●], and to make other modifications; and (5) to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposals above, as well as any other items that may properly come before the meeting. If both Proposal 1 and Proposal 2 are approved by Melinta stockholders and Melinta’s board of directors determines, in its discretion, to implement Proposal 1 (the reverse stock split), then Melinta’s board of directors, subject to its discretion, does not also intend to implement Proposal 2 (the increase to the number of authorized shares of Melinta common stock).

Recommendation of Melinta’s Board of Directors

After careful consideration, Melinta’s board of directors (with the two Vatera-affiliated members of the board having recused themselves) unanimously recommends that Melinta stockholders vote “FOR” the Proposals: (1) to approve an amendment to Melinta’s Certificate of Incorporation to authorize a reverse stock split of the issued and outstanding shares of Melinta common stock; (2) to approve an amendment to Melinta’s Certificate of Incorporation to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000 to accommodate, in part, the conversion of any of the Vatera Convertible Loans, which are convertible into shares of Melinta common stock or shares of Melinta convertible preferred stock, which are then further convertible into shares of Melinta common stock, and to accommodate the conversion of up to $74 million of the Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment, which amendment is a condition (among other conditions) to funding the Vatera Convertible Loans (and the effectiveness of such amendment is conditioned on such funding); (3) to approve the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules; (4) to authorize an amendment to the 2018 Plan to increase the number of shares reserved and available for issuance by [●], which would bring the total number of shares available under the 2018 Plan, as amended, to [●], and to make other modifications; and (5) to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposals above, as well as any other items that may properly come before the meeting.

Record Date and Stockholders Entitled to Vote

Only holders of record of shares of Melinta common stock at the close of business on January 10, 2019, the record date for the Special Meeting, are entitled to vote the shares of Melinta common stock they held on the record date at the Special Meeting. At the close of business on the record date, there were 56,066,169 shares of common stock outstanding and entitled to vote at the Special Meeting, held by approximately 160 stockholders of record. Each holder of record is entitled to one vote for each share of Melinta common stock held by such stockholder on the record date on the proposals presented in this proxy statement.

The new record date for the Special Meeting is January 10, 2019. Only stockholders of record as of the close of business on the new record date will be entitled to vote at the Special Meeting. If you were a holder of record on the record date for the adjourned special meeting but are not a holder of record on the new record date for the Special Meeting, you are not entitled to vote with respect to the Proposals set forth in this proxy statement.

Voting Procedures

Due to the nature of the amendments to the Proposals contained in this proxy statement, all previously cast votes associated with the Adjourned Meeting on December 20, 2018, regardless of which voting method was used, will be completely disregarded for the Special Meeting. Provided that you are a holder of record on the new record date, you must re-vote your shares for your vote to be counted at the Special Meeting.

If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you are a stockholder with shares registered in your name with Melinta’s transfer agent, Computershare Trust Company, N.A., on the record date, you may vote (i) in person at the Special Meeting; (ii) by proxy; (iii) by phone using the toll-free number provided on your proxy card; (iv) via the internet using the secure website provided on your proxy card; or (v) by sending in your proxy card using the included return envelope. Whether or not you plan to attend the Special Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the Special Meeting and vote in person even if you have already voted by proxy.

The internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the internet or telephone must be completed by 11:59 p.m., local time on [●], 2019. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by Melinta’s board of directors.

Melinta is not aware of any other matters to be presented at the meeting, except for those described in this proxy statement. If any matters not described in this proxy statement are presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your proxyholder may vote your shares on the new meeting date as well, unless you revoke your proxy instructions before then.

Revoking Your Proxy Instructions

If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

•

Filing a written notice of revocation bearing a later date than the proxy with Melinta’s Corporate Secretary at Melinta Therapeutics, Inc., 44 Whippany Road, Morristown, New Jersey 07963, Attn: Investor Relations at or before the taking of the vote at the meeting;

•

Duly executing a later-dated proxy relating to the same shares and delivering it to Melinta’s Corporate Secretary at Melinta Therapeutics, Inc., 44 Whippany Road, Morristown, New Jersey 07963, Attn: Investor Relations at or before the taking of the vote at the meeting; or

•	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

If you are a beneficial owner of shares held in “street name,” you may submit new voting instructions by contacting your bank, broker, nominee or trustee. You may also vote in person at the meeting if you obtain a legal proxy from them.

Counting Votes

Consistent with state law and Melinta’s bylaws, the presence, in person or by proxy, of at least a majority of the shares outstanding and entitled to vote at the meeting will constitute a quorum for purposes of voting on a particular matter at the meeting. On the record date, there were 56,066,169 shares of common stock outstanding and entitled to vote. Accordingly, the holders of 28,033,085 shares must be present at the Special Meeting to have a quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. Shares held of record by stockholders or their nominees who do not vote by proxy or attend the meeting in person will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. If there is no quorum, the chairperson of the meeting or any officer entitled to preside at or to act as secretary of the meeting may adjourn the Special Meeting to another date.

Assuming the presence of a quorum at the meeting: (1) the approval of the amendment to Melinta’s Certificate of Incorporation to authorize a reverse stock split of the issued and outstanding shares of Melinta common stock requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Melinta common stock, (2) the approval of the amendment to Melinta’s Certificate of Incorporation to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000 to accommodate, in part, the conversion of any of the Vatera Convertible Loans, which are convertible into shares of Melinta common stock or shares of Melinta convertible preferred stock, which are then further convertible into shares of Melinta common stock, and to accommodate the conversion of up to $74 million of the Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment, which amendment is a condition (among other conditions) to funding the Vatera Convertible Loans (and the effectiveness of such amendment is conditioned on such funding), requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Melinta common stock, (3) the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules requires the affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting, (4) the approval of the amendment to the 2018 Plan to increase the number of shares reserved and available for issuance by [●], which would bring the total number of shares available under the 2018 Plan, as amended, to [●], and to make other modifications, and (5) the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposals above, requires the affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting or such other threshold as required by any such other items. VHP has agreed in the Vatera Loan Agreement to vote the approximately 16 million shares of Melinta common stock, which represents approximately 28.6% of the outstanding shares of common stock as of January 10, 2019, that it owns in favor of Proposals 1, 2 and 3, subject to VHP’s reasonable determination that certain conditions set forth in the Vatera Loan Agreement will be satisfied.

An abstention will have the same effect as a vote “AGAINST” the approval of the Proposals. A “broker non-vote” will have no effect on Proposal 3 (to approve the issuance and sale of Vatera Convertible Loans, and the issuance of the preferred stock and the common stock upon conversion of the Vatera Convertible Loans, for the purpose of applicable Nasdaq rules), Proposal 4 (to authorize an amendment to the 2018 Plan to increase the number of shares reserved and available for issuance under the 2018 Plan and to make other modifications) or Proposal 5 (to adjourn the Special Meeting, if necessary, to solicit additional proxies). A “broker non-vote” will have the same effect as a vote “AGAINST” the approval of Proposals 1 and 2 (the amendments to Melinta’s Certificate of Incorporation).

With respect to “non-routine” matters, a bank, brokerage firm, or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not provide instructions. The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting, but not for determining the number of shares voted “FOR,” “AGAINST,” “ABSTAINING” or “WITHHELD FROM” with respect to such non-routine matters.

In summary, if you do not vote your proxy, your bank, brokerage firm, or other nominee may either:

•	cast a “broker non-vote” on non-routine matters; or

•	leave your shares unvoted altogether.

Melinta encourages you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the meeting.

Solicitation of Proxies

Melinta will pay the cost of this proxy solicitation. You will need to obtain your own internet access if you choose to access the proxy materials and/or vote over the internet. In addition to soliciting proxies by mail, Melinta’s directors, executive officers and employees might solicit proxies personally and by telephone. None of these individuals will receive any additional compensation for this. Melinta has engaged Georgeson to assist Melinta in the distribution of proxy materials and the solicitation of votes described above for a fee of $17,500, plus additional fees based on the amount and types of services rendered and reimbursement of reasonable expenses. Melinta will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

Adjournments and Postponements

The Special Meeting may be adjourned, recessed or postponed if a quorum is not present.

If the time, date and place of an adjourned meeting are announced at the original convening of the Special Meeting, no notice of an adjourned meeting need be given unless, after the adjournment, a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At any subsequent reconvening of the Special Meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the original meeting, and, unless Melinta announces otherwise, all proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the reconvened meeting.

However, please note that all previously cast votes associated with the Adjourned Meeting on December 20, 2018, regardless of which voting method was used, will be completely disregarded for the Special Meeting. Provided that you are a holder of record on the new record date, you must re-vote your shares for your vote to be counted at the Special Meeting.

Assistance

If you need assistance in completing your enclosed proxy card or have questions regarding the Special Meeting, please contact Georgeson, which is acting as Melinta’s proxy solicitation agent in connection with the merger, toll free at 800-905-7281.

BACKGROUND OF THE PROPOSALS

The Company is subject to financial-related covenants under the Deerfield Facility, under which the lenders made an initial disbursement of $147.8 million in loan financing to the Company in January 2018, including requirements that the Company (i) file an Annual Report on Form 10-K for the year ending December 31, 2018, with an audit opinion without a going concern qualification and (ii) maintain a minimum cash balance of $25 million. As reported in the Company’s Form 10-Q for the quarter ended September 30, 2018 (the “Form 10-Q”), the Company’s cash balances may not be sufficient to support compliance with the Deerfield Facility covenants in the first quarter of 2019, after giving effect to net cash outflows from the Company’s operations and potential non-operational payments relating to the IDB acquisition, which include, subject to the terms of the applicable agreements, a $30 million milestone payable in the fourth quarter of 2018 in connection with receiving approval of Vabomere for European commercialization and two $25 million payments potentially due to The Medicines Company on January 7, 2019, and July 5, 2019, respectively. The Company has not yet made the $30 million milestone payment or the January 7, 2019, payment. On December 18, 2018, the Company filed a complaint in the Delaware Court of Chancery against The Medicines Company in connection with the IDB acquisition, seeking damages of more than $68 million and other relief as the Court may deem appropriate.

As reported in the Form 10-Q, the Company’s cash balances as of September 30, 2018, and the Company’s third quarter net revenues were as follows:

In USD thousands	September 30, 2018
Cash and cash equivalents	$83,795
Restricted cash (included in Other Assets)	$200

Total cash, cash equivalents and restricted cash shown in the Condensed Consolidated Statements of Cash Flows	$83,995

in USD millions	Q3 2018
Product sales, net	$11.0
License revenue	$20.0	(1)
Contract revenue	3.0

Total net revenue*	$34.1	*

(1)	The license revenue relates to the licensing of Vabomere, Orbactiv and Minocin to Menarini, as described below.
*	Excludes BARDA grant funding included in Other Income of $0.5 million in Q3 2018

The Company’s management and board have been focused on several initiatives to reduce the Company’s risk of default under the Deerfield Facility and reduce cash outflows, including cost reductions, strategic licensing and partnership opportunities, potential capital raising activities and options to modify the terms of certain liabilities in order to increase the Company’s liquidity both in the near term and over the next 12 to 18 months.

On September 28, 2018, the Company entered into a license agreement with A. Menarini Industrie Farmaceutiche Riunite S.R.L. (“Menarini”), under which Menarini acquired the exclusive rights to co-develop and commercialize Vabomere, Orbactiv and Minocin in 68 countries in Europe, Asia-Pacific and the Commonwealth of Independent States. Under the license agreement, Menarini agreed to pay the Company an upfront licensing fee of €17 million (paid in October 2018), royalties on annual net sales of the products in the licensed territory, and regulatory, launch, and sales milestone payments that could exceed €100 million in the aggregate, including €15 million payable upon approval of the marketing authorization application for Vabomere by the European Commission (which was obtained in the fourth quarter of 2018).

In respect of capital raising activities, the Company’s board determined that, given the restrictions on incurring additional debt in the Deerfield Facility and the Company’s recently completed public offering in May 2018, the issuance of equity in a private investment in public equity (PIPE) transaction represented the most viable capital raising option to raise money on terms favorable to the Company by the first quarter of 2019. Following several initial discussions in the spring and summer of 2018, during September and October of 2018, the Company discussed a potential PIPE transaction with Party A. The Company’s chairman delivered a draft term sheet to Party A on September 7, 2018, providing for a PIPE of approximately 28 million (in brackets) shares of common stock in two tranches, with one tranche subject to receipt of stockholder approval, with pricing terms left blank. The Company’s legal counsel delivered an updated draft term sheet to Party A’s advisors on October 9, 2018, providing for a PIPE of approximately 28 million (in brackets) shares of common stock in two equal tranches, with one tranche subject to receipt of stockholder approval, with pricing terms left blank. The Company indicated it was aiming to execute a transaction in the fourth quarter of 2018. Soon thereafter, Party A indicated that, despite the Company’s exigent need for financing, it would not be able to complete a financing until 2019. The board and the Company did not engage a financial advisor for purposes of these discussions.

At a meeting of the board of directors on October 10, 2018, the board and management reviewed the current liquidity situation of the Company, including the status of discussions with Party A. At this meeting, the board determined that the Company needed to implement a plan to access and preserve capital in order to avoid a default under the Deerfield Facility in the first quarter of 2019.

Background of Original $75 Million Equity Commitment Letter and Original Purchase Agreement

On October 19, 2018, Vatera sent an e-mail to the board indicating that Vatera may be willing to make available to the Company up to $75 million of funding (for purposes of this “Background of Original $75 Million Equity Commitment Letter and Original Purchase Agreement” section, references to Vatera refer to VHP only, the Vatera party to the Original Purchase Agreement). After discussion, and in advance of the Company’s quarterly board meeting on November 2, 2018, John H. Johnson, the Company’s interim Chief Executive Officer and a member of the Company’s board of directors, asked Kevin Ferro, a director of Melinta and, as of such date, the Chief Executive Officer, Chief Investment Officer and the managing member of Vatera Holdings, the manager of Vatera, to have Vatera make a formal proposal to the non-Vatera directors of the board, referred to hereafter as the independent directors.

As of late October 2018, Bank A made an expression of interest to lend the company up to $20 million depending upon Company’s account receivables; accessing such financing is still under consideration by the Company.

On November 2, 2018, Vatera delivered a draft equity commitment letter (together with accompanying term sheet) to management providing for up to $75 million in common stock financing, drawable at the Company’s option, with pricing terms subject to further discussion but based on market price. Vatera made clear that the offer would be structured as an option, to allow the Company to accept the option and have the security of a committed source of financing, while still having time to complete an appropriate review process by independent directors. In addition, Vatera made clear that their financing would not include any warrants, anti-dilution adjustments or other features commonplace for PIPE financings completed by companies similar to the Company.

At a meeting of the board of directors on November 2, 2018, the board and management reviewed the current liquidity situation of the Company and the Company’s financing needs in light of the Company’s projected cash outflows and covenants under the Deerfield Facility, including requirements that the Company file an Annual Report on Form 10-K for the year ending December 31, 2018, with an audit opinion without a going concern qualification and maintain a minimum cash balance of $25 million. The board and management discussed possible initiatives to reduce the Company’s risk of default under the Deerfield Facility and reduce cash outflows, including potential capital raising activities and options to modify the terms of certain liabilities in order to increase the Company’s liquidity both in the near term and over the next 12 to 18 months. As part of this discussion, the board considered the draft equity commitment letter delivered by Vatera, at which point Messrs. Ferro and Koestler, whom are referred to hereafter as the Vatera-related directors, recused themselves from the meeting. The independent directors discussed the proposed terms in the draft equity commitment letter and determined to meet again at a later date to review the terms again once they were more definite.

In connection with the Company’s exploration of financial alternatives, Willkie Farr & Gallagher LLP (“Willkie”), who also serves as legal counsel to Vatera pursuant to a previously granted waiver of any potential conflict of interest, initially served as legal counsel to the Company. When Vatera submitted its financing proposal to the Company, Willkie ceased representing the Company in this matter and the Company retained Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) as corporate counsel for the Company.

Between November 3, 2018, and November 6, 2018, Willkie, legal counsel to Vatera, and Skadden, legal counsel to the Company, negotiated the terms of the equity commitment letter, including the purchase price per share, the minimum notice period required for the board to exercise the option, whether Vatera would have the right to reduce its investment in the event the Company identified other investors willing to participating in the financing alongside Vatera, whether Vatera would have the right to invest in the event of an acquisition of the Company prior to funding of the commitment and the length of the clear market period (as defined below).

On November 6, 2018, at a meeting of the independent directors of the board, the final terms of the equity commitment letter were reviewed. A representative of an investment bank attended the meeting as a courtesy to answer any questions the independent directors may have had on the financial markets. The representative was never asked to provide any formal opinion, materials, analysis or formal advice to the independent directors, and never did so. An attorney from Skadden advised the independent directors on their fiduciary duties and responsibilities in connection with their evaluation of the equity commitment letter. The independent directors considered the terms of the equity commitment letter, the financial position of the Company, the independent directors’ view of the likelihood of the Company obtaining third party financing without initial support from Vatera, the likelihood that other financing would be on terms significantly more onerous to the Company than the Vatera proposal, the fact that the financing, if completed, would make Vatera nearly a majority holder of the Company’s outstanding shares on a fully diluted basis and a majority holder on a non-fully diluted basis, the fact that the terms of the Company’s Deerfield Facility provide for acceleration in the event of a “Change of Control” (as defined in that agreement), and the fact that the Vatera proposal would require stockholder approval to be consummated. The independent directors approved the equity commitment letter, but instructed management to seek to improve the terms on which the Company could draw under the equity commitment letter, in particular to increase the Company’s ability to bring in additional third party financing without Vatera’s consent, and to negotiate to remove Vatera’s proposed investment rights in the event of an acquisition of the Company. Given the terms of the equity commitment letter proposal, the financial position of the Company, and the independent directors’ discussion (based on their own independent knowledge) of the financial markets, available financing options and likely financing terms, the independent directors did not engage an investment banker to advise on issues related to the equity commitment letter and Company financing because it would not provide a material benefit to the Company.

Later on November 6, 2018, the Company and Vatera entered into the equity commitment letter, a copy of which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on November 7, 2018.

On November 7, 2018, the Company publicly announced the execution of the equity commitment letter and filed its third quarter 2018 results with the SEC on Form 10-Q. The public announcement also disclosed that the Company implemented a plan to significantly reduce the Company’s operating expenses by more than $50 million from current spending levels, principally through an approximately 20% reduction in headcount and the curtailment of the Company’s early-stage research.

Between November 6, 2018, and November 12, 2018, legal counsel to Vatera and legal counsel to the Company discussed and negotiated the issues raised by the independent directors.

After the filing of the Form 10-Q on November 7, 2018, three Company stockholders independently inquired about providing financing to the Company. Management responded to each stating that it was willing to discuss terms of a potential financing proposal with each interested party. After multiple discussions, and before any confidential information was provided, one of the three parties declined to proceed because of internal constraints, and not because of any expressed concerns about the Company. The other two parties have not yet agreed to an initial meeting, though the Company is actively pursuing these potential interests.

At a meeting of the board of directors on November 12, 2018, the board considered whether to submit for approval of the stockholders a proposal to increase the authorized shares of the Company. Management informed the board that the Company had approximately 16 million shares authorized but not issued at that point (accounting for shares reserved under outstanding options, warrants and restricted stock units). Management stated that it was possible that, unless the number of authorized shares was increased, the independent directors would not be able to authorize the full $75 million option, should they decide to do so. In addition, without additional shares, the Company would be restricted in its ability to raise capital in the future via equity issuances. As a result, management recommended increasing the number of authorized shares. The board discussed these issues. After discussion, the board resolved to approve an increase in the number of authorized shares, with the final number not to exceed 155 million total shares authorized (the final amount subject to the determination of the interim Chief Executive Officer and the Chief Financial Officer).

After the board meeting concluded, the independent directors held a meeting. They were briefed by Skadden on the discussions with Vatera since the last meeting and the outcome of those discussions, in particular Vatera’s position that any equity financing during the period between the execution of the Original Purchase Agreement and continuing until 90 days after closing (the “clear market period”) would require their consent. The independent directors discussed this issue, including that, notwithstanding the indications of potential interest from three stockholders about exploring an offer to provide some financing for the Company, third parties would be unlikely to finance the Company without Vatera’s support. They then discussed again their view as to the risks faced by the Company, the favorable terms of the proposed Vatera financing, and the absence of any viable capital raising alternatives to address the Company’s risk of a default under its Deerfield Facility (which could be as early as the first quarter of 2019). Following this discussion, the independent directors resolved to draw an aggregate of $75 million of shares under the equity commitment letter, subject to adjustment as set forth in the Original Purchase Agreement.

On November 13, 2018, legal counsel to Vatera delivered an initial draft of the Original Purchase Agreement to the Company. Between November 13, 2018, and November 16, 2018, legal counsel to Vatera and legal counsel to the Company negotiated the terms of the Original Purchase Agreement.

On November 16, 2018, the independent directors met to discuss the terms of the Original Purchase Agreement. The independent directors discussed the feasibility of other funding options and the Company’s anticipated liquidity needs in 2019. The independent directors agreed to reconvene at a later date to continue deliberating on the terms of the Original Purchase Agreement.

Between November 16, 2018, and November 18, 2018, legal counsel to Vatera and legal counsel to the Company continued to negotiate the Original Purchase Agreement, focusing on the issues raised by the independent directors.

On November 18, 2018, the independent directors met again to discuss the terms of the Original Purchase Agreement. Skadden explained that Vatera had held firm on having consent rights as to any equity financing during the clear market period. Skadden explained that Vatera did not oppose further third party equity financing during this period, but instead that Vatera maintained that it needed to be involved in such discussions given their willingness to further finance the Company at this time and the Company’s financial circumstances. The independent directors then revisited the Company’s financial position and the risks faced by the Company, the view of the independent directors both as to the absence of any alternative source of financing and the favorable financial terms of the Vatera financing, including the absence of any warrant coverage, anti-dilution provision or other onerous terms, the fact that the Original Purchase Agreement capped the number of shares issued to Vatera such that the issuance of shares could not result in a “Change of Control” under the Deerfield Facility, the fact that the Original Purchase Agreement provided consent rights for Vatera over Company equity financings during the clear market period, and the view of the independent directors that as a practical matter Vatera currently had some influence over the Company’s financing. Following this discussion, the independent directors resolved to enter into the Original Purchase Agreement and to recommend that the stockholders vote to approve the issuance of shares to Vatera under the terms of the Original Purchase Agreement. On November 19, 2018, the Company and Vatera executed the Original Purchase Agreement. On that same day, the board of directors held a meeting to approve the calling of the special meeting and the filing of the original proxy statement, including the recommendations included therein.

Background of the Vatera Loan Agreement and Deerfield Facility

Between November 6, 2018, the date of the execution of the original equity commitment letter, and December 14, 2018, the closing price of Melinta common stock fell from $2.66 per share to $1.18 per share. As a result of this substantial decline, the Company would, under the terms of the Original Purchase Agreement, only be able to issue approximately $55.3 million, and not the full $75 million, of Melinta common stock to Vatera to avoid a “Change of Control” under the Deerfield Facility.

On December 10, 2018, the board of directors held a meeting. At the meeting, management reminded the directors that the Vatera-related directors had recused themselves from board meetings in which the Original Purchase Agreement or other potential Vatera funding options would be discussed, and as a result were not attending this meeting or similar future meetings. Management updated the directors on the status of the Company’s commercial performance related to its net product sales, including the status of meeting the minimum net sales target under the Deerfield Facility, and the impact of the recent drop in stock price on the ability of the Company to issue shares allowing the Company to receive the full $75 million under the Original Purchase Agreement. As a result of the performance of the Company’s shares, management stated that the Company could not issue a sufficient number of shares to receive the full $75 million without the issuance constituting a “Change in Control” under the Deerfield Facility. Management also reminded the independent directors of the liquidity concerns facing the Company, how those impacted the Deerfield Facility and certain alternatives that management was considering to help address these liquidity concerns. Management noted that it had discussions with Deerfield about Deerfield accelerating access to the additional $50 million that is available to the Company under the Deerfield Facility upon the achievement of certain sales thresholds that the Company anticipates achieving in the future. However, Deerfield would only make such additional funding available subject to the Company’s achievement of the sales thresholds set forth in the Deerfield Facility, which the Company could not meet at this time. Management also noted that discussions had occurred around possible liquidity alternatives with respect to the potential non-operational payments related to the IDB acquisition but that such discussions had not progressed and were not likely to lead to resolution. Management stated the Original Purchase Agreement was conditioned on the Company representing to Vatera that it could not reasonably expect an “event of default” to occur under the Deerfield Facility, and that because the Company may not be able to meet this closing condition, other potential alternatives should be considered. The independent directors, who have extensive combined experience evaluating alternatives for the Company and similar companies, discussed the various potential alternatives available to the Company in light of its liquidity and other financial constraints, but did not resolve to pursue any one particular alternative over others.

On December 10, 2018, representatives of the Company reached out to representatives of Deerfield to discuss a potential amendment of the Deerfield Facility, which would be designed to help the Company avoid potential breaches of the Deerfield Facility as discussed above. Between December 10, 2018 and December 13, 2018, representatives of the Company and Deerfield discussed proposed terms of the amendment.

On December 16, 2018, legal counsel to Vatera informed legal counsel to the Company that Vatera believed that it did not appear that the conditions to closing under the Original Purchase Agreement would be satisfied at the time of the proposed closing of issuance, including in respect of the conditions relating to the Deerfield

Facility. Vatera’s counsel noted that Vatera would likely instead propose a restructured transaction involving up to $135 million of senior subordinated convertible loans that Vatera believed would provide Melinta with additional liquidity. Later in the day on December 16, 2018, legal counsel to Vatera delivered an initial draft of a commitment letter and a related term sheet for the senior subordinated convertible loans (together, the “Debt Commitment Letter”) to legal counsel to the Company.

Also on December 16, 2018, the board of directors held a meeting. Because of their earlier recusals, Messrs. Ferro and Koestler did not attend the meeting. Management provided the independent directors with an update on the potential alternatives the Company was exploring to help address the Company’s liquidity concerns, and informed the independent directors of a new proposal from Vatera to loan the Company up to $135 million of senior subordinated convertible loans under the Debt Commitment Letter. Management noted that there had been discussions with Deerfield earlier in the month about modifications to certain requirements under the Deerfield Facility to seek to avoid an event of default under the Deerfield Facility, but that the economics of Deerfield’s proposal, which included, in addition to providing for conversion of up to $74 million of debt into Melinta stock, additional warrants, an increase in interest rate and fees, and other requirements, were not attractive to the Company. Management then stated that, as a result of the lack of progress on amending the Deerfield Facility requirements and the resolution of non-operational payments, the closing conditions to the Original Purchase Agreement were not going to be met and that the Company still needed liquidity to continue operations and satisfy the requirements under the Deerfield Facility. Management also said that, given the Company’s financial status, Vatera wanted to structure any revised investment in the Company to be senior in the capital structure to the common stock. Management noted that Vatera would also condition the new senior subordinated convertible loans on the Company obtaining the needed modifications to the Deerfield Facility. Management then stated that a new agreement with Vatera would be subject to stockholder approval, and that the meeting of Company stockholders scheduled for December 20, 2018 would need to be adjourned if the board were to approve a new agreement with Vatera. Management then outlined the Company’s potential alternatives, and there was a discussion among the independent directors of the benefits, drawbacks and timing of each. Management then provided the independent directors with additional detail regarding the Debt Commitment Letter. Management stated that it viewed the Vatera debt proposal as the best option for the Company at this time given the Company’s current financial position and market conditions, lack of resolution on the potential non-operational payments related to the IDB acquisition and the requirements and restrictions under the Deerfield Facility. Management outlined for the independent directors the renegotiation required to modify certain terms of the Deerfield Facility, and outlined the potential costs of such modifications. The independent directors then asked questions of management and discussed the potential alternatives available to the Company. The independent directors concluded that pursuing an agreement with Vatera appeared to be the only currently available potential alternative most likely to preserve the Company’s value while addressing the Company’s liquidity needs. Management proposed a plan that included continuing negotiations with Vatera regarding the Debt Commitment Letter and with certain counterparties regarding potential non-operational payments. After discussion, the independent directors approved the plan.

On December 17, 2018, legal counsel to the Company delivered a revised draft of the Debt Commitment Letter to legal counsel to Vatera. Between December 17 and December 18, 2018, legal counsel to Vatera and legal counsel to the Company continued to negotiate the Debt Commitment Letter, focusing on the issues raised by the independent directors, including with respect to the timing of disbursements of the Vatera Convertible Loan, the conditions to obtaining such disbursements and the amount of the fees payable in respect of the Vatera Loan Facility.

On December 17, 2018, representatives of the Company reached out to representatives of Deerfield to resume discussions regarding a potential amendment to the Deerfield Facility given the terms of the Debt Commitment Letter.

On December 18, 2018, Deerfield delivered to the Company a list of non-binding terms reflecting these discussions, indicating that Deerfield would be prepared to negotiate and enter into a definitive agreement for the amendment, subject to the closing of the initial $75 million funding with Vatera as contemplated by the Debt

Commitment Letter. In addition to those changes necessary to facilitate the funding under the Debt Commitment Letter, the list contemplated amendments to the Deerfield Facility to provide that: (i) the Company be permitted to deliver financial statements for the fiscal year ending December 31, 2018, with a paragraph expressing doubt as to the Company’s status as a going concern; (ii) the net sales covenant for the fiscal years ending after December 31, 2018 be decreased by 15%; (iii) the exit fee under the Deerfield Facility be increased to 4%; (iv) the Company be required to hold a minimum cash balance of $40 million through March 31, 2020; (v) Deerfield be permitted to convert up to $74 million of debt under the Deerfield Facility into common stock, subject to the 4.985% Ownership Cap; and (vi) Deerfield be entitled to receive $5 million of value, in the same form as the Vatera Convertible Loans to be made by Vatera under the Debt Commitment Letter.

On December 18, 2018, the board of directors held a meeting. Because of their earlier recusals, Messrs. Ferro and Koestler did not attend the meeting. Management updated the independent directors on conversations with Deerfield about the terms of the Deerfield Facility and reviewed with independent directors the current terms of Vatera’s Debt Commitment Letter. Management also reviewed with the independent directors the potential alternatives for the Company to address its current financial conditions, the feasibility of each alternative and the steps management had taken to pursue the potential alternatives. Management noted that no other major sources of financing for the Company were readily apparent at this time. Management then informed the independent directors that Vatera had conditioned its willingness to offer the debt commitment on Mr. Johnson assuming the role of Chief Executive Officer on a non-interim basis. Mr. Johnson noted that he did not seek this, but that he would be willing to accept the role so long as his appointment complied with all appropriate governance processes. Mr. Johnson then left the meeting and the independent directors continued in executive session without Mr. Johnson. Skadden then addressed the appropriate process for considering Vatera’s condition that Mr. Johnson assume the CEO role on a non-interim basis. The independent directors asked questions and a discussion ensued with counsel. The independent directors indicated their support for Mr. Johnson’s appointment as CEO on a non-interim basis. Mr. Johnson then returned to the meeting. The independent directors then reviewed the other terms of the Vatera Debt Commitment Letter, including the amount of interest and forms that interest payments could take, the exit fees Vatera was requesting, the conversion terms and the prepayment terms. They also reviewed the recent commercial progress of the Company related to its net product sales, including the status of meeting the minimum net sales target under the Deerfield Facility. The board agreed to reconvene later that night to continue their review of the Debt Commitment Letter and to decide whether to approve it. The board instructed management and Skadden to attempt to obtain more favorable terms for the debt commitment, but that, given the Company’s financial condition, the priority was to finalize the Debt Commitment Letter.

Later on December 18, 2018, the board of directors held a meeting. Because of their earlier recusals, Messrs. Ferro and Koestler did not attend the meeting. Skadden updated the independent directors on recent conversations with Vatera and the most recent terms of the Debt Commitment Letter. The independent directors asked questions about the proposed final terms of the Debt Commitment Letter. Management provided an update on its discussions with Deerfield about the terms of the amendment to the Deerfield Facility, noting that discussions with Deerfield on that amendment had been positive. Management updated the independent directors on the status of discussions with Mr. Ferro regarding the condition that Mr. Johnson assume the Company’s CEO role on a non-interim basis. Management noted that Mr. Ferro stated that this condition was non-negotiable. Management then reviewed with the independent directors the current financial condition of the Company, the lack of capital in the current operating plan, and the potential impact on the operation of the business. After questions from the independent directors and further discussion, upon motion duly made, the board voted to approve the terms of the Debt Commitment Letter. On that same day, the board of directors also voted to approve the adjournment of the Special Meeting.

On December 18, 2018, the Company and Vatera executed the Debt Commitment Letter.

Between December 18, 2018, and December 31, 2018, legal counsel to the Company and legal counsel to Vatera negotiated the Original Vatera Loan Agreement, focusing on the issues raised by independent directors, including the prepayment terms and the conversion terms, including the call premium and the make-whole table.

On December 31, 2018, the board of directors held a meeting. Because of their earlier recusals, Messrs. Ferro and Koestler did not attend the meeting. Management stated that the objective of the meeting was to review the draft of the Original Vatera Loan Agreement, which had been circulated to the independent directors prior to the meeting. Management updated the independent directors on its conversations with Mr. Ferro regarding the prepayment terms of the agreement. The independent directors asked questions about the ability of the Company to prepay the Vatera Convertible Loans and the potential effects of the debt financing on the Company and the Company’s stock, and a discussion ensued. Management then reiterated for the independent directors the potential alternatives that the Company had explored and stated its opinion that, given the Company’s liquidity needs and other constraints, there were no other alternatives that were preferable to the Original Vatera Loan Agreement. Management reiterated the advice received from legal counsel to the Company earlier in the process related to the likelihood of recovery by equity holders in a bankruptcy. Management’s view was that the Original Vatera Loan Agreement was the only currently available option likely to help the Company become cash flow neutral and preserve equity value for the non-Vatera stockholders, even with the potential dilution from the Vatera Convertible Loans and the Deerfield Convertible Loan under the Deerfield Facility Amendment. The independent directors then reviewed the terms of the Original Vatera Loan Agreement, including how the terms in the Original Vatera Loan Agreement differed from the Debt Commitment Letter approved by the board on December 18, 2018 and how the terms compared to the terms in the Deerfield Facility. Skadden then reviewed additional terms of the Original Vatera Loan Agreement, and discussed the impact of the Original Vatera Loan Agreement, as well as the covenants under the Deerfield Facility, on the Company’s authorized shares. The independent directors also had a discussion about their duties to the non-Vatera Melinta stockholders in connection with evaluating the Original Vatera Loan Agreement. Thereafter, the independent directors considered whether, given the Company’s current stock price, it was advisable that the Company also pursue a reverse stock split. Skadden advised the board on the potential considerations when considering whether to approve a reverse stock split. Skadden also advised the board on the impact on the Company, the Deerfield Facility and the proposed Original Vatera Loan Agreement, if the Company were to receive a delisting notice from Nasdaq. The independent directors were also informed that another action of the board would be needed before the filing of the preliminary proxy statement to authorize the final terms of the reverse split proposal and the other proposals to be included in the proxy statement and related matters. The independent directors asked questions and discussed the terms of the Original Vatera Loan Agreement and the need for a reverse stock split. The independent directors questioned management and Skadden on the impact of a restructuring on the value for the non-Vatera stockholders of the Company. Evaluating the limited options available to the Company, the board concluded that the proposed Original Vatera Loan Agreement and the reverse stock split were advisable and in the best interests of the Company and its stockholders. Management then moved for the board to vote to authorize management to execute the Original Vatera Loan Agreement and to authorize the reverse stock split. Upon motion duly made, the board (with the independent directors voting unanimously) voted to authorize management to execute the Original Vatera Loan Agreement and to authorize management to pursue the reverse stock split. The board also instructed management to attempt to obtain more favorable terms for the Original Vatera Loan Agreement, if possible, particularly with respect to prepayment flexibility and conversion terms, but that given the Company’s current financial condition, the priority was to finalize the Original Vatera Loan Agreement.

Following the meeting of the board on December 31, 2018, the Company sought to negotiate more favorable terms to the Original Vatera Loan Agreement in response to the issues raised by the independent directors and certain modifications were made.

On December 31, 2018, the Company and Vatera executed the definitive Original Vatera Loan Agreement, and the Company, Vatera and the agent for the lenders under the Deerfield Facility executed the related subordination agreement.

Between January 4, 2019, and January 14, 2019, legal counsel to the Company, legal counsel to Vatera and legal counsel to Deerfield negotiated the Deerfield Facility Amendment, including the form of note that would evidence the Deerfield Convertible Loan at such time as the Deerfield Facility Amendment became effective

(such effectiveness being conditioned on the funding of the Vatera Convertible Loans), and the amended and restated Vatera Loan Agreement which revised the Original Vatera Loan Agreement to reflect the additional $5 million that will be deemed to have been funded by Deerfield upon the initial funding under the Vatera Loan Agreement. Negotiations focused on those terms set forth in the December 18 list of non-binding terms delivered by Deerfield to the Company and, in addition, the conversion price formula of the Deerfield Convertible Loan. The parties also negotiated certain other technical modifications in both the Deerfield Facility Amendment and the Vatera Loan Agreement to accommodate the respective loans.

On January 8, 2019, the board of directors held a meeting. Because of their earlier recusals, Messrs. Ferro and Koestler did not attend the meeting. The independent directors reviewed the proposals to be included in the proxy statement, including considering further the reasons for the reverse stock split and considering further the proposals in light of the conversion terms of the Deerfield Convertible Loan. After discussion, and upon motion duly made, the board (with the independent directors voting unanimously) voted to approve the calling of the Special Meeting and the filing of the revised proxy statement, including the recommendations included therein.

On January 14, 2019, the board of directors held a meeting. Because of their earlier recusals, Messrs. Ferro and Koestler did not attend the meeting. Management stated that the objective of the meeting was to review the drafts of the Vatera Loan Agreement and the Deerfield Facility Amendment, including the form of note that would evidence the Deerfield Convertible Loan, which drafts had been circulated to the independent directors prior to the meeting. Management summarized for the independent directors the key terms of the Vatera Loan Agreement and the Deerfield Facility Amendment, including the form of note that would evidence the Deerfield Convertible Loan. Skadden then reviewed additional terms of the Deerfield Facility Amendment and the Deerfield Convertible Loan, including the conversion price formula and the operation of the 4.985% Ownership Cap, and the changes made in the Vatera Loan Agreement from what was in the Original Vatera Loan Agreement. The independent directors also reviewed the proposals to be included in the proxy statement, including considering further the proposals in light of the final conversion terms of the Deerfield Convertible Loan. After discussion, and upon motion duly made, the board (with the independent directors voting unanimously) voted to authorize management to execute the Vatera Loan Agreement and the Deerfield Facility Amendment.

On January 14, 2019, the Company, certain of its subsidiaries, VHP and Deerfield executed the Vatera Loan Agreement, and the Company, certain of its subsidiaries, Deerfield and Cortland Capital Market Services LLC executed the Deerfield Facility Amendment.

RISK FACTORS

The effectiveness of the Vatera Loan Facility and the issuance of the Vatera Convertible Loans on the initial closing date are subject to several closing conditions as further described in this proxy statement, including, without limitation, the approval of the stockholders of the Company to Proposal 3 and either Proposal 1 or 2.

Risks of Not Approving the Proposals

The failure of Melinta stockholders to approve Proposals 1, 2 and 3 would have a material adverse effect on the Company and its stockholders because the Vatera Loan Facility will not fund, the Deerfield Facility Amendment will not become effective, the Company may not be able to comply with the covenants under the Deerfield Facility and the Company may not be able to continue as a going concern.

The effectiveness of the Vatera Loan Facility and the issuance of the Vatera Convertible Loans on the initial closing date are conditioned on the approval of the stockholders of the Company of Proposal 3 and either Proposal 1 or 2. In addition, it is a condition to funding the initial $75 million disbursement under the Vatera Loan Agreement that the Deerfield Facility Amendment be effective.

The Company is subject to financial-related covenants under the Deerfield Facility, including requirements that the Company (i) file an Annual Report on Form 10-K for the year ending December 31, 2018, with an audit opinion without a going concern qualification and (ii) maintain a minimum cash balance of $25 million. As reported in the Company’s Form 10-Q for the quarter ended September 30, 2018, the Company’s cash balances may not be sufficient to support compliance with the Deerfield Facility covenants in the first quarter of 2019, after giving effect to net cash outflows from the Company’s operations and the payment of potential non-operational payments relating to the IDB acquisition. Upon an event of default under the Deerfield Facility, among other things, the lenders could accelerate the Company’s obligation to repay the outstanding principal plus accrued interest and, because the Company does not have sufficient cash resources to repay such amount, the lender could exercise their full remedies under the Deerfield Facility and the other loan and security documents related thereto. The Deerfield Facility Amendment, among other things: (i) permits the Company’s audited financial statements for the fiscal year ending December 31, 2018, to be delivered with an explanatory paragraph expressing doubt as to the Company’s status as a going concern; (ii) requires the Company to hold a minimum cash balance of $40 million through March 31, 2020, and $25 million thereafter; and (iii) reduces the net sales covenant set forth in the Deerfield Facility for all periods after December 31, 2018, by 15%.

In addition, without the benefit of the Vatera Loan Agreement, the Company may not have sufficient cash resources or liquidity to continue as a going concern. As described herein, the Company has explored other potential alternatives to address the Company’s liquidity needs, and believes that the Vatera Loan Facility is the only currently available alternative that is likely to help the Company to become cash flow neutral and preserve equity value for the non-Vatera stockholders, even with the potential dilution from the Vatera Convertible Loans and the Deerfield Convertible Loan, including because, as a general matter, equity holders typically do not receive any recovery in a bankruptcy. Accordingly, the failure of Melinta stockholders to approve Proposals 1, 2 and 3, and as a result the failure of the Vatera Loan Facility to fund and the Deerfield Facility Amendment to become effective, would have a material adverse effect on the Company and its stockholders.

If the Company’s common stock is delisted from the Nasdaq Global Market, the Company’s business, financial condition, results of operations and stock price could be adversely affected, and the liquidity of the Company’s stock and the Company’s ability to obtain financing could be impaired.

Melinta common stock is listed on the Nasdaq Global Market, which imposes continued listing requirements with respect to listed shares. If the Company fails to meet the continued listing standards of the Nasdaq Global Market, the Company’s common stock could be delisted and its stock price could suffer. Although the Company has not received a notice from the Nasdaq Global Market, the bid price of the Company’s common stock has recently closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Market on certain trading days. The reverse stock split contemplated by Proposal 1 is intended to increase the per-share market price of Melinta common stock above the minimum bid price requirement under the Nasdaq Listing Rules so that the Melinta common stock would not be delisted from the Nasdaq Global Market. The failure of the stockholders to approve Proposal 1 could result in Melinta being delisted from the Nasdaq Global Market.

A delisting of the Melinta common stock could negatively impact the Company by further reducing the liquidity and market price of the Melinta common stock and the number of investors willing to hold or acquire the Melinta common stock, which could negatively impact the Company’s ability to raise equity financing. The delisting of Melinta common stock from the Nasdaq Global Market would constitute a “fundamental change” under the Vatera Loan Agreement, which may require Melinta to increase the Conversion Rate for a lender who elects to convert the Vatera Convertible Loans in connection therewith. Such delisting may also affect Melinta’s compliance with its affirmative covenants under the Vatera Loan Agreement and Deerfield Facility.

Melinta may not have sufficient shares of common stock available for issuance for future financings and other purposes.

As of January 10, 2019, there were (i) 80,000,000 shares of Melinta common stock authorized and 56,066,169 shares of Melinta common stock issued and outstanding (together with a total of 7,442,719 shares of Melinta common stock reserved for issuance upon the exercise of outstanding options and warrants and the vesting of restricted stock units) and (ii) 5,000,000 shares of Melinta preferred stock authorized and no shares of Melinta preferred stock issued and outstanding.

In addition to providing authorized shares to accommodate conversion, in part, of the Vatera Convertible Loans and the Deerfield Convertible Loan, Proposals 1 and 2 also would provide the Company with additional capacity to issue shares of common stock for future financings and other purposes.

If the Company does not have sufficient available shares of common stock for issuance, it will not be able to fund its capital needs through the issuance of common stock or securities convertible, exchangeable or otherwise giving the holder the right to acquire shares of common stock. In addition, the Company is subject to covenants under the Vatera Loan Agreement and the Deerfield Facility that restrict its ability to incur additional indebtedness, limiting access to additional debt capital to fund its operations. As a result, subject to the Vatera Loan Agreement which provided for a clear market period at the time of signing, the Company may not be able to obtain funding that may be necessary in the future for its continued operations on acceptable terms, or at all. In the event that the Company is not able to fund any future need for capital, the Company would not be able to continue its operations.

Melinta may have to issue cash-based incentives and other awards to remain competitive in hiring and retaining key employees and non-employee directors.

If the Company is unable to continue to make grants of equity awards to its employees consistent with their expectations or past practices, or if the Company is required to issue awards with significantly lower values than competitive market practices mandate due to the lack of available shares under the 2018 Plan, the Company could be at significant risk of failing to retain key employees who are important to its success, to properly motivate employees to achieve the Company’s strategic objectives, or to hire top talent during a time of management transition. At the current and projected burn rate for equity awards, the Company expects that awards covering the initial share pool of 2,000,000 shares available for issuance under the 2018 Plan (as such pool is increased pursuant to the terms of the 2018 Plan) will be granted prior to the end of fiscal year 2019. If the amendment to the 2018 Plan is not approved, the Company will need to grant cash-based or other awards in order to remain competitive, which may not align the interests of its key employees and non-employee directors as closely with those of Melinta stockholders as equity awards. In addition, the use of cash resources to deliver competitive pay would divert cash from use in running other aspects of the Company’s business and investing in future product development.

Risks of Approving the Proposals

The reverse stock split may not increase Melinta’s stock price over the long-term.

The principal purpose of Proposal 1 (the reverse stock split) is to increase the per-share market price of Melinta common stock above the minimum bid price requirement under the Nasdaq Listing Rules so that the Melinta common stock would not be delisted from the Nasdaq Global Market. It cannot be assured, however, that the reverse stock split will accomplish this objective for any meaningful period of time. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•

the market price per share of Melinta common stock after the reverse stock split will appropriately reflect the proportionate reduction in the number of shares of Melinta common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•	the reverse stock split will result in a per share price that will increase Melinta’s ability to attract and retain employees; or

•

the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq for continued listing, or that Melinta will otherwise meet the requirements of Nasdaq for inclusion for trading on the Nasdaq Global Market.

The market price of Melinta common stock also will be based on Melinta’s performance and other factors, some of which are unrelated to the number of shares outstanding including Melinta’s business and financial performance, general market conditions, and prospects for future success. If the reverse stock split is effected and the market price of Melinta common stock declines, the percentage decline as an absolute number and as a percentage of Melinta’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. Thus, while the stock price after the reverse stock split might meet the continued listing requirements for the Nasdaq Global Market initially, it cannot be assured that it will continue to do so.

The reverse stock split may decrease the liquidity of the common stock.

Although an increase in the market price of the Melinta common stock following the reverse stock split could encourage interest in Melinta common stock and possibly promote greater liquidity for Melinta’s stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split. The reduction in the number of outstanding shares may lead to reduced trading and a smaller number of market makers for Melinta common stock.

The reverse stock split may lead to a decrease in Melinta’s overall market capitalization.

Should the market price of Melinta common stock decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in Melinta’s overall market capitalization. If the per share market price does not increase in proportion to the reverse stock split ratio, then the value of the Company, as measured by its stock capitalization, will be reduced. In some cases, the per-share stock price of companies that have effected reverse stock splits subsequently declined back to pre-reverse split levels, and accordingly, it cannot be assured that the total market value of Melinta common stock will remain the same after the reverse stock split is effected, or that the reverse stock split will not have an adverse effect on Melinta’s stock price due to the reduced number of shares outstanding after the reverse stock split.

Approval of the Proposals may result in dilution of stockholders’ ownership and have related adverse effects on stockholders.

Approval of the Proposals may have certain disadvantages for Melinta’s stockholders, including:

•

Further dilution of stockholders’ ownership. Melinta stockholders will experience substantial dilution in the event that the respective lenders elect to convert the Vatera Convertible Loans and/or the Deerfield Convertible Loan. Up to a total of approximately 174 million shares of Melinta common stock could be issued under the Vatera Convertible Loans and the Deerfield Convertible Loan if the loans are fully funded (or deemed funded) and ultimately converted based on the initial conversion rate for the Vatera Convertible Loans and the maximum initial conversion rate for the Deerfield Convertible Loan and assuming the Vatera Convertible Loans are held to maturity and the full Conversion Amount is then converted (or a total of approximately 214 million shares of Melinta common stock could be issued under the Vatera Convertible Loans and the Deerfield Convertible Loan if such conversion of the Vatera Convertible Loans is in connection with an optional prepayment or a fundamental change and the maximum amount of additional shares are required to be issued upon conversion of the Vatera Convertible Loans under the make-whole table; the conversion rate of the Deerfield Convertible Loan would not be subject to any such make-whole adjustment). The ability of Deerfield to convert the $5 million of convertible loans deemed to have been funded under the Vatera Loan Facility, and the ability of a lender to convert the Deerfield Convertible Loan, are subject to the 4.985% Ownership Cap, however, that will not prevent Deerfield from periodically converting the applicable loan up to the 4.985% Ownership Cap and selling the shares of Melinta common stock received upon conversion such that the full amount of such loan is converted over time. In addition, a total of [●] additional shares of Melinta common stock would be issuable under the 2018 Plan, as amended, and the remaining authorized shares would be issuable by the Company for capital raising or other matters.

•

The reverse stock split will free up authorized share capacity, which would allow for the future issuance of common stock that may have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders of the Company.

•

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock or securities that are convertible or exchangeable into common stock that may be issued in the future (including upon conversion of to the Vatera Convertible Loans or the Deerfield Convertible Loan), and therefore, future issuances of common stock may have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders of the Company.

•

Other than the Vatera Convertible Loans, the Deerfield Convertible Loan and our employee stock plans, the Company has no arrangements, agreements, or understandings in place at the present time for the issuance or use of the additional shares of common stock to be made available out of authorized share capital as a result of Proposal 1 or to be authorized by Proposal 2; however, the Company may require additional capital in the future to fund its operations, and, in addition to the Vatera Convertible Loans, the Deerfield Convertible Loan and the employee stock plans, it is foreseeable that the Company may seek to issue additional shares of common stock or preferred stock or other securities that are convertible or exchangeable into common stock or preferred stock in connection with any such capital raising activities, subject to the terms of the Vatera Loan Agreement, including the clear market period described herein. Melinta’s board of directors does not intend to issue any such additional shares of common stock, preferred stock or other securities convertible or exchangeable into common stock except on terms that the board deems to be in the best interests of the Company and its stockholders. The Company is also subject to certain covenants under the Vatera Loan Agreement and the Deerfield Facility that restrict its ability to take on additional indebtedness, limiting access to additional debt capital to fund its operations.

•

It is possible that the financing under the Vatera Loan Agreement and the amendments to the Deerfield Facility, even when combined with the Company’s other efforts to retain cash, will not result in compliance with the covenants under the Vatera Loan Agreement and/or the Deerfield Facility.

•

The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of Melinta’s board of directors. Provisions in the Vatera Loan Agreement and the Deerfield Facility also may deter or prevent a business combination that may be favorable to Melinta stockholders. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price.

•

The Vatera Convertible Loans issuable pursuant to the Vatera Loan Facility are convertible, at the option of each lender, into shares of Melinta preferred stock, which have rights on liquidation senior to the rights of the Melinta common stockholders.

The Vatera Loan Agreement restricts the Company’s access to additional financing.

The Company is subject to certain covenants under the Vatera Loan Agreement that restrict its ability to incur additional indebtedness in the near future, limiting access to additional debt capital to fund its operations. The Deerfield Facility also imposes limitations on debt incurrence. In addition, under the terms of the Vatera Loan Agreement, if the Company has received a bona fide offer from a third party to acquire 19% or more of the capital stock of the Company (whether through merger, purchase or otherwise) and, as of the date of such offer, the aggregate amount of loans funded under the Vatera Loan Facility does not equal or exceed $75 million, VHP (or its permitted assignees) shall have the right (but not the obligation) to make a Vatera Convertible Loan in an amount up to such unfunded amount prior to the consummation of such transaction. Further under the Vatera Loan Agreement, the Company has agreed, without the prior written consent of the Required Lenders (as defined in the Vatera Loan Agreement), for a period beginning on the date of the Vatera Loan Agreement and ending ninety days after the third disbursement (such date being between September 29, 2019, and October 8, 2019) (unless the facility is terminated prior to such third disbursement, in which case 90 days after such termination), not to sell or otherwise transfer or dispose of, or file a registration statement relating to, any common stock or any securities convertible into or exercisable or exchangeable for common stock, subject to certain exceptions, including, without limitation, that this provision shall not restrict or prohibit negotiations or discussions with respect to, or the entering into any agreement for, or the filing of a registration statement with respect to, a merger or consolidation or any other combination of the Company with, or the acquisition of the Company by, another person (including by tender or exchange offer), any sale or other transfer of all or substantially all of the consolidated assets of the Company or any other acquisition or similar transaction. Accordingly, the ability of the Company to enter into additional forms of financing may be limited.

The issuance of Vatera Convertible Loans pursuant to the Vatera Loan Facility (Proposal 3) may result in Vatera beneficially owning a significant percentage of Melinta common stock and, as a result, Vatera will be able to exert control over matters submitted to the stockholders for approval.

As noted under “Security Ownership of Certain Beneficial Owners and Management” beginning on page 80 of this proxy statement, as of January 10, 2019, Vatera Capital Management LLC (“Vatera Capital”) beneficially owned approximately 29.6% of the outstanding shares of Melinta common stock; Kevin Ferro, a current director and Chairman of Melinta’s board, is the Chief Executive Officer and the managing member of Vatera Capital, the current manager of VHP; and Thomas Koestler, a current director of Melinta, is a consultant to VHP. VHP has agreed in the Vatera Loan Agreement to vote the approximately 16 million shares of Melinta common stock, which represents approximately 28.6% of the outstanding shares of common stock as of January 10, 2019, that it owns in favor of Proposals 1, 2 and 3, subject to VHP’s reasonable determination that certain conditions set forth in the Vatera Loan Agreement will be satisfied.

For illustrative purposes, in the event that the Company draws, and VHP, VIP and their respective affiliates fund, the full $135 million pursuant to the Vatera Loan Facility, and assuming that such Vatera Convertible Loans ultimately are converted into shares of Melinta preferred stock and then into Melinta common stock on the maturity date of the Vatera Convertible Loans using the Conversion Amount (and assuming no conversion of the Deerfield Convertible Loan or the $5 million of convertible loans deemed funded by Deerfield under the Vatera Loan Facility), at a Common Stock Conversion Rate of 625 (equivalent to a Conversion Price of $1.60), Vatera Capital (as defined herein), VHP and VIP could collectively beneficially own approximately 73% of the outstanding shares of Melinta common stock (based on 56,066,169 shares of Melinta common stock outstanding as of January 10, 2019), and approximately 69% of the Melinta common stock on a fully-diluted basis (based on 56,066,169 shares of Melinta common stock outstanding on January 10, 2019, 7,442,719 shares of Melinta common stock reserved for issuance upon the exercise of outstanding options and warrants and the vesting of restricted stock units outstanding as of January 10, 2019). Based on the foregoing, up to approximately 98 million shares of Melinta common stock could be issued to VHP, VIP and their respective affiliates upon such conversion.

In addition, under certain circumstances, additional shares of Melinta preferred stock and Melinta common stock ultimately may be required to be issued upon conversion of the Vatera Convertible Loans. For example, if the Vatera Convertible Loans are converted in connection with an optional prepayment by Melinta or a “fundamental change”, up to 2.445652 additional shares of preferred stock (244.5652 shares of common stock) may be required to be issued per $1,000 of the Conversion Amount on conversion based on a customary make-whole table. These shares would be in addition to those issuable as described above, resulting in a total number of shares issuable upon conversion of 8.695652 shares of preferred stock (869.5652 shares of common stock) per $1,000 of Conversion Amount. In the event that the Vatera Convertible Loans are converted in connection with an optional prepayment or a fundamental change and the maximum amount of additional shares are required to be issued, based on the assumptions described in the preceding paragraph, Vatera Capital, VHP and VIP could collectively beneficially own approximately 78% of the outstanding shares of Melinta common stock (based on 56,066,169 shares of Melinta common stock outstanding as of January 10, 2019), and approximately 75% of the Melinta common stock on a fully diluted basis (based on 56,066,169 shares of Melinta common stock outstanding on January 10, 2019, 7,442,719 shares of Melinta common stock reserved for issuance upon the exercise of outstanding options and warrants and the vesting of restricted stock units outstanding as of January 10, 2019). Based on the foregoing, up to approximately 137 million shares of Melinta common stock could be issued to VHP, VIP and their respective affiliates upon such conversion.

This significant concentration of share ownership would enable VHP to exert control over matters submitted to stockholders for approval. See “Proposal 3: Approval of the Issuance to Vatera of the Vatera Convertible Loans, the Preferred Stock and the Common Stock” beginning on page 61 of this proxy statement.

In the event that Vatera acquires more than 50% of the outstanding shares of Melinta common stock through conversion of all or a portion of its Vatera Convertible Loans or otherwise, Vatera will be able to exert control over matters requiring approval by the stockholders. For example, Vatera would be able to control elections of directors, amendments of Melinta’s organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. In addition, although Vatera and its affiliates can acquire 30% or more of Melinta common stock, upon exercise of the Vatera Convertible Loans or otherwise, without it being a change of control under the Deerfield Facility and the Vatera Loan Facility, in the event that a third person acquires from Vatera or otherwise shares of Melinta common stock and, as a result, beneficially owns 30% or more of the Melinta common stock, a “change of control” would occur under the Deerfield Facility and the Vatera Loan Facility. As a result, the lenders under the Vatera Convertible Loans would have the right to seek repayment or convert their Vatera Convertible Loans (including with the fundamental change make-whole adjustment if such change of control also constitutes a fundamental change), and the change of control also would constitute an Event of Default under the Deerfield Facility. This may prevent or discourage certain acquisition proposals or offers for Melinta common stock, which could limit the opportunity for Melinta’s stockholders to receive a premium for their shares and could also affect the price that some investors are willing to pay for Melinta common stock. Accordingly, Vatera’s interests may not always coincide with the interests of other stockholders.

Melinta stockholders will experience dilution as a consequence of the issuance of shares of common stock upon ultimate conversion of the Vatera Convertible Loans and the Deerfield Convertible Loan. Having a minority share position may reduce the influence that Melinta’s current stockholders have on the management of Melinta.

Melinta stockholders will experience substantial dilution in the event that the respective lenders elect to convert the Vatera Convertible Loans and/or the Deerfield Convertible Loan. Up to a total of approximately 174 million shares of Melinta common stock could be issued under the Vatera Convertible Loans and the Deerfield Convertible Loan if the loans are fully funded (or deemed funded) and ultimately converted based on the initial conversion rate for the Vatera Convertible Loans and the maximum initial conversion rate for the Deerfield Convertible Loan and assuming the Vatera Convertible Loans are held to maturity and the full Conversion Amount is then converted (or a total of approximately 214 million shares of Melinta common stock could be issued under the Vatera Convertible Loans and the Deerfield Convertible Loan if such conversion of the Vatera Convertible Loans is in connection with an optional prepayment or a fundamental change and the maximum amount of additional shares are required to be issued upon conversion of the Vatera Convertible Loans under the make-whole table; the conversion rate of the Deerfield Convertible Loan would not be subject to any such make-whole adjustment). There is no assurance that the Vatera Convertible Loans or the Deerfield Convertible Loan will convert.

For illustrative purposes, in the event that the Company draws, and VHP, VIP and their respective affiliates fund, the full $135 million pursuant to the Vatera Loan Facility and an additional $5 million of convertible loans are deemed funded by Deerfield pursuant to the Vatera Loan Facility, and assuming that such Vatera Convertible Loans are fully funded and ultimately converted into shares of Melinta preferred stock and then into Melinta common stock on the maturity date of the Vatera Convertible Loans using the Conversion Amount, at a Common Stock Conversion Rate of 625 (equivalent to a Conversion Price of $1.60), a total of approximately 102 million shares of Melinta common stock could be issued upon such conversion (or a total of approximately 142 million shares issued if such conversion of the Vatera Convertible Loans is in connection with an optional prepayment or a fundamental change and the maximum amount of additional shares are required to be issued upon conversion of the Vatera Convertible Loans under the make-whole table; the conversion rate of the Deerfield Convertible Loan would not be subject to any such make-whole adjustment).

In addition, if the full $74 million of the Deerfield Convertible Loan is converted in full at the minimum initial conversion price of $1.03 (a maximum initial conversion rate of approximately 971 shares per $1,000 principal amount), a total of approximately 72 million shares of Melinta common stock could be issued upon such conversion.

The ability of Deerfield to convert the $5 million of loans deemed to have been funded pursuant to the Vatera Loan Facility, and the ability of a lender to convert the Deerfield Convertible Loan, are subject to the 4.985% Ownership Cap. However, that will not prevent Deerfield from periodically converting the applicable loan up to the 4.985% Ownership Cap and selling the shares of Melinta common stock received upon conversion such that the full amount of such loan is converted over time.

Such dilution could, among other things, limit the ability of current stockholders (other than Vatera) to influence management of Melinta, including through the election of directors.

Provisions in the Vatera Loan Agreement and the Deerfield Facility may deter or prevent a business combination that may be favorable to Melinta stockholders.

Certain provisions in the Vatera Loan Agreement and the Deerfield Facility could have an adverse impact on a potential acquisition of the Company:

•	If Melinta enters into a transaction that constitutes a “fundamental change” under the Vatera Loan Agreement and a lender elects to convert the Vatera Convertible Loans in connection therewith, the

Company may be required to increase the Conversion Rate depending on the then applicable Stock Price. The substantial number of shares that are issuable upon conversion of the Vatera Convertible Loans and the Deerfield Convertible Loan may negatively impact the per share price that a third party may be willing to pay for the Company.

•

Furthermore, upon the occurrence of a Change of Control (as defined in the Vatera Loan Agreement), the lenders have the right to either convert the Vatera Convertible Loans (including at the fundamental change conversion price if the Change of Control also constitutes a fundamental change) or require payment in full at par plus accrued and unpaid interest. If the lenders, other than VHP, VIP or their respective affiliates, fail to timely deliver notice to the Company electing to convert the Vatera Convertible Loans, the Company will pay in cash to such lender the full outstanding amount of the Vatera Convertible Loans. VHP, VIP or their respective affiliates may elect to continue to hold their Vatera Convertible Loans, instead of converting the Vatera Convertible Loans or requiring payment in cash for such Vatera Convertible Loans, except that the Company may elect to prepay the Vatera Convertible Loans held by VHP, VIP or their respective affiliates in connection with a Change of Control or a fundamental change in which the consideration to be paid to the holders of outstanding common stock (other than shares held by VHP, VIP or their respective affiliates) consists solely of cash at a per share price in excess of the then current Conversion Price (determined based on the Common Stock Conversion Rate).

•	Upon a Change of Control (as defined in the Deerfield Facility), the lenders have the right to require payment in full at par plus accrued and unpaid interest.

These and other provisions in the Vatera Loan Agreement could deter or prevent a third party from acquiring the Company, or adversely impact the price that an acquirer is willing to pay, even when the acquisition may be favorable to Melinta stockholders.

Melinta has substantial indebtedness.

As of December 31, 2018, Melinta had total indebtedness of $148 million and, subject to the terms and conditions of the Vatera Loan Agreement, has the ability to access an additional $135 million in debt, plus $5 million of convertible loans that will be deemed to have been funded by Deerfield under the Vatera Loan Agreement upon the initial funding under the Vatera Loan Agreement. Having a substantial amount of leverage may have important consequences, including:

•

requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on indebtedness, thereby reducing the ability to use cash flow from operations to fund operations, capital expenditures, and future business opportunities;

•

limiting Melinta’s ability to obtain additional financing for working capital, capital expenditures, product and service development, debt service requirements, acquisitions, and general corporate or other purposes including equipment financing at reasonable rates, which is vital to Melinta’s business;

•

increasing the risks of adverse consequences resulting from a breach of any indebtedness agreement, including, for example, a failure to make required payments of principal or interest due to failure of Melinta’s business to perform as expected;

•	increasing vulnerability to general economic and industry conditions;

•	restricting Melinta’s ability to make strategic acquisitions or requiring non-strategic divestitures;

•	subjecting Melinta’s operations to restrictive covenants that may limit operating flexibility; and

•	placing Melinta’s operations at a competitive disadvantage compared to competitors that are less highly leveraged.

MATTERS BEING SUBMITTED TO A VOTE OF MELINTA STOCKHOLDERS

PROPOSAL 1: CHARTER AMENDMENT TO AUTHORIZE THE REVERSE STOCK SPLIT

At the Special Meeting, Melinta stockholders will be asked to approve an amendment to Melinta’s Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of Melinta common stock. Upon the effectiveness of the amendment to Melinta’s Certificate of Incorporation effecting the reverse stock split, the outstanding shares of Melinta common stock will be reclassified and combined into a lesser number of shares such that one share of Melinta common stock will be issued for a specified number of shares, which shall be greater than one and equal to or less than 20, of outstanding Melinta common stock, with the exact number within the range to be determined by Melinta’s board of directors prior to the effective time of such amendment and publicly announced by Melinta. The form of the proposed amendment to the Melinta Certificate of Incorporation attached hereto as Annex A will effect the reverse stock split, as more fully described below, but will not change the number of authorized shares (except as described in Proposal 2, if Proposal 2 is approved by Melinta’s stockholders and implemented by Melinta’s board as described below), or the par value, of Melinta common stock.

Even if Melinta’s stockholders approve the reverse stock split, Melinta reserves the right not to effect the reverse stock split if Melinta’s board of directors does not deem the reverse stock split to be in the best interests of Melinta and its stockholders. Implementation of Proposal 1 is not conditioned on stockholder approval of any other Proposals. Melinta’s board of directors may determine to effect the reverse stock split, if it is approved by the stockholders, even if the other Proposals to be acted upon at the meeting are not approved.

By approving this Proposal 1, Melinta stockholders are also approving the amendment to Melinta’s Certificate of Incorporation, attached hereto as Annex A, reflecting the amendments contemplated by this Proposal 1. All Melinta stockholders are encouraged to read the amendment to Melinta’s Certificate of Incorporation in its entirety.

Purpose

Melinta’s board of directors approved the Proposal authorizing the reverse stock split for the following reasons:

•

the continued listing standards of the Nasdaq Global Market require Melinta to have, among other things, a $1.00 per share minimum bid price, and as such, the reverse stock split may be necessary for the continued listing of the shares of Melinta common stock on the Nasdaq Global Market;

•	Melinta’s board of directors believes a higher stock price may help generate investor interest in Melinta and help Melinta attract and retain employees;

•

if the reverse stock split successfully increases the per share price of Melinta common stock, Melinta’s board of directors believes that this may increase trading volume in Melinta common stock and facilitate future financings by Melinta; and

•

the reverse stock split would provide authorized share capital to accommodate, in part, the conversion of any of the Vatera Convertible Loans, which are convertible into shares of Melinta common stock or shares of Melinta convertible preferred stock, which are then further convertible into shares of Melinta common stock, and to accommodate the conversion of up to $74 million of the Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment, which amendment is a condition (among other conditions) to funding the Vatera Convertible Loans (and the effectiveness of such amendment is conditioned on such funding).

Nasdaq Requirements for Listing on the Nasdaq Global Market

Melinta common stock is currently listed on the Nasdaq Global Market under the symbol “MLNT.”

The continued listing standards of the Nasdaq Global Market require Melinta to have, among other things, a $1.00 per share minimum bid price. Because the current price of Melinta common stock has on certain trading days recently traded at less than the required minimum bid price, the reverse stock split is necessary for the continued listing of the shares of Melinta common stock on the Nasdaq Global Market.

Additionally, Melinta’s board of directors believes that maintaining its listing on the Nasdaq Global Market may provide a broader market for Melinta common stock and facilitate the use of Melinta common stock in financing and other transactions. Melinta’s board of directors (with the two Vatera-affiliated members of the board having recused themselves) unanimously approved the reverse stock split partly as a means of maintaining the share price of Melinta common stock above $1.00 per share.

Potential Increased Investor Interest

On January 14, 2019, Melinta common stock closed at $1.03 per share. In approving the Proposal authorizing the reverse stock split, Melinta’s board of directors considered that Melinta common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, Melinta’s board of directors believes that most investment funds are reluctant to invest in lower priced stocks.

Risks of the Reverse Stock Split

There are risks associated with the reverse stock split, including that the reverse stock split may not result in an increase in the per share price of Melinta common stock. In addition, one of the effects of the reverse stock split will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued. This could result in the Company being able to issue more shares without further stockholder approval. Melinta currently has no plans to issue shares, other than in connection with the Vatera Loan Facility and the Deerfield Convertible Loan and to satisfy obligations under Melinta’s employee stock options, restricted stock units and warrants from time to time as these options and warrants are exercised. If both Proposal 1 and Proposal 2 are approved by Melinta stockholders and Melinta’s board of directors determines, in its discretion, to implement Proposal 1 (the reverse stock split), then Melinta’s board of directors, subject to its discretion, does not also intend to implement Proposal 2 (the increase to the number of authorized shares of Melinta common stock).

Melinta cannot predict whether the reverse stock split will increase the market price for Melinta common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•

the market price per share of Melinta common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of Melinta common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•	the reverse stock split will result in a per share price that will increase Melinta’s ability to attract and retain employees; or

•

the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq for continued listing, or that Melinta will otherwise meet the requirements of Nasdaq for inclusion for trading on the Nasdaq Global Market.

The market price of Melinta common stock will also be based on Melinta’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of Melinta common stock declines, the percentage decline as an absolute number and as a percentage of Melinta’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of Melinta common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

For further information on the risk factors associated with the reverse stock split, please see the section entitled “Risk Factors” beginning on page 44 of this proxy statement.

Principal Effects of the Reverse Stock Split

If the stockholders approve the Proposal to implement the reverse stock split and Melinta’s board of directors implements the reverse stock split, Melinta will amend Melinta’s Certificate of Incorporation to effect the reverse stock split. The text of the form of the proposed amendment to Melinta’s Certificate of Incorporation to effect the reverse stock split is attached to this proxy statement as Annex A.

The reverse stock split will be effected simultaneously for all outstanding shares of Melinta common stock. The reverse stock split will affect all of Melinta stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Melinta, except to the extent that the reverse stock split results in any of Melinta stockholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. After the reverse stock split, Melinta will continue to be subject to the periodic reporting requirements of the Exchange Act.

As of the effective date of the reverse stock split, adjustments also will be made under Melinta’s stock plans (including the 2018 Stock Plan), including with respect to the aggregate number of shares of Melinta common stock that may be delivered in connection with awards under the plan, the numerical share limits under the plan, the number of shares covered by each outstanding award under the plan, the price per share underlying each such award, and, if applicable, the performance objectives that must be achieved before such award will become earned, to proportionately reflect the reverse stock split. In the event that Proposal 4 is also approved and implemented, the number of shares referenced with respect thereto would also be similarly adjusted.

The reverse stock split will also adjust the Loan Conversion Rate (and as a result the Conversion Price) under the Vatera Loan Agreement and the Deerfield Convertible Loan Conversion Price (and as a result the Deerfield Convertible Loan Conversion Rate) under the Deerfield Facility based on the formula provided therein. The warrants issued to Deerfield in January 2018 will also be adjusted to reflect the reverse stock split if the reverse stock split is implemented.

Procedure for Effecting Reverse Stock Split

If Melinta stockholders approve the Proposal to effect the reverse stock split, and if Melinta’s board of directors still believes that a reverse stock split is in the best interests of Melinta and its stockholders, Melinta will file the amendment to Melinta’s Certificate of Incorporation with the Secretary of State of the State of Delaware. Melinta’s board of directors may delay effecting the reverse stock split without resoliciting stockholder approval. Beginning on the effective date of the reverse stock split, each book-entry entitlement representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. Those stockholders holding certificated shares will receive a letter of instruction directing them to surrender their certificates in exchange for newly issued certificates reflecting their revised holding. No further action will be required for other stockholders in connection with the reverse stock split as their Melinta common stock is held in book-entry.

Fractional Shares

No certificates or scrip representing fractional shares of Melinta common stock will be issued in connection with the reverse stock split. Subject to the terms of the Deerfield Facility Amendment, each holder of Melinta common stock who would otherwise have been entitled to receive a fraction of a share of Melinta common stock shall be entitled to receive, in lieu thereof, cash (without interest) from the transfer agent in lieu of such fractional shares. The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.

The Company currently anticipates that, in lieu of issuing fractional shares, the aggregate of all fractional shares otherwise issuable to the holders of record of common stock shall be issued to the transfer agent for the common stock, as agent, for the accounts of all holders of record of common stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the transfer agent as soon as practicable after the effective time of the reverse stock split on the basis of prevailing market prices for the Melinta common stock. After such sale, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

By authorizing the reverse stock split, stockholders will be approving the combination of a specified number of shares, which shall be greater than one and equal to or less than 20, into one share.

Melinta stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where Melinta is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by Melinta or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The reverse stock split will not affect the common stock capital account on Melinta’s balance sheet. However, because the par value of Melinta common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. The stated capital component will be reduced and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of Melinta will be increased because there will be fewer shares of Melinta common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of Melinta’s board of directors or contemplating a tender offer or other transaction for the combination of Melinta with another company, the reverse stock split Proposal is not being proposed in response to any effort of which Melinta is aware to accumulate shares of Melinta common stock or obtain control of Melinta, nor is it part of a plan by management to recommend a series of similar amendments to Melinta’s board of directors and stockholders. Other than the Proposals being submitted to Melinta stockholders for their consideration at the Special Meeting, Melinta’s board of directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of Melinta.

No Appraisal Rights

Under the DGCL, Melinta stockholders are not entitled to appraisal rights with respect to the reverse stock split, and Melinta will not independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Considerations—Reverse Stock Split

The following is a summary of certain U.S. federal income tax considerations relating to the reverse stock split applicable to U.S. persons (as defined below) who hold Melinta common stock as “capital assets” (generally, assets held for investment purposes). For purposes of this summary, the term “U.S. person” means any beneficial owner which is a citizen or individual resident of the United States, a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created in or organized under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income tax without regard to its source, or a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary does not purport to address all U.S. federal income tax consequences relating to the reverse stock split, nor does it take into account the specific circumstances of any particular Melinta stockholder, some of which may be subject to special tax rules (including, but not limited to, tax-exempt organizations (including private foundations)), banks or other financial institutions, insurance companies, broker- dealers, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, U.S. expatriates, stockholders subject to the alternative minimum tax, partnerships and other pass- through entities and investors in such entities, persons that own or are treated as owning (or owned or are treated as having owned) 5% or more of the voting shares of Melinta common stock, persons that hold Melinta common share as part of a straddle, hedge, conversion or constructive sale transaction or other integrated transaction, and stockholders whose functional currency is not the U.S. dollar.

If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a Melinta stockholder, the tax treatment of a partner in the partnership will depend upon the status of that partner and the activities of the partnership. A partner in a partnership that is a Melinta stockholder should consult its own tax advisors regarding the tax consequences of the reverse stock split to it.

This summary is based on the Code, U.S. Treasury regulations promulgated under the Code, administrative pronouncements and rulings of the U.S. Internal Revenue Service, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This summary does not describe any state, local or foreign tax law considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., estate or gift tax or the Medicare contribution tax).

Each Melinta stockholder should consult its own tax advisers regarding the U.S. federal, state, local and foreign tax consequences of the reverse stock split to it under its particular circumstances.

Except as described below with respect to cash received in lieu of a fractional share, Melinta stockholders generally will not recognize gain or loss as a result of the reverse stock split. The aggregate adjusted tax basis in the shares of Melinta common stock received pursuant to the reverse stock split will equal the aggregate adjusted tax basis of the shares of Melinta common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of Melinta common stock). In general, each Melinta stockholder’s holding period for the shares of Melinta common stock received pursuant to the reverse stock split will include the holding period in the shares of Melinta common stock exchanged therefor. Melinta stockholders that acquired Melinta common stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Melinta stockholders that, pursuant to the reverse stock split, receive cash in lieu of a fractional share will recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the Melinta stockholder’s aggregate adjusted tax basis in the shares of Melinta common stock surrendered that is allocated to such fractional share. Such capital gain or loss will generally be long-term capital gain or loss if shares of Melinta common stock surrendered in the reverse stock were split held for more than one year. The deductibility of capital losses is subject to limitations.

Voting by Proxyholder

Your proxyholder (one of the individuals named on your proxy card) will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted “FOR” the amendment of Melinta’s Certificate of Incorporation to effect the reverse stock split.

Required Vote; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the outstanding shares of Melinta common stock as of the record date for the Special Meeting is required for approval of the amendment of Melinta’s Certificate of Incorporation to effect the reverse stock split. A failure to submit a proxy card or vote at the Special Meeting, an abstention or a “broker non-vote” will have the same effect as a vote “AGAINST” the approval of this Proposal.

VHP has agreed in the Vatera Loan Agreement to vote the approximately 16 million shares of Melinta common stock, which represents approximately 28.6% of the outstanding shares of common stock as of January 10, 2019, that it owns in favor of this proposal, subject to VHP’s reasonable determination that certain conditions set forth in the Vatera Loan Agreement will be satisfied.

MELINTA’S BOARD OF DIRECTORS (WITH THE TWO VATERA-AFFILIATED MEMBERS OF THE BOARD HAVING RECUSED THEMSELVES) UNANIMOUSLY RECOMMENDS THAT MELINTA STOCKHOLDERS VOTE “FOR” PROPOSAL 1 TO AMEND MELINTA’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL 2: CHARTER AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

As of January 10, 2019, there were (i) 80,000,000 shares of Melinta common stock authorized and 56,066,169 shares of Melinta common stock issued and outstanding (together with a total of 7,442,719 shares of Melinta common stock reserved for issuance upon the exercise of outstanding options and warrants and the vesting of restricted stock units) and (ii) 5,000,000 shares of Melinta preferred stock authorized and no shares of Melinta preferred stock issued and outstanding. The amendment would increase Melinta’s total number of authorized shares of all classes of capital stock from 85,000,000 shares to 280,000,000 shares, which would consist of (a) 275,000,000 shares of Melinta common stock and (b) 5,000,000 shares of preferred stock. Of the 275,000,000 shares of Melinta common stock to be authorized, approximately 102 million would be reserved for issuance under the Vatera Loan Agreement and approximately 72 million would be reserved for issuance under the Deerfield Convertible Loan.

The amendment is intended to provide adequate authorized share capital to: (i) accommodate, in part, the conversion of any of the Vatera Convertible Loans, which are convertible into shares of Melinta common stock or shares of Melinta convertible preferred stock, which are then further convertible into shares of Melinta common stock, and to accommodate the conversion of up to $74 million of the Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment, which amendment is a condition (among other conditions) to funding the Vatera Convertible Loans (and the effectiveness of such amendment is conditioned on such funding), and (ii) to provide flexibility for future issuances of Melinta common stock or securities convertible or exchangeable into Melinta common stock if determined by Melinta’s board of directors to be in the best interests of the Company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Melinta stockholders will experience substantial dilution in the event that the respective lenders elect to convert the Vatera Convertible Loans and/or the Deerfield Convertible Loan. Up to a total of approximately 174 million shares of Melinta common stock could be issued under the Vatera Convertible Loans and the Deerfield Convertible Loan if the loans are fully funded (or deemed funded) and ultimately converted based on the initial conversion rate for the Vatera Convertible Loans and the maximum initial conversion rate for the Deerfield Convertible Loan and assuming the Vatera Convertible Loans are held to maturity and the full Conversion Amount is then converted (or a total of approximately 214 million shares of Melinta common stock could be issued under the Vatera Convertible Loans and the Deerfield Convertible Loan if such conversion of the Vatera Convertible Loans is in connection with an optional prepayment or a fundamental change and the maximum amount of additional shares are required to be issued upon conversion of the Vatera Convertible Loans under the make-whole table; the conversion rate of the Deerfield Convertible Loan would not be subject to any such make-whole adjustment). There is no assurance that the Vatera Convertible Loans or the Deerfield Convertible Loan will convert.

For illustrative purposes, in the event that the Company draws, and VHP, VIP and their respective affiliates fund, the full $135 million pursuant to the Vatera Loan Facility and an additional $5 million of convertible loans are deemed funded by Deerfield pursuant to the Vatera Loan Facility, and assuming that such Vatera Convertible Loans are fully funded and ultimately converted into shares of Melinta preferred stock and then into Melinta common stock on the maturity date of the Vatera Convertible Loans using the Conversion Amount, at a Common Stock Conversion Rate of 625 (equivalent to a Conversion Price of $1.60), a total of approximately 102 million shares of Melinta common stock could be issued upon such conversion (or a total of approximately 142 million shares issued if such conversion of the Vatera Convertible Loans is in connection with an optional prepayment or a fundamental change and the maximum amount of additional shares are required to be issued upon conversion of the Vatera Convertible Loans under the make-whole table; the conversion rate of the Deerfield Convertible Loan would not be subject to any such make-whole adjustment).

The Vatera Loan Agreement also requires that Melinta reserve for issuance upon conversion of the Vatera Convertible Loans (including the $5 million of convertible loans deemed funded by Deerfield pursuant to the

Vatera Loan Facility) shares of Melinta preferred stock and Melinta common stock as provided in the Vatera Loan Agreement (assuming all such conversions are settled delivering solely such shares and, except in connection with a fundamental change for which a definitive agreement has been entered into prior to such date, assuming no additional shares under the make-whole adjustment will be necessary to be issued).

In addition, if the full $74 million of the Deerfield Convertible Loan is converted in full at the minimum initial conversion price of $1.03 (a maximum initial conversion rate of approximately 971 shares per $1,000 principal amount), a total of approximately 72 million shares of Melinta common stock could be issued upon such conversion.

The Deerfield Facility Amendment requires that Melinta reserve and keep available out of its authorized but unissued shares, solely for the purpose of effecting the conversions of the Deerfield Convertible Loan, such number of shares as shall from time to time be sufficient to effect the conversion in full of the Deerfield Convertible Loan (without giving effect to the 4.985% Ownership Cap).

The ability of Deerfield to convert the $5 million of loans deemed to have been funded pursuant to the Vatera Loan Facility, and the ability of a lender to convert the Deerfield Convertible Loan, are subject to the 4.985% Ownership Cap. However, that will not prevent Deerfield from periodically converting the applicable loan up to the 4.985% Ownership Cap and selling the shares of Melinta common stock received upon conversion such that the full amount of such loan is converted over time.

By approving this Proposal 2, Melinta stockholders are also approving the amendment to Melinta’s Certificate of Incorporation, attached hereto as Annex B, reflecting the amendments contemplated by this Proposal 2. All Melinta stockholders are encouraged to read the amendment to Melinta’s Certificate of Incorporation in its entirety.

The effectiveness of the Vatera Loan Facility and the issuance of the Vatera Convertible Loans on the initial closing date are subject to several closing conditions as further described in this proxy statement, including, without limitation, the approval of the stockholders of the Company to either Proposal 3 and Proposal 1 or 2.

If both Proposal 1 and Proposal 2 are approved by Melinta stockholders and Melinta’s board of directors determines, in its discretion, to implement Proposal 1 (the reverse stock split), then Melinta’s board of directors, subject to its discretion, does not also intend to implement Proposal 2 (the increase to the number of authorized shares of Melinta common stock).

Voting by Proxyholder

Your proxyholder (one of the individuals named on your proxy card) will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted “FOR” the amendment to Melinta’s Certificate of Incorporation to increase the number of authorized shares of common stock from 80,000,000 to 275,000,000.

Required Vote; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the outstanding shares of Melinta common stock as of the record date is required for approval of the amendment to Melinta’s Certificate of Incorporation to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000. A failure to submit a proxy card or vote at the Special Meeting, an abstention or a “broker non-vote” will have the same effect as a vote “AGAINST” the approval of this Proposal 2.

VHP has agreed in the Vatera Loan Agreement to vote the approximately 16 million shares of Melinta common stock, which represents approximately 28.6% of the outstanding shares of common stock as of January 10, 2019, that it owns in favor of this proposal, subject to VHP’s reasonable determination that certain conditions set forth in the Vatera Loan Agreement will be satisfied.

MELINTA’S BOARD OF DIRECTORS (WITH THE TWO VATERA-AFFILIATED MEMBERS OF THE BOARD HAVING RECUSED THEMSELVES) UNANIMOUSLY RECOMMENDS THAT MELINTA STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 2 TO APPROVE THE AMENDMENT TO MELINTA’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 80,000,000 TO 275,000,000.

PROPOSAL 3: APPROVAL OF THE ISSUANCE TO VATERA OF THE VATERA CONVERTIBLE LOANS, THE PREFERRED STOCK AND THE COMMON STOCK

General

At the Special Meeting, Melinta stockholders will be asked to approve the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules.

On December 31, 2018, the Company entered into the Original Vatera Loan Agreement with VHP and VIP pursuant to which VHP committed to provide up to $100 million, and VIP committed to provide up to $35 million, under the Vatera Loan Facility, subject in each case to the satisfaction (or waiver) of certain conditions precedent set forth therein, which loan agreement was amended and restated on January 14, 2019 to provide for an additional $5 million that will be deemed to have been funded by Deerfield upon the initial funding under the Vatera Loan Agreement. The proceeds of the Vatera Convertible Loans will be used for general corporate purposes.

The Vatera Convertible Loans will be guaranteed by each of the Company’s direct or indirect subsidiaries. These are the same direct and indirect subsidiaries that guarantee the Company’s obligations under the Deerfield Facility. The Vatera Convertible Loans will be senior unsecured obligations of the Company and each guarantor and will be contractually subordinated to the obligations under the Deerfield Facility. Interest on the Vatera Convertible Loans will be paid in arrears at the end of each fiscal quarter, with 50% of such interest paid in cash and the remaining 50% of such interest paid in kind by increasing the principal balance of the outstanding Vatera Convertible Loans in an amount equal thereto (which increase will bear interest once added to such principal balance). If the Company or any guarantor fails to make a required payment of principal or interest with respect to the Vatera Convertible Loans or any other obligation under the Vatera Loan Facility when due, other than to the extent arising from an acceleration (other than an acceleration due, completely or partially, to a payment event of default (other than a payment event of default caused by an automatic acceleration from a bankruptcy or insolvency event of default), or fails to deliver any preferred stock or common stock issuable upon conversion of the Vatera Convertible Loans as described below within five business days of the effective date of such conversion, the Company is required to pay interest in respect of such payment, interest or other obligation or the Conversion Amount (as defined below) as applicable, at a rate per annum equal to 15% for so long as such payment or preferred stock or common stock delivery failure remains outstanding, payable in cash on demand to the extent permitted under the subordination agreement in respect of the Deerfield Facility, and if not so permitted, shall be paid in shares of common stock valued based on the five-trading-day volume weighted average price of the common stock ending on, and including, the trading day immediately preceding the date such preferred stock or common stock was required to be delivered. In addition, at the election of the Required Lenders (as defined in the Vatera Loan Agreement), while any event of default exists (or automatically, in the case of any payment, bankruptcy or insolvency event of default), the Company shall pay interest on the obligations under the Vatera Loan Facility and past due interest thereon, if any, from and after the occurrence of such event of default, at a rate per annum equal to 7%, payable in cash on demand to the extent permitted under the subordination agreement in respect of the Deerfield Facility, and if not so permitted, shall be paid in shares of common stock valued based on the five-trading-day volume weighted average price of the common stock ending on, and including, the trading day immediately preceding the date such event of default occurred.

The maturity date of the Vatera Convertible Loans is January 6, 2025.

The Vatera Convertible Loans will be convertible at the option of each lender into shares of convertible preferred stock of the Company at the Loan Conversion Rate. The Conversion Price is equal to $1,000 divided by the Loan Conversion Rate or the Common Stock Conversion Rate, as applicable. If Proposal 1 is approved by Melinta stockholders and implemented by Melinta’s board of directors, the Loan Conversion Rate will be proportionately reduced (and as a result the Conversion Price will proportionately increase) to reflect the reverse stock split. The preferred stock will be further convertible at the option of each lender into shares of common stock of the Company at the Common Stock Conversion Rate. At the option of a lender, the Vatera Convertible Loans will also be directly convertible into common stock at an initial conversion rate equal to 625 shares of common stock per $1,000 of Conversion Amount (which is the Loan Conversion Rate multiplied by the Common Stock Conversion Rate), which conversion rate is equivalent to a Conversion Price of $1.60, subject to adjustments as described below, including for a reverse stock split. The preferred stock will be non-participating, convertible preferred stock, with no dividend rights (other than to participate in common stock dividends on the Company’s common stock on an as-converted basis) or voting rights, and is senior to the common stock upon liquidation (with a liquidation preference equal to the Conversion Amount for the converted loans, as it may thereafter be adjusted pursuant to the Certificate of Designations (plus, if applicable, the amount of any declared but unpaid dividends on such shares of preferred stock)).

The number of shares of preferred stock issuable upon conversion of the Vatera Convertible Loans is equal to (i) the Loan Conversion Rate multiplied by (ii) the aggregate principal amount of such Vatera Convertible Loans being converted (including any interest paid in kind that has been added to the principal balance of such Vatera Convertible Loans at the end of a fiscal quarter), plus any accrued and unpaid interest that is to be paid in kind at the end of the next fiscal quarter but has not yet been so paid, plus the portion of any Exit Fee (as defined below) attributable to the committed amount of the Vatera Convertible Loans being so converted (clause (ii), collectively, the “Conversion Amount”) divided by $1,000. The number of shares of common stock issuable upon the further conversion of the preferred stock is equal to the Common Stock Conversion Rate multiplied by the number of shares of preferred stock.

The Loan Conversion Rate is subject to adjustments customary for convertible notes for (i) splits (including a reverse split) or combinations of the common stock or the preferred stock, (ii) recapitalization or reclassification of the common stock or the preferred stock, (iii) the payment of cash or stock dividends on the common stock, (iv) the distribution of rights, options or warrants to all or substantially all holders of common stock at a price less than the five-trading-day volume weighted average price of the common stock, (v) a spin-off and (vi) any tender offer by the Company for common stock at an amount exceeding the five-trading-day volume weighted average price of the common stock commencing on, and including, the trading day immediately next succeeding the last date on which tenders or exchanges may be made; provided that the Loan Conversion Rate is not subject to adjustment for any dividends or distributions in which the lender participates. The Common Stock Conversion rate is not subject to any adjustments. Except as expressly contemplated above, the issuance of additional shares of common stock or other securities, including pursuant to employee equity plans, warrants or other exercisable or convertible securities, are excluded from such adjustments.

The Loan Conversion Rate will also be subject to increase in the event the lenders convert the Vatera Convertible Loans in connection with a “fundamental change” (defined in the Vatera Loan Agreement), based on a customary make-whole table set forth in the Vatera Loan Agreement with inputs relative to either the five-trading-day volume weighted average price of the common stock ending on, and including, the trading day immediately prior to the effective date of the fundamental change (or the date of the prepayment, as applicable) or the cash price paid per share of common stock in the transaction. The maximum amount of additional shares that could be issued per $1,000 of the Conversion Amount under the make-whole table is 2.445652 shares of preferred stock (244.5652 shares of common stock). These shares would be in addition to those issuable as described in the second preceding paragraph, resulting in a total number of shares issuable upon conversion of 8.695652 shares of preferred stock (869.5652 shares of common stock) per $1,000 of Conversion Amount.

To the extent the Loan Conversion Rate would be increased to the Ceiling Rate, the Company will obtain stockholder approval to increase the number of authorized shares or, absent such approval, the Loan Conversion Rate will be increased to the Ceiling Rate and the balance of any make-whole amount will be paid in cash rather than settled in stock to the extent permitted under the Deerfield Facility. If such payment in cash is not permitted under the Deerfield Facility, the Company will use commercially reasonable efforts to seek stockholder approval by calling additional meeting(s) of stockholders as necessary.

An Interim Exit Fee of 1% of the aggregate amount of Vatera Convertible Loans funded under the Vatera Loan Facility will be payable upon repayment or conversion of such funded amount (payable in preferred stock in the case of conversion). In addition, the Final Exit Fee of 3% on the portion of the aggregate committed amount of Vatera Convertible Loans not drawn by the Company under the Vatera Loan Facility will be payable on any repayment in full or conversion in full of the Vatera Convertible Loans (payable in preferred stock in the case of conversion).

Upon the occurrence of a Change of Control (as defined in the Vatera Loan Agreement), the lenders have the right to either convert the Vatera Convertible Loans (as described above) or require payment in full at par plus accrued and unpaid interest. If the lenders, other than VHP, VIP or their respective affiliates, fail to timely deliver notice to the Company electing to convert the Vatera Convertible Loans, the Company will pay in cash to such lender the full outstanding amount of the Vatera Convertible Loans. VHP, VIP or their respective affiliates may elect to continue to hold their Vatera Convertible Loans, subject to the following sentence, instead of converting the Vatera Convertible Loans or requiring payment in cash for such Vatera Convertible Loans. The Vatera Convertible Loans may be prepaid in whole or in part, together with accrued and unpaid interest thereon, at any time upon fifteen business days’ prior written notice, subject to the payment of (i) a 5% premium, plus a make-whole payment in the case of any such prepayment made on or prior to July 6, 2022, (ii) a 5% premium in the case of any such prepayment made after July 6, 2022, but on or prior to July 6, 2023, and (iii) a 4% premium in the case of any such prepayment made thereafter; provided, that, except for a prepayment in connection with a Change of Control or a fundamental change in which the consideration to be paid to the holders of outstanding common stock (other than shares held by VHP, VIP or their respective affiliates) consists solely of cash at a per share price in excess of the then current Conversion Price (determined based on the Common Stock Conversion Rate), no voluntary prepayment will be permitted if the volume-weighted average price of the common stock for the five trading days ending on and including the trading day immediately preceding the giving of the prepayment notice exceeds the then applicable Conversion Price (determined based on the Common Stock Conversion Rate). In the event the Company elects to prepay the Vatera Convertible Loans, the lenders will have the right, prior to such prepayment, to convert all or a portion of the Vatera Convertible Loans to be so prepaid at the Loan Conversion Rate that would apply as if such prepayment were a fundamental change, using the Stock Price applicable to such prepayment.

Subject to the satisfaction (or waiver) of the conditions precedent set forth in the Vatera Loan Agreement, $75 million of Vatera Convertible Loans may be drawn in a single draw on or prior to February 25, 2019 (at which time an additional $5 million of convertible loans will be deemed to have been funded by Deerfield pursuant to the Vatera Loan Facility), up to $25 million of additional Vatera Convertible Loans may be drawn in a single draw after March 31, 2019, but on or prior to June 30, 2019, and up to $35 million of additional Vatera Convertible Loans may be drawn in a single draw after June 30, 2019, but on or prior to July 10, 2019, subject to the Company obtaining a revolving credit facility with respect to which no less than $10 million is at the time available for drawing on and after such funding date (without giving effect to any repayment on such date with the proceeds of the Vatera Convertible Loans).

The funding of the initial disbursement under the Vatera Loan Facility will be subject to the satisfaction (or waiver) of the applicable conditions precedent set forth in the Vatera Loan Agreement, including, without limitation: obtaining an amendment from the requisite lenders to the Deerfield Facility; the absence of a material adverse effect on the Company; the absence of a default or event of default under the Vatera Loan Agreement or the Deerfield Facility and no such default or event of default being reasonably expected to occur; accuracy of the representations and warranties made by the Company and the guarantors in all material respects; the common stock of the Company remaining listed on Nasdaq or another eligible market; the approval of the stockholders of the Company of a reverse stock split and/or an increase in the number of authorized shares of common stock to accommodate the conversion of the Vatera Convertible Loans as described above, and to approve the issuance of the Vatera Convertible Loans under applicable Nasdaq rules; and John Johnson having been appointed as Chief Executive Officer (as opposed to interim Chief Executive Officer) of the Company.

The funding of each subsequent disbursement under the Vatera Loan Facility will be subject to the satisfaction (or waiver) of the applicable conditions precedent set forth in the Vatera Loan Agreement, including, without limitation: the absence of a material adverse effect on the Company; the absence of a default or event of default under the Vatera Loan Agreement or the Deerfield Facility and no such default or event of default being reasonably expected to occur; accuracy of the representations and warranties made by the Company and the guarantors in all material respects; the common stock of the Company remaining listed on Nasdaq or another eligible market.

The representations and warranties, affirmative and negative covenants and events of default set forth in the Vatera Loan Agreement are substantially similar to those set forth in the Deerfield Facility and otherwise are customary for financing transactions of this type. In addition, the Company will not use any proceeds of the Vatera Convertible Loans to pay liabilities in excess of $15 million other than any indebtedness or other obligations under the Deerfield Facility or in respect of any permitted revolving credit facility, without the prior written consent of the Required Lenders (as defined in the Vatera Loan Agreement).

The Vatera Loan Agreement contains customary indemnification and expense reimbursement provisions in favor of the lenders. Under the Vatera Loan Agreement, the Company has agreed, without the prior written consent of the Required Lenders (as defined in the Vatera Loan Agreement), for a period beginning on the date of the Vatera Loan Agreement and ending ninety days after the third disbursement (such date being between September 29, 2019, and October 8, 2019) (unless the facility is terminated prior to such third disbursement, in which case 90 days after such termination), not to sell or otherwise transfer or dispose of, or file a registration statement relating to, any common stock or any securities convertible into or exercisable or exchangeable for common stock, subject to certain exceptions, including, without limitation, that this provision shall not restrict or prohibit negotiations or discussions with respect to, or the entering into any agreement for, or the filing of a registration statement with respect to, a merger or consolidation or any other combination of the Company with, or the acquisition of the Company by, another person (including by tender or exchange offer), any sale or other transfer of all or substantially all of the consolidated assets of the Company or any other acquisition or similar transaction.

The lenders will be entitled to registration rights in respect of the shares of common stock underlying the Vatera Convertible Loans (taking into account the character of the Vatera Convertible Loans and the application of the securities laws) consistent with the Registration Rights Agreement, dated November 3, 2017, among the Company, VHP and the other parties thereto. The Vatera Convertible Loans will be assignable by the lenders to, and the preferred stock and underlying common stock is transferable to, qualified institutional buyers or institutional accredited investors (other than competitors), subject to the Ownership Limitation (as described below). Assignments of the Vatera Convertible Loans will also be subject to all applicable securities laws. No lender under the Vatera Loan Facility (other than VHP, VIP and their respective affiliates from time to time) will be entitled to receive shares of common stock or preferred stock upon conversion of Vatera Convertible Loans (or shares of common stock upon conversion of preferred stock) if the receipt of such common stock or preferred stock would cause (i) such lenders to beneficially own 29.9% of the voting interests in the Company’s stock or (ii) a Major Transaction as defined under the warrants issued by the Company to Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P., and Deerfield Special Situations Fund, L.P. on January 5, 2018. The ability of Deerfield to convert the $5 million of convertible loans deemed to have been funded under the Vatera Loan Facility also will be subject to the 4.985% Ownership Cap (as described below).

The rights and obligations of the Company and the lenders under the Vatera Loan Facility and the Vatera Convertible Loans are subject to the limitations set forth in a subordination agreement with the agent for the lenders under the Deerfield Facility.

The Vatera Loan Facility will terminate if the initial draw thereunder is not made by February 25, 2019.

The summary of the Vatera Loan Agreement set forth in this proxy statement is qualified in its entirety by reference to the full text of the Vatera Loan Agreement, a copy of which is attached hereto as Annex C. The effectiveness of the Vatera Loan Facility and the issuance of the Vatera Convertible Loans on the initial closing date are subject to several closing conditions as further described in this proxy statement, including, without limitation, the approval of the stockholders of the Company to Proposal 3 and either Proposal 1 or 2.

Reasons for the Recommendation

In evaluating the proposed Debt Commitment Letter and corresponding Vatera Loan Agreement, the independent directors consulted with the Company’s management and legal advisors. In the course of reaching its determination to enter into the Debt Commitment Letter and the Vatera Loan Agreement and to recommend that the Company’s stockholders vote in favor of the matters described in the proxy statement, the independent directors considered numerous factors, including the following material factors and benefits of the Debt Commitment Letter and the Vatera Loan Agreement, each of which the independent directors believed supported their unanimous determination and recommendation:

•

Business and financial condition of the Company. The Company has determined that its cash balances may not be sufficient to support compliance with its Deerfield Facility covenants in the first quarter of 2019, after giving effect to anticipated net cash outflows from operations and the payment of potential contractual obligations. The independent directors determined that, absent the financing opportunity from Vatera, the Company would face a material risk of an event of default under the Deerfield Facility in the first quarter of 2019 and may not be able to continue as a going concern, which would have a material adverse effect on the Company and its stockholders.

•

No other alternatives. The Company has explored other potential alternatives to address the Company’s liquidity needs, and believes that the Vatera Loan Agreement is the only currently available alternative that is likely to help the Company to become cashflow neutral and preserve equity value for non-Vatera Melinta stockholders, even with the potential dilution from the Vatera Convertible Loans and the Deerfield Convertible Loan. The Company is restricted in its ability to obtain alternative debt financing, especially in the time frame necessary to comply with the Company’s potential near-term obligations, as well as its near-term covenants under the Deerfield Facility. The Company is subject to significant restrictions on incurring additional debt under the Deerfield Facility and the Company’s additional secured debt capacity, to the extent any exists at all currently, is not sufficient to cover the Company’s potential near-term obligations and covenants or to materially contribute to such coverage. The Company cannot pay interest on unsecured debt until the Deerfield Facility matures, limiting access to the unsecured debt markets.

•

Terms of the Debt Commitment Letter and the Vatera Loan Agreement. The independent directors, several of whom are experienced in the terms of financing companies similar to the Company, believed that options that would provide more favorable terms than the terms of the Debt Commitment Letter and the Vatera Loan Agreement were unavailable.

•

Opportunity to work to improve Company’s liquidity. With the benefit of the Vatera financing, the Company would be able to seek to improve the Company’s liquidity with respect to its current obligations. The independent directors believed that the Vatera Loan Agreement was the only then available option that would preserve any equity value for stockholders, even with the potential dilution from the Vatera Loan Agreement and the Deerfield Facility Amendment.

Voting by Proxyholder

Your proxyholder (one of the individuals named on your proxy card) will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted “FOR” the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon the conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules.

Required Vote; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on such matter at the Special Meeting is required for approval of this Proposal 3. A “broker non-vote” will have no effect on the outcome of this Proposal 3, while an abstention will have the same effect as a vote “AGAINST” the approval of this Proposal 3.

VHP has agreed in the Vatera Loan Agreement to vote the approximately 16 million shares of Melinta common stock, which represents approximately 28.6% of the outstanding shares of common stock as of January 10, 2019, that it owns in favor of this proposal, subject to VHP’s reasonable determination that certain conditions set forth in the Vatera Loan Agreement will be satisfied.

MELINTA’S BOARD OF DIRECTORS (WITH THE TWO VATERA-AFFILIATED MEMBERS OF THE BOARD HAVING RECUSED THEMSELVES) UNANIMOUSLY RECOMMENDS THAT MELINTA STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 3 TO APPROVE THE ISSUANCE OF THE CONVERTIBLE LOANS, THE MELINTA PREFERRED STOCK AND THE MELINTA COMMON STOCK PURSUANT TO THE VATERA LOAN AGREEMENT.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE 2018 PLAN TO INCREASE THE

NUMBER OF SHARES RESERVED AND AVAILABLE FOR ISSUANCE UNDER THE 2018 PLAN AND TO MAKE OTHER MODIFICATIONS

General

At the Special Meeting, Melinta stockholders will be asked to approve an amendment to the 2018 Plan to increase the number of shares reserved and available for issuance under the 2018 Plan by [●] which would bring the total number of shares available under the 2018 Plan, as amended, to [●], and to make other modifications (the “2018 Plan Amendment”). The terms of the 2018 Plan Amendment are subject to review and determination by the compensation committee of Melinta’s board of directors (the “Compensation Committee”).

Purpose of 2018 Plan

The 2018 Plan allows the Company to offer equity-based compensation to the Company’s eligible full-time employees, executive officers and non-employee directors. Like other similarly-situated biotech and pharmaceutical companies, which the Company competes with for talent, equity-based compensation is, and the Company expects it to continue to be, an important part of the Company’s compensation program. The Company’s ability to continue granting equity-based awards is crucial to ensure that it can continue to attract, motivate, reward and retain key talent to position it to be able to deliver strong performance.

As of December 31, 2018, there were approximately [●] full-time employees, executive officers, non-employee directors and other individuals eligible to participate in the 2018 Plan.

Principal Reasons for Requested Share Increase

The approval of this proposal by Melinta’s stockholders, which would result in the immediate availability of additional shares for issuance under the amended 2018 Plan, is critical to the furtherance of the Company’s compensation programs and vital to the growth and success of the Company’s business. In particular, an increase in the number of shares reserved for issuance under the Company’s amended 2018 Plan is necessary for the Company to retain the Company’s key employees, to continue to motivate and incentivize the Company’s employees, and to align the interests of the Company’s employees with those of Melinta’s stockholders, particularly given the potential dilution in the event that the Vatera Convertible Loans and/or the Deerfield Convertible Loan are converted.

Consistent with many companies in Melinta’s industry and stage of growth, equity compensation is a key component of Melinta’s compensation programs, both with respect to Melinta’s executives and Melinta’s other employees. The Company believes the grant of equity awards, and the potential that the value of the awards will increase over time as the value of the Company’s common stock increases, is an important element of the compensation package and the overall value proposition Melinta offers employees, and is a key reason they may choose to become or remain employees of the Company. If the Company is unable to continue to make grants of equity awards to the Company’s employees consistent with their expectations or past practices, or if the Company is required to issue awards with significantly lower values than competitive market practices mandate due to the lack of available shares under the 2018 Plan, the Company could be at significant risk of failing to retain key employees who are important to the Company’s success, to properly motivate employees to achieve the Company’s strategic objectives, or to hire top talent during a time of management transition.

At the current and projected burn rate for equity awards, the Company expects that awards covering the initial share pool of 2,000,000 shares available for issuance under the 2018 Plan (as such pool is increased pursuant to the terms of the 2018 Plan) will be granted prior to the end of fiscal year 2019. In addition, if the amendment to the 2018 Plan is not approved, the Company will need to grant cash-based or other awards in order to remain competitive, which may not align the interests of the Company’s key employees and non-employee directors as closely with those of Melinta stockholders as equity awards. In addition, the use of cash resources to deliver competitive pay would divert cash from use in running other aspects of the Company’s business and investing in future product development. In particular, Melinta’s board of directors believes that compensation of the type available for grant under the amended 2018 Plan furthers the Company’s goal of promoting long-term value for the Company’s stockholders by fostering an ownership culture that encourages a focus on long-term performance and retention and exposes participants to economic diminishment if the Company’s share performance declines.

The Company recognizes the need to balance stockholder concerns over the potentially dilutive effects of the increased number of authorized shares under the amended 2018 Plan with the Company’s ability to attract, motivate, reward and retain the Company’s employees and non-employee directors, who are critical to driving the Company’s business plan and increasing stockholder value. The Company believes the dilutive effect of the Company’s equity awards has been reasonable and consistent with these essential requirements. The Company is managing the Company’s equity awards closely, and intends to continue doing so.

Key Features of the 2018 Plan (as proposed to be amended)

The 2018 Plan and its related governance practices and policies include many features that are designed to protect stockholder interests. A summary of these features follows, and a more detailed description of the features is included under the heading “Summary of the 2018 Plan” below. The summaries in this proposal do not provide a complete description of all the provisions of the 2018 Plan and are qualified in their entirety by reference to the full text of the 2018 Plan, as proposed to be amended by this Proposal, which is attached to this proxy statement as Annex D.

•	No Repricing. The 2018 Plan prohibits the repricing of awards, including cash buyouts, without stockholder approval.

•

Limits on Share “Recycling.” The 2018 Plan includes a prohibition against regranting shares used to pay stock option exercise prices or stock appreciation right base prices, shares purchased in the open market using option proceeds, or shares withheld to pay taxes on awards.

•

No Liberal Definition of “Change in Control.” The change in control definition contained in the 2018 Plan is not a “liberal” definition that would be triggered on mere stockholder approval of a transaction.

•

No Discounted Stock Options or Stock Appreciation Rights. Except with respect to substitute awards granted in connection with a corporate transaction, all stock options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares of common stock on the date of grant.

•	Limitation on Term of Stock Options and Stock Appreciation Rights. The maximum term of a stock option or stock appreciation right under the 2018 Plan is 10 years.

•

No Dividends or Dividend Equivalents on Unearned Awards. If dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) will either (i) not be paid or credited with respect to such award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and will only be paid at the time or times such vesting requirement(s) are satisfied. No dividends or dividend equivalents will be paid on stock options or stock appreciation rights.

•	Clawback. Awards granted under the 2018 Plan are subject to the Company’s clawback and/or recoupment policies in effect from time to time or as otherwise required by applicable law.

•	No Automatic Grants. The 2018 Plan does not provide for automatic grants to any participant.

•	Independent Compensation Committee. The 2018 Plan is administered by a committee of the Company’s board of directors or a subcommittee thereof.

•	No Tax Gross-Ups. The 2018 Plan does not provide for any tax gross-ups.

•

Double-Trigger Vesting. The 2018 Plan provides that the vesting of awards that are assumed or substituted in connection with a change in control only accelerates as a result of the change in control if a participant experiences a qualifying termination within one year following the change in control.

•	Future Increases to Share Reserve Require Stockholder Approval. The 2018 Plan provides that any increase in the share reserve available under the plan must be approved by the Company’s stockholders.

•

Non-Employee Director Compensation Limits. The 2018 Plan generally provides that the maximum value of any awards granted to a non-employee director of the Company in any one calendar year, including any cash fees paid to such non-employee director during such calendar year, may not exceed $650,000.

Summary of the 2018 Plan (as proposed to be amended)

The following is a summary of certain material features of the 2018 Plan, as proposed to be amended by this proposal.

Introduction. On April 20, 2018, the Company’s Compensation Committee adopted the 2018 Plan, which was approved by Melinta’s stockholders on June 12, 2018. The 2018 Plan authorizes the grant of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards and other awards that may be settled in or based upon Melinta’s common stock.

Purpose. The purpose of the 2018 Plan is to give the Company the ability to attract, retain, motivate and reward certain officers, employees, directors and consultants and to provide a means whereby officers, employees, directors and/or consultants can acquire and maintain ownership of the Company’s common stock or be paid incentive compensation measured by reference to the value of Melinta’s common stock, thereby strengthening their commitment to the Company’s welfare and that of its affiliates and promoting an identity of interest between Melinta’s stockholders and these persons and encouraging such eligible persons to expend maximum effort in the creation of stockholder value.

The following summary does not provide a complete description of all provisions of the 2018 Plan, as proposed to be amended by this proposal, and is qualified in its entirety by reference to the full text of the 2018 Plan, as proposed to be amended by this proposal, which is attached to this proxy statement as Annex D.

Plan Administration. The 2018 Plan is administered by Melinta’s Compensation Committee. The Compensation Committee has the authority, among other things, to select participants, grant awards, determine types of awards and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the plan and make all decisions and determinations as deemed necessary or advisable for the administration of the 2018 Plan. The Compensation Committee may delegate certain of its authority as it deems appropriate, pursuant to the terms of the 2018 Plan and to the extent permitted by applicable law, to the Company’s officers or employees, although any award granted to any person who is not an employee, or who is subject to Section 16 of the Exchange Act must be expressly approved by the Compensation Committee. The Compensation Committee’s actions will be final, conclusive and binding.

Authorized Stock. A total of (i) [●] shares of common stock are currently reserved and available for issuance under the 2018 Plan, plus (ii) 65,068, which is the number of shares of stock authorized for issuance under the Melinta Therapeutics, Inc. (f/k/a Cempra, Inc.) 2011 Equity Incentive Plan (the “2011 Plan”) that are not subject to awards outstanding or previously exercised or settled as of the effective date of the 2018 Plan, plus (iii) to the extent that an award outstanding under the 2011 Plan as of the effective date of the 2018 Plan expires or is canceled, forfeited or otherwise terminated without delivery to the grantee of the full number of shares to which the award related, the number of shares that are undelivered, in each case, subject to adjustment in accordance with the terms of the plan. As of January 1, 2019, an additional 3,129,516 shares had been added to the share reserve pursuant to the 2018 Plan’s evergreen provision and recycling provision. If this proposal is adopted, an additional [●] shares of common stock will be available for future issuance under the 2018 Plan, which would bring the total number of shares available under the 2018 Plan, as amended, to [●]. The number of shares of common stock reserved and available for issuance under the 2018 Plan is subject to adjustment, as described below. In addition, in the event that Proposal 1 (the reverse stock split) is approved and implemented, as of the effective date of the reverse stock split, adjustments will be made under the 2018 Plan, including with respect to the aggregate number of shares of Melinta common stock that may be delivered in connection with awards under the 2018 Plan, the numerical share limits under the 2018 Plan, the number of shares covered by each outstanding award under the 2018 Plan, the price per share underlying each such award, and, if applicable, the performance objectives that must be achieved before such award will become earned, to proportionately reflect the reverse stock split.

The total number of shares of common stock reserved and available for issuance under the 2018 Plan will increase on the first day of each fiscal year commencing on the first day of the Company’s fiscal year following the effective date of the 2018 Plan and ending on the first day of the third fiscal year following the effective date of the 2018 Plan, in an amount equal to the lesser of [●]. The maximum number of shares of common stock that may be issued in respect of incentive stock options will be [●]. Common stock issued under the 2018 Plan may consist of authorized but unissued stock or previously issued common stock. Common stock underlying awards that are settled in cash, expire or are canceled, forfeited, or otherwise terminated without delivery to a participant will again be available for issuance under the 2018 Plan. Common stock withheld or surrendered in connection with the payment of an exercise price of an award or to satisfy tax withholding will not become available for issuance under the 2018 Plan. In addition, shares purchased in the open market using option proceeds will not become available under the 2018 Plan.

As of January 8, 2019, the closing price of the Company’s common stock was $1.15 per share.

Limitation on Compensation to Non-Employee Directors. The maximum value of any awards granted to any non-employee director of the Company in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, may not exceed $650,000 (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous year).

Types of Awards. The types of awards that may be available under the 2018 Plan are described below. All of the awards described below will be subject to the terms and conditions determined by the Compensation Committee in its sole discretion, subject to certain limitations provided in the 2018 Plan. Each award granted under the 2018 Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions.

Non-qualified Stock Options. A non-qualified stock option is an option that is not intended to meet the qualifications of an incentive stock option, as described below. An award of a non-qualified stock option grants a participant the right to purchase a certain number of shares of Melinta common stock during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by the Compensation Committee on the grant date. The term of a non-qualified stock option will be set by the Company’s Compensation Committee but may not exceed 10 years from the grant date. The exercise price may be paid using any of the following payment methods: (i) immediately available funds in U.S. dollars or by certified or bank cashier’s check, (ii) by delivery of common stock having a value equal to the exercise price, (iii) a broker assisted cashless exercise, or (iv) by any other means approved by the Compensation Committee. The 2018 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of non-qualified stock options will not be suspended during the period of any approved leave of absence by a participant. The 2018 Plan also provides that participants terminated for “cause” (as such term is defined in the

2018 Plan) will forfeit all of their non-qualified stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested non-qualified stock options, retain their vested non-qualified stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested non-qualified stock options, unless such non-qualified stock option expires sooner. The 2018 Plan authorizes the Compensation Committee to provide for different treatment of non-qualified stock options upon termination than that described above, as determined in its discretion.

Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to Melinta’s employees or employees of certain of the Company’s subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a 10% stockholder) of a share of common stock on the grant date and a term of no more than 10 years (or 5 years with respect to a 10% stockholder). If the aggregate fair market value, determined at the time of grant, of Melinta’s common stock subject to incentive stock options that are exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess incentive stock options shall be treated as non-qualified stock options. The 2018 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of incentive stock options will not be suspended during the period of any approved leave of absence by a participant. The 2018 Plan also provides that participants terminated for “cause” will forfeit all of their incentive stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested incentive stock options, retain their vested incentive stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested incentive stock options, unless such incentive stock option expires sooner. The 2018 Plan authorizes the Company’s Compensation Committee to provide for different treatment of incentive stock options upon termination than that described above, as determined in its discretion. The 2018 Plan, as amended, authorizes the Compensation Committee to limit the maximum number of shares of authorized stock that may be issued or transferred upon exercise or settlement of incentive stock options.

Restricted Stock. A restricted stock award is an award of restricted shares of common stock that does not vest until a specified period of time has elapsed, and/or upon the achievement of performance or other conditions determined by the Company’s Compensation Committee, and which will be forfeited if the conditions to vesting are not met. During the period that any restrictions apply, transfer of the restricted shares of common stock is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a stockholder as to the restricted shares of common stock, including the right to vote such common stock. The 2018 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of restricted stock awards will not be suspended during the period of any approved leave of absence by a participant. Except as otherwise provided by the Compensation Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock will cease, and as soon as practicable following the termination, the Company will repurchase all of such participant’s unvested restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price is equal to $0, the unvested restricted stock will be forfeited by the participant to the Company for no consideration.

Stock Appreciation Rights. A stock appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of Melinta’s common stock on the exercise date and the base price of the stock appreciation right that is set by the Compensation Committee on the grant date, multiplied by the number of shares of common stock subject to the stock appreciation right. The term of a stock appreciation right will be set by the Company’s Compensation Committee but may not exceed 10 years from the grant date. Payment to a participant upon the exercise of a stock appreciation right may be either in cash, stock or property as specified in the award agreement or as determined by the Compensation Committee. The 2018 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of stock appreciation rights will not be suspended during the period of any approved leave of absence by a participant. The 2018 Plan also provides that participants terminated for “cause” will forfeit all of their stock appreciation rights, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock appreciation rights, retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights, unless such appreciation right expires sooner. The 2018 Plan authorizes the Company’s Compensation Committee to provide for different treatment of stock appreciation rights upon termination than that described above, as determined in its discretion.

Restricted Stock Units. A restricted stock unit is an unfunded and unsecured obligation to issue shares of common stock (or an equivalent cash amount) to the participant in the future. Restricted stock units become payable on terms and conditions determined by the Company’s Compensation Committee and will vest and be settled at such times in cash, common stock, or other specified property, as determined by the Company’s Compensation Committee. Participants have no rights of a stockholder as to the restricted stock units, including no voting rights or rights to dividends, until the underlying shares of common stock are issued or become payable to the participant. The 2018 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of restricted stock units will not be suspended during the period of any approved leave of absence by a participant. Except as otherwise provided by the Compensation Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock units will cease, each of the participant’s outstanding unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any shares of common stock remaining undelivered with respect to the participant’s vested restricted stock units will be delivered on the delivery date specified in the applicable award agreement.

Performance Awards. Performance awards (which may be classified as performance stock or performance units) represent the right to receive certain amounts based on the achievement of pre-determined performance objectives during a designated performance period. The performance objectives that must be achieved before performance award is earned will be set forth in the applicable award agreement and the Compensation Committee will be responsible for setting the applicable performance objectives.

Performance goals may be established on a company-wide basis, project or geographical basis or, as the context permits, with respect to one or more the Company’s business units, divisions, lines of business or business segments, subsidiaries, products, regions, or other operational units or administrative departments (or in combination thereof) or may be related to the performance of an individual participant and may be expressed in absolute terms, or relative or comparative to (i) current internal targets or budgets, (ii) the Company’s past performance (including the performance of one or more of its subsidiaries, divisions, or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering multiple companies, or (v) other external measures of the selected performance criteria.

The Compensation Committee will make appropriate adjustments in the method of calculating the attainment of applicable performance goals to provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with “generally accepted accounting principles,” to any of the business criteria described above for one or more of the following items of gain, loss, profit or expense: (i) determined to be items of an unusual nature or of infrequency of occurrence or non-recurring items; (ii) related to changes in accounting principles under “generally accepted accounting principles” or tax laws; (iii) related to currency fluctuations; (iv) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (v) related to restructuring, divestitures, productivity initiatives or new business initiatives; (vi) related to discontinued operations that do not qualify as a segment of business under “generally accepted accounting principles”; (vii) attributable to the business operations of any entity acquired by the Company during the fiscal year; (viii) non-operating items; and (ix) acquisition or divestiture expenses.

Performance awards which have been earned as a result of the relevant performance goals being achieved may be paid in the form of cash, common stock or other awards under the 2018 Plan (or some combination thereof). The 2018 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of performance awards will not be suspended during the period of any approved leave of absence by a participant. Except as otherwise provided by the Compensation Committee, if a participant is terminated for any reason, the participant will forfeit all performance awards held by such participant.

Other Stock-Based Compensation. Under the 2018 Plan, the Compensation Committee may grant other types of equity-based awards subject to such terms and conditions as the Compensation Committee may determine.

Treatment of Dividends and Dividend Equivalents on Unvested Awards. The 2018 Plan provides that, with respect to any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) will either (i) not be paid or credited with respect to such award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and will only be paid at the time or times such vesting requirement(s) are satisfied. Except as otherwise determined by the Compensation Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents will be paid on stock options or stock appreciation rights.

Adjustments. The aggregate number of shares of common stock reserved and available for issuance under the 2018 Plan, the individual limitations, the number of shares of common stock covered by each outstanding award, and the price per share of common stock underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by the Compensation Committee in its sole discretion, as to the number, price or kind of stock or other consideration subject to such awards in connection with stock dividends, extraordinary cash dividends, stock splits, reverse stock splits (including the reverse stock split contemplated by Proposal 1 if it is approved and implemented), recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in the Company’s capitalization affecting the Company’s common stock or the Company’s capital structure which occurs after the date of grant of any award, in connection with any extraordinary dividend declared and paid in respect of common stock or in the event of any change in applicable law or circumstances that results in or could result in, as determined by the Compensation Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the 2018 Plan.

Corporate Events. In the event of a merger, amalgamation, or consolidation involving the Company in which it is not the surviving corporation or in which it is the surviving corporation but the holders of Melinta’s common stock receive securities of another corporation or other property or cash, a “change in control” (as defined in the 2018 Plan), or a reorganization, dissolution, or liquidation of us, the Company’s Compensation Committee may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards not assumed or substituted in connection with such event, cash-out outstanding awards not assumed or substituted in connection with such event or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced. With respect to any award that is assumed or substituted in connection with a “change in control,” except as provided in any agreement between the participant and the Company, the vesting, payment, purchase or distribution of such award will not be accelerated by reason of the “change in control” for any participant unless the participant’s employment is involuntarily terminated as a result of the “change in control” during the one-year period commencing on the “change in control.”

Transferability. Awards under the 2018 Plan may not be sold, transferred, pledged, or assigned other than by will or by the applicable laws of descent and distribution, unless (for awards other than incentive stock options) otherwise provided in an award agreement or determined by the Compensation Committee.

Amendment. The Company’s board of directors or the Company’s Compensation Committee may amend the 2018 Plan or outstanding awards at any time. Melinta’s stockholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Company’s common stock are traded. No amendment to the 2018 Plan or outstanding awards which materially impairs the right of a participant is permitted unless the participant consents in writing.

Termination. The 2018 Plan will terminate on the day before the tenth anniversary of the date Melinta’s stockholders approved the 2018 Plan, although incentive stock options may not be granted following the earlier of the tenth anniversary of (i) the date the 2018 Plan is adopted by Melinta’s board of directors and (ii) the date Melinta’s stockholders approve the 2018 Plan. In addition, the Company’s board of directors or the Company’s Compensation Committee may suspend or terminate the 2018 Plan at any time. Following any such suspension or termination, the 2018 Plan will remain in effect to govern any then outstanding awards until such awards are forfeited, terminated or otherwise canceled or earned, exercised, settled or otherwise paid out, in accordance with their terms.

Clawback; Sub-Plans. All awards under the 2018 Plan are subject to any incentive compensation clawback or recoupment policy currently in effect, or as may be adopted by the Company’s board of directors (or any committee or subcommittee thereof) and, in each case, as may be amended from time to time. In addition, the Company’s Compensation Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2018 Plan by individuals who are non-U.S. nationals or are primarily employed or providing services outside the U.S., and may modify the terms of any awards granted to such participants in a manner deemed by the Company’s Compensation Committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.

No Repricing of Awards. No awards under the 2018 Plan may be repriced without stockholder approval. For purposes of the 2018 Plan, “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments resulting from stock splits), (ii) any other action that is treated as a repricing under generally accepted accounting principles, and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying shares of common stock.

Certain U.S. Federal Income Tax Consequences

The following is a brief discussion of certain U.S. federal income tax consequences for awards granted under the 2018 Plan. The 2018 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the 2018 Plan are encouraged to consult with their own tax advisors.

Non-Qualified Stock Options and Stock Appreciation Rights. With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares of common stock and the fair market value of the shares of common stock on the date of exercise (or, in the case of a cash-settled stock appreciation right, the cash received), and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the common stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares of common stock have been held, and no deduction will be allowed to such participant’s employer.

Incentive Stock Options. No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares of common stock at exercise over the exercise price in his or her alternative minimum taxable income. If shares of common stock are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.

Other Stock-Based Awards. The tax effects related to other stock-based awards under the 2018 Plan are dependent upon the structure of the particular award.

Withholding. At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($128,400 in 2018), such participant will not have to pay Social Security taxes on such amounts. The Company is required to report to the appropriate taxing authorities the ordinary income received by the participant, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.

Section 162(m). Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

Section 409A. Certain awards under the 2018 Plan may be subject to Section 409A of the Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A of the Code). If an award under the 2018 Plan (or any other Company plan) that is subject to Section 409A of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the 2018 Plan that is considered “nonqualified deferred compensation” (and awards under any other Company plan that are required pursuant to Section 409A of the Code to be aggregated with the award under the 2018 Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

Certain Rules Applicable to “Insiders.” As a result of the rules under Section 16(b) of the Exchange Act, depending upon the particular exemption from the provisions of Section 16(b) utilized, “insiders” (as defined in

Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisors to ascertain the appropriate tax treatment for any particular award.

New Plan Benefits

Awards granted under the 2018 Plan are at the discretion of the Compensation Committee. With the exception of grants that have already been made, it is not possible to determine the benefits or the amounts to be received under the 2018 Plan by eligible participants.

Equity Compensation Plan Information

The following table sets forth the indicated information as of December 31, 2018, with respect to the Company’s equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2) (c)
Plan Category
Equity compensation plans approved by the Company’s stockholders(3)(4)	3,201,264	$13.80	1,677,289
Equity compensation plans not approved by the Company’s stockholders(5)	370,000	$4.50	—

Total	3,571,264		1,677,289

(1)

Represents the weighted average exercise price of outstanding stock options and is calculated without taking into account the shares of common stock subject to outstanding restricted stock units that become issuable without any cash payment required for such shares.

(2)

Includes only shares remaining available for future issuance under the 2018 Plan. No shares are reserved for future issuance under the 2011 Plan, the Melinta Therapeutics, Inc. 2011 Equity Incentive Plan, as amended, or the Cempra, Inc. 2006 Stock Option and Incentive Plan, other than shares issuable upon exercise of equity awards outstanding under such plans. In addition, the 2018 Plan contains an “evergreen” provision pursuant to which the number of shares reserved for issuance under the 2018 Plan automatically increases on January 1 of each year, continuing through January 1, 2021, by 4% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year (unless the Compensation Committee determines to increase the number of shares subject to the 2018 Plan by a lesser amount). The number of shares of common stock reported in this column does not include the 2,240,810 shares of common stock that became available for issuance as of January 1, 2019, pursuant to the evergreen provision of the 2018 Plan.

(3)

Includes the 2018 Plan, the 2011 Plan, the Melinta Therapeutics, Inc. 2011 Equity Incentive Plan, and the Cempra, Inc. 2006 Stock Option and Incentive Plan. Of these 3,571,264 securities outstanding, there were options to purchase 3,114,464 shares of common stock and 86,800 restricted stock units.

(4)	The amounts reported in this table do not reflect the share reserve increase under the proposed amendment to the 2018 Plan.
(5)

Represents the inducement grant to Peter J. Milligan, the Company’s Chief Financial Officer, of an option to purchase 370,000 shares of common stock, at a strike price of $4.50. This grant was not granted under any of the stock plans.

Voting by Proxyholder

Your proxyholder (one of the individuals named on your proxy card) will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted “FOR” the amendment to the 2018 Plan to increase the number of shares reserved and available for issuance under the 2018 Plan by [●] shares and to make other modifications.

Required Vote; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on such matter at the Special Meeting is required for approval of the 2018 Plan Amendment to increase the number of shares reserved and available for issuance under the 2018 Plan by [●] and to make other modifications. A “broker non-vote” will have no effect on the outcome of this Proposal 4, while an abstention will have the same effect as a vote “AGAINST” the approval of this Proposal 4.

MELINTA’S BOARD OF DIRECTORS (WITH THE TWO VATERA-AFFILIATED MEMBERS OF THE BOARD HAVING RECUSED THEMSELVES) UNANIMOUSLY RECOMMENDS THAT MELINTA STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 4 TO AMEND THE 2018 PLAN TO INCREASE THE NUMBER OF SHARES RESERVED AND AVAILABLE FOR ISSUANCE UNDER THE 2018 PLAN BY [●] SHARES AND TO MAKE OTHER MODIFICATIONS.

PROPOSAL 5: APPROVAL OF POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING

General

If Melinta fails to receive a sufficient number of votes to approve the other Proposals, Melinta may propose to adjourn the Special Meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve the other Proposals. Melinta currently does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve the other Proposals.

Voting by Proxyholder

Your proxyholder (one of the individuals named on your proxy card) will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted “FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the other Proposals above.

Required Vote; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting is required to approve the adjournment of the Special Meeting for the purpose of soliciting additional proxies to approve the other Proposals. A “broker non-vote” will have no effect on the outcome of this Proposal 5, while an abstention will have the same effect as a vote “AGAINST” the approval of this Proposal 5.

MELINTA’S BOARD OF DIRECTORS (WITH THE TWO VATERA-AFFILIATED MEMBERS OF THE BOARD HAVING RECUSED THEMSELVES) UNANIMOUSLY RECOMMENDS THAT MELINTA STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE OTHER PROPOSALS.

STOCKHOLDER COMMUNICATIONS

Stockholders may send any communications regarding Melinta business to Melinta’s board of directors in care of Melinta’s Corporate Secretary at Melinta’s offices located at Melinta Therapeutics, Inc., 44 Whippany Road, Morristown, New Jersey 07963. Melinta’s Corporate Secretary will forward all such communications to the addressee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The table below sets forth information as of January 10, 2019, regarding the beneficial ownership of Melinta common stock by:

•	Each person known by the Company to beneficially own more than 5% of its outstanding common stock;

•	Each of the Company’s directors;

•	Each of the Company’s named executive officers; and

•	All of the Company’s directors and executive officers as a group

Name of Beneficial Owner	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned
5% and Greater Stockholders
Vatera Capital Management LLC(1)	16,607,959	29.6%
Stonepine Capital Management, LLC(2)	3,474,761	6.2%
The Medicines Company(3)	3,313,702	5.9%
Deerfield Management Company, L.P.(4)	4,126,770	6.9%
FMR LLC(5)	3,139,262	4.985%
NEOs, Executive Officers and Directors
John H. Johnson(6)	83,339	*
Peter J. Milligan	—	*
David Gill(7)	28,583	*
Garheng Kong, M.D., Ph.D.(8)	35,505	*
Sue Cammarata, M.D.(9)	46,861	*
David Zaccardelli, Pharm.D.(10)	99,082	*
Erin Duffy, Ph.D.(11)	56,524	*
Kevin T. Ferro(1)(12)	16,615,542	29.7%
Jay Galeota (13)	7,583	*
Bruce Downey	—	*
Thomas P. Koestler, Ph.D.(14)	24,174	*
Paul Estrem(15)	66,583	*
Daniel Wechsler(16)	80,143	*
All directors and executive officers as a group (11 persons)	16,997,193	30.1%

*	Indicates beneficial ownership of less than 1%.
(1)

Based on the Schedule 13D/A filed with the SEC on January 3, 2019. Consists of 16,007,237 shares held directly by VHP and 600,722 shares held directly by VHPM Holdings LLC. Vatera Capital Management LLC is the manager of VHP and VHPM Holdings LLC. The address for Vatera Capital Management LLC is 400 Royal Palm Way, Suite 212, Palm Beach, FL 33480. Kevin Ferro presently serves on the Company’s board of directors and is Chairman of the board. Mr. Ferro is the Chief Executive Officer and managing member of Vatera Capital Management LLC, the manager of VHP and VHPM Holdings LLC, and by virtue of that position, may be deemed to have beneficial ownership of the shares held by VHP and VHPM Holdings LLC. Other than for purposes of Rule 13d-3 of the Exchange Act, Mr. Ferro disclaims beneficial ownership of the shares held by VHP and VHPM Holdings LLC except to the extent of his pecuniary interest therein.

(2)	Based on Schedule 13G filed with the SEC on November 2, 2018. The address of Stonepine Capital Management LLC is 919 NW Bond Street, Suite 204, Bend, Oregon 97703.

(3)	Based on Schedule 13G filed with the SEC on January 11, 2018. The address of The Medicines Company is 8 Sylvan Way, Parsippany, New Jersey 07054.
(4)

Consists of (i) 229,558 shares of common stock and warrants to purchase 2,607,597 shares of common stock held by Deerfield Private Design Fund IV, L.P., (ii) 69,552 shares of common stock held by Deerfield Private Design Fund III, L.P. and warrants to purchase 790,054 shares of common stock, and (iii) 34,792 shares of common stock and warrants to purchase 395,217 shares of common stock held by Deerfield Special Situations Fund, L.P. Deerfield Mgmt IV, L.P. is the general partner of Deerfield Private Design Fund IV, L.P., Deerfield Mgmt III, L.P. is the general partner of Deerfield Private Design Fund III, L.P., and Deerfield Mgmt, L.P. is the general partner of Deerfield Special Situations Fund, L.P. Deerfield Management Company, L.P. is the investment manager of each of Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt IV, L.P., Deerfield Mgmt III, L.P., Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. Effective upon execution of the Deerfield Amendment, the provisions of the warrants restrict the exercise of such securities to the extent that, upon such exercise, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 4.985% of the total number of shares of common stock then outstanding. The share numbers above and in the table do not give effect to such restriction, but the percentage of common stock beneficially owned by Deerfield Management Company does reflect such restriction. The address of each of the Deerfield related persons is c/o Deerfield Mgmt., L.P., 780 Third Avenue, 37th Floor, New York, New York 10017.

(5)	Based on the Schedule 13G filed with the SEC on September 9, 2018. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(6)	Consists of 2,000 shares owned by Mr. Johnson and 81,339 shares issuable upon the exercise of stock options exercisable within 60 days of January 10, 2019.
(7)	Consists of 1,000 shares owned by Mr. Gill and 27,583 shares issuable upon the exercise of stock options exercisable within 60 days of January 10, 2019.
(8)	Consists of 566 shares owned by Mr. Kong and 34,939 shares issuable upon the exercise of stock options exercisable within 60 days of January 10, 2019.
(9)	Consists of 4,000 shares owned by Ms. Cammarata and 42,861 shares issuable upon the exercise of stock options exercisable within 60 days of January 10, 2019.
(10)	Consists of 46,500 shares owned by Mr. Zaccardelli, 42,582 shares issuable upon the exercise of stock options exercisable within 60 days of January 10, 2019 and 10,000 restricted stock units
(11)	Consists of 4,000 shares owned by Ms. Duffy and 52,524 shares issuable upon the exercise of stock options exercisable within 60 days of January 10, 2019.
(12)	Includes 6,825 shares issuable upon the exercise of stock options exercisable within 60 days of January 10, 2019.
(13)	Consists of 7,583 shares issuable upon the exercise of stock options exercisable within 60 days of January 10, 2019.
(14)	Consists of 24,174 shares issuable upon the exercise of stock options exercisable within 60 days of January 10, 2019. Dr. Koestler is a consultant to VHP.
(15)

Consists of 10,000 shares owned by Mr. Estrem and 56,583 shares issuable upon the exercise of stock options exercisable within 60 days of January 10, 2019. Mr. Estrem departed from the Company effective October 1, 2018, as reported on Form 8-K filed September 19, 2018.

(16)	Mr. Wechsler departed from the Company on October 18, 2018, as reported on Form 8-K filed October 24, 2018.

RECENT CHANGE OF CONTROL OF REGISTRANT

On November 3, 2017, Cempra, Inc., a Delaware corporation (“Cempra”), merged with then privately-held Melinta Therapeutics, Inc. (“Private Melinta”) in a reverse triangular merger, wherein Private Melinta became a subsidiary of Cempra, in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of August 8, 2017, as amended on each of September 6, 2017, and October 24, 2017 (as so amended, the “Merger Agreement”) by and among Cempra, Private Melinta and Castle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Cempra (“Merger Sub”). On November 3, 2017, pursuant to the Merger Agreement, Merger Sub merged with and into Private Melinta, with Private Melinta surviving the merger and becoming a wholly owned subsidiary of Cempra (the “Merger”). As a result of the Merger and after giving effect to a 5-to-1 reverse stock split effected immediately prior to the effective time of the Merger, each outstanding share of Private Melinta’s common stock automatically converted into the right to receive approximately 0.0229 shares of Cempra common stock. Concurrently with the effectiveness of the Merger, Cempra changed its name to Melinta Therapeutics, Inc. and Private Melinta changed its name to Melinta Subsidiary Corp.

Following the closing of the Merger, pre-closing Private Melinta stockholders owned, on a fully-diluted basis as calculated under the treasury stock method, approximately 51.6% of Company common stock and pre-closing Cempra stockholders owned approximately 48.4% of Company common stock. Pursuant to the terms of the Merger Agreement, prior to the closing of the Merger but effective at the effective time of the Merger, the board of directors of the Company increased the size of the board of directors to nine directors. On November 3, 2017, effective at the effective time of the Merger, Michael Dougherty, Dov A. Goldstein, M.D., Richard Kent, M.D. and P. Sherrill Neff resigned from the Company’s board of directors, and Kevin T. Ferro, Jay Galeota, Cecilia Gonzalo and Thomas P. Koestler, Ph.D., were appointed to the Company’s board of directors. The directors presently serving on the board of directors of the Company are Bruce L. Downey, Mr. Ferro, Mr. Galeota, David Gill, John H. Johnson, Dr. Koestler, Garheng Kong, M.D., Ph.D., and David Zaccardelli, Pharm. D.

WHERE YOU CAN FIND MORE INFORMATION

Melinta files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information Melinta files at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review Melinta’s electronically filed reports, proxy and information statements on the SEC’s website at http://www.sec.gov or on Melinta’s website at http://www.melinta.com. Information included on, hyperlinked to or accessible from Melinta’s website is not a part of this proxy statement.

You should rely only on the information contained in this proxy statement or on information to which Melinta has referred you. Melinta has not authorized anyone else to provide you with any information.

HOUSEHOLDING

Melinta has adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the proxy statement and accompanying materials, unless Melinta is notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce Melinta’s printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold Melinta stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Computershare Trust Company, N.A. by mail at P.O. Box 505008, Louisville, Kentucky 40233- 9814, Attn: Computershare Investor Services.

If you participate in householding and wish to receive a separate copy of the proxy statement and accompanying materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Trust Company, N.A., as indicated above.

If you are a beneficial owner, you can request information about householding from the organization that holds your shares.

OTHER MATTERS ARISING AT THE SPECIAL MEETING

The matters referred to in the Notice of Special Meeting and described in this proxy statement are, to the knowledge of Melinta’s board of directors, the only matters that will be presented for consideration at the Special Meeting. If any other matters should properly come before the Special Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

FUTURE STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at Melinta’s annual meeting of stockholders to be held in 2019 must be received by Melinta no later than January 11, 2019, in order to be included in Melinta’s proxy statement and form of proxy relating to that meeting, unless the date of the 2019 annual meeting of stockholders is changed by more than 30 days from the anniversary of Melinta’s 2018 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before Melinta begins to print and send Melinta’s proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. Under Melinta’s bylaws, stockholder proposals to be considered at Melinta’s next annual meeting must be received by Melinta not later than April 13, 2019 and not earlier than March 14, 2019. All submissions must comply with all of the requirements of Melinta’s bylaws and Rule 14a-8 of the Exchange Act. Proposals should be mailed to Peter Milligan, Corporate Secretary, Melinta Therapeutics, Inc., 44 Whippany Road, Morristown, New Jersey 07963.

DIRECTIONS TO SPECIAL MEETING

[●].

ANNEX A

AMENDMENT TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

MELINTA THERAPEUTICS, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

Melinta Therapeutics, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: The first paragraph of Article IV of the Corporation’s Certificate of Incorporation, as amended to date, is hereby amended to read in its entirety as set forth below:

“That, at 5:00 p.m., Eastern time, on the date of filing of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [●] (the “Conversion Number”) shares of the Corporation’s common stock, par value $0.001 (the “Common Stock”) (including treasury shares) issued and outstanding as of the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of Common Stock, automatically and without any action by the holder thereof (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder would otherwise be entitled (after taking into account all fractional shares of Common Stock otherwise issuable to such holder), the Corporation shall, with no further action required on the part of the holder, pay cash in an amount equal to such fractional shares of Common Stock multiplied by the average last reported sales price of the Common Stock at 4:00 p.m., Eastern time, end of regular trading hours on the Nasdaq Global Market during the ten consecutive trading days ending on the last trading day prior to the effective date of the Reverse Stock Split.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this [●] day of [●], 2019.

MELINTA THERAPEUTICS, INC.

By:
Name:
Title:

A-1

ANNEX B

AMENDMENT TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

MELINTA THERAPEUTICS, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

Melinta Therapeutics, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: The third paragraph of Article IV of the Corporation’s Certificate of Incorporation, as amended to date, is hereby amended to read in its entirety as set forth below:

“The total number of shares that the Corporation will have authority to issue is two hundred eighty million (280,000,000), consisting of (i) two hundred seventy-five million (275,000,000) shares of common stock, $0.001 par value per share, and (ii) five million (5,000,000) shares of preferred stock, $0.001 par value per share.”

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this [●] day of [●], 2019.

MELINTA THERAPEUTICS, INC.

By:
Name:
Title:

B-1

ANNEX C

C-1

EXECUTION VERSION

This Amended and Restated Senior Subordinated Convertible Loan Agreement (and the indebtedness and obligations evidenced hereby) are subordinate in the manner, and to the extent, set forth in that certain Subordination Agreement dated as of December 31, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”) by and among Melinta Therapeutics, Inc., a Delaware corporation, the other “Obligors” from time to time parties thereto, Vatera Healthcare Partners LLC, Vatera Investment Partners, LLC and the other “Subordinated Creditors” from time to time parties thereto, and Cortland Capital Market Services LLC, as Agent, to the Senior Debt (as defined in the Subordination Agreement); and each lender under this Amended and Restated Senior Subordinated Convertible Loan Agreement (and the indebtedness and obligations evidenced hereby), by its acceptance hereof, shall be bound by the terms and provisions of the Subordination Agreement. Notwithstanding anything to the contrary herein, in the event of any conflict between the terms and provisions of the Subordination Agreement, on the one hand, and this Amended and Restated Senior Subordinated Convertible Loan Agreement, on the other hand, the terms and provisions of the Subordination Agreement shall govern and control.

AMENDED AND RESTATED SENIOR SUBORDINATED CONVERTIBLE LOAN AGREEMENT

originally dated as of December 31, 2018 and as amended and restated as of January 14, 2019 by and among

Melinta Therapeutics, Inc.,

as the Borrower,

the other Loan Parties party hereto from time to time

and

the Lenders

i

Annexes

Annex A	Disbursement Commitments

Schedules

Schedule P-1	Existing Investments
Schedule 2.4	List of Amendment Date Lenders and Such Lenders’ Wire Instructions and Information for Notices
Schedule 3.1(d)	Existing Liens
Schedule 3.1(f)	Existing Indebtedness
Schedule 3.1(m)	Real Estate
Schedule 3.1(q)	Exclusive Rights Related to Services
Schedule 3.1(w)	Borrower’s Subsidiaries
Schedule 3.1(x)	Dividends
Schedule 3.1(y)	Borrower’s Outstanding Shares of Stock, Options and Warrants
Schedule 3.1(z)	Margin Stock
Schedule 3.1(cc)	Environmental
Schedule 3.1(ee)	Labor Relations
Schedule 3.1(ff)	Jurisdiction of Organization, Legal Name, Organizational Identification Number and Chief Executive Office
Schedule 3.1(uu)	Registrations
Schedule 3.1(aaa)	Exclusive Rights Related to Products
Schedule 3.1(ww)	Regulatory Matters
Schedule 3.1(xx)	Inspections and Investigations
Schedule 3.1(bbb)	Products

ii

Exhibits

Exhibit A	Form of Note
Exhibit B	Form of Guaranty
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Conversion Notice
Exhibit F-1	Form of Reverse Split Amendment
Exhibit F-2	Form of Authorized Shares Amendment
Exhibit G	Form of Certificate of Designations
Exhibit H	Closing Checklist

iii

AMENDED AND RESTATED SENIOR SUBORDINATED CONVERTIBLE LOAN AGREEMENT

AMENDED AND RESTATED SENIOR SUBORDINATED CONVERTIBLE LOAN AGREEMENT (this “Agreement”), originally dated as of December 31, 2018 and as amended and restated as of January 14, 2019, by and among Melinta Therapeutics, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties (as defined below) party hereto from time to time and the lenders party hereto from time to time (together with their successors and permitted assigns, the “Lenders”).

WITNESSETH:

WHEREAS, the Borrower has requested that the Lenders extend credit under this Agreement in the form of senior subordinated convertible loans in an aggregate principal amount of up to $140,000,000, the proceeds of which shall be used by the Borrower for the purposes set forth herein;

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein;

WHEREAS, the Borrower, the other Loan Parties and the Lenders entered into a Senior Subordinated Convertible Loan Agreement, dated as of the Agreement Date (the “Existing Loan Agreement”); and

WHEREAS, the Borrower, the other Loan Parties and the Lenders set forth on the signature page of this Agreement, who collectively constitute the Required Lenders, desire to amend and restate the Existing Loan Agreement in its entirety pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 General Definitions. Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination with another Person.

“4.985% Cap” has the meaning set forth in Section 2.9(l).

“Additional Amounts” has the meaning set forth in Section 2.5(a).

“Additional Permitted Debt” has the meaning set forth in clause (n) of the definition of “Permitted Indebtedness.”

“Additional Permitted Debt Documents” means the agreements, instruments and documents evidencing any Additional Permitted Debt permitted by clause (n) of the definition of “Permitted Indebtedness.”

“Additional Shares” has the meaning set forth in Section 2.11(a).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly:

(a) controls, or is controlled by, or is under common control with, such Person; or

(b) is a general partner, manager or managing member of such Person.

Without limiting the foregoing, a Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, no Lender shall be deemed an Affiliate of the Borrower or any of its Subsidiaries. With respect to any Specified Lender, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Specified Lender will be deemed to be an Affiliate of such Specified Lender.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Agreement Date” means December 31, 2018.

“Amendment Date” means January 14, 2019.

“Anti-Corruption Laws” has the meaning set forth in Section 3.1(ii).

“Anti-Money Laundering Laws” has the meaning set forth in Section 3.1(ii).

“Applicable Laws” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or Products or to which such Person or any of its property or Products is subject.

“Applicable Premium” means, with respect to any Loan on any date of prepayment, the greater of (i) 1.0% of the principal amount of such Loan and (ii) the excess of (A) the present value at such date of prepayment of (1) 105.0% of the principal amount of such Loan, plus (2) all remaining required interest payments due on such Loan through July 6, 2022 (excluding accrued but unpaid interest to the date of prepayment), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Loan.

“Approval Conditions” means the entering into by the Borrower and the other parties thereto of the Senior Facility Amendment, the receipt of the Stockholder Approval and any additional stockholder approval required to be able to issue the Full Conversion Share Amount and the shares necessary to satisfy the conversion of the convertible loans and notes under the Senior Facility Documents, the filing and effectiveness of the applicable Certificate(s) of Amendment and the Certificate of Designations and any amendment to the charter for any additional stockholder approval so required and the approval of the Common Stock into which the Conversion Shares or the convertible loans or notes under the Senior Facility Documents are convertible for listing on an Eligible Market.

“Assignment and Assumption” means, an assignment and assumption agreement entered into by a Lender and an assignee, substantially in the form of Exhibit D or any other form reasonably approved by the Required Lenders.

“Authorization” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, clearance, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or Products or to which such Person or any of its property or Products is subject (including all Registrations), and any supplements or amendments with respect to the foregoing.

“Authorized Officer” means the chief executive officer, the president or the chief financial officer of the Borrower or any other officer having substantially the same authority and responsibility.

“Authorized Shares Amendment” has the meaning set forth in Section 4.2(l).

“Board of Directors” means the board of directors (or other equivalent governing body) of the Borrower.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrower Stock Plans” has the meaning set forth in Section 5.1(aa).

“Business Day” means a day other than Saturday or Sunday on which banks are open for business in New York, New York.

“Capital Lease” means, with respect to any Person, any lease of or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from Standard & Poor’s or at least “P-1” from Moody’s Investor Services, (c) any commercial paper rated at least “A-1” by Standard & Poor’s or “P-1” by Moody’s Investor Services and issued by any Person organized under the laws of any state of the United States, (d) any United States dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either Standard & Poor’s or Moody’s Investor Services the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed one year.

“Ceiling Rate” has the meaning set forth in Section 2.11(f).

“Certificate Amendment” has the meaning set forth in Section 4.2(l).

“Certificate of Designations” has the meaning set forth in Section 4.2(l).

“Change of Control” means (a) except as otherwise expressly permitted under this Agreement, at any time the Borrower shall cease to own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Stock of any of its Subsidiaries (measured both on a fully diluted basis and not on a fully diluted basis), (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than VHP, VIP and their respective Affiliates from time to time, is or shall at any time become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act except that a person or group shall be deemed to have “beneficial ownership” of all Stock that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “Option Right”)), directly or indirectly, of 30% or more on an issued and outstanding basis of the voting interests in the Borrower’s Stock (taking into account all such securities that such person or group has the right to acquire pursuant to any Option Right), (c) a sale of all or substantially all of the assets of the Borrower (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Subsidiaries of the Borrower) or of the Borrower’s Stock shall occur or be consummated, (d) the consummation of a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding Stock of the Borrower; provided, however, that none of the transactions contemplated by this Agreement, the Senior Facility Documents or the Certificate of Designations, including a repayment, repurchase, redemption or conversion (or a deemed repayment, repurchase, redemption or conversion) of any Loans or Preferred Stock or any loans or notes under the Senior Facility Documents, or any adjustment in the Conversion Price or the Conversion Rate in accordance with the terms of this Agreement, or of the conversion price or the conversion rate in accordance with the terms of the Preferred Stock or the Senior Facility Documents, shall constitute a purchase, tender offer or exchange offer for purposes of this clause (d), or (e) a “change of control” however so defined in any document, agreement or instrument governing or evidencing any Indebtedness or, in each case, any term of similar effect, shall occur.

“Change of Control Conversion Notice” has the meaning set forth in Section 2.3(b).

“Change of Control Notice” has the meaning set forth in Section 2.3(b).

“Change of Control Repayment Notice” has the meaning set forth in Section 2.3(b).

“Clause A Distribution” has the meaning set forth in Section 2.9(f)(iii).

“Clause B Distribution” has the meaning set forth in Section 2.9(f)(iii).

“Clause C Distribution” has the meaning set forth in Section 2.9(f)(iii).

“Code” means the Internal Revenue Code of 1986, as amended, and any Treasury Regulations promulgated thereunder.

“Commitment Letter” means that certain commitment letter dated as of December 18, 2018, by and between the Borrower, VHP and VIP.

“Common Stock” means the common stock of the Borrower, $0.001 par value per share.

“Common Stock Conversion Rate” has the meaning set forth in Section 2.9(c)(iii).

“Competitor” means any Person that commercially markets antibiotic products in the United States, but excluding any Person that is party to any licensing, distribution or other similar partnership agreement with the Borrower or any of its Subsidiaries.

“Compliance Certificate” means a certificate in substantially the form of Exhibit C signed by the chief executive officer (or Person with equivalent duties) of the Borrower that is reasonably satisfactory to the Required Lenders.

“Conversion Amount” means the aggregate principal amount of the Loans being converted (the “Converted Loans”) (including any interest paid in kind that has been added to the principal balance of the Converted Loans at the end of a fiscal quarter in accordance with Section 2.7), plus any accrued and unpaid interest that is to be paid (including any interest to be paid in kind in accordance with Section 2.7) but has not yet been so paid on the aggregate principal amount of the Converted Loans, plus the portion of any Interim Exit Fee or Final Exit Fee attributable to the Converted Loans.

“Conversion Date” has the meaning set forth in Section 2.9(c)(i).

“Conversion Delivery Deadline” has the meaning set forth in Section 2.9(c)(ii).

“Conversion Effective Date” has the meaning set forth in Section 2.9(c)(i).

“Conversion Notice” has the meaning set forth in Section 2.9(c)(i).

“Conversion Price” means, at any time, (i) $1,000 divided by (ii) the Conversion Rate in effect at such time.

“Conversion Rate” means, initially, 6.25 shares of Preferred Stock per $1,000 of Conversion Amount, subject to adjustment as provided herein.

“Conversion Shares” has the meaning set forth in Section 2.9(a).

“Convertible Securities” means any Stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Deerfield Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 5, 2018, entered into by the Borrower and the lenders under the Senior Facility Agreement, as amended, supplemented or otherwise modified from time to time.

“Default” means any event which, with the giving of notice, lapse of time or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

“Disbursement” means the Initial Disbursement and/or any Subsequent Disbursement.

“Disbursement Commitment” means the commitment of a Lender to provide a Disbursement under this Agreement, and “Disbursement Commitments” means all of them, collectively; provided that, notwithstanding anything to the contrary in the Loan Documents and for the avoidance of doubt, as of the Amendment Date, no Specified Lender has any prior, present or future commitment or obligation to fund any Disbursement or other amount under the Loan Documents at any time.

“Disbursement Date” means the date that any Disbursement is funded by the applicable Lenders.

“Dispose” and “Disposition” mean (a) the sale, lease, conveyance or other disposition of any assets or property (including any transfer or conveyance of any assets or property pursuant to a division or split of a limited liability company or other entity or Person into two or more limited liability companies or other entities or Persons) and (b) the sale or Transfer by the Borrower or any Subsidiary of the Borrower of any Stock issued by any Subsidiary of the Borrower.

“Disqualified Stock” means any Stock which, by its terms (or by the terms of any security or other Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year and one day following the Maturity Date (excluding any provisions requiring redemption upon a “change of control” or similar event; provided that such “change of control” or similar event results in the occurrence of the Facility Termination Date), (b) is convertible into or exchangeable for (i) debt securities or (ii) any Stock referred to in (a) above, in each case, at any time on or prior to the date that is one year and one day following the Maturity Date at the time such Stock was issued, or (c) is entitled to receive scheduled dividends or distributions in cash prior to the date that is one year and one day following the Maturity Date. For the avoidance of doubt, the Preferred Stock shall not constitute “Disqualified Stock.”

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.

“DTC” has the meaning set forth in Section 3.1(pp).

“EBITDA” means, for any period, net income (or loss) for the applicable period of measurement of any Person and any applicable Subsidiaries (together with the other Persons whose income or loss is taken into account as provided below in determining EBITDA) (such Person, such Subsidiaries and such other Persons, collectively, the “Subject Persons”) on a consolidated basis, determined in accordance with GAAP, without duplication of any item described below (and the term “duplication” shall include any cash reimbursement for any loss or expense or other item for which an add-back is provided below), to the extent taken into account in the calculation of net income (or loss) for such period:

(a) less the income (or plus the loss) of any Person which is not a Subsidiary of a Subject Person, except to the extent of the amount of dividends or other distributions actually paid to the Subject Persons in cash or Cash Equivalents by such Person, provided the payment of dividends or similar distributions by that Person was not at the time subject to the consent of a third party or prohibited by operation of the terms of that Person’s charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person,

(b) except in connection with determining whether a Target’s EBITDA will be accretive to, and will not have a negative impact on, the EBITDA of the Borrower and its Subsidiaries pursuant to clause (h) of the definition of “Permitted Acquisition”, less the income (or plus the loss) of any Person accrued prior to the date it becomes a Subsidiary of a Subject Person or is merged into or consolidated with a Subject Person or that Person’s assets are acquired by a Subject Person,

(c) less the proceeds of any insurance,

(d) less gains (or plus losses) from the Disposition of assets or property not in the ordinary course of business of such Subject Persons, and related tax effects in accordance with GAAP,

(e) less any other extraordinary gains (or plus any other extraordinary losses) of such Subject Persons, and related tax effects, in accordance with GAAP (as defined in GAAP prior to the effectiveness of Financial Accounting Standards Board ASU 2015-01),

(f) less income tax refunds received in excess of income tax liabilities,

(g) less income (or plus the loss) from the early extinguishment of Indebtedness, net of related tax effects,

(h) plus, without duplication, solely to the extent already taken into account in the calculation of net income (or loss) for such period:

(i) depreciation and amortization,

(ii) Net Interest Expense,

(iii) all Taxes on or measured by income (excluding income tax refunds), and

(iv) all non-cash losses or charges (or minus non-cash income or gain), including non-cash adjustments resulting from the application of purchase accounting, non-cash expenses arising from grants of Stock appreciation rights, Stock options or restricted Stock, non-cash impairment of good will and other long term intangible assets, unrealized non-cash losses (or minus unrealized non-cash gains) under Swap Contracts, unrealized non-cash losses (or minus unrealized non-cash gains) in such period due solely to fluctuations in currency values, but excluding any non-cash loss or non-cash charge (A) where there were cash losses or charges with respect to such losses or charges in past periods (B) that is an accrual of a reserve for a cash loss, charge, expenditure or payment to be made, or anticipated to be made, in a future period or there is a reasonable expectation that there will be cash losses or charges with respect to such losses or charges in future periods or (C) relating to a write-down, write off or reserve with respect to accounts receivable, inventory or current assets.

Notwithstanding anything to the contrary in the Loan Documents, EBITDA shall be calculated to give effect to any asset sales, divestitures or other Disposition at any time on or after the first day of the measurement period and prior to the date of determination, as if such asset sales, divestitures or other Disposition had been effected on the first day of such measurement period.

“EDGAR” has the meaning set forth in Section 3.1(s).

“Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Eligible Market” means the New York Stock Exchange, Inc., the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market or, in each case, any successor thereto.

“Employee” means any employee of any Loan Party, any Subsidiary of any Loan Party or any Target.

“Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), which any Loan Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Loan Party (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be an employee benefit plan of such Loan Party) or for which it has or could reasonably be expected to have liability (including as an ERISA Affiliate).

“Environmental Laws” means all Applicable Laws, Authorizations and permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of removal and remedial actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and attorneys’ costs) that may be imposed on, incurred by or asserted against any Loan Party or any Subsidiary of any Loan Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law resulting from the ownership, lease, sublease or other operation or occupation of property by any Loan Party or any Subsidiary of any Loan Party, whether on, prior or after the Agreement Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and applicable published guidance thereunder.

“ERISA Affiliate” means with respect to any Loan Party, any Loan Party and any trade or business which, together with such Loan Party, is treated as a single employer within the meaning of Code Section 414 (b) or (c) or Section 4001 of ERISA or, solely for purposes of Sections 302 and 303 of ERISA or Code Section 412 or Section 430, is treated as a single employer within the meaning of Code Section 414(b), (c), (m) or (o).

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(c) of ERISA (unless the 30-day notice requirement has been duly waived under the applicable regulations) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate, within the meaning of Section 4201 of ERISA, from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of insolvency or termination, or treatment of a plan amendment as termination, under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan, or treatment of a plan amendment as termination, under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure by any ERISA Affiliate to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a Lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of an Employee Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Applicable Law to qualify thereunder; (j) a Title IV plan is in “at risk” status within the meaning of Code Section 430(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; and (l) any other event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any Liability upon any ERISA Affiliate under Title IV of ERISA other than for contributions to Title IV Plans and Multiemployer Plans in the ordinary course and PBGC premiums due but not delinquent.

“Event of Default” has the meaning set forth in Section 5.4.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Borrower or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Excluded Foreign Subsidiary” means (a) any Foreign Subsidiary which is a controlled foreign corporation (as defined in the Code) that has not guaranteed any Indebtedness (other than the Obligations) of a Loan Party or (b) a Foreign Subsidiary owned by a Foreign Subsidiary described in clause (a).

“Excluded Taxes” means with respect to any Lender, (a) Taxes imposed on (or measured by) such Lender’s net income, franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Lender being organized under the laws of, or having its principal office, or applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) any United States federal withholding Tax imposed on amounts payable to such Lender under the laws in effect at the time such Lender becomes a party to this Agreement or such Lender changes its lending office, except to the extent such Lender acquired its interest in the Loan from a transferor that was entitled, immediately before such Transfer, to receive Additional Amounts with respect to such withholding Tax pursuant to Section 2.5(a) or was itself so entitled immediately before changing its lending office, (c) any United States federal withholding Tax imposed on amounts payable to such Lender directly as a result of such Lender’s failure to comply with Section 2.5(d) other than as a result of a change in law occurring subsequent to the date such Lender became a party to this Agreement, or (d) any United States federal withholding Tax imposed on amounts payable to such Lender under FATCA.

“Existing Loan Agreement” has the meaning set forth in the recitals to this Agreement.

“Facility Termination Date” has the meaning set forth in Section 2.3(a).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements entered into with respect to the foregoing.

“FDA” means the United States Food and Drug Administration and any successor thereto.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any entity succeeding to any of its principal functions.

“Final Exit Fee” has the meaning set forth in Section 2.3(c).

“First Subsequent Disbursement” has the meaning set forth in Section 2.2(b).

“First Subsequent Disbursement Commitment” means the commitment of a Lender to provide a First Subsequent Disbursement under this Agreement, and “First Subsequent Disbursement Commitments” means all of them, collectively; provided that, notwithstanding anything to the contrary in the Loan Documents and for the avoidance of doubt, as of the Amendment Date, no Specified Lender has any prior, present or future commitment or obligation to fund any First Subsequent Disbursement or other amount under the Loan Documents at any time.

“Foreign Benefit Plan” means any Employee Benefit Plan that is subject to the laws or a jurisdiction outside the United States, including those mandated by a government other than the United States of America.

“Foreign Lender” has the meaning set forth in Section 2.5(d).

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Domestic Subsidiary.

“Form 10-K” means an annual report on Form 10-K (or successor form thereto), as required to be filed pursuant to the Exchange Act.

“Form 10-Q” means a quarterly report on Form 10-Q (or successor form thereto), as required to be filed pursuant to the Exchange Act.

“Full Conversion Share Amount” has the meaning set forth in Section 5.1(x).

“Fundamental Change” means an event that will be deemed to occur at the time any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than (x) VHP, VIP and their respective Affiliates from time to time, (y) the Borrower, its Subsidiaries, and/or (z) the Borrower and its Subsidiaries’ employee benefit plans, any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Borrower’s Common Stock representing more than 50% of the voting power of the Borrower’s Common Stock other than as a result of a Disbursement hereunder;

(b) the consummation of:

(i) any recapitalization, reclassification or change of the Common Stock or Preferred Stock (other than changes resulting from a subdivision, stock split, reverse stock split or share combination) as a result of which the Common Stock or Preferred Stock would be converted into, or exchanged for, other capital stock, other securities, other property or assets;

(ii) any share exchange, consolidation, merger, or combination of the Borrower pursuant to which the Common Stock or Preferred Stock would be converted into cash, securities or other property or assets (provided, however, that a transaction in which the holders of the Borrower’s common equity immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (ii); provided that, for the avoidance of doubt, the immediately preceding proviso shall not be satisfied solely because VHP, VIP and their respective Affiliates or permitted assignees beneficially own more than, directly or indirectly, 50% of the Borrower’s common equity immediately prior to such transaction and continue to beneficially own, directly or indirectly, more than 50% of the common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction, if substantially all other holders of the Borrower’s common equity immediately prior to such transaction cease to beneficially own any common equity of the continuing or surviving corporation or transferee of the parent thereof immediately after such transaction); or

(iii) any sale of all or substantially all of the consolidated assets of the Borrower and its Subsidiaries, taken as a whole, to any person other than one of the Borrower’s Subsidiaries;

(c) the Borrower’s stockholders approve any plan or proposal for the liquidation or dissolution of the Borrower; or

(d) the Common Stock ceases to be listed or quoted on any Eligible Market;

provided, that, for the purposes of this definition of “Fundamental Change,” (x) any transaction or event that constitutes a Fundamental Change under both clause (a) and clause (b) above will be deemed to constitute a Fundamental Change solely under clause (b) of this definition of “Fundamental Change,” (y) whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act and (z) none of the transactions contemplated by this Agreement or the Certificate of Designations, including a repayment, repurchase, redemption or conversion (or a deemed repayment, repurchase, redemption or conversion) of any Loans or Preferred Stock, or any adjustment in the Conversion Price or the Conversion Rate in accordance with the terms of this Agreement, or of the conversion price or the conversion rate in accordance with the terms of the Preferred Stock, or any issuance of Stock upon conversion of the Loans or the Preferred Stock, shall constitute a “Fundamental Change.”

“Fundamental Change Conversion Notice” has the meaning set forth in Section 2.11(a).

“Fundamental Change Effective Date” has the meaning set forth in Section 2.11(b).

“Fundamental Change Notice” has the meaning set forth in Section 2.9(g)(i).

“Fundamental Change Period” has the meaning set forth in Section 2.11(a).

“GAAP” means generally accepted accounting principles consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), in each case, subject to the provisions of Section 1.5.

“Governmental Authority” means any nation, sovereign, government, quasi-governmental agency, governmental department, ministry, cabinet, commission, board, bureau, agency, court, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal or administrative or public body or entity, whether domestic or foreign, federal, state, local or other political subdivision thereof, having jurisdiction over the matter or matters and Person or Persons in question or having the authority to exercise executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, securities exchange, regulatory body, arbitrator, public sector entity, supra-national entity and any self-regulatory organization. The term “Governmental Authority” shall further include any institutional review board, ethics committee, data monitoring committee or other committee or Person with defined authority to oversee Regulatory Matters.

“Guarantor” means each Subsidiary of the Borrower (other than any Excluded Foreign Subsidiary) or other Person who provides a guaranty of the Obligations under the Guaranty.

“Guaranty” means the guaranty of the Obligations made by the Guarantors in favor of the Lenders, substantially in the form of Exhibit B, together with any guaranty supplement delivered pursuant thereto.

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Indebtedness” means the following with respect to any Person:

(a) all indebtedness for borrowed money of such Person;

(b) the deferred purchase price of assets or services (other than trade payables entered into in the ordinary course of business and which are not more than 90 days past due) of such Person, including earn-outs, which in accordance with GAAP should be shown to be a liability on the balance sheet and have not been paid on or prior to the date due;

(c) all guarantees of Indebtedness by such Person;

(d) the face amount of all letters of credit issued or acceptance facilities established for the account of such Person (or for which such Person is liable), including without duplication, all drafts drawn thereunder;

(e) all Capital Lease Obligations of such Person;

(f) all indebtedness (including Indebtedness of other types covered by the other clauses of this definition) of such Person or another Person secured by any Lien on any assets or property of such Person, whether or not such indebtedness has been assumed or is recourse (with the amount thereof, in the case of any such indebtedness that has not been assumed by such Person, being measured as the lower of (y) fair market value of such property and (z) the amount of the indebtedness secured);

(g) indebtedness created or arising under any conditional sale or title retention agreement, or incurred as financing, in either case with respect to assets or property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such assets or property);

(h) all obligations of such Persons evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

(i) all obligations of such Person, whether or not contingent, in respect of Disqualified Stock, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends;

(j) all direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such Indebtedness will be protected (in whole or in part) against loss with respect thereto;

(k) all direct or indirect liability, contingent or otherwise, of such Person under Swap Contracts (to the extent such amount can actually be calculated or determined with certainty at the time of any such determination, calculated on a net basis);

(l) all direct or indirect liability, contingent or otherwise, of such Person to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; and

(m) all direct or indirect liability, contingent or otherwise, of such Person for the Indebtedness of another Person through any agreement to purchase, repurchase or otherwise acquire such Indebtedness or any assets or property constituting security therefor, to provide funds for the payment or discharge of such Indebtedness or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person;

provided that, notwithstanding the foregoing, the term “Indebtedness” shall exclude any payment obligations arising under (a) the Agreement and Plan of Merger, dated as of December 3, 2013, among The Medicines Company, Rempex Pharmaceuticals, Inc. and the other parties thereto or (b) the Purchase and Sale Agreement, dated as of November 28, 2017, between The Medicines Company and Melinta Therapeutics, Inc., in each case of clauses (a) and (b), so long as such documents and the payment obligations arising thereunder are not amended, restated, supplemented, changed, increased, accelerated or otherwise modified in any manner after the Amendment Date that (1) increases the aggregate amount payable by the Loan Parties and their Subsidiaries in respect of such obligations (other than (x) payments that are made in the form of Stock of the Borrower (other than Disqualified Stock) and (y) payments made in consideration for any extension of the due dates of any such obligations in the form of interest and fees on the extended amounts in an amount not to exceed five percent (5%) per annum while such amounts remain outstanding), (2) provides that any of such obligations are secured by Liens on any asset or property of any Loan Party or any of its Subsidiaries, (3) provides that any Subsidiary of any Loan Party shall guarantee, or otherwise become obligated (whether unconditionally or upon any condition) to make any payment of or in respect of, or have any other direct or indirect liability for, any of such obligations or provide any asset or property or distribution therefor, (4) shortens the weighted average life to maturity (or otherwise shortens the maturity) of any of such obligations, unless the aggregate outstanding amount of such obligations is permanently reduced in connection therewith in a manner where the shorter maturity (and/or the shorter weighted average life to maturity, as applicable) is reasonable (as determined in good faith by the Board of Directors) in relation to such reduced aggregate amount provided in exchange therefor, (5) restricts any Loan Party or any Subsidiary from performing, or otherwise adversely affects the performance by any Loan Party or any of its Subsidiaries of, any of its material obligations (including the Obligations) under the Loan Documents, (6) has the effect of putting the Loan Parties in a worse (or less favorable) position than such obligations in effect on the Amendment Date, as determined in good faith by the Board of Directors, (7) results in a Material Adverse Effect, or (8) results in any breach of, or Default or Event of Default under, any of the Loan Documents; provided, further, that if such obligations are amended, restated, supplemented, changed, increased, accelerated, waived, consented to or otherwise modified in any manner that is not permitted by the immediately preceding proviso, then such obligations shall automatically on the date of such amendment, restatement, supplement, change, increase, acceleration or modification be deemed to have been Indebtedness retroactively to and from the date such obligations were first incurred.

“Indemnified Person” has the meaning set forth in Section 6.11(a).

“Indemnified Taxes” means (a) any Tax imposed on or with respect to any payments made by or on account of any Obligation of any Loan Party under any Loan Document, other than an Excluded Tax, and (b) to the extent not otherwise described in clause (a) above in this definition, Other Taxes.

“Indemnity” has the meaning set forth in Section 6.11(a).

“Initial Disbursement” has the meaning set forth in Section 2.2(a).

“Initial Disbursement Commitment” means the commitment of a Lender to provide the Initial Disbursement under this Agreement, and “Initial Disbursement Commitments” means all of them, collectively; provided that, notwithstanding anything to the contrary in the Loan Documents and for the avoidance of doubt, as of the Amendment Date, no Specified Lender has any prior, present or future commitment or obligation to fund any Initial Disbursement or other amount under the Loan Documents at any time.

“Initial Disbursement Date” means the Disbursement Date of the Initial Disbursement.

“Intellectual Property” has the meaning set forth in Section 3.1(n).

“Interest Payment Date” has the meaning set forth in Section 2.7.

“Interest Rate” means 5.00% per annum for the principal amount of any Disbursement and any overdue interest thereon.

“Interim Exit Fee” has the meaning set forth in Section 2.3(c).

“Internal Controls” has the meaning set forth in Section 3.1(u).

“Investments” has the meaning set forth in Section 5.2(e).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IP” has the meaning set forth in Section 3.1(n).

“IRS” means the United States Internal Revenue Service.

“Last Reported Sale Price” of a security on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the relevant security is traded. If the security is not listed for trading on a U.S. national or regional securities exchange on such date, the “Last Reported Sale Price” of the security will be the last quoted bid price per share for the security in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization. If the relevant security is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per share for the relevant security on the relevant date from at least three nationally recognized independent investment banking firms selected by the Borrower for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Latest Balance Sheet Date” has the meaning set forth in Section 3.1(t).

“Lenders” has the meaning set forth in the preamble to this Agreement.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liabilities, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention or other encumbrance on or with respect to property or interest in property having the practical effect of constituting a security interest, in each case with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind.

“Loan” means any loan made available from time to time by the Lenders to the Borrower pursuant to this Agreement or any other Loan Document or, as the context may require, the principal amount thereof from time to time outstanding. Any references in this Agreement to the “principal amount” of a Loan shall include any interest paid in kind that has previously been added to the principal balance of the Loans at the end of a fiscal quarter in accordance with Section 2.7. “Loan” shall include any funded Disbursement.

“Loan Documents” means this Agreement, the Notes, the Guaranty, each Compliance Certificate, the Senior Facility Subordination Agreement, any solvency certificate and other documents, agreements and instruments delivered in connection with any of the foregoing and dated the Agreement Date or subsequent thereto, whether or not specifically mentioned herein or therein, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Loan Parties” means the collective reference to the Borrower and all of the Guarantors.

“Loss” has the meaning set forth in Section 6.11(a).

“LTM Net Sales” means, without duplication, for the trailing four fiscal quarter period ending as of the end of each fiscal year of the Borrower, the sum of (a) the aggregate gross amount invoiced by or on behalf of the Borrower or any of its Subsidiaries for products sold globally in bona fide, arm’s length transactions; less: (b) (i) deductions for trade, (ii) discounts, rebates, chargebacks and credits, (iii) allowances, (iv) taxes, (v) duties, (vi) governmental tariffs, (vii) freight, shipping and freight insurance costs and charges, (viii) returns and (ix) recalls.

“Major Transaction” has the meaning set forth in the Warrants.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts traded on any U.S. exchange relating to the Common Stock.

“Material Adverse Effect” means a material adverse effect on (a) the business, results of operations, financial condition or assets of the Loan Parties and their Subsidiaries, taken as a whole, (b) the validity or enforceability of any material provision of this Agreement, the Notes, the Guaranty or any other material Loan Document, (c) the ability of the Loan Parties to timely perform the Obligations or, solely for purposes of Sections 3.1(t), 4.1(e), 4.2(c) and 4.3(b), the Obligations (as defined in the Senior Facility Agreement), or (d) any of the rights and remedies of the Lenders under the Loan Documents.

“Material Environmental Liabilities” means Environmental Liabilities exceeding $550,000 in the aggregate.

“Maturity Date” means January 6, 2025.

“Merger Event” has the meaning set forth in Section 2.9(i).

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has, or could reasonably be expected to have, any obligation or Liabilities (including under Section 4212 of ERISA).

“Multi-Clause Distribution” has the meaning set forth in Section 2.9(f)(iii).

“Necessary Documents” has the meaning set forth in Section 3.1(l).

“Net Interest Expense” means for the Subject Persons for any period:

(a) gross interest expense (including that attributable to Capital Lease Obligations) for such period paid or required to be paid in cash (including all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments and net amounts paid or payable and/or received or receivable under permitted Swap Contracts in respect of interest rates) for the Borrower and its Subsidiaries on a consolidated basis, less

(b) interest income for such period.

“Note” means, with respect to any Lender, a promissory note (a) issued by the Borrower to such Lender evidencing the Obligations to such Lender and, with respect to all Lenders other than the Specified Lenders, the Disbursements funded by such Lender pursuant to the Disbursement Commitments, and (b) held by such Lender in the form attached hereto as Exhibit A, in each case, as amended, restated, supplemented or otherwise modified from time to time, and “Notes” means all of them, collectively.

“Obligations” means all Loans and Disbursements, interest, fees (including any Prepayment Fees), expenses, costs, liabilities, indebtedness and other obligations (monetary (including post-petition interest, costs, fees, expenses and other amounts, whether allowed or not) or otherwise) of (or owed by) the Borrower and the other Loan Parties under or in connection with the Loan Documents, in each case howsoever created, arising or evidenced, whether direct or indirect (including those acquired by assignment), absolute or contingent, now or hereafter existing, or due or to become due.

“Open of Business” means 9:00 a.m., New York City time.

“Option Right” has the meaning set forth in the definition of “Change of Control”.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Organizational Documents” means (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) for any other entity, any other document setting forth the manner of election or duties of the officers, directors, managers or other similar or equivalent persons or Persons, or the designation, amount or relative rights, limitations and preference of the Stock of such entity.

“Other Connection Taxes” means with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (except a connection arising solely from such Lender having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected a security interest under, engaged in any transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, registration, Transfer or enforcement of, or otherwise with respect to, any Loan Document.

“Ownership Limitation” means, other than with respect to VHP, VIP and their respective Affiliates from time to time (who shall not be subject to the Ownership Limitation), the “beneficial ownership” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act except that a person or group shall be deemed to have “beneficial ownership” of all Stock that such person or group has the right to acquire pursuant to an Option Right), directly or indirectly, by a Lender and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Lender’s or any such Affiliate’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which such Lender is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) of 29.9% on an issued and outstanding basis of the voting interests in the Borrower’s Stock.

“Parties” means the Borrower, the other Loan Parties and the Lenders.

“PBGC” means the United States Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Acquisition” means any Acquisition by a Loan Party of all of the Stock of a Target (subject to any local law requirements regarding qualifying shares) or all or substantially all of the assets of a Target, in each case, to the extent that each of the following conditions shall have been satisfied:

(a) the Borrower shall have delivered each of the following to the Lenders:

(i) as soon as available, executed copies of the Acquisition agreement and all material agreements and documents pursuant to which such Acquisition is to be consummated; provided that, no later than the third (3rd) Business Day following the date of such Acquisition documents, the Borrower shall file a current report on Form 8-K with the SEC describing the terms of the transaction contemplated by such Acquisition documents, including such Acquisition documents as exhibits thereto and disclosing any other material non-public information provided to any of the Lenders in connection with such Acquisition (or otherwise); and

(ii) to the extent required to be delivered to (and permitted to be shared by) a Loan Party pursuant to the applicable Acquisition agreement, all required material regulatory and third party approvals;

(b) such Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the holders of Stock of the Target;

(c) no Default or Event of Default shall exist at the time of the consummation of such Acquisition or after giving effect to such Acquisition and all other transactions contemplated by the applicable Acquisition documents;

(d) the total consideration paid or payable (including all transaction costs, Indebtedness incurred, assumed and/or reflected on a consolidated balance sheet of the Loan Parties and their Subsidiaries after giving effect to such Acquisition and the maximum amount of all deferred payments, including earn-outs) for all Acquisitions consummated during the term of this Agreement shall not exceed $55,000,000 in the aggregate for all such Acquisitions;

(e) (i) the Target, the Target’s Subsidiaries and their respective assets and properties and the Stock of the Target and the Target’s Subsidiaries shall be in compliance with Section 5.1(l) and the provisions of the Guaranty and the other Loan Documents and all actions in connection therewith shall have been taken and completed in a manner reasonably acceptable to the Required Lenders, (ii) to the extent required by the Loan Documents, the Target and its Subsidiaries shall have become Guarantors under the Loan Documents and have executed and delivered such documents reasonably requested by the Required Lenders in connection therewith and (iii) all other actions shall have been taken that are necessary or reasonably requested by the Required Lenders to effectuate the foregoing in this clause (e);

(f) all transactions in connection with such Acquisition shall be consummated, in all material respects, in accordance with all Applicable Laws and all applicable Authorizations shall have been obtained;

(g) the Target shall be in the same business or lines of business in which the Borrower and its Subsidiaries are engaged as of the Agreement Date or a business or line of business substantially related thereto or reasonably complementary thereof;

(h) immediately prior to, at the time of, and after giving effect to, such Acquisition and all other transactions contemplated by the applicable Acquisition documents, the Target and its Subsidiaries that are being acquired in such Acquisition have (i) positive EBITDA for the most recent twelve month period ending prior to the date of the consummation of such Acquisition for the later of (A) the period for which financial statements are available to the Loan Parties and their Affiliates or the Lenders and (B) the period that ended at least one year prior to the consummation of such Acquisition of the Target, (ii) such Acquisition is, on a pro forma basis, accretive to the EBITDA of the Borrower and its Subsidiaries and (iii) EBITDA that will not have a negative impact on the EBITDA of the Borrower and its Subsidiaries;

(i) at the time of, and after giving effect to, such Acquisition and all other transactions contemplated by the applicable Acquisition documents, all representations and warranties in the Loan Documents and in the applicable Acquisition documents shall be true, correct and complete in all material respects (without duplication of any materiality qualifier contained therein);

(j) after giving effect to such Acquisition and all other transactions contemplated by the applicable Acquisition documents, the Borrower and its Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Section 5.1(v); and

(k) a certificate, in form reasonably satisfactory to the Required Lenders, that (i) has an Authorized Officer certify that all the conditions set forth in this definition of “Permitted Acquisition” have been satisfied and (ii) includes financial statements and documentation evidencing and supporting that clauses (h) and (j) of this definition of “Permitted Acquisition” have been satisfied.

“Permitted Dispositions” means each of the following:

(a) (i) Dispositions of inventory, goods or services, (ii) Dispositions of worn-out, obsolete, damaged or surplus equipment, and (iii) Dispositions or abandonment of Intellectual Property no longer useful or material to the business of the Loan Parties or any of their Subsidiaries, all in the ordinary course of business;

(b) (i) Dispositions of Cash Equivalents in the ordinary course of business made to a Person that is not an Affiliate of any Loan Party and (ii) conversions of Cash Equivalents into cash or other Cash Equivalents;

(c) (i) transactions permitted under clause (i)(ii) of the definition of “Permitted Liens” and (ii) the granting of Permitted Liens;

(d) Permitted Investments, to the extent any such Investment constitutes a Disposition;

(e) the sale or issuance of the Stock in the Borrower to any direct equity holder of the Borrower or pursuant to the Loan Documents, the Senior Facility Documents or any Borrower Stock Plans;

(f) the Transfer of any assets or property (i) by a Loan Party (other than the Borrower) to another Loan Party or (ii) by a Subsidiary that is not a Loan Party to (A) a Loan Party for no more than fair market value or (B) any other Subsidiary that is not a Loan Party;

(g) the issuance by any Foreign Subsidiary of Stock to qualified directors where required by or to satisfy any Applicable Law, including any Applicable Law with respect to ownership of Stock in Foreign Subsidiaries;

(h) transactions permitted by Section 5.2(a) or Section 5.2(b);

(i) Dispositions of past due accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof) or, in the case of accounts receivable in default, in connection with the collection or compromise thereof and, in any event, not involving any securitization thereof;

(j) (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(k) Dispositions of any assets or property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding); and

(l) other Dispositions for fair market value of assets for aggregate consideration not to exceed $550,000 in any fiscal year; provided that such Dispositions do not (i) involve assets material to the conduct of the business of the Loan Parties and their Subsidiaries or (ii) cause a Material Adverse Effect to occur or exist.

“Permitted Indebtedness” means each of the following:

(a) Indebtedness existing as of the Agreement Date and set forth on Schedule 3.1(f) attached hereto;

(b) the Obligations;

(c) Indebtedness not to exceed $55,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by clauses (k) and (l) of the definition of “Permitted Liens”;

(d) Indebtedness in respect of netting services, overdraft protections and other similar and customary services in connection with deposit accounts incurred in the ordinary course of business;

(e) Indebtedness to employees in respect of benefit plans and employment and severance arrangements;

(f) Indebtedness arising under guaranties made in the ordinary course of business of obligations of any Loan Party that are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guaranty shall be subordinated to the same extent;

(g) Indebtedness owed by (i) any Loan Party to another Loan Party, (ii) any Loan Party to one of its Subsidiaries that is not a Loan Party so long as such Indebtedness is unsecured and subordinated to the Obligations in a manner reasonably satisfactory to the Required Lenders;

(h) unsecured obligations of any Loan Party under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in the value of certain currencies entered into in the ordinary course of business; provided that any such agreement or arrangement shall be entered into for bona fide hedging purposes and not for speculation;

(i) Indebtedness under the Senior Facility Agreement in an aggregate principal amount not to exceed the Senior Debt Cap (as defined in the Senior Facility Subordination Agreement);

(j) Indebtedness arising with respect to customary indemnification obligations and purchase price adjustments in favor of sellers in connection with Permitted Acquisitions;

(k) endorsements for collection or deposit in the ordinary course of business;

(l) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(m) Indebtedness in respect of a revolving credit facility in an aggregate principal amount not to exceed $22,000,000 (the “Revolving Credit Facility”), so long as (i) no Subsidiary of the Borrower that is not a Loan Party shall be the borrower, a guarantor, obligor or otherwise obligated thereunder, (ii) the lenders providing the Revolving Credit Facility are third parties that are not Affiliates of (A) any Loan Party or (B) any Subsidiary of any Loan Party and (iii) only one Revolving Credit Facility can be in effect or exist at any time; and

(n) other unsecured Indebtedness not exceeding $71,500,000 in the aggregate at any time outstanding (the “Additional Permitted Debt”), which Indebtedness shall (i) bear interest not in excess of then applicable market rates, (ii) have a maturity no earlier than the earlier of (A) the payment in full of the Obligations and (B) the Maturity Date, (iii) shall not provide for any cash payments of any type before the earlier of (A) the payment in full of the Obligations and (B) the Maturity Date, other than cash interest payments in an amount sufficient to cover any income taxes that would otherwise be payable by the lenders with respect to such Indebtedness in respect of “phantom income” on paid-in-kind interest, and (iv) be payment subordinated to the Indebtedness under the Senior Facility Agreement on substantially the same terms and conditions as the Obligations are payment subordinated to the Indebtedness under the Senior Facility Agreement.

“Permitted Investments” means each of the following:

(a) Investments in cash and Cash Equivalents;

(b) Investments consisting of (i) extensions of credit or capital contributions by any Loan Party to or in any other then existing Loan Party and (ii) extensions of credit or capital contributions by a Subsidiary of the Borrower which is not a Loan Party to or in another then existing Subsidiary of the Borrower which is not a Loan Party;

(c) travel advances to employees, officers and directors of the Loan Parties in the ordinary course of business not to exceed $27,500 in the aggregate at any time outstanding;

(d) Investments acquired in connection with the settlement of delinquent accounts receivable in the ordinary course of business or in connection with the bankruptcy or reorganization of suppliers or customers;

(e) Investments consisting of non-cash loans made by the Borrower to officers, directors and employees of a Loan Party which are used by such Persons to simultaneously purchase Stock of the Borrower in accordance with the Borrower’s Organizational Documents;

(f) Investments existing on the Agreement Date and set forth on Schedule P-1;

(g) Investments comprised of guarantees of Indebtedness permitted in the definition of “Permitted Indebtedness”;

(h) Subsidiaries of the Borrower established or created, so long as the Loan Parties and any such Subsidiary comply with the applicable provisions of Section 5.1(l);

(i) [Reserved];

(j) Permitted Acquisitions; and

(k) other Investments not to exceed $660,000 in the aggregate at any time outstanding; provided that immediately before, at the time of and after giving effect to such Investment, no Default or Event of Default has occurred and is continuing.

“Permitted Liens” means each of the following:

(a) Liens existing on the Agreement Date and set forth on Schedule 3.1(d);

(b) Liens securing Indebtedness incurred pursuant to the Senior Facility Agreement, solely to the extent permitted under clause (i) of the definition of “Permitted Indebtedness”;

(c) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the assets or property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(d) Liens for Taxes, assessments or governmental charges or levies not past due or payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained;

(e) (A) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default and (B) pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect to such judgments and proceedings mentioned in clause (e)(A) above;

(f) Liens in favor of financial institutions arising in connection with the Borrower’s or its Subsidiaries’ deposit accounts maintained in the ordinary course held at such institutions to secure standard fees for services charged by, but not financing made available by, such institutions;

(g) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other funded Indebtedness) or to secure liability to insurance carriers;

(h) easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, do not affect the value or marketability of such real property and which do not in any case materially interfere with the conduct of the business of any Loan Party or its Subsidiaries;

(i) (i) any interest or title of a lessor or sublessor under any lease not prohibited by this Agreement or (ii) non-exclusive licenses and sublicenses granted by a Loan Party or any Subsidiary of a Loan Party and leases and subleases (by a Loan Party or any Subsidiary of a Loan Party as lessor or sublessor) to third parties in the ordinary course of business not interfering with the business of the Loan Parties or any of their Subsidiaries;

(j) Liens of a collection bank arising under Section 4-210 of the UCC (or equivalent in foreign jurisdictions) on items in the course of collection;

(k) Liens on any assets or property acquired or held by any Loan Party or any Subsidiary of any Loan Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such assets or property and permitted under clause (c) of the definition of “Permitted Indebtedness,” provided that (i) such Lien attaches solely to the assets or property so acquired in such transaction and the proceeds thereof and (ii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such assets or property;

(l) Liens securing Capital Lease Obligations permitted under clause (c) of the definition of “Permitted Indebtedness”;

(m) Liens arising from the filing of precautionary uniform commercial code financing statements with respect to any lease not prohibited by this Agreement;

(n) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business;

(o) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(p) Liens on unearned insurance premiums securing the financing thereof to the extent permitted under clause (l) of the definition of “Permitted Indebtedness”;

(q) Liens solely on cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement for a Permitted Acquisition; and

(r) Liens securing the Revolving Credit Facility, solely to the extent permitted under clause (m) of the definition of “Permitted Indebtedness”.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Portfolio Interest Certificate” has the meaning set forth in Section 2.5(d).

“Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.001 per share, of the Borrower.

“Prepayment Fee” has the meaning set forth in Section 2.3(c).

“Prepayment Notice” has the meaning set forth in Section 2.3(c).

“Principal Market” means the NASDAQ Global Market (or any successor to the foregoing), or if after the Initial Disbursement Date the Common Stock is listed on another Eligible Market, such other Eligible Market.

“Pro Rata First Subsequent Disbursement Share” means, with respect to any Lender (other than the Specified Lenders), in respect of unfunded First Subsequent Disbursement Commitments, the applicable percentage (as adjusted from time to time in accordance with the terms hereof and as decreased as such First Subsequent Disbursement Commitments are funded) specified opposite such Lender’s (other than the Specified Lenders’) name on Annex A under the column “First Subsequent Disbursement Commitment.” Notwithstanding anything to the contrary in the Loan Documents and for the avoidance of doubt, as of the Amendment Date, each Specified Lender’s Pro Rata First Subsequent Disbursement Share is 0%.

“Pro Rata Initial Disbursement Share” means, with respect to any Lender (other than the Specified Lenders), in respect of unfunded Initial Disbursement Commitments, the applicable percentage (as adjusted from time to time in accordance with the terms hereof and as decreased as such Initial Disbursement Commitments are funded) specified opposite such Lender’s (other than the Specified Lenders’) name on Annex A under the column “Pro Rata Initial Disbursement Share.”

“Pro Rata Second Subsequent Disbursement Share” means, with respect to any Lender (other than the Specified Lenders), in respect of unfunded Second Subsequent Disbursement Commitments, the applicable percentage (as adjusted from time to time in accordance with the terms hereof and as decreased as such Second Subsequent Disbursement Commitments are funded) specified opposite such Lender’s (other than the Specified Lenders’) name on Annex A under the column “Second Subsequent Disbursement Commitment.”

“Pro Rata Share” means, with respect to any Lender, the applicable percentage (as adjusted from time to time in accordance with the terms hereof) obtained by dividing (a) the sum of (i) such Lender’s Pro Rata Initial Disbursement Share of the Initial Disbursement Commitments (to the extent not terminated or used in its entirety), (ii) such Lender’s Pro Rata First Subsequent Disbursement Share of the First Subsequent Disbursement Commitments (to the extent not terminated or used in its entirety), (iii) such Lender’s Pro Rata Second Subsequent Disbursement Share of the Second Subsequent Disbursement Commitments (to the extent not terminated or used in its entirety), and (iv) the outstanding amount of Loans held by such Lender, by (b) the sum of (i) the total amount of remaining Disbursement Commitments held by all Lenders, and (ii) the total outstanding amount of Loans held by all Lenders.

“Products” means any item or any service that is designed, created, manufactured, managed, performed or otherwise used, offered or handled by or on behalf of the Loan Parties or any of their Subsidiaries.

“Proxy Statement” has the meaning set forth in Section 5.1(x).

“Public Health Laws” means all Applicable Laws relating to the procurement, development, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, sale or promotion of any drug, medical device, food, dietary supplement or other product (including any ingredient or component of the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. et seq.) and similar state laws, controlled substances laws, pharmacy laws or consumer product safety laws.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any Loan Party or any Subsidiary of any Loan Party.

“Reference Property” has the meaning set forth in Section 2.9(i).

“Register” has the meaning set forth in Section 1.4(b).

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of November 3, 2017 (as amended, supplemented or otherwise modified from time to time) by and among the Borrower, VHP and the other parties thereto.

“Registrations” means all Authorizations and exemptions issued or allowed by any Governmental Authority (including new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits) held by, or applied by contract to, any Loan Party or any of its Subsidiaries, that are required for the research, development, manufacture, distribution, marketing, storage, transportation, use and sale of the Products of any Loan Party or any of its Subsidiaries.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time and any successor to all or a portion thereof establishing reserve requirements.

“Regulatory Matters” means, collectively, activities and Products that are subject to Public Health Laws.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remaining First Subsequent Disbursement Commitment Termination Date” has the meaning set forth in Section 2.2(b).

“Remaining Initial Disbursement Commitment Termination Date” has the meaning set forth in Section 2.2(a).

“Remaining Second Subsequent Disbursement Commitment Termination Date” has the meaning set forth in Section 2.2(c).

“Reorganization Event” has the meaning set forth in Section 2.12.

“Reorganization Successor Corporation” has the meaning set forth in Section 2.12(a)(ii).

“Reporting Period” has the meaning set forth in Section 5.1(h).

“Required Lenders” means, at any time, (i) prior to the first date on which VHP, VIP and their respective Affiliates no longer hold outstanding Loans and/or unfunded Disbursement Commitments in an aggregate amount equal to or greater than 25% of the unfunded Disbursement Commitments held by VHP and VIP on the Agreement Date, VHP, and (ii) Lenders (including VHP for so long as it or one of its Affiliates is a Lender, but excluding the Specified Lenders or any assignee or transferee thereof) having Pro Rata Shares of which the aggregate Dollar equivalent amount exceeds 50% of the outstanding Loans (excluding any Loans held by the Specified Lenders or any assignee or transferee thereof) and the unfunded Disbursement Commitments, collectively.

“Reservation Date” has the meaning set forth in Section 2.9(d).

“Restricted Payments” means, with respect to any Person, (i) the declaration or making of any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities, in each case on account of any of its Stock, other than a payment or other distribution made solely in Stock (other than Disqualified Stock) of such Person, (ii) the purchasing, redemption or other acquisition for value of any of its Stock now or hereafter outstanding or (iii) the making of any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Obligations as to right and time of payment or as to other rights and remedies thereunder; provided that any such payment or prepayment described in this clause (iii) that is permitted by the subordination agreement with respect to such Indebtedness shall not constitute a “Restricted Payment” within the meaning of this Agreement.

“Reverse Split Amendment” has the meaning set forth in Section 4.2(l).

“Reverse Stock Split” has the meaning set forth in Section 5.1(x).

“Revolving Credit Facility” has the meaning set forth in clause (m) of the definition of “Permitted Indebtedness.”

“Revolving Credit Facility Documents” means the agreements, instruments and documents evidencing the Revolving Credit Facility permitted by clause (m) of the definition of “Permitted Indebtedness.”

“Sanctioned Country” has the meaning set forth in Section 3.1(ii).

“Sanctions” has the meaning set forth in Section 3.1(ii).

“Sarbanes-Oxley” has the meaning set forth in Section 3.1(jj).

“SDN List” has the meaning set forth in Section 3.1(ii).

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, forms, statements and other documents filed by any Loan Party or any of its Subsidiaries with the SEC pursuant to the Securities Act or the Exchange Act after December 31, 2015 (including, in each case, all financial statements and schedules and pro forma financial information included therein, all exhibits thereto and all documents incorporated by reference therein).

“Second Subsequent Disbursement” has the meaning set forth in Section 2.2(c).

“Second Subsequent Disbursement Commitment” means the commitment of a Lender to provide a Second Subsequent Disbursement under this Agreement, and “Second Subsequent Disbursement Commitments” means all of them, collectively; provided that, notwithstanding anything to the contrary in the Loan Documents and for the avoidance of doubt, as of the Amendment Date, no Specified Lender has any prior, present or future commitment or obligation to fund any Second Subsequent Disbursement or other amount under the Loan Documents at any time.

“Securities” means the Loans, the Disbursement Commitments, the Notes and the related guaranties set forth in the Guaranty of the Guarantors.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Securities Act Legends” has the meaning set forth in Section 2.9(c)(vii)(b).

“Senior Facility Agent” has the meaning set forth in the definition of “Senior Facility Agreement.”

“Senior Facility Agreement” means the Facility Agreement dated as of January 5, 2018 (as amended, restated, supplemented, changed, extended, replaced or otherwise modified from time to time) by and among the Borrower, certain of its Subsidiaries, the lenders from time to time party thereto and Cortland Capital Market Services LLC, as agent (in such capacity, the “Senior Facility Agent”).

“Senior Facility Amendment” has the meaning set forth in Section 6.27.

“Senior Facility Documents” means the Loan Documents (as defined in the Senior Facility Agreement).

“Senior Facility Subordination Agreement” means the Subordination Agreement dated as of the Agreement Date (as amended, restated, supplemented, changed, extended, replaced or otherwise modified from time to time) by and among the Borrower, certain of its Subsidiaries, the Lenders and the Senior Facility Agent.

“Social Security Act” means the Social Security Act of 1965 as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

“Specified Lender” means any of the Lenders that is managed on a discretionary basis by, or is otherwise an Affiliate of, Deerfield Management Company, L.P. (including each of Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P. or Deerfield Special Situations Fund, L.P.) and each of their successors and permitted assigns and transferees, and “Specified Lenders” means all of them, collectively (but, for the avoidance of doubt, not jointly and severally).

“Spin-Off” has the meaning set forth in Section 2.9(f)(iii)(B).

“Stock” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting; and (b) all securities convertible into or exchangeable for any other Stock and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any other Stock, whether or not presently convertible, exchangeable or exercisable. The term “Stock” shall not include any Loans, Notes or Disbursements hereunder, nor any “Loans”, “Notes” or “Disbursements” under the Senior Facility Agreement (as such terms are defined therein).

“Stock Price” means, for (x) any Fundamental Change, (i) if the holders of the Common Stock receive only cash in consideration for their shares of Common Stock in such Fundamental Change and such Fundamental Change is of the type described in sub-clause (ii) of clause (b) of the definition of Fundamental Change, the amount of cash paid per share of the Common Stock in such Fundamental Change, (ii) in all other cases, the Volume Weighted Average Price of the Common Stock over the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Fundamental Change Effective Date for such Fundamental Change, or for (y) any prepayment in connection with Section 2.3(c), the Volume Weighted Average Price of the Common Stock over the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the effective date of the prepayment.

“Stockholder Approval” has the meaning set forth in Section 5.1(x).

“Stockholder Meeting” has the meaning set forth in Section 5.1(x).

“Subject Foreign Subsidiaries” means Rib-X Ltd., Rempex London Limited and Rempex Australia Pty Limited.

“Subject Persons” has the meaning set forth in the definition of “EBITDA.”

“Subsequent Disbursement” means a First Subsequent Disbursement or a Second Subsequent Disbursement, and “Subsequent Disbursements” means all of them, collectively.

“Subsequent Disbursement Commitments” means the commitments of the Lenders to provide Subsequent Disbursements under this Agreement; provided that, notwithstanding anything to the contrary in the Loan Documents and for the avoidance of doubt, as of the Amendment Date, no Specified Lender has any prior, present or future commitment or obligation to fund any Subsequent Disbursement or other amount under the Loan Documents at any time.

“Subsequent Stockholder Approval” has the meaning set forth in Section 5.1(x).

“Subsidiary” or “Subsidiaries” means, as to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrower.

“Successor Major Transaction” means either a Change of Control or a Fundamental Change that constitutes a Merger Event in which the shares of Common Stock are converted into the right to receive cash, securities of another entity and/or other assets.

“Successive Conversion Period” means the period beginning upon receipt by the Specified Lenders of a Change of Control Notice, Fundamental Change Notice or Prepayment Notice, as applicable, and ending on the one-year anniversary of the effective date of the Change of Control, Fundamental Change or prepayment, as applicable.

“Swap Contract” means any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Target” means any other Person incorporated or organized under the laws of any state in the United States or the District of Columbia or a business unit, product line, division or asset group of any such Person acquired or proposed to be acquired in an Acquisition.

“Tax Affiliate” means (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is required to file consolidated, combined or unitary tax returns.

“Tax Distributions” means distributions from any Subsidiary to the Borrower in the aggregate amount necessary to permit the Borrower to pay all or a portion of the U.S. federal, state and local income tax liabilities attributable to the Borrower’s ownership of the Subsidiaries; provided that the amount of such distributions in any taxable period shall not exceed the amount of U.S. federal, state and local income tax the Subsidiaries would be required to pay with respect to such taxable period if they filed as a separate consolidated, combined, unitary or other similar group for income tax purposes with the Borrower as the common parent of such group.

“Tax Returns” has the meaning set forth in Section 3.1(p).

“Taxes” means all present or future taxes, levies, imposts, stamp or other duties, deductions, charges or withholdings imposed by an Governmental Authority, together with any interest, additions to tax, penalties or other Liabilities with respect thereto.

“Title IV Plan” means an Employee Benefit Plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has or could reasonably be expected to have any obligation or Liabilities (including under Section 4069 of ERISA).

“Trading Day” means, except for determining amounts due upon conversion as set forth below, a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the NASDAQ Global Market or, if the Common Stock (or such other security) is not then listed on the NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the NASDAQ Global Market or, if the Common Stock is not then listed on the NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transactions” means (a) the funding of the Disbursements, (b) the providing of the Disbursement Commitments, (c) the execution and delivery of the Loan Documents and (d) the payment of fees, commissions, costs and expenses in connection with each of the foregoing.

“Transfer” means directly or indirectly, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise).

“Transfer Agent” has the meaning set forth in Section 2.9(c)(ii).

“Treasury Rate” means, on any date of prepayment, the yield to maturity as of such prepayment date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such prepayment date to July 6, 2022; provided, however, that if the period from such prepayment date to July 6, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trigger Event” has the meaning set forth in Section 2.9(f)(iii).

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“unit of Reference Property” has the meaning set forth in Section 2.9(i).

“United States” and “U.S.” each means the United States of America.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended from time to time.

“Valuation Period” has the meaning set forth in Section 2.9(f)(iii)(B).

“VHP” means Vatera Healthcare Partners LLC.

“VIP” means Vatera Investment Partners LLC (to be re-named Oikos Investment Partners LLC after the date hereof).

“Volume Weighted Average Price” means the volume weighted average price per share of the relevant securities over the relevant period (as reported by Bloomberg L.P. or, if not reported thereby, by another authoritative source mutually agreed by the Loan Parties and the Required Lenders).

“Warrants” means such warrants issued by the Borrower to Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P., and Deerfield Special Situations Fund, L.P. on January 5, 2018 (as amended, supplemented or otherwise modified from time to time) to purchase an aggregate of 3,792,868 shares of Common Stock of the Borrower.

Section 1.2 Interpretation. In this Agreement and the other Loan Documents, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun. The division of this Agreement and the other Loan Documents into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions. The words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement (or other applicable Loan Document) as a whole and not to any particular Article or Section hereof (or thereof). The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The term “documents” and “agreements” include any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The use in any of the Loan Documents of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. References to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement (or other applicable Loan Document). Unless specifically stated otherwise, any reference to any of the Loan Documents means such document as the same shall be amended, restated, supplemented or otherwise modified and from time to time in effect. The references to “asset” (or “assets”) and “property” (or “properties”) in the Loan Documents are meant to be mean the same and are used throughout the Loan Documents interchangeably, and such words shall be deemed to refer to any and all tangible and intangible assets and properties, including cash, securities, Stock, accounts and contract rights. Unless otherwise specified herein or therein, all terms defined in any Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, unless otherwise expressly stated, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and, except as otherwise provided with respect to FATCA, are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation, and any reference to any law or regulation, shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Whenever any reference is made in any Loan Document to any Person such reference shall be construed to include such Person’s permitted successors and permitted assigns. Any financial ratios required to be satisfied in order for a specific action to be permitted under any Loan Document shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein or therein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). Unless otherwise specified, all references in any Loan Document to times of day shall be references to New York City time. Notwithstanding anything to the contrary in any Loan Document, any reference to “Organizational Document” or “Organizational Documents” of any Loan Party or any of its Subsidiaries in any Loan Document shall mean such written documents, agreements and arrangements that are in effect on the Agreement Date after giving effect to the Transactions occurring on the Agreement Date that have been approved by the Required Lenders, without giving effect to any amendment, restatement, change, supplement, waiver or other modification thereto or thereof that is not expressly permitted by Section 5.2(j). Any reference to “payment in full”, “paid in full”, “repaid in full”, “prepaid in full”, “redeemed in full” or any other term or word of similar effect used in this Agreement or any other Loan Document with respect to the Loans or the Obligations shall mean all Obligations (including any Prepayment Fees) (excluding contingent claims for indemnification to the extent no claim giving rise thereto has been asserted) have been repaid in full in cash or through the issuance of Conversion Shares or a combination of cash and Conversion Shares and have been fully performed. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, (a) no action or inaction is permitted (and any such action or inaction shall be and is expressly prohibited) under this Agreement and/or any other Loan Document to the extent such action or inaction is prohibited by the Senior Facility Subordination Agreement, (b) all terms and provisions in this Agreement and the other Loan Documents shall be deemed to be (i) qualified and modified by the terms and provisions of the Senior Facility Subordination Agreement and (ii) subject to the Senior Facility Subordination Agreement without having to expressly include language stating that such terms and provisions are “subject to the Senior Facility Subordination Agreement,” and (c) with respect to any conflict between the terms and provisions of this Agreement and/or any other Loan Document, on the one hand, and the Senior Facility Subordination Agreement, on the other hand, the Senior Facility Subordination Agreement shall govern and control.

Section 1.3 Business Day Adjustment. Except as otherwise expressly stated herein or in any other Loan Document (and except on the Maturity Date or any date of acceleration of any of the Obligations, which in each such case, such payment or performance shall be due and payable or performed on or prior to such day regardless of whether such day is a Business Day), if the day by which any payment or other performance is due to be made is not a Business Day, that payment or performance shall be made by the next succeeding Business Day unless that next succeeding Business Day falls in a different calendar month, in which case that payment or other performance shall be made by the Business Day immediately preceding the day by which such payment or other performance is due to be made; provided that interest will continue to accrue each additional day in connection therewith.

Section 1.4 Loan Records.

(a) The Borrower will record on its books and records the amount of the Loans, the unfunded amount of the Disbursement Commitments, the interest rate applicable thereto, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding.

(b) The Borrower shall establish and maintain at its address referred to in Section 6.1, (i) a record of ownership (the “Register”) of the interests (including any rights to receive payment hereunder) of each Lender in the Loans and the unfunded Disbursement Commitments, and any assignment of any such interest or interests, and (ii) accounts in the Register in which it shall record (1) the names and addresses of the Lenders (and any change thereto pursuant to this Agreement), (2) the amount of the Loans and the unfunded Disbursement Commitments and each funding of any participation therein, (3) the amount of any principal, interest, fee or other amount due and payable or paid, and (4) any other payment received by the Lenders from the Borrower and its application to the Loans and the unfunded Disbursement Commitments. The Register of the Borrower shall be absolute, binding and conclusive absent manifest error.

(c) The Loans made by each Lender are evidenced by this Agreement. Additionally, the Borrower shall execute and deliver to each Lender (and/or, if applicable and if so requested by any assignee Lender pursuant to the assignment provisions of Section 6.5) on each Disbursement Date (or, if such assignment is made after the applicable Disbursement Date, promptly after such Lender’s request) a Note payable to such Lender in an amount equal to the unpaid principal amount of the outstanding Loans held by such Lender (which, at the request of such Lender, may provide separate Notes for separate or different parts of the outstanding Loans held by such Lender). Notwithstanding anything to the contrary contained in this Agreement, the Loans and the unfunded Disbursement Commitments (including any Notes evidencing the such outstanding Loans) are registered obligations, the right, title and interest of the Lenders and their successors and assignees in and to the Loan and any Disbursement Commitments shall be transferable only upon notation of such Transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 1.4 shall be construed so that the Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d) The Borrower and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by the Borrower or such Lender at any reasonable time and from time to time upon reasonable prior written notice.

Section 1.5 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Borrower or its Subsidiaries (including, with respect to GAAP, any change in GAAP that would require leases that would be classified as operating leases under GAAP on the Agreement Date to be reclassified as Capital Leases) shall be given effect for purposes of measuring compliance with any provision of this Agreement or otherwise determining any relevant ratios and baskets which govern whether any action is permitted hereunder unless the Borrower and the Required Lenders agree to modify such provisions to reflect such changes in GAAP, and unless such provisions are modified, all financial statements and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein or in any other Loan Document, all terms of an accounting or financial nature used herein and in the other Loan Documents shall be construed, and all computations of amounts and ratios referred to herein and in the other Loan Documents shall be made, without giving effect to any election under Statement of Financial Accounting Standards No. 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary at “fair value,” as defined therein. A breach of any financial covenant set forth in Section 5.1(v) shall be deemed to have occurred as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to any Lender.

Section 1.6 Officers. Any document, agreement or instrument delivered under the Loan Documents that is signed by an Authorized Officer or another officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Authorized Officer or other officer shall be conclusively presumed to have acted on behalf of such Loan Party in such person’s capacity as an officer of such Loan Party and not in any individual capacity.

ARTICLE 2

AGREEMENT FOR THE LOAN

Section 2.1 Use of Proceeds. The proceeds of each Disbursement will be used for working capital and other general corporate purposes of the Borrower, including Permitted Acquisitions; provided, however, that the proceeds of each Disbursement shall not be used to pay all or any portion of any liability in excess of $15,000,000 (other than any Indebtedness or other obligations under the Senior Facility Documents or the Revolving Credit Facility Documents) in the aggregate without the prior written consent of the Required Lenders in their sole discretion.

Section 2.2 Disbursements.

(a) Initial Disbursement. Subject to the satisfaction (or waiver by the Required Lenders) of the conditions set forth in Section 4.1, Section 4.2 and this Section 2.2(a) and subject to the terms in this Agreement and in reliance on the representations and warranties in the Loan Documents, the Borrower shall provide a written notice to each Lender (other than the Specified Lenders) holding an Initial Disbursement Commitment in form and substance reasonably satisfactory to each such Lender from an Authorized Officer of the Borrower (certifying that all such aforementioned conditions in this Section 2.2(a) are satisfied or are expected to be satisfied on the proposed date of the funding of the Initial Disbursement) requesting each such Lender fund in a single advance its Pro Rata Initial Disbursement Share of the Initial Disbursement at least five (5) Business Days in advance of the proposed date of the funding of the Initial Disbursement amount by such Lender (or such shorter period agreed to by all such Lenders in their sole discretion) with the proposed date of funding being required to be a single Business Day during the period commencing on (and including) the Agreement Date and ending on (and including) February 25, 2019 (or such earlier date set forth in the proviso of the first sentence of Section 2.3(a) or caused by the Facility Termination Date occurring or any earlier date of termination based on remedies available upon (or at the time of) the occurrence of an Event of Default) (such end date of the Initial Disbursement Commitments, the “Remaining Initial Disbursement Commitment Termination Date”), whereupon each Lender (other than the Specified Lenders) holding an Initial Disbursement Commitment severally but not jointly agrees to lend to the Borrower in a single advance on the proposed date of funding, the principal amount (but not less than the principal amount) of the total Initial Disbursement Commitment amount multiplied by the percentage set forth opposite such Lender’s name in Annex A under the heading “Pro Rata Initial Disbursement Share.” Following receipt of such written notice from Borrower pursuant to the above terms in this Section 2.2(a), each Lender (other than the Specified Lenders) holding an Initial Disbursement Commitment with a Pro Rata Initial Disbursement Share greater than 0% shall make its Pro Rata Initial Disbursement Share of the Initial Disbursement requested by the Borrower pursuant to such written notice available to the Borrower on the proposed date of funding of the Initial Disbursement covered by such written notice to the extent that the conditions set forth in Section 4.1, Section 4.2 and this Section 2.2(a) have been satisfied for the Initial Disbursement. Amounts borrowed under this Section 2.2(a) are referred to as the “Initial Disbursement.” Upon the funding by any Lender (other than the Specified Lenders) of its Pro Rata Initial Disbursement Share of the Initial Disbursement, the Initial Disbursement Commitment of such Lender shall immediately and automatically terminate and the Borrower shall provide notation thereof in the Register of such termination and the holding of the Initial Disbursement by such Lender. Upon the funding by each Lender (other than the Specified Lenders) of its Pro Rata Initial Disbursement Share of the Initial Disbursement, each of the Specified Lenders shall be deemed for all purposes of this Agreement to have funded its Pro Rata Initial Disbursement Share of the Initial Disbursement, the Initial Disbursement Commitment of such Specified Lender shall immediately and automatically terminate and the Borrower shall provide notation thereof in the Register of such termination and the holding of the Initial Disbursement by such Specified Lender; provided that no Specified Lender shall have any duty or obligation to fund (and has made no commitment to fund) any Initial Disbursement Commitment, or any amounts or obligations under this Agreement or the other Loan Documents. Any Initial Disbursement Commitments that are still available as of the Remaining Initial Disbursement Commitment Termination Date shall immediately and automatically terminate without any action or notice by any Person. Notwithstanding anything to the contrary in the Loan Documents or otherwise, as consideration for agreeing to the terms and provisions set forth in the Senior Facility Amendment (which it is understood and agreed by all Parties to this Agreement would have not been agreed to by the lenders (including the Specified Lenders) party to the Senior Facility Amendment without the receipt and benefit thereof), on and after the date any Initial Disbursement of any amount is funded or made by any Lender or any other Person, the Specified Lenders shall hold (and be deemed to hold for all purposes) $5,000,000 in Initial Disbursements in the percentages set forth on Annex A under the heading “% of Total Initial Disbursement Commitment” (with such changes to such amount and such percentages from any permitted assignments or transfers thereof, or any prepayments, repayments, conversions or other reductions thereof in accordance with the terms and provisions of this Agreement, from time to time).

(b) First Subsequent Disbursement. Subject to the satisfaction (or waiver by the Required Lenders) of the conditions set forth in Section 4.1, Section 4.3 and this Section 2.2(b) and subject to the terms in this Agreement and in reliance on the representations and warranties in the Loan Documents, to the extent the Borrower provides a written notice to each Lender holding a First Subsequent Disbursement Commitment in form and substance reasonably satisfactory to each such Lender from an Authorized Officer of the Borrower

(certifying that all such aforementioned conditions in this Section 2.2(b) are satisfied or are expected to be satisfied on the proposed date of the funding of such First Subsequent Disbursement) requesting each such Lender fund in a single advance its Pro Rata First Subsequent Disbursement Share of the First Subsequent Disbursement at least twelve (12) Business Days in advance of the proposed date of the funding of such First Subsequent Disbursement amount by such Lender (or such shorter period agreed to by all such Lenders in their sole discretion) with the proposed date of funding being required to be a single Business Day during the period commencing on (and including) the first Business Day after March 31, 2019 and ending on (and including) June 30, 2019 (or such earlier date set forth in the proviso of the first sentence of Section 2.3(a) or caused by the Facility Termination Date occurring or any earlier date of termination based on remedies available upon (or at the time of) the occurrence of an Event of Default) (such end date of the First Subsequent Disbursement Commitments, the “Remaining First Subsequent Disbursement Commitment Termination Date”), each Lender holding a First Subsequent Disbursement Commitment severally but not jointly agrees to lend to the Borrower in a single advance on the proposed date of funding, up to the principal amount set forth opposite such Lender’s name in Annex A under the heading “First Subsequent Disbursement Commitment.” Following receipt of such written notice from Borrower pursuant to the above terms in this Section 2.2(b), each Lender holding a First Subsequent Disbursement Commitment shall make its Pro Rata First Subsequent Disbursement Share of such First Subsequent Disbursement requested by the Borrower pursuant to such written notice available to the Borrower on the proposed date of funding of such First Subsequent Disbursement covered by such written notice to the extent that the conditions set forth in Section 4.1, Section 4.3 and this Section 2.2(b) have been satisfied for such First Subsequent Disbursement. Amounts borrowed under this Section 2.2(b) are referred to as the “First Subsequent Disbursement.” Upon the funding by any Lender of its Pro Rata First Subsequent Disbursement Share of the First Subsequent Disbursement, the First Subsequent Disbursement Commitment of such Lender shall immediately and automatically terminate and the Borrower shall provide notation thereof in the Register of such termination and the holding of the First Subsequent Disbursement by such Lender. Any First Subsequent Disbursement Commitments that are still available as of the Remaining First Subsequent Disbursement Commitment Termination Date shall immediately and automatically terminate without any action or notice by any Person.

(c) Second Subsequent Disbursement. Subject to the satisfaction (or waiver by the Required Lenders) of the conditions set forth in Section 4.1, Section 4.3 and this Section 2.2(c) and subject to the terms in this Agreement and in reliance on the representations and warranties in the Loan Documents, to the extent the Borrower provides a written notice to each Lender holding a Second Subsequent Disbursement Commitment in form and substance reasonably satisfactory to each such Lender from an Authorized Officer of the Borrower (and with such written notice certifying that all such aforementioned conditions in this Section 2.2(c) are satisfied or are expected to be satisfied on the proposed date of the funding of such Second Subsequent Disbursement) requesting each such Lender fund in a single advance its Pro Rata Second Subsequent Disbursement Share of the Second Subsequent Disbursement at least twelve (12) Business Days in advance of the proposed date of the funding of such Second Subsequent Disbursement amount by such Lender (or such shorter period agreed to by all such Lenders in their sole discretion) with the proposed date of funding being required to be a single Business Day during the period commencing on (and including) the first Business Day after June 30, 2019 and ending on (and including) July 10, 2019 (or such earlier date set forth in the proviso of the first sentence of Section 2.3(a) or caused by the Facility Termination Date occurring or any earlier date of termination based on remedies available upon (or at the time of) the occurrence of an Event of Default) (such end date of the Second Subsequent Disbursement Commitments, the “Remaining Second Subsequent Disbursement Commitment Termination Date”), each Lender holding a Second Subsequent Disbursement Commitment severally but not jointly agrees to lend to the Borrower in a single advance on the proposed date of funding, up to the principal amount set forth opposite such Lender’s name in Annex A under the heading “Second Subsequent Disbursement Commitment.” Following receipt of such written notice from Borrower pursuant to the above terms in this Section 2.2(c), each Lender holding a Second Subsequent Disbursement Commitment shall make its Pro Rata Second Subsequent Disbursement Share of such Second Subsequent Disbursement requested by the Borrower pursuant to such written notice available to the Borrower on the proposed date of funding of such Second Subsequent Disbursement covered by such written notice to the extent that the conditions set forth in Section 4.1, Section 4.3 and this Section 2.2(c) have been satisfied for such Second Subsequent Disbursement. Amounts borrowed under this Section 2.2(c) are referred to as the “Second Subsequent Disbursement.” Upon the funding by any Lender of its Pro Rata Second Subsequent Disbursement Share of the Second Subsequent Disbursement, the Second Subsequent Disbursement Commitment of such Lender shall immediately and automatically terminate and the Borrower shall provide notation thereof in the Register of such termination and the holding of the Second Subsequent Disbursement by such Lender. Any Second Subsequent Disbursement Commitments that are still available as of the Remaining Second Subsequent Disbursement Commitment Termination Date shall immediately and automatically terminate without any action or notice by any Person.

(d) No Re-Borrowing of Disbursements or Loans. Amounts borrowed as an Initial Disbursement or a Subsequent Disbursement which are paid, repaid, redeemed and/or prepaid may not be re-borrowed under any circumstances.

Section 2.3 Payments; Prepayments; Exit Fees; Prepayment Fee; No Call.

(a) The Borrower shall pay in cash to each Lender (based on its respective Pro Rata Share) the outstanding principal amount of the Obligations on the earlier (such earlier date, the “Facility Termination Date”) of (i) the Maturity Date and (ii) the date the principal amount of the Obligations are declared to be or automatically become due and payable upon (or at the time of) the occurrence of an Event of Default; provided that, notwithstanding anything to the contrary in the Loan Documents, to the extent the Remaining Initial Disbursement Commitment Termination Date, the Remaining First Subsequent Disbursement Commitment Termination Date and/or the Remaining Second Subsequent Disbursement Commitment Termination Date would occur after such earlier date of clauses (i) – (ii) above in this sentence, then the Remaining Initial Disbursement Commitment Termination Date, the Remaining First Subsequent Disbursement Commitment Termination Date and/or the Remaining Second Subsequent Disbursement Commitment Termination Date, as applicable, shall automatically be moved to the same earliest date without any action or notice of any Person.

(b) At least fifteen (15) calendar days prior to the anticipated occurrence of any Change of Control, the Borrower shall notify the Lenders of the applicable Change of Control (a “Change of Control Notice”). Subject to Section 2.9(l), any Lender may notify the Borrower, in such Lender’s sole discretion, by delivering written notice to the Borrower at least five (5) calendar days prior to the anticipated occurrence of such Change of Control, that such Lender elects to either (i) convert all or a portion of its outstanding Loans into Preferred Stock at the applicable Conversion Rate in accordance with Section 2.9 and, if applicable, Section 2.11 (a “Change of Control Conversion Notice”) or (ii) in the case of VHP, VIP, any Specified Lender or their respective Affiliates only, for any amounts not elected to be converted pursuant to clause (i), have the Borrower pay in cash to such Lender (based on its respective Pro Rata Share) the outstanding Obligations substantially concurrently with the occurrence of such Change of Control (a “Change of Control Repayment Notice”). In the event (x) a Lender (other than VHP, VIP, any Specified Lender and their respective Affiliates) fails to timely deliver a Change of Control Conversion Notice or (y) a Change of Control Repayment Notice is timely received by the Borrower from VHP, VIP, each Specified Lender or their respective Affiliates pursuant to this Section 2.3(b), the Borrower shall pay in cash to such Lender (based on its respective Pro Rata Share) the outstanding Obligations substantially concurrently with the occurrence of such Change of Control. For the avoidance of doubt, VHP, VIP, any Specified Lender or their respective Affiliates may elect to deliver neither a Change of Control Conversion Notice nor a Change of Control Repayment Notice for any of their Loans, in which case such Lenders shall continue to hold their respective Loans which are not elected for conversion or repayment following such Change of Control, unless such Loans are subject to prepayment pursuant to and in accordance with Section 2.3(c).

(c) Except as provided below in this Section 2.3(c), the Loans may, at the option of the Borrower, be prepaid in cash, in whole or in part, together with accrued and unpaid interest thereon, at any time upon fifteen (15) Business Days’ prior written notice to the Lenders (any such notice, a “Prepayment Notice”) subject to the payment by the Borrower to each Lender (based on its respective Pro Rata Share of such Loans) in accordance with Section 2.3(d) and Section 2.4 of (i) the Interim Exit Fee or Final Exit Fee, as applicable, set forth in the last paragraph of this Section 2.3(c), and (ii) the fees outlined below (any such fee outlined below, a “Prepayment Fee”) to be paid in cash, if paid, repaid, redeemed or prepaid:

(i) on or prior to July 6, 2022, upon cash payment of a premium equal to the Applicable Premium as of the date of prepayment;

(ii) after July 6, 2022 but on or prior to July 6, 2023, upon cash payment of a premium equal to 5.0% of the principal of the applicable Loans being paid, repaid, redeemed or prepaid (without giving effect to the principal payment, repayment, redemption or prepayment when calculating the 5.0%); and

(iii) after July 6, 2023 but on or prior to January 5, 2025, upon cash payment of a premium equal to 4.0% of the principal of the applicable Loans being paid, repaid, redeemed or prepaid (without giving effect to the principal payment, repayment, redemption or prepayment when calculating the 4.0%).

Notwithstanding the foregoing or anything to the contrary in the Loan Documents, (i) except for a prepayment in connection with a Change of Control or a Fundamental Change in which the consideration to be paid to the holders of outstanding Common Stock (other than shares held by VHP, VIP or their respective Affiliates) consists solely of cash at a per share price in excess of the then current Conversion Price (determined based on the Common Stock Conversion Rate), the Loans shall not be permitted to be prepaid at any time that the Volume Weighted Average Price of the Common Stock for the five-trading-day period ending on and including the Trading Day immediately preceding the delivery of any Prepayment Notice exceeds then current Conversion Price (determined based on the Common Stock Conversion Rate) and (ii) upon receipt of any Prepayment Notice, each Lender shall have the right, prior to the applicable prepayment, to convert all or a portion of the Loans to be so prepaid (but including, for the avoidance of doubt, any Interim Exit Fee or Final Exit Fee and excluding, for the avoidance of doubt, any Prepayment Fee) into Preferred Stock at the Conversion Rate in accordance with Section 2.9 and Section 2.11 that would apply as if such prepayment were a Fundamental Change, using the Stock Price applicable to such prepayment. Upon receipt of any Prepayment Notice, the Borrower shall, if requested in writing by a Lender that is VHP, VIP or their respective Affiliates, disclose to such Lender any material non-public information regarding the Borrower (as such term is defined under U.S. federal securities laws), subject to execution by such Lender of a customary confidentiality agreement (with a trading restriction on the Lender and no “cleansing” requirement by the Borrower) with the Borrower.

The Parties acknowledge and agree that, in light of the impracticality and extreme difficulty of ascertaining actual damages, the Prepayment Fee set forth in this Section 2.3(c) is intended to be a reasonable calculation of the actual damages that would be suffered by the Lenders as a result of any such payment, repayment, redemption or prepayment. The parties hereto further acknowledge and agree that the Prepayment Fee set forth in this Section 2.3(c) is not intended to act as a penalty or to punish the Borrower or any other Loan Party for any such payment, repayment, redemption or prepayment.

Notwithstanding anything to the contrary in the Loan Documents, at any time that (i) any of the Loans (including any Loans held by the Specified Lenders) are paid, repaid, redeemed or prepaid or converted into Preferred Stock in accordance with Section 2.9 (whether before, at the time of or after the Maturity Date or any acceleration, bankruptcy or otherwise), the Borrower shall pay to each Lender (based on its respective Pro Rata Share of such Loans) a non-refundable exit fee (the “Interim Exit Fee”) equal to 1% of the aggregate principal amount of such Loans so paid, repaid, redeemed, prepaid or converted, which Interim Exit Fee shall be (A) due and payable in cash upon any such payment, repayment, redemption or prepayment of such Loans or (B) converted into Preferred Stock (assuming such Interim Exit Fee were principal) in accordance with Section 2.9 upon any such conversion of such Loans into Preferred Stock, and (ii) all (but not less than all) of the Loans are paid, repaid, redeemed or prepaid or converted into Preferred Stock in accordance with Section 2.9 (whether before, at the time of or after the Maturity Date or any acceleration, bankruptcy or otherwise), the Borrower shall pay to each Lender (based on its respective Pro Rata Share of such Loans) a non-refundable exit fee (the “Final Exit Fee”) equal to 3% of the aggregate principal amount of the Disbursement Commitments that were not drawn by the Borrower in accordance with Section 2.2(a), (b) or (c), as applicable, prior to such time, which Final Exit Fee (A) shall be due and payable in cash upon any such payment, repayment, redemption or prepayment of all (but not less than all) the Loans or (B) be converted into Preferred Stock (assuming such Final Exit Fee were principal) in accordance with Section 2.9 and, if applicable, Section 2.11 upon any such conversion of all (but not less than all) the Loans into Preferred Stock.

(d) Each payment, repayment, redemption and prepayment by the Borrower or any other Loan Party shall be applied (i) first, ratably to all fees, costs and expenses (including any attorneys’ fees) owed to any Lender under the Loan Documents, (ii) second, ratably to accrued and unpaid interest owed to the Lenders under the Loan Documents, (iii) third, ratably to the principal amount of the Loans owed to the Lenders (including any Prepayment Fee), and, (iv) fourth, to all other Obligations owing to any Lender; provided that notwithstanding the foregoing or anything else to the contrary in the Loan Documents, (1) any acceleration payments, repayments, redemptions or prepayments shall be applied as determined by the Required Lenders and the Specified Lenders in their sole discretion and, with respect to any such Obligations owed to the Lenders, shall be allocated among the Lenders in accordance with and in proportion to their respective Pro Rata Shares and (2) the Borrower shall not be able to direct the application of any payments during the continuance of a Default or an Event of Default, in which case such payments shall be applied as determined by the Required Lenders and the Specified Lenders in their sole discretion.

Section 2.4 Payment Details. All payments of the Obligations by the Borrower or any other Loan Party hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and shall be paid in cash in Dollars and applied in accordance with Section 2.3(d). Payments of any amounts and other Obligations due to the Lenders under this Agreement or the other Loan Documents shall be made in Dollars in immediately available funds prior to 11:00 a.m. (New York City time) on such date that any such payment is due, using such wire information or address for such applicable Lender that is set forth on Schedule 2.4 or at such other bank or place as such applicable Lenders shall from time to time designate in writing at least prior to the date such payment is due. Any payment received by any Lender after 11:00 a.m. (New York City time) may in such Lender’s discretion be deemed to have been made on the following Business Day. The Borrower shall pay all and any fees, costs and expenses (administrative or otherwise) imposed by banks, clearing houses or any other financial institutions in connection with making any payments under any of the Loan Documents.

Section 2.5 Taxes.

(a) Any and all payments hereunder or under any other Loan Document shall be made, in accordance with this Section 2.5, free and clear of and without deduction for any and all present or future Taxes except as required by Applicable Law. If any Loan Party shall be required by Applicable Law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (i) such Loan Party shall make such deductions, (ii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law, and (iii) to the extent that the deduction is made on account of Indemnified Taxes, the sum payable shall be increased by as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.5), each Lender shall receive an amount equal to the sum it would have received had no such deductions been made (any and all such additional amounts payable shall hereafter be referred to as the “Additional Amounts”). Within thirty (30) days after the date of any payment of such Taxes, the Borrower shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(b) In addition, the Loan Parties agree to pay and authorize each Lender to pay in their name, all Other Taxes. Within 30 days after the date of any payment of Other Taxes by any Loan Party, the Borrower shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(c) The Borrower shall reimburse and indemnify, within ten (10) days after receipt of demand therefor, each Lender for all Indemnified Taxes (including all Indemnified Taxes imposed on amounts payable under this

Section 2.5(c)) paid or payable by such Lender, and any Liabilities arising therefrom or relating thereto, whether or not such Indemnified Taxes were correctly or legally asserted. A certificate of the applicable Lender(s) setting forth the amounts to be paid thereunder and delivered to the Borrower shall be absolute, conclusive and binding, absent manifest error.

(d) Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall, on or before the date on which the Lender becomes a party to this Agreement, provide to Borrower a properly completed and executed IRS Form W-9 certifying that such Lender is not subject to backup withholding tax. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Foreign Lender”) and is entitled to an exemption from or reduction of U.S. federal withholding tax with respect to payments under this Agreement shall, on or before the date on which such Lender becomes a party to this Agreement, provide Borrower with a properly completed and executed IRS Form W-8ECI, W-8BEN-E, W-8IMY or other applicable forms (together with any required supporting documentation), or any other applicable certificate or document reasonably requested by the Borrower, and, if such Foreign Lender is relying on the portfolio interest exception of Section 871(h) or Section 881(c) of the Code (or any successor provision thereto), shall also provide the Borrower with a certificate (the “Portfolio Interest Certificate”) representing that such Foreign Lender is not a “bank” for purposes of Section 881(c) of the Code (or any successor provision thereto), is not a 10% holder of the Borrower described in Section 871(h)(3)(B) of the Code (or any successor provision thereto), and is not a controlled foreign corporation receiving interest from a related person (within the meaning of Sections 881(c)(3)(C) and 864(d)(4) of the Code or any successor provisions thereto). If the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a Portfolio Interest Certificate on behalf of such partners. Each Lender shall provide new forms (or successor forms) as reasonably requested by the Borrower from time to time and shall notify the Borrower in writing within a reasonable time after becoming aware of any event requiring a change in the most recent forms previously delivered by such Lender to the Borrower.

(e) If a payment to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Borrower, at the times prescribed by law or as reasonably requested by Borrower, such documentation as is required in order for the Borrower to comply with its obligations under FATCA, to determine that such Lender has or has not complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.5(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) If a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 2.5, such Lender shall promptly pay such refund (but only to the extent of indemnity payments made under this Section 2.5 with respect to the Taxes refund) to the Borrower, net of all out-of-pocket expense (including any Taxes imposed thereon) of such Lender incurred in obtaining such refund or making such payment, provided that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender if such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.5(f), in no event shall a Lender be required to pay any amount to the Borrower pursuant to this Section 2.5(f), the payment of which would place such Lender in a less favorable net after-Tax position than such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted or otherwise imposed and the indemnification payments with respect to such Tax had never been paid. Nothing in this Section 2.5(f) shall require any Lender to disclose any information it deems confidential (including its tax returns) to any Person, including the Borrower.

Section 2.6 Costs, Expenses and Losses. If, as a result of any failure by the Borrower or any other Loan Party to pay any sums or Obligations due under this Agreement or any other Loan Document on the due date therefor (after the expiration of any applicable grace periods, but without giving effect to any grace period after the occurrence of an Event of Default of the type set forth in Section 5.4(d)), any Lender shall incur costs, expenses and/or losses, by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to make or maintain any Disbursement or Loan or provide the Disbursement Commitments, the Borrower shall pay to such Lender upon request by the Lenders, the amount of such costs, expenses and/or losses within fifteen (15) days after receipt by it of a certificate from the Lenders setting forth in reasonable detail such costs, expenses and/or losses, along with supporting documentation. For the purposes of the preceding sentence, “costs, expenses and/or losses” shall include any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense which may be incurred in obtaining, liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund any Disbursement or Loan (or provide the Disbursement Commitments) or any portion thereof.

Section 2.7 Interest. From and after the Agreement Date, the outstanding principal amount of the Loans and any overdue interest thereon shall bear interest at the Interest Rate (calculated on the basis of the actual number of days elapsed in each month based on a year of 360 days). Interest shall be paid quarterly in arrears on the last Business Day of each calendar quarter commencing on March 29, 2019 (each, an “Interest Payment Date”), with fifty percent (50%) of such interest paid in cash and the remaining fifty percent (50%) of such interest paid in kind by increasing the principal balance of the outstanding Loans in an amount equal to the amount of interest then due, which increased principal amount shall, from and after such Interest Payment Date, constitute Loans hereunder and bear interest in accordance with this Section 2.7.

Section 2.8 Interest on Late Payments; Default Interest.

(a) Without limiting the remedies available to the Lenders under the Loan Documents or otherwise, to the maximum extent permitted by Applicable Law, if the Borrower or any other Loan Party fails to make a required payment of principal or interest with respect to the Loan or any other Obligations when due, other than to than to the extent arising from an acceleration (except for an acceleration due (completely or partially) to an Event of Default under Section 5.4(a) that is not caused by an automatic acceleration from an Event of Default under Section 5.4(d)) or bankruptcy, or fails to deliver any Conversion Shares by the Conversion Delivery Deadline, the Borrower shall pay, in respect of such principal, interest and other Obligations, or Conversion Amount as applicable, at the rate per annum equal to the Interest Rate plus ten percent (10%) for so long as such payment or Conversion Share delivery failure remains outstanding. In the event a Lender revokes its Conversion Notice pursuant to Section 2.9(i), such Conversion Share delivery failure shall no longer be outstanding as of and following the date of such revocation. Such interest shall be payable in cash on demand to the extent permitted under the Senior Facility Subordination Agreement and, if not so permitted, shall be paid in shares of Common Stock valued based on the Volume Weighted Average Price of the Common Stock for the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Conversion Delivery Deadline.

(b) At the election of the Required Lenders, while any Event of Default exists (or automatically, in the case of any Event of Default under Section 5.4(a) or Section 5.4(d)), the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by Applicable Law) on the Obligations and past due interest thereon, if any, from and after the date of occurrence of such Event of Default, at a rate per annum equal to the Interest Rate plus two percent (2%). To the extent permitted by Applicable Law, such additional interest rate shall retroactively apply to the first day of existence of such Event of Default. Such interest shall be payable in cash on demand to the extent permitted under the Senior Facility Subordination Agreement and, if not so permitted, shall be paid in shares of Common Stock valued based on the Volume Weighted Average Price of the Common Stock for the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Conversion Delivery Deadline.

Section 2.9 Conversion Feature. The Loans may be converted into Preferred Stock on the terms and conditions set forth in this Section 2.9 and, as applicable, Section 2.11.

(a) Conversion at Option of the Lenders. Each Lender shall be entitled in its sole discretion to convert at any time all or any part of its Loans into Preferred Stock (the “Conversion Shares”), in accordance with this Section 2.9, at the Conversion Rate (subject to the 4.985% Cap, as applicable, and the Ownership Limitation, as applicable). The Borrower shall not issue any fractional shares of Preferred Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Preferred Stock, then the Borrower shall round such fraction of a share of Preferred Stock up or down to the nearest whole share (with 0.5 rounded up).

(b) Conversion Rate. The number of Conversion Shares issuable upon a conversion of all or any portion of the Loans pursuant to this Section 2.9 shall be determined according to the following formula:

Number of shares of Preferred Stock = Conversion Rate * (Conversion Amount / $1,000)

The Conversion Rate shall be subject to adjustment pursuant to this Section 2.9 and pursuant to Section 2.11 in connection with a Fundamental Change.

(c) Mechanics of Conversion. The conversion of any Loans shall be conducted in the following manner:

(i) Lender Delivery Requirements. To convert a Conversion Amount into Conversion Shares on any date (the “Conversion Date”), the applicable Lender shall (x) provide written notice, substantially in the form of Exhibit E hereto (and, in the case of a Change of Control or a Fundamental Change, as applicable, shall indicate whether such conversion is being made in connection with such Change of Control pursuant to Section 2.3(b) or a Fundamental Change pursuant to Section 2.11) (any such notice, a “Conversion Notice”), to the Borrower setting forth the Conversion Amount and, if any portion of the Conversion Amount is required to be paid in cash pursuant to Section 2.4, wire transfer instructions for the payment of such cash, and to the extent that any Conversion Shares are to be issued in a name other than the Lender’s name, the names and addresses of such Person and the number of shares issuable in the name of such Person and (y) surrender to the Borrower for cancellation any Note certificate representing the Converted Loans. For purposes of this Section 2.9, subject to any Subsequent Stockholder Approval pursuant to Section 5.1(x) (which, if not obtained, shall be subject to the last paragraph of Section 2.11), conversion shall occur immediately prior to the close of business on the date (the “Conversion Effective Date”) that the Borrower receives both the Conversion Notice or, in the case of a Change of Control Conversion Notice or a Fundamental Change Conversion Notice, immediately prior to the effectiveness of such Change of Control or Fundamental Change with respect to which such notice was delivered, as applicable, and the certificate (if any) representing the Converted Loans.

(ii) Borrower’s Response. Following receipt by the Borrower of the Conversion Notice and, if applicable, the Note certificate(s) representing the Converted Loans, the Borrower (x) shall promptly send a confirmation of receipt of such Conversion Notice to the applicable Lender and the Borrower’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein, and (y) shall use commercially reasonable efforts to, (A) on or before the second (2nd) Business Day (and in any event on or before the fifth (5th) Business Day (such fifth (5th) Business Day, the “Conversion Delivery Deadline”)) following the Conversion Effective Date or, (B) in the case of a Change of Control Conversion Notice or a Fundamental Change Conversion Notice, immediately prior to the effectiveness of such Change of Control or Fundamental Change with respect to which such notice was delivered, as applicable, issue and deliver to the address specified in the Conversion Notice, a stock certificate, registered in the name of such Lender or its designee, for the number of Conversion Shares to which such Lender shall be entitled.

(iii) Conversion into Common Stock. In the event a Lender seeks to convert any Loan directly into shares of Common Stock instead of Preferred Stock, such Lender shall be entitled to indicate the Conversion Amount to be converted directly into Common Stock in its Conversion Notice and, in connection with any such conversion, all references herein to “Conversion Shares” or “Preferred Stock” in connection with the conversion of such Conversion Amount shall instead refer to “Common Stock” (and any other provisions of this Agreement shall be similarly interpreted, mutatis mutandis).

The Conversion Rate for any such conversion directly into Common Stock (the “Common Stock Conversion Rate”) will be based on the Conversion Rate that would apply to the conversion of such Loans into Preferred Stock and the conversion rate that would apply to the conversion of such Preferred Stock into Common Stock as set forth in the Certificate of Designations.

(iv) Record Holder. The Person or Persons entitled to receive the Conversion Shares issuable upon a conversion of any Loan shall be treated for all purposes as the legal and record holder or holders of such Preferred Stock upon delivery of the Conversion Notice in accordance with the terms hereof.

(v) [Reserved].

(vi) Taxes. The Borrower shall pay any and all Other Taxes that may be payable with respect to the issuance and delivery of Conversion Shares upon the conversion of any Loan, except to the extent the Other Tax is due because the Lender requests any such shares to be issued in a name other than the Lender’s name (other than due to a name change of Lender), in which case the Lender will pay such Other Tax (and the Borrower shall not be required to issue or deliver any such Conversion Shares unless and until the Lender shall have paid to the Borrower such Other Tax). For greater certainty, the provisions of Section 2.5 shall apply with respect to any and all Taxes with respect to payments by the Borrower (or any other applicable credit party) hereunder, including with respect to the delivery of Conversion Shares upon the conversion of any Loan.

(vii) Legends.

(A) Restrictive Legend. Each Lender understands that the Conversion Shares (including book-entry notations) shall bear a restrictive legend in the form set forth in the Certificate of Designations (and a stop-transfer order will be placed against Transfer of the certificates for such securities), subject to clause (B) below. In addition, each Lender understands that until such time as the shares of Common Stock issuable upon conversion of the Conversion Shares have been registered under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act, in each case without any restriction as to the number of securities as of a particular date that can then be immediately sold, all certificates or other instruments (including book-entry notations) representing any such shares of Common Stock shall bear a restrictive legend substantially in the form set forth below (and a stop-transfer order shall be placed against Transfer of the certificates for such shares).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE DIRECTLY OR INDIRECTLY OFFERED, SOLD, TRANSFERRED, ENCUMBERED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS AND PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, INCLUDING RULE 144, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, TRANSFER, ENCUMBRANCE, ASSIGNMENT OR OTHER DISPOSITION TO REQUIRE THE DELIVERY OF REASONABLE AND CUSTOMARY CERTIFICATIONS, OPINIONS OF COUNSEL AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM.

(B) Removal of Restrictive Legend. Upon the request of a Lender and upon receipt by the Borrower of an opinion of counsel reasonably satisfactory to the Borrower to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Borrower shall as promptly as practicable, subject to such applicable policies and procedures of the Borrower’s Transfer Agent, cause (i) the Securities Act restrictive legend or electronic legend set forth in clause (B) of the legend set forth in the Certificate of Designations and set forth on any Conversion Shares to be removed and (ii) the Securities Act restrictive legend or electronic legend on shares of Common Stock to be removed. The legends referred to in the immediately preceding clauses (i) and (ii), the “Securities Act Legends.”

(C) Sale of Unlegended Shares. Each Lender agrees that the removal of the Securities Act Legend from any certificates representing securities as set forth in Section 2.9(c)(vii)(A) above is predicated upon the Borrower’s reliance that such Lender will sell any Conversion Shares (or the shares of Common Stock into which the Conversion Shares are convertible) pursuant to either the registration requirements of the Securities Act and applicable state securities laws, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(d) While any Loan is outstanding, on or prior to the Initial Disbursement and as of each June 30 thereafter (each a “Reservation Date”) the Borrower shall have reserved out of its authorized but unissued shares of Common Stock and Preferred Stock, for delivery upon conversion of the Loans, a number of shares of Common Stock and Preferred Stock equal to the Full Conversion Share Amount that would be issuable if the then outstanding Loans (and the underlying shares of Preferred Stock) were converted in full at any time during the twelve (12) months following such Reservation Date.

(e) Any shares of Preferred Stock delivered upon the conversion of the Loans will be newly issued shares or treasury shares, duly and validly issued, fully paid, nonassessable, free from preemptive rights and free of any Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of any Lender, or otherwise created by the Lender holding the applicable Loans).

(f) Adjustment of Conversion Rate. The Borrower will adjust the Conversion Rate from time to time as described in this Section 2.9(f) for any applicable events occurring after the Agreement Date, except that the Borrower will not make an adjustment to the Conversion Rate if each Lender participates (other than in a share split or share combination), at the same time and upon the same terms as holders of the Common Stock, and solely as a result of holding the Loans, in the relevant transaction described in this Section 2.9(f) without having to convert its Loans and as if it held a number of shares of the Common Stock equal to the product of (i) the Conversion Rate in effect on the applicable record date, Ex-Dividend Date, Effective Date or expiration date, and (ii) the aggregate Conversion Amount (expressed in thousands) as would apply to the Loans held by such Lender on such date, rounded up or down to the nearest whole share (with 0.5 rounded up).

(i) Stock Dividends and Share Splits. If the Borrower exclusively issues to all or substantially all holders of the Common Stock shares of Common Stock as a dividend or distribution on shares of the outstanding Common Stock, or if the Borrower effects a share split of the Common Stock (including, if applicable, the Reverse Stock Split) or a share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0	x	OS1
OS0

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date of such dividend or distribution or the Open of Business on such Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution or Effective Date (before giving effect to any such dividend, distribution, share split or share combination); and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 2.9(f)(i) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 2.9(f)(i) is declared, but not so paid or made, the Conversion Rate will be immediately readjusted, effective as of the date the Borrower determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) Rights, Options and Warrants. If the Borrower issues to all or substantially all holders of its outstanding Common Stock, rights, options or warrants entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such issuance, to subscribe for, or purchase, shares of Common Stock, at a price per share less than the average of the Volume Weighted Average Price of the Common Stock for the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

CR1 = CR0	x	OS0+X
OS0+Y

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date of such issuance;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Dividend Date of such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Volume Weighted Average Price of the Common Stock over the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 2.9(f)(ii) shall become effective immediately after the Open of Business on the Ex-Dividend Date of such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, including because the issued rights, options or warrants were not exercised, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 2.9(f)(ii), in determining whether any rights, options or warrants entitle holders of the Common Stock to subscribe for, or purchase, shares of Common Stock at a price per share less than the

Volume Weighted Average Price of the Common Stock for the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for an issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration received by the Borrower for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii) Spin-Offs and Other Distributed Property.

(A) If the Borrower distributes shares of its Common Stock, evidences of its Indebtedness or other assets or property of the Borrower, or rights, options or warrants to acquire Stock of the Borrower or other securities of the Borrower, to all or substantially all holders of the Common Stock, excluding:

(1) dividends, distributions and issuances described in Section 2.9(f)(i) hereof or Section 2.9(f)(ii) hereof, as applicable;

(2) dividends or distributions paid exclusively in cash described in Section 2.9(f)(iv) hereof;

(3) Spin-Offs for which the provisions set forth in Section 2.9(f)(iii)(B) hereof will apply; or

(4) distributions of Reference Property in a transaction described in Section 2.9(i).

then the Conversion Rate will be increased based on the following formula:

CR1 =CR0	x	SP0
SP0 –FMV

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date of such distribution;

SP0	=	the Volume Weighted Average Price of the Common Stock over the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date of such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date of such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Lender will receive, for each $1,000 principal amount of the aggregate Conversion Amount as would apply to the Loans held by such Lender on the record date for the distribution, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of shares of Stock, evidences of Indebtedness, assets or property, rights, options or warrants to acquire Stock of the Borrower or other securities that such Lender would have received if such Lender had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such distribution.

Any increase made under this Section 2.9(f)(iii)(A) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the

Conversion Rate will be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, including because the issued rights, options or warrants were not exercised, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

(B) With respect to an adjustment pursuant to this Section 2.9(f)(iii) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Borrower, and such Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (as determined by the Borrower) (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 =CR0	x	FMV0 + MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the Volume Weighted Average Price of the Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined for purposes of the definition of the Volume Weighted Average Price as if such Stock or similar equity interest were the Common Stock) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of such Spin-Off (the “Valuation Period”); and

MP0	=	the Volume Weighted Average Price of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under this Section 2.9(f)(iii) will occur as of the close of business on the last Trading Day of the Valuation Period; provided that for any Trading Day that falls within the Valuation Period, references to “10” in the portion of this Section 2.9(f)(iii) related to Spin-Offs shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Borrower determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 2.9(f) (and subject in all respect to Section 2.9(f)(ix)), rights, options or warrants distributed by the Borrower to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Borrower’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be Transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 2.9(f)(iii) (and no adjustment to the Conversion Rate under this Section 2.9(f)(iii) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 2.9(f)(iii). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Agreement, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 2.9(f)(iii) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For the purposes of Section 2.9(f)(i), Section 2.9(f)(ii), and this Section 2.9(f)(iii), if any dividend or distribution to which this Section 2.9(f)(iii) applies also includes one or both of:

(1) a dividend or distribution of shares of Common Stock to which Section 2.9(f)(i) hereof applies (a “Clause A Distribution”); or

(2) a dividend or distribution of rights, options or warrants to which Section 2.9(f)(ii) hereof applies (a “Clause B Distribution”)

(any such distribution, a “Multi-Clause Distribution”), then (i) the portion of such Multi-Clause Distribution that is not a Clause A Distribution or a Clause B Distribution will be deemed to be a dividend or distribution to which this Section 2.9(f)(iii) applies (a “Clause C Distribution”), and any Conversion Rate adjustment required by this Section 2.9(f)(iii) with respect to such Clause C Distribution shall then be made, (ii) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 2.9(f)(i) and Section 2.9(f)(ii) with respect thereto shall then be made, except that, if determined by the Borrower (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or Effective Date” within the meaning of Section 2.9(f)(i) or “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 2.9(f)(ii).

(iv) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 =CR0	x	SP0
SP0 – C

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Borrower distributes to all or substantially all holders of Common Stock.

Any increase pursuant to this Section 2.9(f)(iv) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Lender will receive, for each $1,000 principal amount of the aggregate Conversion Amount as would apply to the Loans held by such Lender on the record date for such cash dividend or distribution, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Lender would have received if such Lender had owned a number of shares of Common Stock equal to the Conversion Rate in effect on such Ex-Dividend Date. If any such dividend or distribution is declared but not so paid or made, the Conversion Rate will be readjusted, effective as of the date the Borrower determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v) Tender Offers or Exchange Offers. If the Borrower or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Volume Weighted Average Price of the Common Stock for the five (5) consecutive Trading Day period commencing on, and including, the Trading Day immediately next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (as it may be amended), the Conversion Rate will be increased based on the following formula:

CR1 =CR0	x	AC + (SP1 x OS1)
OS0 x SP1

where

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the Volume Weighted Average Price of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 2.9(f)(v) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that for any Trading Day that falls within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in this Section 2.9(f)(v) shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Trading Day in determining the Conversion Rate as of such Trading Day.

(vi) Successive Adjustments. After an adjustment to the Conversion Rate under this Article II having been made, any subsequent event requiring an adjustment under this Article II will cause an adjustment to the Conversion Rate as so adjusted, without duplication.

(vii) Adjustments Not Yet Effective. If a Lender converts a Loan and, as of the Conversion Date for such Loan, any distribution or transaction that requires an adjustment to the Conversion Rate pursuant to Sections 2.9(f)(i) through (vi) hereof has occurred but has not yet resulted in an adjustment to the Conversion Rate and the shares of Common Stock, if any, that such Lender will receive upon settlement of its converted Loan are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then the Borrower will adjust the number of shares of Common Stock that it delivers to such Lender to reflect the relevant distribution or transaction.

(viii) Conversion Rate Adjustments where Converting Lenders Participate in the Relevant Dividend, Distribution or other Transaction. Notwithstanding anything to the contrary herein, if a Conversion Rate adjustment becomes effective on any date pursuant to this Section 2.9(f), and a Lender that has converted its Loans on or after such date and on or prior to the related record date would be treated, on such record date, as the record holder of the shares of Common Stock, if any, issuable upon such conversion based on an adjusted Conversion Rate for such date, then the Conversion Rate adjustment relating to such date will not be made for such converting Lender. Instead, such Lender will be treated as if such Lender were, as of such record date, the record owner of such shares of Common Stock on an unadjusted basis and will participate in the related dividend, distribution or other event giving rise to such adjustment.

(ix) Stockholder Rights Plans. If the Borrower has a rights plan in effect when a Lender converts a Loan, the Borrower will deliver to such Lender, in addition to any shares of Preferred Stock otherwise issuable to such Lender upon conversion of such Loan, any rights that, under the rights plan, would be applicable to a share of Preferred Stock or Common Stock, unless prior to the Conversion Date for such Loan, the rights have separated from the Preferred Stock or Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 2.9(f)(iii)(B) as if, at the time of such separation, the Borrower had distributed to all holders of the Preferred Stock or Common Stock shares of its Stock, evidences of its Indebtedness, other assets or property of the Borrower or rights, options or warrants to acquire its Stock, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(x) Other Adjustments. Whenever any provision of this Agreement requires the calculation of the Last Reported Sale Price, a Volume Weighted Average Price or a function thereof over a period of multiple days (including the Stock Price for purposes of a Fundamental Change), the Borrower will make appropriate adjustments to the Last Reported Sale Price, the Volume Weighted Average Price or such function thereof to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where dividend, Spin-Off or distribution date, Effective Date or expiration date of the event occurs, at any time during such period.

(xi) In addition to those adjustments required by clauses (i), (ii), (iii), (iv) or (v) of this Section 2.9(f), and subject to the applicable listing standards of the applicable Eligible Market, the Borrower is permitted to increase the Conversion Rate by any amount for a period of at least 20 business days if the Borrower determines that such increase would be in the Borrower’s best interest. Subject to the applicable listing standards of the applicable Eligible Market, the Borrower may also (but is not required to) increase the applicable Conversion Rate to avoid or diminish income tax to holders of the Common Stock or rights to purchase shares of our Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(xii) Notwithstanding anything to the contrary in this Article 2, the Conversion Rate shall not be adjusted:

(A) upon the issuance (except as expressly set forth in clause (i), (ii) or (iii) of Section 2.9(f)) or sale of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities, except to the extent such issuance or sale constitutes a Fundamental Change and the Conversion Rate is subject to adjustment under Section 2.11;

(B) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (A) of this subsection and outstanding as of the date the Notes were first issued;

(C) upon the repurchase of shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 2.9(f)(v);

(D) solely for a change in the par value of the Common Stock so long as the Conversion Shares would be fully paid and nonassessable following the issuance hereunder; or

(E) for accrued and unpaid interest, if any.

(xiii) The Borrower shall not be required to make an adjustment pursuant to clauses (i), (ii), (iii), (iv) or (v) of this Section 2.9(f) unless such adjustment would result in a change of at least 0.5% of the then effective Conversion Rate. However, the Borrower shall carry forward any adjustment that the Borrower would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the Loans where the aggregate of all such carried-forward adjustments equals or exceeds 0.5% of the Conversion Rate. All calculations and other determinations under this Article 2 shall be made by the Borrower and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(g) Notices. The Borrower will deliver to each Lender a written notice:

(i) promptly following the public announcement of any event that will require the Borrower to make an adjustment to the Conversion Rate pursuant to this Section 2.9, which notice will include (i) a brief description of such event, (ii) the date on which the Borrower anticipates that such event will occur, (iii) the date on which the Borrower anticipates that the adjustment to the Conversion Rate will become effective, and (iv) if any record date, expiration date or Effective Date is applicable to such event, such record date, expiration date, or Effective Date. Neither the failure to give such notice, nor any defect therein, will affect the legality or validity of such action by the Borrower;

(ii) in the case of an anticipated Fundamental Change, promptly following the entry into a definitive agreement relating to a Fundamental Change (and in any event on or before the 20th calendar day immediately preceding the effective date of a Fundamental Change, a “Fundamental Change Notice”), which notice will include (i) a brief description of such event, (ii) the date on which the Borrower anticipates that such event will occur, (iii) the date on which the Borrower anticipates that the adjustment to the Conversion Rate will become effective, (iv) the last date on which a Lender may exercise its right to require the Borrower to convert its Loans as a result of such Fundamental Change (which date shall be not more than 3 Business Days preceding the effective date of the applicable Fundamental Change); (v) the procedures that a Lender must follow to require the Borrower to convert its Loan; (vi) the Conversion Rate and Conversion Price as in effect on the date of such notice; and (vii) any adjustments that will be made to the Conversion Rate as a result of such Fundamental Change, including, if applicable, any Additional Shares by which the Conversion Rate will be increased pursuant to Section 2.11 hereof for a Lender that converts a Loan in connection with such Fundamental Change; and

(iii) following such time as the Borrower adjusts the Conversion Rate pursuant to this Section 2.9, which notice will include (i) a brief description of the event requiring adjustment to the Conversion Rate pursuant to this Section 2.9, (ii) the effective time of such adjustment, (iii) the Conversion Rate in effect immediately after such adjustment is made and (iv) a schedule explaining, in reasonable detail, how the Borrower calculated such adjustment. The failure to deliver such notice will not affect the legality or validity of any such adjustment.

(h) In the event that the Borrower provides both a Prepayment Notice to the Lenders and a Fundamental Change Notice to the Lenders, the Lenders who have elected to convert their Loans shall be entitled to a single adjustment to the Conversion Rate in connection therewith, with respect to the first to occur of the effective date of the relevant prepayment or Fundamental Change, and the later event will be deemed not to have occurred for purposes of the adjustment to the Conversion Rate; provided that, to the extent the Borrower delivers a Prepayment Notice and the relevant prepayment is part of the transaction underlying the Fundamental Change, the Conversion Rate will be adjusted based on the effective date of the Fundamental Change.

(i) Effect of Recapitalizations; Reclassifications; and Changes of the Preferred Stock or Common Stock.

(i) In the case of:

(A) any recapitalization, reclassification or change of the Preferred Stock and/or Common Stock (other than changes resulting from a subdivision, split, reverse split or combination),

(B) any consolidation, merger or combination involving the Borrower,

(C) any sale of all or substantially all of the consolidated assets of the Borrower and its Subsidiaries, taken as a whole, to any person other than one of the Borrower’s Subsidiaries or

(D) any statutory share exchange,

in each case, as a result of which the Preferred Stock and/or Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Loans (without regard to the Ownership Limitation or any other restriction or limitation on exercise) shall be changed into a right to convert such principal amount of Loans into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Preferred Stock (or, if so elected by the Required Lenders, Common Stock) equal to the Conversion Rate (including, as applicable, as adjusted pursuant to Section 2.11) immediately prior to such Merger Event would have owned or been entitled to receive (without regard to the Ownership Limitation or any other restriction or limitation on exercise) (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Preferred Stock (or Common Stock, if applicable) is entitled to receive) upon such Merger Event and to receive such Reference Property at the same times as the holders of Preferred Stock (or Common Stock, if applicable); provided, however, that at and after the effective time of the Merger Event any Conversion Shares that the Borrower would have been required to deliver upon conversion of the Loans in accordance with Section 2.9(c) shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Preferred Stock (or, if so elected by the Required Lenders, Common Stock) would have received in such Merger Event and the Volume Weighted Average Price shall be calculated based on the value of a unit of Reference Property.

(ii) If the Merger Event causes the Preferred Stock (or, if so elected by the Required Lenders, Common Stock) to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Loans will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Preferred Stock (or Common Stock, if applicable) that affirmatively make such an election or (y) if no holders of Preferred Stock (or Common Stock, if applicable) affirmatively make such an election, the types and amounts of consideration actually received by the holders of Preferred Stock (or Common Stock, if applicable), and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Preferred Stock (or Common Stock, if applicable). If the holders of the Preferred Stock (or Common Stock, if applicable) receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Loans shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 2.11), multiplied by the price paid per share of Preferred Stock (or Common Stock, if applicable) in such Merger Event and (B) the Borrower shall satisfy the conversion obligation by paying cash to converting Lenders on the third Business Day immediately following the relevant Conversion Date. The Borrower shall notify Lenders of such weighted average as soon as practicable after such determination is made.

(iii) Upon the consummation of any Merger Event, references to “Preferred Stock” or “Common Stock” shall be deemed to refer to any Reference Property that constitutes capital stock after giving effect to such Merger Event.

(j) In the event that a Lender elects to convert Loans pursuant to Section 2.9(c) (other than in the case of a Change of Control or Fundamental Change) but does not receive the stock certificate for the Conversion Shares on or prior to the Conversion Delivery Deadline, such Conversion Notice may be revoked by such Lender up to but not including the time that it receives such stock certificates. In the event of such a revocation, the stock certificate for the applicable Conversion Shares shall be canceled by the Borrower and the Lender shall promptly return any such stock certificate that it received back to the Borrower.

(k) The Borrower hereby covenants and agrees that the Borrower will not undertake any action for the purpose of avoiding the performance of any of the terms of this Agreement.

(l) Notwithstanding anything herein to the contrary, the Borrower shall not issue to any Specified Lender, and no Specified Lender may acquire, a number of Conversion Shares or shares of Common Stock upon any conversion of Loans or Conversion Shares hereunder, to the extent that, upon such conversion, the number of shares of Common Stock or Preferred Stock (as applicable) then “beneficially owned” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) by such Specified Lender and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock and/or Preferred Stock (as applicable) would be aggregated with such Specified Lender’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which such Specified Lender is a member, but excluding shares beneficially owned by virtue of the ownership of warrants and other securities or rights to acquire securities, in each case, that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 4.985% of the total number of shares of Common Stock and/or Preferred Stock (as applicable) then issued and outstanding (the “4.985% Cap”); provided, however, that the 4.985% Cap shall only apply to the extent that the Common Stock and/or Preferred Stock (as applicable) is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act; provided, further that, other than in connection with a Successor Major Transaction, any Specified Lender shall be permitted to include in its Change of Control Conversion Notices, Fundamental Change Conversion Notices or Conversion Notices, as applicable, that it is electing to make successive conversions, which conversions shall occur (in each case by written notice from such Specified Lender to the Borrower) from time to time as determined by such Specified Lender at any time prior to the end of the Successive Conversion Period (each such conversion being subject to the 4.985% Cap). For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by any Specified Lender shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. For purposes hereof, in determining the number of outstanding shares of Common Stock and/or Preferred Stock (as applicable), the Specified Lenders may rely on the number of outstanding shares of Common Stock and/or Preferred Stock (as applicable) as stated in the Borrower’s most recent quarterly or annual report filed with the SEC, or any current report filed by the Borrower with the SEC subsequent thereto. Upon the written request of any Specified Lender, the Borrower shall, within two (2) Trading Days, confirm orally and in writing to such Specified Lenders the number of shares of Common Stock and/or Preferred Stock (as applicable) then outstanding, and such Specified Lender shall be entitled to rely upon such confirmation for purposes hereof.

Section 2.10 [Reserved]

Section 2.11 Adjustments Upon a Fundamental Change.

(a) General. If a Fundamental Change occurs, and a Lender converts its Loans in connection with such Fundamental Change, the Borrower will, in the circumstances described in this Section 2.11, increase the Conversion Rate for such converted Loans by the number of additional shares of Preferred Stock (the “Additional Shares”) set forth in this Section 2.11. Any Lender may notify the Borrower by delivering written notice to the Borrower (a “Fundamental Change Conversion Notice”) at least three (3) Business Days prior to the anticipated occurrence of the Fundamental Change described in the Fundamental Change Notice that it elects to convert all or a portion of its outstanding Loans into Preferred Stock at the applicable Conversion Rate in accordance with Section 2.9 (such period from, and including the date such Fundamental Change Notice is received by the Lender up to, and including the date such Fundamental Change Conversion Notice is received by the Borrower in accordance with this Section 2.11(a), the “Fundamental Change Period”). For the avoidance of doubt, other than in connection with a Successor Major Transaction, in the event that any Specified Lender includes in a Fundamental Change Conversion Notice that such Specified Lender is electing to make successive conversions during the Successive Conversion Period, any such conversion shall be at a Conversion Rate that has been increased in accordance with this Section 2.11, subject to any further adjustments of the Conversion Rate in accordance herewith during the Successive Conversion Period. In connection with any conversion pursuant to a Fundamental Change Conversion Notice under this Article 2, the Borrower will, to the extent applicable, comply with any applicable United States federal or state securities laws so as to permit the Lenders to exercise their rights and obligations under this Article 2 in the time and in the manner specified in this Article 2.

(b) Determination of Additional Shares. The number of Additional Shares, if any, by which the Conversion Rate will be increased if a Lender converts a Loan in connection with a Fundamental Change will be determined by reference to the table below, and will be based on the Fundamental Change Effective Date and the Stock Price for such Fundamental Change. For any Fundamental Change, the “Fundamental Change Effective Date” will mean the date on which such Fundamental Change occurs or becomes effective. In the event that a Conversion Effective Date occurs during a Fundamental Change Period, a holder of any Loans to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the receipt of the applicable Conversion Notice (which is not a Fundamental Change Conversion Notice) or the Fundamental Change Effective Date, and the later event shall be deemed not to have occurred for purposes of this Section 2.11.

(c) Adjustment of Stock Prices and Additional Shares. The Stock Prices set forth in the first row (i.e., the column headers) of the table below will be adjusted on each date on which the Conversion Rate must be adjusted pursuant to Section 2.9(f) (including, if applicable, as a result of the Reverse Stock Split). The adjusted Stock Prices will equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the share price adjustment, and (ii) the denominator of which is the Conversion Rate in effect immediately after the adjustment. The numbers of Additional Shares set forth in the table below will be adjusted in the same manner, at the same time and for the same events for which the Conversion Rate is adjusted pursuant to Section 2.9.

(d) Additional Shares Table. The following table sets forth hypothetical Fundamental Change Effective Dates, Stock Prices and the number of Additional Shares by which the Conversion Rate will be increased per $1,000 principal amount of Loans for a Lender that converts a Loan in connection with a Fundamental Change having such Fundamental Change Effective Date and Stock Price.

	Stock Price
Effective Date	$1.15	$1.25	$1.40	$1.60	$1.80	$2.00	$2.50	$3.00	$3.50	$4.00	$5.00	$6.00	$8.00

December 28, 2018	2.4456	2.1909	1.8846	1.5758	1.3435	1.1633	0.8526	0.6560	0.5208	0.4222	0.2879	0.2004	0.0924
January 5, 2020	2.4456	2.1524	1.8350	1.5186	1.2840	1.1042	0.7996	0.6111	0.4837	0.3920	0.2685	0.1889	0.0913
January 5, 2021	2.4456	2.1018	1.7696	1.4436	1.2059	1.0267	0.7306	0.5528	0.4353	0.3522	0.2421	0.1721	0.0868
January 5, 2022	2.4456	2.0379	1.6851	1.3459	1.1043	0.9263	0.6419	0.4785	0.3740	0.3017	0.2080	0.1493	0.0783
January 5, 2023	2.4456	1.9630	1.5800	1.2212	0.9740	0.7978	0.5305	0.3869	0.2994	0.2408	0.1666	0.1209	0.0659
January 5, 2024	2.4456	1.8705	1.4396	1.0508	0.7964	0.6251	0.3874	0.2738	0.2097	0.1686	0.1179	0.0867	0.0490
January 5, 2025	2.4456	1.7545	1.2311	0.7879	0.5282	0.3749	0.2028	0.1391	0.1073	0.0875	0.0625	0.0468	0.0273
January 5, 2026	2.4456	1.7500	0.8929	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(e) Use of Additional Shares Table. If the exact Stock Price and/or Fundamental Change Effective Date for a Fundamental Change are not set forth in the table above, then:

(i) if the Stock Price is between two Stock Prices in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased for a Lender that converts a Loan in connection with such Fundamental Change will be determined by a straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices listed in the table and the earlier and later Fundamental Change Effective Dates listed in the table, as applicable, based on a 365- or 366-day year, as applicable;

(ii) if the Stock Price is greater than $8.00 per share, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table pursuant to subsection (c) above, no Additional Shares will be added to the Conversion Rate; and

(iii) if the Stock Price is less than $1.15 per share, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table pursuant to subsection (c) above, no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased as a result of this Section 2.11 to exceed 8.6956 shares of Common Stock per $1,000 principal amount of Loans, subject to adjustment in the same manner, at the same time and for the same events for which the Conversion Rate must be adjusted as set forth in Section 2.9 hereof.

(f) Application of Ceiling Rate. Notwithstanding anything to the contrary in this Agreement or in any other Loan Documents, to the extent the Conversion Rate would be increased pursuant to Section 2.9 or this Section 2.11 to an amount that would cause the number of underlying shares of Preferred Stock or Common Stock to exceed the amount of then available authorized shares, the Conversion Rate will initially be increased only to the maximum amount representing the number of authorized shares then available (the “Ceiling Rate”) and the Borrower will seek to obtain Subsequent Stockholder Approval pursuant to Section 5.1(x) to increase the number of authorized shares to permit full conversion, at which time the Conversion Rate will be increased to the full amount originally required pursuant to Section 2.9 or Section 2.11. If such Subsequent Stockholder Approval is not obtained on or prior to the Subsequent Stockholder Approval Termination Date and Borrower does not otherwise obtain stockholder approval or take action that would permit the conversion in full of the Loans without the limitation of a Ceiling Rate, then in the event that a Lender elects to convert Loans, the balance of any Converted Loans (representing the amount above the then applicable Ceiling Rate) will be paid out in cash at the applicable Conversion Amount rather than settled in Conversion Shares to the extent permitted under the Senior Facility Subordination Agreement (and, for the avoidance of doubt, for any such conversion made in connection with a Change of Control, Fundamental Change or similar event that results in the occurrence of the

Facility Termination Date, the balance of any Converted Loans shall be permitted to be paid in cash). If such payment in cash is not permitted under the Senior Facility Subordination Agreement, the Borrower shall continue to use commercially reasonable efforts to seek Subsequent Stockholder Approval pursuant to Section 5.1(x) after the Subsequent Stockholder Approval Termination Date by calling additional meeting(s) of stockholders as necessary.

Section 2.12 Borrower May Consolidate, Merge or Sell Its Assets Only on Certain Terms. The Borrower shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, Transfer, lease, convey or otherwise Dispose of all or substantially all of the Borrower’s assets whether as an entirety or substantially as an entirety to any Person (any such transaction, a “Reorganization Event”) unless:

(a) either:

(i) the Borrower shall be the surviving or continuing corporation; or

(ii) the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or the Person which acquires by sale, assignment, Transfer, lease, conveyance or other Disposition the properties and assets of the Borrower (the “Reorganization Successor Corporation”):

(A) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; and

(B) shall expressly assume, by supplemental agreement (in form and substance reasonably satisfactory to the Lenders), executed and delivered to the Lenders, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Loans and the performance of every covenant of this Agreement and the Notes on the Borrower’s part to be performed or observed;

(b) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(B) of this Section 2.12, no Default or Event of Default shall have occurred or be continuing; and

(c) the Borrower or the Reorganization Successor Corporation shall have delivered to the Lenders an officers’ certificate and an opinion of counsel, each in form and substance reasonably satisfactory to the Required Lenders, stating that such consolidation, merger, sale, assignment, Transfer, lease, conveyance or other Disposition complies with the applicable provisions of this Agreement and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

Section 2.13 Successor Substituted. If any Reorganization Event occurs that complies with Section 2.12(a) hereof:

(a) from and after the date of such Reorganization Event, the Reorganization Successor Corporation for such Reorganization Event will succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such Reorganization Successor Corporation had been named as the Borrower herein; and

(b) except in the case of a Reorganization Event that is a lease of all or substantially all of the Borrower’s assets or any successor (other than such Reorganization Successor Corporation) that will thereafter have become such in the manner prescribed in this Section 2.13, the Borrower will be released from its obligations under this Agreement and may be dissolved, wound up and liquidated at any time.

Section 2.14 Ownership Limitation.

(a) No Lender (other than VHP, VIP and their respective Affiliates from time to time) will be entitled to receive shares of Common Stock or Preferred Stock upon conversion of Loans (or shares of Common Stock upon conversion of Preferred Stock) and no conversion of Loans shall take place to the extent (but only to the extent) that such receipt (or conversion) would cause such Lender to exceed the Ownership Limitation or cause a Major Transaction. Any purported delivery of shares of Common Stock or Preferred Stock upon conversion of Loans (or shares of Common Stock upon conversion of Preferred Stock) shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Lender violating the Ownership Limitation or causing a Major Transaction.

(b) Notwithstanding the foregoing, the limitations set forth in Section 2.14(a) shall not apply to any conversion made in connection with a Change of Control, Fundamental Change or similar event that results in the occurrence of the Facility Termination Date.

Section 2.15 Section 16 Approvals. The Board of Directors shall take such actions as are reasonably requested by the Lenders to approve any acquisition of any direct or indirect pecuniary interest of Loans, Preferred Stock and/or Common Stock in connection with the transactions contemplated by this Agreement or the Certificate of Designations, including as a result of any conversion (or a deemed conversion) of any Loans or Preferred Stock, or any adjustment in the Conversion Price or the Conversion Rate in accordance with the terms of this Agreement, or of the conversion price or the conversion rate in accordance with the terms of the Preferred Stock, by any officer or director, or any stockholder to the extent deemed a director for purposes of Section 16 of the Exchange Act as a so-called “director by deputization” (including, to the extent so deemed, VHP, VIP and their respective Affiliates from time to time), for the purpose of exempting, to the extent available under applicable law, any such acquisitions from Section 16(b) of the Exchange Act as permitted by Rule 16b-3(d)(1) promulgated under the Exchange Act.

Section 2.16. Stockholder Approval. Subject to VHP’s reasonable determination that the conditions set forth in Section 4.1 and Section 4.2 will be satisfied as of the proposed date of the funding of the Initial Disbursement, VHP shall vote in favor of the Stockholder Approval matters at the Stockholder Meeting.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Loan Parties. In order to induce the Lenders to make the Loans pursuant to this Agreement and to induce the Lenders to enter into this Agreement, the Loan Parties, jointly and severally, represent and warrant as of the Agreement Date and on each Disbursement Date that:

(a) Each Loan Party is (i) conducting its business in all material respects in compliance with its Organizational Documents and (ii) not in violation in any material respect of its Organizational Documents. Each Loan Party’s Organizational Documents are in full force and effect.

(b) No Default or Event of Default has occurred or will result from the transactions contemplated by the Loan Documents, subject to the satisfaction of the Approval Conditions.

(c) [Reserved]

(d) Except as otherwise expressly permitted by this Agreement, no Loan Party has taken any action, and no such action has been taken by a third party, for its winding up, dissolution or liquidation or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for any Loan Party or any or all of its assets or revenues.

(e) No Lien exists on any Loan Party’s assets, except for Permitted Liens.

(f) [Reserved]

(g) No Indebtedness of any Loan Party exists other than Permitted Indebtedness.

(h) Each Loan Party is validly existing as a corporation, limited liability company or limited partnership, as applicable, and is in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable. Each Loan Party (i) has full power and authority to (A) own its properties, (B) conduct its business, (C) issue the Securities in accordance with the Loan Documents, (D) enter into, and perform its obligations under, the Loan Documents, including the issuance of the Securities, and (E) consummate the transactions contemplated under the Loan Documents, in the case of each of clauses (C), (D) and (E), subject to the satisfaction of the Approval Conditions, and (ii) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, in each case of this clause (ii), where the failure to be so qualified, licensed or in good standing would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(i) There is not any pending or, to the knowledge of the Loan Parties, threatened in writing, action, suit or other proceeding before any Governmental Authority (A) to which any Loan Party is a party (1) as of the Agreement Date or (2) at any time such representation and warranty is made, in each case, that would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, (B) which purports to affect or pertain to the Loan Documents or the Transactions, in each case, that would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (C) except as set forth in the SEC Documents of the Borrower filed after December 31, 2017 and prior to the Agreement Date or as otherwise disclosed to the Required Lenders, which has as the subject thereof any assets owned by any Loan Party or any of its Subsidiaries, in each case which would reasonably be expected to result in monetary judgments or relief, individually or in the aggregate, in excess of $250,000. There are no current or, to the knowledge of the Loan Parties, pending, legal actions, suits or other proceedings, in each case which would reasonably be expected to result in (A) except as set forth in the SEC Documents of the Borrower filed after December 31, 2017 and prior to the Agreement Date, as of the Agreement Date, monetary judgments or relief, individually or in the aggregate, in excess of $250,000 or (B) at any time that such representation or warranty is made, individually or in the aggregate, a Material Adverse Effect, in each case of clauses (A) and (B) of this sentence, to which any Loan Party or any of its Subsidiaries or any of their respective assets is subject. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

(j) Subject to the satisfaction of the Approval Conditions, each of this Agreement and the other Loan Documents and the issuance of the Securities hereunder and thereunder, has been duly authorized, executed and delivered by each Loan Party and, to the extent applicable, the holders of the Borrower’s Stock and no further consent or authorization is required by the Borrower, the Board of Directors or the holders of the Borrower’s Stock, and this Agreement and the other Loan Documents constitute valid, legal and binding obligations of each Loan Party, enforceable in accordance with their terms, except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally. Subject to the satisfaction of the Approval Conditions, the execution, delivery and performance of the Loan Documents by each Loan Party party thereto and the consummation of the transactions (including the issuance of the Securities hereunder and thereunder) contemplated herein and therein will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any assets of any such Loan Party pursuant to, any agreement, document or instrument to which such Loan Party is a party or by which any Loan Party is bound or to which any of the assets or property of any Loan Party is subject, except, with respect to this clause (A), as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (B) result in any violation of or conflict with the provisions of the Organizational Documents or (C) result in the violation of any Applicable Law, or of any judgment, order, rule, regulation or decree of any Governmental Authority, except, with respect to this clause (C), as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(k) No consent, approval, Authorization or order of, or registration or filing with any Governmental Authority or any other Person is required for (i) the execution, delivery and performance of this Agreement or any of the other Loan Documents, and the issuance of the Securities hereunder and thereunder, and (ii) the consummation by any Loan Party of the Transactions or the other transactions contemplated hereby or thereby, except for (w) registrations and filings expressly contemplated by the Registration Rights Agreement, (x) filings of reports under the Exchange Act expressly contemplated by this Agreement and the other Loan Documents, (y) the satisfaction of the Approval Conditions, and (z) such other consents, authorizations and filings that have been obtained or made, or, with respect to clause (ii) only, which, if not obtained or made would not have a Material Adverse Effect.

(l) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (i) (A) each Loan Party holds, and is operating in compliance in all material respects with, all franchises, grants, Authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority (collectively, “Necessary Documents”) required for the conduct of its business and (B) all Necessary Documents are valid and in full force and effect; (ii) no Loan Party has received written notice of any revocation, non-renewal, amendment or other modification of any of the Necessary Documents; and (iii) each Loan Party is in compliance in all respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees applicable to the conduct of its business.

(m) As of the Agreement Date, the Real Estate listed in Schedule 3.1(m) constitutes all of the Real Estate of each Loan Party and each of its Subsidiaries. Each Loan Party has good and marketable title to all of its assets and property free and clear of all Liens, except Permitted Liens. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the property held under lease by each Loan Party is held under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of such Loan Party.

(n) Each Loan Party owns, or has the right to use pursuant to a valid and enforceable license, free and clear of any Liens other than Permitted Liens, all Intellectual Property (as defined below) that is necessary for the conduct of its business as currently conducted (the “IP”). All IP that is owned by a Loan Party and registered with or issued by a Governmental Authority is currently in the name of such Loan Party, valid and, to the knowledge of the Loan Parties, enforceable. There is no pending or, to the knowledge of the Loan Parties, threatened action, suit, other proceeding or claim by any Person challenging or contesting the validity, ownership, or enforceability of any IP or the use thereof by any Loan Party, and no Loan Party has received any written notice regarding any such pending or threatened action, suit, other proceeding or claim except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. As of the Agreement Date, to the knowledge of the Loan Parties, neither the conduct of the business of any Loan Party, nor any Loan Party has infringed, misappropriated or otherwise violated in the last five years, or is infringing, misappropriating or otherwise violating, any Intellectual Property of any Person. As of the Agreement Date, there is no pending or, to the knowledge of the Loan Parties threatened, action, suit, other proceeding or claim by any Person alleging that any Loan Party is infringing, misappropriating or violating, or otherwise using without authorization, any Intellectual Property of any Person, and no Loan Party has received any written notice regarding, any such pending or threatened action, suit, other proceeding or claim. The term “Intellectual Property” as used herein means all (i) trademarks, service marks, trade dress, slogans, logos, trade names, corporate names, Internet domain names, and any other indicia of source, together with all goodwill associated with each of the foregoing, (ii) copyrights (whether or not registered or published) and works of authorship, (iii) registrations and applications for registration for any of the foregoing, (iv) patents (including all reissuances, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, patent disclosures and inventions (whether or not patentable or reduced to practice), (v) computer software (including but not limited to source code and object code), data, databases, and documentation thereof, (vi) trade secrets and other confidential information, know-how, protocols, processes, methodologies, techniques, strategies, and processes, (vii) other intellectual property and all rights associated with any of the foregoing, including without limitation the right to prosecute and recover monetary damages for any past, present and future infringements and other violations thereof, and (viii) copies and tangible embodiments of the foregoing (in whatever form and medium).

(o) No Loan Party is, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, in breach of or otherwise in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such breach or other default in the performance of any agreement or condition contained in any agreement under which it may be bound, or to which any of its assets is subject, in each case subject to the satisfaction of the Approval Conditions.

(p) All U.S. federal, state and local income and franchise and other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliates have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all Taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid prior to the date on which any material Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. As of the Agreement Date, no material Tax Return is under audit or examination by any Governmental Authority, and no Tax Affiliate has received written notice from any Governmental Authority of any audit or examination or any assertion of any claim for material Taxes. To the extent material, proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the Tax, social security and unemployment withholding provisions of Applicable Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

(q) Except as set forth on Schedule 3.1(q), no Loan Party is bound by any agreement that affects the exclusive right of each Loan Party to develop, license, market or sell its services.

(r) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect after the Agreement Date, each Loan Party: (A) at all times has complied with all Applicable Laws; (B) has not received any warning letter or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any Authorizations; (C) possesses and complies with the Authorizations, which are valid and in full force and effect; (D) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorization and has no knowledge that any Governmental Authority is considering such action; and (E) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations.

(s) The Borrower has filed all of the SEC Documents within the time frames prescribed by the SEC (including any available grace periods and extensions authorized by the SEC) for the filing of such SEC Documents such that each filing was timely filed with the SEC. The Borrower filed and made publicly available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (including any successor thereto, “EDGAR”) on or prior to the date this representation is made, true, correct and complete copies of the SEC Documents. As of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act and/or the Exchange Act (as applicable) applicable thereto. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since the filing of the SEC Documents, no event has occurred that would require an amendment or supplement to any of the SEC Documents and as to which such an amendment or a supplement has not been filed and made publicly available on EDGAR prior to the date this representation is made. The Borrower has not received any written comments from the SEC staff that have not been resolved, to the knowledge of the Borrower, to the satisfaction of the SEC staff.

(t) As of their respective dates, the financial statements (consolidated, as applicable) of the Borrower and its Subsidiaries, any predecessor of the Borrower and any Person acquired by the Borrower or any of its

Subsidiaries included in the SEC Documents (including by way of incorporation by reference) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP except as otherwise expressly noted therein, consistently applied (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments and lack of footnote disclosures), and fairly present in all material respects the financial position (on a consolidated basis, as applicable) of the Borrower and its Subsidiaries (or other acquired Persons, as applicable) as of the dates thereof and the consolidated results of their (or its) operations, cash flows and changes in stockholders equity (in each case, on a consolidated basis, as applicable) for the periods then ended (subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments and lack of footnote disclosures). The accounting firm that expressed its opinion with respect to the consolidated financial statements included in the Borrower’s most recently filed annual report on Form 10-K, and reviewed the consolidated financial statements included in the Borrower’s most recently filed quarterly report on Form 10-Q, was independent of the Borrower pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC to the extent required by the applicable rules and guidance from the Public Company Accounting Oversight Board (United States). There is no transaction, arrangement or other relationship between the Borrower (or any of its Subsidiaries) and an unconsolidated or other off-balance-sheet Person that is required to be disclosed by the Borrower in the SEC Documents that has not been so disclosed in the SEC Documents. Neither the Borrower nor any of its Subsidiaries is required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and to which the Borrower or any of its Subsidiaries is a party that has not been previously filed as an exhibit (including by way of incorporation by reference) to the Borrower’s reports filed or made with the SEC under the Exchange Act. Other than (i) the liabilities assumed or created pursuant to this Agreement and the other Loan Documents, (ii) liabilities accrued for in the latest balance sheet included in the Borrower’s most recent periodic report (on Form 10-Q or Form 10-K) filed prior to the date this representation is made (the date of such balance sheet, the “Latest Balance Sheet Date”) and (iii) liabilities incurred in the ordinary course of business since the Latest Balance Sheet Date, the Borrower and its Subsidiaries do not have any other liabilities (whether fixed or unfixed, known or unknown, absolute or contingent, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured, and regardless of when any action, claim, suit or proceeding with respect thereto is instituted). The pro forma financial statements included in the SEC Documents (including by way of incorporation by reference) comply, in all material respects, with the applicable requirements of Regulation S X promulgated by the SEC, the assumptions used in preparing such pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. Since December 31, 2017, there has been no Material Adverse Effect or any event or circumstance which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. All financial performance projections delivered to any Lender, including the financial performance projections delivered on or prior to the Agreement Date, represent the Borrower’s and its Subsidiaries’ good faith estimate of future financial performance and are based on assumptions believed by the Borrower and its Subsidiaries to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by the Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.

(u) The Borrower and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP in all material respects and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences (such internal accounting controls (including clauses (i) – (iv) above), collectively, “Internal Controls”). The Borrower and its

Subsidiaries have (A) timely filed and made publicly available on EDGAR all certifications, statements and documents required by Rule 13a-14 or Rule 15d-14 under the Exchange Act. The Borrower and its Subsidiaries maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that the information required to be disclosed by the Borrower and its Subsidiaries in the reports that they file with or submit to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Borrower’s (and, to the extent applicable, its Subsidiaries’) management, including its or their principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Borrower and its Subsidiaries maintain internal control (including Internal Controls) over financial reporting required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; to the knowledge of the Loan Parties, such internal control (including Internal Controls) over financial reporting is effective and does not contain any material weaknesses.

(v) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) no Loan Party has engaged, and no other Person has engaged in any “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code that is not exempt under ERISA Section 408 or Section 4975 of the Code, under any applicable regulations and published interpretations thereunder or under any applicable prohibited transaction, individual or class exemption issued by the Department of Labor, with respect to any Employee Benefit Plan, (ii) (A) at no time within the last seven years has the Borrower or any ERISA Affiliate maintained, sponsored, participated in, contributed to or had any Liability with respect to, and (B) no Loan Party or any ERISA Affiliate has any Liability or obligation in respect of, any Title IV Plan, Multiemployer Plan or any multiple employer plan for which the Borrower or any ERISA Affiliate has incurred or could incur Liability under Section 4063 or 4064 of ERISA, (iii) no Loan Party has any obligation or Liability with respect to post-termination or retiree health, life insurance or other retiree or post-termination welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law or for which premiums therefor are paid solely by participants or their designated beneficiaries, (iv) each Employee Benefit Plan is and has been operated in compliance with its terms and all Applicable Laws, including ERISA and the Code, (v) (A) no ERISA Event has occurred and (B) no event or condition exists or existed that would reasonably be expected to subject the Borrower or any ERISA Affiliate to any tax, fine, lien, penalty or Liability imposed by ERISA, the Code or other Applicable Law, except for any such ERISA Event or tax, fine, lien, penalty or liability that would not be expected, individually or in the aggregate, to have a Material Adverse Effect and (vi) no Loan Party maintains or has any obligation or Liability with respect to any Foreign Benefit Plan.

(w) The Borrower’s Subsidiaries are set forth in Schedule 3.1(w) (as such Schedule 3.1(w) may be updated from time to time in connection and accordance with Section 5.1(k)).

(x) Subsequent to December 31, 2017, the Borrower has not declared or paid any dividends or made any distribution of any kind with respect to its Stock other than those set forth on Schedule 3.1(x).

(y) All of the issued and outstanding shares of Stock of the Borrower are duly authorized and validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state and foreign securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing. Assuming the accuracy of the representations and warranties of the Lender set forth in Section 3.3, the issuance by the Borrower of the Securities is exempt from registration under the Securities Act and applicable state securities laws. Except for the Securities, the Conversion Shares (and the shares of Common Stock issuable upon conversion thereof), the convertible loans and notes under the Senior Facility Documents (and the shares of Common Stock issuable upon conversion thereof) and the Stock issuable pursuant to Borrower Stock Plans that may be authorized, issued and outstanding from time to time, all of the authorized, issued and outstanding shares of Stock of the Borrower and each of its Subsidiaries are set forth in Schedule 3.1(y), and, except as set forth in Schedule 3.1(y) and except for the Loan Documents, the Certificate of Designations, the Registration Rights Agreement, the Securities, the Conversion Shares (and the shares of Common Stock issuable upon conversion thereof), the Deerfield Registration Rights Agreement, the convertible loans and notes under the Senior Facility Documents (and the shares of Common

Stock issuable upon conversion thereof) and the Stock issuable pursuant to Borrower Stock Plans that may be authorized, issued and outstanding from time to time, there are no (i) Stock options or other Stock incentive plans, employee Stock purchase plans or other plans, programs or arrangements of the Borrower or any of its Subsidiaries under which Stock options, Stock or other Stock-based or Stock-linked awards are issued or issuable to officers, directors, employees, consultants or other Persons, (ii) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, any Stock of the Borrower or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Borrower or any of its Subsidiaries is or may become bound to issue additional Stock of the Borrower or any of its Subsidiaries, or options, warrants or scrip for rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of Stock of the Borrower or any of its Subsidiaries, (iii) agreements or arrangements under which the Borrower or any of its Subsidiaries is obligated to register the sale of any of their securities or Stock under the Securities Act (except the Registration Rights Agreement), (iv) outstanding Stock, securities or instruments of the Borrower or any of its Subsidiaries that contain any redemption or similar provisions, or contracts, commitments, understandings or arrangements by which the Borrower or any of its Subsidiaries is or may become bound to redeem a security of the Borrower, (v) Stock or other securities or instruments containing anti-dilution or similar provisions that may be triggered by the issuance of securities of the Borrower or any of its Subsidiaries or (vi) stock appreciation rights or “phantom stock” plans or agreements or any similar plans or agreements to which Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is otherwise subject or bound. There are no (X) stockholders’ agreements, voting agreements or similar agreements to which Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is otherwise subject or bound, (Y) preemptive rights or any other similar rights to which any Stock of the Borrower or any of its Subsidiaries is subject or (Z) except as set forth in the Loan Documents, the Certificate of Designations, the Senior Facility Documents or the Borrower Stock Plans, any restrictions upon the voting or Transfer of any Stock of the Borrower or any of its Subsidiaries (other than restrictions on Transfer imposed by U.S. federal and state securities laws and except as permitted pursuant to Section 5.2(m)). The issuance and delivery of the Preferred Stock does not and will not: (i) except for the Stockholder Approval, any Subsequent Stockholder Approval, the filing and effectiveness of the Certificate of Amendment and the Certificate of Designations and the approval of the Common Stock into which the Conversion Shares are convertible for listing on an Eligible Market, require approval from any Governmental Authority; (ii) subject to each Lender’s compliance with the transfer restrictions of the Certificate of Designations and Sections 2.14 and 6.5 hereof, obligate the Borrower to issue Preferred Stock or other securities to any Person (other than the Lenders); and (iii) subject to each Lender’s compliance with the transfer restrictions of the Certificate of Designations and Sections 2.14 and 6.5 hereof, will not result in a right of any holder of the Borrower’s securities to adjust the exercise, conversion, exchange or reset price under and will not result in any other adjustments (automatic or otherwise) under, any securities of the Borrower; provided that the foregoing representation and warranty is not made with respect to any such adjustment that is based on the trading price of the Common Stock. The Borrower has furnished to each Lender true, correct and complete copies of each Loan Parties’ Organizational Documents and any amendments, restatements, supplements or modifications thereto, and all documents, agreements and instruments containing the terms of all securities and Stock convertible into, or exercisable or exchangeable for, Common Stock or other Stock of any Loan Party or its Subsidiaries, and the material rights of the holders thereof in respect thereto.

(z) No Loan Party and no Subsidiary of any Loan Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. As of the Agreement Date, except as set forth on Schedule 3.1(z), no Loan Party and no Subsidiary of any Loan Party owns any Margin Stock.

(aa) To the extent and for so long as the Senior Facility Agreement, any Revolving Credit Facility and/or any Additional Permitted Debt is outstanding or otherwise in existence, (i) the Borrower has delivered to the Lenders a true, complete and correct copy of all of (x) the Senior Facility Documents, (y) the Revolving Credit Facility Documents and (z) the Additional Permitted Debt Documents, in each case of clauses (x), (y) and (z), including all schedules, exhibits, amendments, restatements, supplements, modifications, assignments and all other agreements, instruments and documents delivered pursuant thereto or in connection therewith, and (ii) subject to the satisfaction of the Approval Conditions, all Obligations constitute permitted Indebtedness under the Senior Facility Agreement, the Revolving Credit Facility Documents and the Additional Permitted Debt Documents.

(bb) The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 2.1.

(cc) Except as set forth in Schedule 3.1(cc) and except where any failures to comply could not reasonably be expected to result in, either individually or in the aggregate, Material Environmental Liabilities to the Loan Parties and their Subsidiaries, each Loan Party and each Subsidiary of each Loan Party (a) are, and for the past five years have been in compliance with all applicable Environmental Laws, including obtaining and maintaining all permits required by any applicable Environmental Law, (b) is not party to, and no Real Estate currently (or to the knowledge of any Loan Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any contractual obligation or any pending or, to the knowledge of any Loan Party, threatened, order, action, investigation, suit, proceeding, audit, Lien, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Law, (c) has not caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate, (d) currently (or to the knowledge of any Loan Party, previously) own, lease, sublease, operate or otherwise occupy no Real Estate that is contaminated by any Hazardous Materials and (e) is not, and has not been, engaged in, and has not permitted any current or former tenant to engage in, operations in violation of any Environmental Law and knows of no facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act or similar Environmental Laws.

(dd) None of any Loan Party, any Person controlling any Loan Party or any Subsidiary of any Loan Party is (a) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act, or otherwise registered or required to be registered under, or subject to the restrictions imposed by, the Investment Company Act, or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its obligations under the Loan Documents.

(ee) There are no strikes, boycotts, grievances, work stoppages, slowdowns, lockouts or other job actions existing, pending (or, to the knowledge of any Loan Party, threatened) against or involving any Loan Party or any Subsidiary of any Loan Party or any Target, except for those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth on Schedule 3.1(ee), as of the Agreement Date, (a) there is no memorandum of understanding, collective bargaining or similar agreement, and there is no ongoing negotiation or duty to negotiate, with any union, labor organization, works council or similar representative covering any Employee or otherwise binding any Loan Party or any Subsidiary of any Loan Party or any Target, (b) no petition for certification or election of any such representative is existing or pending with respect to any Employee, (c) to the knowledge of any Loan Party, no such representative has sought certification or recognition with respect to any Employee, and (d) to the knowledge of any Loan Party, no Employee or his or her representative is engaged in any organizing efforts. All current and former Employees are or were correctly classified as exempt or non-exempt under, and are and have been paid in accordance with, all applicable federal, state, and local wage and hour laws, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Further, all individuals who perform or have performed services for any Loan Party, any Subsidiary of any Loan Party, or any Target are or were correctly classified under each Employee Benefit Plan, ERISA, the Internal Revenue Code and other Applicable Law as common law employees, independent contractors or other non-employee basis, or leased employees, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each Loan Party, Subsidiary of any Loan Party, and Target are in material compliance with all Applicable Laws concerning employment, including without limitation hiring, background checks, compensation, benefits, wages (including payment of overtime), wage deductions and withholdings, classification, immigration, work authorization, employment eligibility verification, reporting, taxation, occupational health and safety, equal rights, labor relations, accommodations, breaks, notices, employment policies, paid or unpaid time off work, accessibility, privacy, and workers’ compensation, except for those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ff) Schedule 3.1(ff) lists each Loan Party’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Loan Party’s chief executive office or sole place of business, in each case as of the Agreement Date.

(gg) [Reserved]

(hh) None of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Loan Party or any of their Subsidiaries in connection with the Loan Documents and the Transactions (including the offering and disclosure materials, if any, delivered by or on behalf of any Loan Party to any Lender prior to the Agreement Date, but excluding any financial performance projections), when taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered.

(ii) Each Loan Party and each Subsidiary of each Loan Party is in compliance in all material respects with all U.S. economic sanctions laws, executive orders and implementing regulations (“Sanctions”) as administered by the U.S. Treasury Department’s Office of Foreign Assets Control and the U.S. State Department. No Loan Party and no Subsidiary of a Loan Party (i) is a Person on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”), (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person, (iii) is a Person organized or resident in a country or territory subject to comprehensive Sanctions (a “Sanctioned Country”), or (iv) is owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a government of a Sanctioned Country such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited by U.S. law. Each Loan Party and each Subsidiary of each Loan Party is in compliance with all laws related to terrorism or money laundering (“Anti-Money Laundering Laws”) including: (i) all applicable requirements of the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq., (the Bank Secrecy Act)), as amended by Title III of the USA Patriot Act, (ii) the Trading with the Enemy Act, (iii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (66 Fed. Reg. 49079), and any other enabling legislation, executive order or regulations issued pursuant or relating thereto and (iv) other applicable federal or state laws relating to (A) anti-money laundering rules and regulations or (B) in all material respects, “know your customer” rules and regulations. No action, suit or proceeding by or before any court or Governmental Authority with respect to compliance with such Anti-Money Laundering Laws is pending or threatened to the knowledge of each Loan Party and each Subsidiary of each Loan Party. Each Loan Party and each Subsidiary of each Loan Party is in compliance in all material respects with all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010 (“Anti-Corruption Laws”). None of any Loan Party or any Subsidiary of a Loan Party, nor to the knowledge of any Loan Party or any Subsidiary thereof, any director, officer, agent, employee or other Person acting on behalf of the Loan Party or any Subsidiary of a Loan Party, has taken any action, directly or indirectly, that would result in a violation of applicable Anti-Corruption Laws. The Loan Party and each Subsidiary of a Loan Party maintains and implements policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.

(jj) The Borrower and its Subsidiaries are in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).

(kk) All Obligations constitute senior Indebtedness subject to the subordination provisions contained in the Senior Facility Subordination Agreement.

(ll) The Borrower is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act).

(mm) Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer, sale or issuance of the Securities.

(nn) Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made, or will make, any offers or sales of any security or Stock or solicited any offers to buy any security or Stock, under circumstances that would require registration of any of the Securities under the Securities Act or, except for issuances under the Senior Facility Documents, cause this offering of the Securities to be integrated with prior offerings by the Borrower for purposes of any applicable holder of Stock approval provisions of the Principal Market or any other authority.

(oo) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and neither the Borrower nor any of its Subsidiaries has taken, or will take, any action designed to terminate, or which to the knowledge of the Borrower and its Subsidiaries is likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act, nor has the Borrower or any of its Subsidiaries received any notification that the SEC is contemplating terminating such registration. Neither the Borrower nor any of its Subsidiaries is in violation of any of the rules, regulations or requirements of the Principal Market, and, to the knowledge of the Borrower and its Subsidiaries, there are no facts or circumstances that would reasonably be expected to lead to suspension or termination of trading of the Common Stock on the Principal Market. Since February 3, 2012, (i) the Common Stock has been listed or designated for quotation, as applicable, on the Principal Market, (ii) trading in the Common Stock has not been suspended or deregistered by the SEC or the Principal Market, and (iii) neither the Borrower nor any of its Subsidiaries has received any communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of trading of the Common Stock on the Principal Market which communication has not been addressed in accordance with the rules and regulations of such Principal Market so as to avoid any such suspension or termination of trading.

(pp) The Common Stock is eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal at Custodian (DWAC) system, and the Borrower is eligible for and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The transfer agent for the Common Stock is a participant in, and the Common Stock is eligible for Transfer pursuant to, DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and has not at any time been, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of Common Stock through DTC.

(qq) The Borrower and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Borrower’s Organizational Documents or the laws of the State of Delaware that is or could become applicable to any of the Lenders as a result of the transactions contemplated by the Loan Documents and the Borrower’s fulfilling its obligations with respect thereto, including the Borrower’s issuance of the Securities and any Lender’s ownership of the Securities. The Borrower has not adopted a stockholders rights plan (or “poison pill”) or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Borrower.

(rr) It is understood and acknowledged by the Borrower that none of the Lenders nor holders of the Securities has been asked to agree, nor has any Lender agreed, to desist from purchasing or selling, long and/or short, Stock or other securities of the Borrower, or “derivative” securities or Stock based on Stock or other securities issued by the Borrower or to hold the Securities for any specified term; and no Lender nor holder of Securities shall be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Borrower further understands and acknowledges that (i) one or more Lenders or holders of Securities may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, and (ii) such hedging and/or trading activities, if any, can reduce the value of the Stock held by the existing holders of Stock of the Borrower, both at and after the time the hedging and/or trading activities are being conducted. The Borrower acknowledges that any such hedging and/or trading activities do not constitute a breach of any Loan Document or affect the rights of any Lender or holder of Securities under any Loan Document.

(ss) The Borrower and the other Loan Parties are solely responsible for the payment of any fees, costs, expenses and commissions of any placement agent, broker or financial adviser relating to or arising out of the transactions contemplated by the Loan Documents. The Borrower and the other Loan Parties will pay, and hold each of the Lenders harmless against, any liability, loss or expense (including attorneys’ fees, costs and expenses) arising in connection with any claim for any such payment.

(tt) [Reserved].

(uu) Schedule 3.1(uu) sets forth, as of the Agreement Date, a complete and correct list of all Registrations held by each Loan Party and its Subsidiaries. Such listed Registrations are the only Registrations that are required for the Loan Parties and their Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted. Each Loan Party and its Subsidiaries has, and it and its Products are in conformance with, all Registrations required to conduct its respective businesses as now or currently proposed to be conducted except where the failure to have such Registrations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of each Loan Party and its Subsidiaries, neither the FDA nor other Governmental Authority is considering limiting, suspending or revoking such Registrations or changing the marketing classification or labeling or other significant parameter affecting the Products of the Loan Parties or any of their respective Subsidiaries. To the knowledge of each Loan Party and its Subsidiaries, there is no false or misleading information or significant omission in any product application or other submission to the FDA or other Governmental Authority administering Public Health Laws. The Loan Parties and their respective Subsidiaries have fulfilled and performed their obligations under each Registration, and no event has occurred or condition or state of facts exists which would constitute a breach or default, or would cause revocation or termination of any such Registration. To the knowledge of each Loan Party and its Subsidiaries, no event has occurred or condition or state of facts exists which could present potential product liability related, in whole or in part, to Regulatory Matters. To the knowledge of each Loan Party and its Subsidiaries, any third party that is a manufacturer or contractor for the Loan Parties or any of their respective Subsidiaries is in compliance with all Registrations required by the FDA or comparable Governmental Authority and all Public Health Laws insofar as they reasonably pertain to the Products of the Loan Parties and their respective Subsidiaries.

(vv) All Products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold or marketed by or on behalf of the Loan Parties or their respective Subsidiaries that are subject to Public Health Laws have been and are being designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold and marketed in material compliance with the Public Health Laws and each other Applicable Law, including clinical and non-clinical evaluation, product approval or clearance, premarketing notification, good manufacturing practices, labeling, advertising and promotion, record-keeping, establishment registration and device listing, reporting of recalls and adverse event reporting.

(ww) Except as set forth on Schedule 3.1(ww), no Loan Party nor its Subsidiaries is subject to any obligation arising under an administrative or regulatory action, proceeding, investigation or inspection by or on behalf of a Governmental Authority, warning letter, notice of violation letter, consent decree, request for information or other notice, response or commitment made to or with a Governmental Authority with respect to Regulatory Matters, and, to the knowledge of each Loan Party and its Subsidiaries, no such obligation has been threatened. Each Loan Party and its Subsidiaries has made all notifications, submissions, and reports required by any such obligation, and all such notifications, submissions and reports were true, complete, and correct in all material respects as of the date of submission to FDA or any other Governmental Authority. There is no, and there is no act, omission, event, or circumstance of which any Loan Party or any of its Subsidiaries has knowledge that could reasonably be expected, individually or in the aggregate, to give rise to or lead to, any material civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, proceeding or request for information against any Loan Party or its Subsidiaries, and, to each Loan Party’s and its Subsidiary’s knowledge, no Loan Party nor its Subsidiaries has any material liability (whether actual or contingent) for failure to comply with any Public Health Laws. There has not been any violation of any Public Health Laws by any Loan Party or its Subsidiaries in its product development efforts, submissions, record keeping and reports to the FDA or any other Governmental Authority that could reasonably be expected to require or lead to investigation, corrective action or enforcement, regulatory or administrative action that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of each Loan Party and each of its Subsidiaries, there are no civil or criminal proceedings relating to any Loan Party or any of its Subsidiaries or any officer, director or employee of any Loan Party or Subsidiary of any Loan Party that involve a matter within or related to the FDA’s or any other Governmental Authority’s jurisdiction. No Loan Party nor any Affiliate thereof has received any material adverse notice (written or oral) from the FDA or any other Governmental Authority regarding the approvability or approval of any Product.

(xx) As of the Agreement Date, except as set forth on Schedule 3.1(xx), no Loan Party nor its Subsidiaries is undergoing any inspection related to Regulatory Matters or any other Governmental Authority investigation.

(yy) During the period of three calendar years immediately preceding the Agreement Date, no Loan Party nor any Subsidiary of any Loan Party has introduced into commercial distribution any Products manufactured by or on behalf of any Loan Party or any Subsidiary of a Loan Party or distributed any products on behalf of another manufacturer that were upon their shipment by any Loan Party or any of its Subsidiaries adulterated or misbranded in violation of 21 U.S.C. § 331. No Loan Party nor any Subsidiary of any Loan Party has received any notice of communication from any Governmental Authority alleging material noncompliance with any Applicable Law. No Product has been seized, withdrawn, recalled, detained, or subject to a suspension (other than in the ordinary course of business) of research, manufacturing, distribution or commercialization activity, and there are no facts or circumstances reasonably likely to cause (i) the seizure, denial, withdrawal, recall, detention, public health notification, safety alert or suspension of manufacturing or other activity relating to any Product; (ii) a change in the labeling of any Product suggesting a compliance issue or risk; or (iii) a termination, seizure or suspension of manufacturing, researching, distributing or marketing of any Product. No proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, revocation, suspension, import detention or seizure of any Product are pending or threatened against any Loan Party or any of its Subsidiaries.

(zz) No Loan Party nor any Subsidiary of any Loan Party nor any of its officers, directors, employees, agents or contractors (i) have been excluded or debarred from any federal healthcare program (including Medicare or Medicaid) or any other federal program or (ii) have received notice from the FDA or any other Governmental Authority with respect to debarment or disqualification of any Person that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No Loan Party nor any Subsidiary of any Loan Party nor any of its officers, directors, employees, agents or contractors have been convicted of any crime or engaged in any conduct for which (y) debarment is mandated or permitted by 21 U.S.C. § 335a or (z) such Person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar law. No officer and to the knowledge of each Loan Party and its Subsidiaries, no employee or agent of any Loan Party or its Subsidiaries, has (A) made any untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Authority; (B) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority; or (C) committed an act, made a statement or failed to make a statement that could reasonably be expected, individually or in the aggregate, to provide the basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (September 10, 1991).

(aaa) Except as set forth on Schedule 3.1(aaa), no Loan Party nor any Subsidiary of any Loan Party has granted rights to design, develop, manufacture, produce, assemble, distribute, license, prepare, package, label, market or sell its Products to any other Person nor is any Loan Party or any of its Subsidiaries bound by any agreement that affects any Loan Party’s exclusive right to design, develop, manufacture, produce, assemble, distribute, license, prepare, package, label, market or sell its Products.

(bbb) Except as set forth on Schedule 3.1(bbb): (i) each Loan Party and its Subsidiaries and, to their knowledge, their respective contract manufacturers are, and have been for the past three calendar years, in compliance with, and each Product in current commercial distribution is designed, manufactured, processed, prepared, assembled, packaged, labeled, stored, installed, serviced and held in compliance with, the current Good Manufacturing Practice regulations set forth in 21 C.F.R. Parts 210 and 211, as applicable, (ii) each Loan Party and its Subsidiaries is in compliance with the written procedures, record-keeping and reporting requirements required by the FDA or any comparable Governmental Authority pertaining to the reporting of adverse events and recalls involving the Products, (iii) all Products are and have been labeled, promoted, and advertised in accordance with their Registration and approved labeling or within the scope of an exemption from obtaining such Registration, and (iv) each Loan Party and its Subsidiaries’ establishments are registered with the FDA, as applicable, and each Product is listed with the FDA under the applicable FDA registration and adverse event reporting regulations for pharmaceuticals.

(ccc) Each of the Subject Foreign Subsidiaries (i) have (A) no more than $55,000 in net income, revenue or operations for the most recent twelve month period for which financial statements have been provided or filed (or are required to be provided or filed) pursuant to Section 5.1(h) (or that are otherwise available prior to the Agreement Date) or (B) no assets or property with an aggregate fair market value (when taken together) in excess of $55,000 and (ii) do not own any assets or property that are material to the operation of the business (or the business) of the Loan Parties.

Section 3.2 Loan Parties Acknowledgment. The Loan Parties (on their behalf and on their Subsidiaries’ behalf) acknowledge that they have made the representations and warranties referred to in Section 3.1 with the intention of persuading the Lenders to enter into the Loan Documents and that the Lenders have entered into the Loan Documents on the basis of, and in full reliance on, each of such representations and warranties, each of which shall survive the execution and delivery of this Agreement, the other Loan Documents, the making of any Disbursement and the issuance of the Securities until the later of (a) (i) all Obligations being repaid in full (or otherwise repaid through the issuance of Conversion Shares or a combination of cash and Conversion Shares), and (ii) all of the Disbursement Commitments being no longer available or terminated and (b) the end of the Reporting Period.

Section 3.3 Representations and Warranties of the Lenders. Each Lender, severally but not jointly, represents and warrants to the Borrower as of the Agreement Date that:

(a) Such Lender is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where failure to be so qualified or in good standing would not reasonably be expected to materially and adversely affect such Lender’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and such Lender has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(b) Such Lender has the limited liability company, limited partnership or other entity (as applicable) power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by such Lender and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Lender, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by such Lender and assuming due authorization, execution and delivery by the Borrower, is a valid and binding obligation of such Lender, enforceable against such Lender in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). Neither the execution and delivery by such Lender of this Agreement or the consummation of the transactions contemplated hereby, nor compliance by such Lender with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien upon any of the material properties or assets of such Lender or any of its subsidiaries under any of the terms, conditions or provisions of, (i) any organizational documents of such Lender or (ii) any material contract to which such Lender or any of its subsidiaries is a party or by which it may be bound, or to which such Lender or any of its subsidiaries or any of the properties or assets of such Lender or any of its subsidiaries may be subject, or (B) violate any law applicable to such Lender or any of its subsidiaries or any of their respective properties or assets, except in the case of clauses (A)(ii) and (B) for such violations, conflicts, breaches, defaults, termination or acceleration as would not reasonably be expected to materially and adversely affect such Lender’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis. Other than filings with the SEC related to the making of the Loans or as required by the securities or blue sky laws of the various states, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Authority, nor expiration or termination of any statutory waiting period, is necessary for the consummation by such Lender of the transactions contemplated by this Agreement.

(c) Such Lender (i) is acquiring the Loans provided by such Lender and the Notes (together with the related guaranties set forth in the Guaranty of the Guarantors) provided by the applicable Loan Party in connection with such Loan made by such Lender hereunder, and (ii) upon issuance thereof, will acquire Preferred Stock, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from, the registration requirements of the Securities Act; provided, however, that by making the representations herein, such Lender does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to assign, Transfer or otherwise Dispose of any of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act, subject to the limitations on Transfer set forth herein.

(d) Such Lender is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act (provided that in the case of clause (8) all of the equity owners of such entity are accredited investors as defined in Rule 501(a)(1), (2), (3), (7) or (8) as modified by this parenthetical)).

(e) Such Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Borrower is relying in part upon the truth and accuracy of, and such Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Lender set forth herein in order to determine the availability of such exemptions.

(f) Such Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Loan Parties and their Subsidiaries and materials relating to the offer and sale of the Securities that have been requested by such Lender. Such Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Loan Parties. Neither such inquiries nor any other due diligence investigations conducted by such Lender or its advisors, if any, or its representatives shall modify, amend or otherwise affect such Lender’s right to rely on the representations and warranties of the Loan Parties and their Subsidiaries contained in Article 3 and elsewhere in the Loan Documents. Such Lender can bear the economic risk of (x) an investment in the Securities indefinitely and (y) a total loss of its investment in the Securities being offered and has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and investment decision with respect to its investment in the Securities.

(g) Such Lender understands that no United States federal or state agency or any other government or Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

ARTICLE 4

CONDITIONS OF EFFECTIVENESS AND DISBURSEMENT

Section 4.1 Conditions to the Agreement Date and the Disbursement Commitments. The effectiveness of the Existing Loan Agreement and the Disbursement Commitments made by the Lenders on the Agreement Date shall each be subject to the fulfillment and satisfaction (or waiver by the Required Lenders) of all of the following conditions:

(a) the Lenders shall have received executed counterparts of the Existing Loan Agreement, the Notes (if any) requested by the Lenders, the Guaranty and each other Loan Document set forth on the closing checklist attached hereto as Exhibit H;

(b) the Lenders shall have received executed counterparts of the Senior Facility Subordination Agreement;

(c) [Reserved]

(d) [Reserved]

(e) in the reasonable judgment of the Required Lenders, since December 31, 2017, there has been no Material Adverse Effect or any event or circumstance which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(f) the Required Lenders shall not have become aware of any adverse information, fact or circumstance with respect to the Loan Parties that is inconsistent with the information available to the Required Lenders on the date of the Commitment Letter in any material respect;

(g) each representation and warranty by any Loan Party or any of its Subsidiaries contained in the Existing Loan Agreement or in any other Loan Document shall be true, correct and complete in all material respects (without duplication of any materiality or other qualifier contained therein) as of such date and time, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties shall have been true, correct and complete in all material respects (without duplication of any materiality or other qualifier contained therein) as of such earlier date);

(h) the payment by the Borrower of all fees required to be paid on the Agreement Date pursuant to this Agreement and the other Loan Documents and all costs and expenses required to be paid on the Agreement Date (including pursuant to Section 6.3) pursuant to this Agreement and the other Loan Documents, in the case of costs and expenses, to the extent invoiced at least two (2) Business Days prior to the Agreement Date;

(i) the Lenders shall have received at least five (5) Business Days prior to the Agreement Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, that has been reasonably requested by any Lender at least ten (10) days in advance of the Agreement Date, including a duly executed IRS Form W-9 (or such other applicable tax form) of the Borrower; and

(j) the Lenders shall have received a certificate executed by an Authorized Officer of the Borrower, in form and substance reasonably satisfactory to the Required Lenders, certifying that the conditions in this Section 4.1 have been satisfied in all respects.

Notwithstanding anything to the contrary in the Loan Documents or otherwise, all of the conditions set forth in this Section 4.1 have been previously satisfied in all respects.

Section 4.2 Conditions to the Initial Disbursement. In addition to the fulfillment and satisfaction (or waiver by the Required Lenders) of each condition set forth in Section 4.4, the obligation of the Lenders to make the Initial Disbursement shall be subject to the fulfillment and satisfaction (or waiver by the Required Lenders) of all of the following conditions:

(a) the Lenders shall have received a duly executed written notice from the Borrower complying with the requirements of Section 2.2(a);

(b) the proceeds of the Initial Disbursement shall be directed and requested for use in accordance with Section 2.1;

(c) in the reasonable judgment of the Required Lenders, since December 31, 2017, there has been no Material Adverse Effect or any event or circumstance which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(d) no Default or Event of Default shall have occurred, or would be reasonably expected to occur, or would result from the Initial Disbursement or the use of the proceeds therefrom;

(e) no Default or Event of Default (each as defined in the Senior Facility Agreement) shall have occurred, or would be reasonably expected to occur, or would result from the Initial Disbursement or the use of the proceeds therefrom;

(f) at the time of and after giving effect to the Initial Disbursement and the use of proceeds thereof, each representation and warranty by any Loan Party or any of its Subsidiaries contained herein or in any other Loan Document shall be true, correct and complete in all material respects (without duplication of any materiality or other qualifier contained therein) as of such date and time, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties shall have been true, correct and complete in all material respects (without duplication of any materiality or other qualifier contained therein) as of such earlier date);

(g) the Lenders shall have received original Notes aggregating the amount of the Initial Disbursement, if requested;

(h) the conditions set forth in Section 2.2(a) have been satisfied and the terms set forth in Section 2.2(a) have been completely complied with;

(i) the payment by the Borrower of all fees required to be paid on such Disbursement Date pursuant to this Agreement and the other Loan Documents and all costs and expenses required to be paid on such Disbursement Date (including pursuant to Section 6.3) pursuant to this Agreement and the other Loan Documents, in the case of costs and expenses, to the extent invoiced at least two (2) Business Days prior to such date (which amounts, at the sole option of the Lenders, may be offset against the proceeds of the Initial Disbursement);

(j) the Common Stock shall continue to be listed on an Eligible Market;

(k) the Board of Directors shall have approved a go-forward operating plan, taking into account the funding of the Loans hereunder, that shall not reasonably be expected to result in a Default or Event of Default (each as defined in the Senior Facility Agreement) or a Default or Event of Default hereunder;

(l) the Stockholder Approval shall have been obtained and the Borrower shall have adopted and filed the applicable amendment(s) to the Certificate of Incorporation of the Borrower and a Certificate of Designations with respect to the Preferred Stock with the Secretary of State of the State of Delaware in substantially the applicable form(s) attached hereto as Exhibits F-1 (the “Reverse Split Amendment”) and/or F-2 (the “Authorized Shares Amendment” and, together with the Reverse Split Amendment, the “Certificate Amendment”) and Exhibit G (the “Certificate of Designations”), respectively, and the applicable Certificate Amendment and the Certificate of Designations shall each be in full force and effect;

(m) the Common Stock into which the Conversion Shares are convertible (based on the then applicable Conversion Rate) shall have been approved for listing on an Eligible Market, subject to official notice of issuance;

(n) John Johnson shall have been appointed chief executive officer of the Borrower;

(o) the Lenders shall have received a favorable written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Loan Parties, addressed to the Lenders, dated the Amendment Date, in form and substance reasonably satisfactory to the Required Lenders; and

(p) the Lenders shall have received a certificate executed by an Authorized Officer of the Borrower, in form and substance reasonably satisfactory to the Required Lenders, certifying that the conditions in this Section 4.2 have been satisfied in all respects.

Section 4.3 Conditions to the Subsequent Disbursements. In addition to the fulfillment and satisfaction (or waiver by the Required Lenders) of each condition set forth in Sections 4.2 and 4.4, the obligation of the Lenders to make any Subsequent Disbursement shall be subject to the fulfillment and satisfaction (or waiver by the Required Lenders) of all of the following conditions:

(a) the Lenders shall have received a duly executed written notice from the Borrower complying with the requirements of Section 2.2(b) (in the case of the First Subsequent Disbursement) or Section 2.2(c) (in the case of the Second Subsequent Disbursement), as applicable;

(b) in the reasonable judgment of the Required Lenders, since December 31, 2017, there has been no Material Adverse Effect or any event or circumstance which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(c) the proceeds of such Subsequent Disbursement shall be directed and requested for use in accordance with Section 2.1;

(d) no Default or Event of Default shall have occurred, or would be reasonably expected to occur, or would result from such Subsequent Disbursement or the use of the proceeds therefrom;

(e) no Default or Event of Default (each as defined in the Senior Facility Agreement) shall have occurred, or would be reasonably expected to occur, or would result from the Subsequent Disbursement or the use of the proceeds therefrom;

(f) at the time of and after giving effect to such Subsequent Disbursement and the use of proceeds thereof, each representation and warranty by any Loan Party or any of its Subsidiaries contained herein or in any other Loan Document shall be true, correct and complete in all material respects (without duplication of any materiality or other qualifier contained therein) as of such date and time, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties shall have been true, correct and complete in all material respects (without duplication of any materiality or other qualifier contained therein) as of such earlier date);

(g) the Lenders shall have received original Notes aggregating the amount of the funded Subsequent Disbursement, if requested;

(h) (i) in the case of the First Subsequent Disbursement, the conditions set forth in Section 2.2(b) have been satisfied and the terms set forth in Section 2.2(b) have been completely complied with; or (ii) in the case of the Second Subsequent Disbursement, the conditions set forth in Section 2.2(c) have been satisfied and the terms set forth in Section 2.2(c) have been completely complied with;

(i) the payment by the Borrower of all fees required to be paid on such Disbursement Date pursuant to this Agreement and the other Loan Documents and all costs and expenses required to be paid on such Disbursement Date (including pursuant to Section 6.3) pursuant to this Agreement and the other Loan Documents, in the case of costs and expenses, to the extent invoiced at least two (2) Business Days prior to such date (which amounts, at the sole option of the Lenders, may be offset against the proceeds of such Subsequent Disbursement);

(j) in the case of the First Subsequent Disbursement, prior to such date the Initial Disbursement shall have been drawn in full by the Borrower in accordance with Section 2.2(a);

(k) in the case of the Second Subsequent Disbursement, the Borrower shall have obtained a Revolving Credit Facility and no less than $10,000,000 shall be available for drawing thereunder on and after such date (without giving effect to any repayment on such date with the proceeds of the Loans);

(l) in the case of the Second Subsequent Disbursement, prior to such date the First Subsequent Disbursement shall have been drawn in full by the Borrower in accordance with Section 2.2(b);

(m) the Common Stock shall continue to be listed on an Eligible Market; and

(n) the Lenders shall have received a certificate executed by an Authorized Officer of the Borrower, in form and substance reasonably satisfactory to the Required Lenders, certifying that the conditions in this Section 4.3 have been satisfied in all respects.

Section 4.4 Conditions to the Amendment Date. The effectiveness of this Agreement (as amended and restated on the Amendment Date) and the Disbursement Commitments (which, for the avoidance of doubt, are not required to be funded at any time) made by the Specified Lenders on the Amendment Date shall each be subject to the fulfillment and satisfaction (or waiver by the Required Lenders) of all of the following conditions:

(a) the Lenders shall have received executed counterparts of this Agreement (as amended and restated on the Amendment Date);

(b) in the reasonable judgment of the Required Lenders, since December 31, 2017, there has been no Material Adverse Effect or any event or circumstance which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(c) the Required Lenders shall not have become aware of any adverse information, fact or circumstance with respect to the Loan Parties that is inconsistent with the information available to the Required Lenders on the date of the Commitment Letter in any material respect;

(d) no Default or Event of Default shall have occurred, or would be reasonably expected to occur, or would result from the execution of this Agreement;

(e) no Default or Event of Default (each as defined in the Senior Facility Agreement) shall have occurred, or would be reasonably expected to occur, or would result the execution of this Agreement;

(f) each representation and warranty by any Loan Party or any of its Subsidiaries contained in this Agreement or in any other Loan Document shall be true, correct and complete in all material respects (without duplication of any materiality or other qualifier contained therein) as of such date and time, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties shall have been true, correct and complete in all material respects (without duplication of any materiality or other qualifier contained therein) as of such earlier date);

(g) the Lenders shall have received a duly executed copy of the Senior Facility Amendment; and

(h) the Lenders shall have received a certificate executed by an Authorized Officer of the Borrower, in form and substance reasonably satisfactory to the Required Lenders, certifying that the conditions in this Section 4.4 have been satisfied in all respects.

Section 4.5 Determination by Required Lenders. For the avoidance of doubt, a determination by the Required Lenders that any of the conditions precedent set forth in Sections 4.1, 4.2, 4.3 or 4.4 have been met, or any decision by the Required Lenders to waive any such condition, shall be binding upon all of the Lenders.

ARTICLE 5

PARTICULAR COVENANTS AND EVENTS OF DEFAULT

Prior to the date that the conditions to the Initial Disbursement set forth in Section 4.2 have been satisfied, to the extent that any of the provisions of this Article 5 conflicts with the Senior Facility Agreement, the

Organizational Documents or otherwise requires satisfaction of the Approval Conditions, such provision shall not be in effect until the conditions to the Initial Disbursement set forth in Section 4.2 have been satisfied.

Section 5.1 Affirmative Covenants.

(a) The Loan Parties shall and shall cause their Subsidiaries to (i) preserve and maintain in full force and effect its organizational existence and good standing under the Applicable Laws of its jurisdiction of incorporation, organization or formation, as applicable, and (ii) preserve and maintain all qualifications to do business in each other jurisdiction not covered by clause (i) above in which the failure to be so qualified would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) The Loan Parties shall, and shall cause their Subsidiaries to, (i) comply in all material respects with all Applicable Laws, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings, and (ii) maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(c) The Loan Parties shall, and shall cause their Subsidiaries to, obtain, make and keep in full force and effect all licenses, certificates, approvals, registrations, clearances, Authorizations and permits required to conduct their businesses, except where the failure to make and keep such licenses, certificates, approvals, registrations, clearances, authorizations and permits in full force and effect could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d) Each Loan Party shall, except as otherwise permitted by this Agreement, maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its assets and property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(e) The Loan Parties shall, and shall cause each of their Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to their assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated. A true and complete listing of such insurance, including issuers, coverages and deductibles, shall be provided to the Lenders promptly following any Lender’s request.

(f) Each Loan Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed all Tax liabilities, assessments and governmental charges or levies upon it or its property, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person.

(g) The Loan Parties shall promptly (and, in any event, within (y) with respect to clause (A) below, two (2) Business Days and (z) with respect to clause (B) below, ten (10) days) notify each Lender of the occurrence of (A) any Default or Event of Default and (B) any claims arising after the Agreement Date (or before the Agreement Date to the extent any action related thereto arises after the Agreement Date) (other than in connection with the denial of plan claims in the ordinary course of business), litigation, arbitration, mediation or administrative or regulatory proceedings that are instituted or threatened against any Loan Party requesting injunctive relief or damages in excess of $550,000.

(h) If the Borrower is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, the Loan Parties will provide to each Lender quarterly financial statements for the Borrower and its Subsidiaries within 45 days after the end of each fiscal quarter of the Borrower, and an audited annual financial statements within 120 days after the end of each fiscal year of the Borrower prepared in accordance with GAAP with a report thereon by the Borrower’s independent certified public accountants, which accountants shall be reasonably acceptable to the Required Lenders. Any such report and any report of the Borrower’s independent certified public accountants on any consolidated financial statements included in any SEC Document filed during the

Reporting Period (as defined below) shall (i) contain an unqualified opinion (subject to the exception set forth below in clause (ii) of this sentence), stating that such consolidated financial statements present fairly in all material respects the financial position and condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods and have been prepared in conformity with GAAP applied on a basis consistent with prior years, and (ii) not include any explanatory paragraph expressing substantial doubt as to going concern status (other than any such paragraph (x) included in the Borrower’s annual report on Form 10-K for the years ended December 31, 2017 or December 31, 2018 or (y) arising from the impending maturity of the Loans, the Loans (as defined in the Senior Facility Agreement) or the Revolving Credit Facility, in each case of this clause (y), solely in the case of the audit delivered with respect to the fiscal year immediately prior to the fiscal year during which the applicable maturity is scheduled). From the Agreement Date until the later of (i) the first date on which no Preferred Stock remains outstanding and (ii) the first date on which none of the Lenders owns any Securities (the period ending on such latest date, the “Reporting Period”), the Borrower and its Subsidiaries shall timely (without giving effect to any extensions pursuant to Rule 12b-25 of the Exchange Act) file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Borrower and its Subsidiaries shall not terminate the registration of the Common Stock under the Exchange Act or otherwise terminate its status as an issuer required to file reports under the Exchange Act, even if the securities laws would otherwise permit any such termination. The Borrower hereby agrees that, during the Reporting Period, the Borrower shall send to each Lender copies of (i) any notices and other information made available or given to the holders of the Stock of the Borrower generally, contemporaneously with the Borrower’s making available or giving such notices and other information to such holders of Stock and (ii) all other documents, reports, financial data and other information not available on EDGAR that does not contain any material non-public information of the Borrower that any Lender may reasonably request. At the same time as (A) to the extent the Borrower is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, the quarterly and annual financial statements are delivered or otherwise provided to each Lender pursuant to the first sentence of this Section 5.1(h) or (B) to the extent the Borrower is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, any Form 10-Q or Form 10-K is filed with the SEC pursuant to the Exchange Act, in each case, a Compliance Certificate shall be delivered by the Borrower to each Lender; provided that, with respect to clause (B) only, solely to the extent any earnings report for the same period is publicly reported or is filed with the SEC prior to the time when any Form 10-Q or Form 10-K containing the applicable quarterly or annual financial statements is filed with the SEC and to the extent the earnings set forth in any such earnings report would result in a financial covenant default under Section 5.1(v), the Compliance Certificate shall instead be delivered by the Borrower to each Lender on the same day as such earnings report is publicly reported or is filed with the SEC. Upon the reasonable request of any Lender, the Loan Parties and their Subsidiaries shall promptly deliver to such Lender such information as such Lender may from time to time reasonably request. On the same day that the same are sent, the Loan Parties and their Subsidiaries shall deliver to the Lenders copies of all financial statements, reports, documents and other information which any Loan Party or any of its Subsidiaries sends to its holders of Stock.

(i) Each Loan Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and the Lenders and their representatives shall have access at any and all times during the continuance thereof): (a) provide access to such property to the Lenders and their representatives, as frequently as any Lender determines to be appropriate; and (b) permit the Lenders to conduct field examinations, appraise, inspect, and make extracts and copies (or take originals if reasonably necessary) from all of such Loan Party’s and its Subsidiaries’ books and records, and evaluate and conduct appraisals and evaluations in any manner and through any medium that the Lenders considers advisable, in each instance, at the Loan Parties’ sole expense; provided the Loan Parties shall only be obligated to reimburse the Lenders for the expenses of one such appraisal, evaluation and inspection of the Lenders per calendar year unless an Event of Default has occurred and is continuing, in which case, the Loan Parties shall reimburse the Lenders for the expenses of all such appraisals, evaluations and inspections conducted by the Lenders and their representatives.

(j) Each Loan Party shall ensure that all written information, exhibits and reports furnished to any Lender, when taken as a whole, do not and will not, and that each SEC Document filed during the Reporting Period does not, contain any untrue statement of a material fact and do not and will not (or does not, as applicable) omit to state any material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made, and will promptly disclose to the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(k) [Reserved]

(l) Promptly (but in any event within ten (10) days of such request) upon request by the Required Lenders, the Loan Parties shall (and, subject to the limitations set forth herein and in the other Loan Documents, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as the Required Lenders may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to maintain the validity and effectiveness of any of the Loan Documents, and (iii) to better assure, grant, preserve, protect and confirm to the Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document. Without limiting the generality of the foregoing, the Loan Parties shall cause each of their Subsidiaries (other than Excluded Foreign Subsidiaries) promptly after (and in any event within ten (10) days of) the formation or acquisition thereof, to guaranty the Obligations and to take such other actions reasonably requested by the Required Lenders with respect to making any such Subsidiary a Loan Party under the Loan Documents. The Loan Parties shall deliver, or cause to be delivered, promptly after (and in any event within ten (10) days of) such formation or acquisition of such Loan Party or Subsidiary, to the Lenders, appropriate resolutions, secretary certificates, certified Organizational Documents and, if requested by the Required Lenders, legal opinions relating to the matters described in this Section 5.1(l) (which opinions shall be in form and substance reasonably acceptable to the Required Lenders and, to the extent applicable, substantially similar to the opinions delivered on the Agreement Date), in each instance with respect to each Loan Party and each Subsidiary of a Loan Party (other than any Excluded Foreign Subsidiary) formed or acquired after the Agreement Date.

(m) Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with all applicable Environmental Laws or as is required by orders and directives of any Governmental Authority except where the failure to comply could not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability.

(n) Promptly upon any Authorized Officer becoming aware that any of the following has occurred that could reasonably be expected to result in material liability to a Loan Party, the Borrower will provide written notice to the Lenders specifying the nature of such event, what action the Loan Party or any ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, if applicable, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto: (i) any ERISA Event, or (ii) a “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code that is not exempt under ERISA Section 408 or Section 4975 of the Code, under any applicable regulations and published interpretations thereunder or under any applicable prohibited transaction, individual or class exemption issued by the Department of Labor, with respect to any Employee Benefit Plan.

(o) The Borrower shall, on or before the Initial Disbursement Date, take such action as the Borrower shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Lenders on or prior to the Initial Disbursement Date. The Borrower shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Initial Disbursement Date.

(p) The Borrower shall take all actions necessary to cause the Common Stock to remain listed on an Eligible Market at all times during the Reporting Period. The Borrower shall not, and shall cause each of the Subsidiaries not to, take any action that would be reasonably expected to result in the delisting or suspension or termination of trading of the Common Stock on the Principal Market. Notwithstanding the foregoing, nothing contained herein shall prohibit the Borrower from effecting a transaction in which all shares of Common Stock outstanding immediately prior to such transaction are converted into the right to receive consideration consisting of cash or property other than Common Stock; provided that the Borrower complies with its obligations under this Agreement and the other Loan Documents in connection therewith. The Loan Parties shall pay all fees, costs and expenses in connection with satisfying its obligations under this Section 5.1(p).

(q) [Reserved]

(r) [Reserved]

(s) The Borrower acknowledges and agrees that the Securities may be pledged by a holder thereof in connection with a bona fide margin agreement or other loan, financing or Indebtedness secured by the Securities. The pledge of Securities shall not be deemed to be a Transfer, sale or assignment of the Securities under the Loan Documents, and no such holder effecting any such pledge of Securities shall be required to provide any Loan Party or any of its Subsidiaries with any notice thereof or otherwise make any delivery to any Loan Party pursuant to any Loan Document. The Borrower hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a holder of Securities.

(t) Without limiting the generality of the foregoing, each Loan Party and its Subsidiaries shall comply in all material respects with all Public Health Laws and their implementation by any applicable Governmental Authority and all lawful requests of any Governmental Authority applicable to its Products. All Products developed, manufactured, tested, distributed or marketed by or on behalf of any Loan Party or any of its Subsidiaries that are subject to the jurisdiction of the FDA or comparable Governmental Authority shall be developed, tested, manufactured, distributed and marketed in material compliance with the Public Health Laws and each other Applicable Law, including product approval or premarket notification, good manufacturing practices, labeling, advertising, record-keeping, and adverse event reporting, and shall be tested, investigated, distributed, marketed, and sold in material compliance with Public Health Laws and all other Applicable Laws.

(u) The Loan Parties shall promptly (and, in any event, within two Business Days) (i) notify each Lender of the occurrence of any breaches, defaults or events of default under, and any amendments, restatements, supplements, changes, consents, waivers, forbearances, joinders or other modifications to the Senior Facility Agreement, the Revolving Credit Facility Documents or the Additional Permitted Debt Documents or the entering into after the Agreement Date of any Revolving Credit Facility Documents or Additional Permitted Debt Documents and provide copies of any documentation related to any of the foregoing, in each case, except for any of the foregoing expressly contemplated by this Agreement and (ii) deliver true, correct and complete copies of any material notices, documents, instruments, agreements or other material written information provided or received pursuant to, or in connection with, the Senior Facility Agreement, the Revolving Credit Facility or any Additional Permitted Debt (including those delivered to any Loan Party or any of its Affiliates by any lender (or any agent of any lender) under the Senior Facility Agreement, the Revolving Credit Facility or any Additional Permitted Debt).

(v) Financial Covenants.

(i) Minimum Cash Balance. The Loan Parties covenant and agree that the Borrower and its Subsidiaries shall maintain, on a consolidated basis, a minimum aggregate amount of unrestricted cash in deposit accounts (and, solely with respect to unrestricted cash in an amount not to exceed $5,500,000, deposit accounts held by Foreign Subsidiaries that are not subject to Liens of any Person other than Liens of the type set forth in clause (a) or clause (f) of the definition of “Permitted Liens”) equal to no less than (A) at all times on or prior to March 31, 2020, $36,000,000, and (B) at all times on and after April 1, 2020, $22,500,000.

(ii) Minimum Net Sales. The Loan Parties shall maintain LTM Net Sales of at least (A) $57,375,000 for the fiscal year ending December 31, 2019 and (B) $76,500,000 for the fiscal year ending December 31, 2020 and each fiscal year ending thereafter.

(w) [Reserved]

(x) The Borrower agrees to use its reasonable best efforts to call and hold as promptly as reasonably practicable following the Agreement Date (and in any event prior to the earlier of (x) twenty (20) days after the mailing of the definitive proxy and (y) February 20, 2019) a meeting of the stockholders of the Borrower (the “Stockholder Meeting”) to obtain (i) the approval of the holders of a majority of the outstanding Common Stock, in accordance with Applicable Law and the bylaws of the Borrower, of a reverse stock split (the “Reverse Stock Split”) and/or an increase in the number of authorized shares of Preferred Stock or Common Stock or some combination of the foregoing, as set forth in the applicable Certificate Amendment(s), which permit the Full Conversion Share Amount and (ii) the approval of the holders of a majority of the shares of Common Stock present and entitled to vote, in accordance with Applicable Law and the bylaws of the Borrower, of the issuance of Conversion Shares upon conversion of the Loans (and the issuance of Common Stock into which Conversion Shares are convertible) for purposes of applicable NASDAQ listing rules (collectively, the “Stockholder Approval”); provided that, to the extent the Stockholder Approval is not obtained at the first meeting date of the Stockholder Meeting for a reason that the Borrower reasonably determines to be the result of recommendations of Institutional Shareholder Services (“ISS”) and/or a similar firm, the Borrower and the Required Lenders may mutually agree to modify clause (i) of the Stockholder Approval requirement above in a manner designed to obtain a positive recommendation from ISS and/or any similar firm. As promptly as reasonably practicable following the Agreement Date (and in any event within fifteen (15) calendar days after the Agreement Date), the Borrower will prepare and file with the SEC a revised preliminary proxy statement. The definitive form of such revised proxy statement shall be sent to the Borrower’s stockholders in connection with the Stockholder Meeting (the “Proxy Statement”). The Proxy Statement shall include the recommendation of the Board of Directors that the stockholders vote in favor of the Stockholder Approval. The Borrower shall use commercially reasonable efforts to solicit from the stockholders proxies in favor of the Stockholder Approval and to obtain the Stockholder Approval. The Lenders agree to furnish to the Borrower all information concerning the Lenders and their respective Affiliates as the Borrower may reasonably request in connection with any stockholder meeting at which the Stockholder Approval is sought. The Borrower shall respond reasonably promptly to any comments received from the SEC with respect to any Proxy Statement. The Borrower shall provide to the Lenders, as promptly as reasonably practicable after receipt thereof, any written comments from the SEC or any written request from the SEC or its staff for amendments or supplements to the Proxy Statement or any preliminary proxy statement as it relates to the Stockholder Approval and shall provide the Lenders with copies of all correspondence between the Borrower, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement as it relates to the Stockholder Approval. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto as it relates to the Stockholder Approval, the Borrower shall provide the Lenders with a reasonable opportunity to review and comment on such document or response. In the event that, due to the application of the Ceiling Rate pursuant to Section 2.11, any additional stockholder approval (the “Subsequent Stockholder Approval”) of the Borrower is necessary in order to convert the Loans into Conversion Shares or the Conversion Shares into Common Stock (assuming all such conversions are settled delivering solely such shares and, except in connection with a Fundamental Change for which a definitive agreement has been entered into prior to such date, assuming no Additional Shares will be necessary to be issued), upon a receipt of the applicable notice of conversion, the Borrower shall use its commercially reasonable efforts to call and hold as promptly as reasonably practicable following such date (and in any event within forty five (45) days of such date (the “Subsequent Stockholder Approval Termination Date”)) a meeting of the stockholders of the Borrower to obtain the approval of the holders of a majority of the outstanding Common Stock (or the requisite approval as of such time), in accordance with Applicable Law and the bylaws of the Borrower, of an amendment to the Certificate of Incorporation of the Borrower to increase the authorized Common Stock or Preferred Stock, as applicable, to an amount, or such other action, as would allow for the full conversion of Conversion Shares or Preferred Stock (assuming all such conversions are settled delivering solely such shares and, except in connection with a Fundamental Change for which a definitive agreement has been entered into prior to such date, assuming no Additional Shares will be necessary to be issued), as applicable, without application of the Ceiling Rate (the “Full Conversion Share Amount”). With respect to obtaining the

Subsequent Stockholder Approval, the Borrower shall follow the process set forth above required for the Stockholder Meeting, mutatis mutandis.

(y) Prior to the Initial Disbursement Date and subject to receipt of the Stockholder Approval, the Borrower shall file in the office of the Secretary of State of the State of Delaware the Certificate Amendment and the Certificate of Designations.

(z) Prior to the Initial Disbursement Date, the Borrower shall promptly apply to cause the Common Stock into which the Conversion Shares are convertible (based on the then applicable Conversion Rate) to be approved for listing on an Eligible Market, subject to official notice of issuance and subject to satisfaction of the Approval Conditions. Upon any increase in the Conversion Rate (or increase in the conversion rate applicable to the underlying Preferred Stock), the Borrower shall promptly apply to cause any additional number of shares of Common Stock into which the Conversion Shares are convertible (based on the then applicable Conversion Rate (or the conversion rate applicable to the underlying Preferred Stock)) to be approved for listing on an Eligible Market, subject to official notice of issuance and subject to satisfaction of the Approval Conditions.

(aa) From and after the Agreement Date until ninety (90) days after earlier to occur of (x) the Second Subsequent Disbursement and (y) the Remaining Second Subsequent Disbursement Commitment Termination Date, without the prior written consent of the Required Lenders, the Borrower will not, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise Transfer or Dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, Disposition or filing, other than grants of options or restricted stock units pursuant to the stock-based compensation plans of the Borrower and its Subsidiaries (the “Borrower Stock Plans”) or (ii) enter into any swap or other agreement that Transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, in each case other than (A) the Securities, the Conversion Shares (or the Common Stock into which the Conversion Shares are convertible) hereunder, (B) any transactions contemplated by the Senior Facility Documents (including the convertible notes contemplated thereby (and the shares of Common Stock issuable upon conversion thereof)) or pursuant to the Borrower’s obligations under the Warrants (as may be amended from time to time) or under any registration rights agreement in existence as of the Agreement Date (as may be amended from time to time), or (C) any shares of Common Stock of the Borrower issued upon the exercise of options or settlement of restricted stock units granted under the Borrower Stock Plans or upon the exercise of warrants issued prior to the Initial Disbursement, and in each case the filing of a registration statement with respect to any of the foregoing in clause (A), (B) or (C). This Section 5.1(aa) shall not restrict or prohibit negotiations or discussions with respect to, or the entering into any agreement for, or the filing of a registration statement with respect to, a merger or consolidation or any other combination of the Borrower with, or the acquisition of the Borrower by, another Person (including by tender or exchange offer), any sale or other transfer of all or substantially all of the consolidated assets of the Borrower or any other Acquisition or similar transaction.

(bb) Following the issuance of any shares of Common Stock upon conversion of the Conversion Shares, and subject to applicable SEC rules and regulations, the Lenders and any permitted assignee thereof (other than the Specified Lenders) shall be entitled to registration rights in respect of the Common Stock into which the Conversion Shares are convertible acquired by the Lenders or such assignee, as applicable, on the same terms and pursuant to and in accordance with the Registration Rights Agreement, provided that such shares of Common Stock constitute Registrable Securities (as defined in the Registration Rights Agreement) pursuant to the second sentence of the definition thereof. The Borrower hereby acknowledges and agrees that, provided that such shares of Common Stock constitute Registrable Securities, the Registration Rights Agreement shall apply with respect to the Common Stock into which the Conversion Shares are convertible held by the Lenders or such assignee (other than the Specified Lenders), as applicable (and provided that any assignee executes a joinder to the Registration Rights Agreement), and such Common Stock shall constitute Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Rights Agreement (for so long as they satisfy such definition of Registrable Securities pursuant to the second sentence of the definition thereof), mutatis mutandis.

(cc) For the avoidance of doubt, at any time following the issuance of any shares of Common Stock upon conversion of the Conversion Shares (or Loans, as applicable), and subject to applicable SEC rules and regulations, any Lender may request that the Borrower file a new shelf registration statement covering the re-sale of the Common Stock into which the Conversion Shares (or Loans, as applicable) are convertible in accordance with the Registration Rights Agreement, provided that such shares of Common Stock constitute Registrable Securities (as defined in the Registration Rights Agreement).

Section 5.2 Negative Covenants.

(a) No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, merge with, consolidate with or into, dissolve or liquidate into or convey, Transfers, lease or otherwise Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except (1) a Subsidiary that is not a Loan Party may merge into any Loan Party or any Subsidiary of a Loan Party, (2) a Subsidiary that is a Loan Party may merge into any other Loan Party (provided that, to the extent the Borrower is part of such transaction, unless such transaction is a Reorganization Event that complies with the requirements of Section 2.12, the Borrower must be the surviving Person), (3) any Subsidiary of the Borrower (other than, for the avoidance of doubt, the Borrower) may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and it is not materially disadvantageous to the Lenders and (ii) to the extent such Subsidiary is a Guarantor, any such assets or business held by such subject Subsidiary shall be transferred to, or otherwise owned or conducted by, a Loan Party after giving effect to such liquidation or dissolution, (4) Permitted Acquisitions (provided that, to the extent any such transaction involves (y) a Loan Party, the Loan Party is the surviving Person or (z) the Borrower, unless such transaction is a Reorganization Event that complies with the requirements of Section 2.12, the Borrower is the surviving Person), (5) the Transactions and the “Transactions” as defined in the Senior Facility Agreement, and (6) a Reorganization Event that complies with the requirements of Section 2.12. No Loan Party shall establish or form any Subsidiary, unless such Subsidiary complies with Section 5.1(l) and such Subsidiary executes and/or delivers all other documents, agreements and instruments reasonably requested by the Required Lenders to make such Subsidiary a Guarantor under the Loan Documents.

(b) No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, (i) enter into any partnership, joint venture, syndicate, pool, profit-sharing or royalty agreement or other combination, or engage in any transaction with any holder of Stock of the Borrower, any Affiliate of the Borrower or any equity holder of such Affiliate, whereby its income or profits are, or might be, shared with another Person other than a wholly owned Subsidiary, (ii) enter into any management contract or similar arrangement whereby all or a substantial part of its business is managed by another Person, or (iii) make any Restricted Payments, other than (v) cash payments in lieu of fractional shares in connection with the exercise of warrants or other securities convertible into or exchangeable for Common Stock or in connection with a reverse share split of the Common Stock, (w) cash payments required to be paid upon conversion of Loans or Preferred Stock as a result of the application of the Ceiling Rate or a similar limitation in the Certificate of Designations or otherwise made to the Lender under the Loan Documents or the Certificate of Designations or cash payments required to be paid upon conversion of the convertible loans or notes under the Senior Facility Documents, (x) when no Default or Event of Default has occurred and is continuing, the repurchase of the Borrower’s Stock from current or former officers, employees or directors of the Borrower and its Subsidiaries (or their permitted transferees or estates) upon their death, disability or termination of employment in an aggregate amount not to exceed $275,000 in any fiscal year of the Borrower, (y) Restricted Payments to Loan Parties and (z) Restricted Payments consisting of Tax Distributions.

(c) No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, (i) make, create, incur, assume or suffer to exist any Lien upon or with respect to any of its assets or property, except Permitted Liens, or (ii) Dispose of (whether in one or a series of transactions) any assets or property (including the Stock of any Subsidiary of any Loan Party, whether in a public or private offering or otherwise, and accounts and notes receivable, with or without recourse), except Permitted Dispositions.

(d) No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, permit to exist or be liable with respect to any Indebtedness, other than Permitted Indebtedness.

(e) No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, (i) purchase or acquire any Stock, or any obligations or other securities of, or any interest in, any other Person, including the establishment or creation of a Subsidiary, or (ii) make any Acquisitions, or any other acquisition of any of the assets of another Person, or of any business or division of any Person, including by way of merger, consolidation, other combination or otherwise, or (iii) make, purchase or acquire any advance, loan, extension of credit (other than trade payables in the ordinary course of business) or capital contribution to or any other investment in, any Person including the Borrower, any Affiliate of the Borrower or any Subsidiary of the Borrower (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for Permitted Investments.

(f) No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, issue, sell or otherwise Transfer or provide any interest in, any Stock of any Subsidiary of the Borrower.

(g) No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, (w) enter into any transaction with any Affiliate of a Loan Party or of any Subsidiary of a Loan Party (other than, in each case, transactions between or among Loan Parties; provided that, if the Borrower is a party to such transaction, such transaction shall be on an arm’s length basis or the terms of such transaction shall be more favorable to the Borrower than to such other Loan Party party to such transaction) or any officer, employee or director (or similar official or governing person) of any of the foregoing, (x) pay any management, consulting or similar fees to any of the foregoing, (y) pay or reimburse any of the foregoing for any costs, expenses and similar items or (z) pay any indemnification payments to any such Person, except (1) with respect to transactions between or among the Borrower and its Subsidiaries as expressly permitted by this Agreement and transactions with Affiliates that are Lenders pursuant to the Loan Documents and the Certificate of Designations and transactions with VHP, VIP and their respective Affiliates (to the extent they are at such time Affiliates of the Borrower or its Subsidiaries), (2) in the ordinary course of business and pursuant to the reasonable requirements of the business of such Loan Party or such Subsidiary upon fair and reasonable terms no less favorable to such Loan Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower or such Subsidiary and which are disclosed in advance in writing to the Lenders; provided, further, that in no event shall a Loan Party or any Subsidiary of a Loan Party perform or provide any management, consulting, administrative or similar services to or for any Person other than another Loan Party, a Subsidiary of a Loan Party or a customer who is not an Affiliate in the ordinary course of business, (3) payment of directors’ fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings not to exceed in the aggregate, with respect to all such items, $660,000 in any fiscal year of the Borrower, and (4) customary and reasonable compensation arrangements for officers and other employees of the Borrower and its Subsidiaries entered into in the ordinary course of business.

(h) No ERISA Affiliate shall cause or suffer to exist, directly or indirectly, (i) any event that could reasonably be expected to result in the imposition of a Lien on any asset of a Loan Party or a Subsidiary of a Loan Party with respect to any Title IV Plan or Multiemployer Plan, or (ii) any other ERISA Event, which other ERISA Event could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(i) No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, engage in any line of business substantially different from those lines of business carried on by it on the Agreement Date and any business reasonably complementary or ancillary thereto.

(j) Except as expressly permitted under Section 5.2(a) and except as contemplated by the Approval Conditions, no Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (i) amend the Revolving Credit Facility Documents, the Additional Permitted Debt Documents, any of its Organizational Documents or any agreements or documents evidencing or contemplating any Permitted Acquisition, in each case, in any respect materially adverse to any Lender, or (ii) amend the Senior Facility Documents (other than pursuant to the Senior Facility Amendment) in a manner prohibited by the Senior Facility Subordination Agreement.

(k) No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the fiscal year or method for determining the fiscal quarters of any Loan Party or of any Subsidiary of any Loan Party, (iii) change its name as it appears in official filings in its jurisdiction of organization or formation, (iv) change its jurisdiction of organization or formation, (v) change its entity identity, (vi) change its organizational identification number (if any), or (vii) change the address of its chief executive office or principal place of business, in the case of clauses (iii), (iv), (v), (vi) and (vii), without at least ten (10) days’ prior written notice to the Lenders (or such shorter period as may be agreed by the Required Lenders in their sole discretion).

(l) No Loan Party shall, nor shall it permit any of its Affiliates to, directly or indirectly, purchase, redeem or defease earlier than scheduled or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations, (ii) Indebtedness under the Revolving Credit Facility and Indebtedness under the Senior Facility Agreement and (iii) Indebtedness secured by a Permitted Lien if the sole asset securing such Indebtedness has been sold or otherwise Disposed of as a Permitted Disposition.

(m) No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Loan Party or Subsidiary to pay dividends or make any other distribution on any of such Loan Party’s or Subsidiary’s Stock or to pay fees, including management fees, or make other payments and distributions to the Borrower or any other Loan Party, except for those in the Loan Documents, the Senior Facility Documents, the Revolving Credit Facility Documents or the Additional Permitted Debt Documents. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any contractual obligation prohibiting or otherwise restricting the Disposition of any assets of any Loan Party or any of its Subsidiaries, except, in each case, (i) those in the Loan Documents, (ii) those in the Senior Facility Documents, (iii) in connection with any document or instrument governing Liens permitted pursuant to clauses (k) and (l) of the definition of “Permitted Liens;” provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens, (iv) those in the Revolving Credit Facility Documents, and (v) those in the Additional Permitted Debt Documents.

(n) No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, fail to comply with the laws, regulations and executive orders referred to in Section 3.1(jj). No Loan Party or Subsidiary of a Loan Party, nor, to the knowledge of any Loan Party or any of its Subsidiaries, any director, officer, agent, employee or other Person acting on behalf of any Loan Party or any such Subsidiary, will request or use the proceeds of any Loan, directly or indirectly, (i) for any payments to any Person, including any government official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, or otherwise take any action, directly or indirectly, that would result in a violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person on the SDN List or a government of a Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Furthermore, the Loan Parties will not, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person participating in the transaction of any Sanctions.

(o) No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

(p) No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate or form the basis of Liability under any Environmental Law, other than such violations or liabilities that could not reasonably be expected, individually or in the aggregate, to result in Material Environmental Liabilities.

(q) No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, be an “investment company” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act, or to otherwise be registered or required to be registered under, or be subject to the restrictions imposed by the Investment Company Act.

(r) No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, (i) cause or suffer to exist the initiation by the FDA or any other Governmental Authority of any enforcement action against any Loan Party or any of its Subsidiaries, or any suppliers that causes such Loan Party or Subsidiary to recall, withdraw, remove or discontinue marketing any of its Products; (ii) cause or suffer to exist the issuance by the FDA or any other Governmental Authority of a warning letter to any Loan Party or any of its Subsidiaries with respect to any Regulatory Matter which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) conduct a mandated or voluntary recall which could reasonably be expected to result in aggregate liability and expense to the Loan Parties and their Subsidiaries of $275,000 or more or that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or (iv) enter into a settlement agreement with the FDA or any other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of $275,000 or more, or that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, allow any Subsidiary of any Loan Party that is not a Loan Party (including Rib-X Therapeutics Limited) to have (a) annual revenues or net income in excess of $110,000, (b) or assets or property (all taken together) with an aggregate fair market value in excess of $110,000 or (c) assets or property that are material to the operation of the business (or the business) of the Loan Parties.

(t) No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, join any Subsidiary or any Affiliate of any Loan Party as a borrower, guarantor or obligor under the Senior Facility Documents, the Revolving Credit Facility Documents or the Additional Permitted Debt Documents, unless, in each case, the same Person becomes a Loan Party in the same capacity under the Loan Documents and such Person executes and delivers such agreements, instruments and documents reasonably requested by the Required Lenders to effectuate any of the foregoing.

(u) Notwithstanding anything to the contrary in this Agreement or in any other Loan Documents, no Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness which is subordinated or junior in right of payment to the Indebtedness under the Senior Facility Agreement, the Revolving Credit Facility or any Additional Permitted Debt unless, in each case, such Indebtedness is expressly subordinated or junior in right of payment to the Obligations on terms and conditions reasonably acceptable to the Required Lenders.

(v) No Loan Party shall, nor shall it permit any of its Subsidiaries to, use the proceeds of any Disbursement for any purpose other than as provided in Section 2.1 (and subject to any limitations set forth therein).

Section 5.3 [Reserved].

Section 5.4 General Acceleration Provision upon Events of Default. If one or more of the events specified in this Section 5.4 shall have happened or occurred and be continuing beyond any applicable cure period expressly provided in this Section 5.4 (each, an “Event of Default”), the Required Lenders may, by written notice to the Borrower (subject to Section 5.5(a), which, for the avoidance of doubt, shall not require any such notice and shall occur automatically), declare the principal of the Loans (together with any interest, other amounts and Obligations accrued or payable under this Agreement or the other Loan Documents (including any

Interim Exit Fees, Final Exit Fees or Prepayment Fees)) to be, and the same shall thereupon become, immediately due and payable and shall immediately terminate all of the remaining Disbursement Commitments, in each case, without any further notice and without any presentment, demand or protest of any kind, all of which are hereby expressly waived by the Borrower and the other Loan Parties, appoint a receiver for the Loan Parties and their Subsidiaries, and take any further action available at law or in equity or that are provided in the Loan Documents, including the sale or Transfer of the Loan, subject to the provisions of this Agreement, and other Obligations and all other rights acquired in connection with the Loan or the other Obligations or under the Loan Documents:

(a) The Borrower or any other Loan Party shall have failed (i) to pay when and as required to be paid herein or in any other Loan Document, any amount of principal of any Loan, including after maturity of the Loans, or (ii) to pay within three (3) Business Days after the same shall become due, interest on any Loan, any fee or any other amount or Obligation payable hereunder or pursuant to any other Loan Document.

(b) Any Loan Party shall have failed to comply with or observe (i) Section 2.1, Section 5.1(a), 5.1(b)(ii), 5.1(e), 5.1(f), 5.1(g), 5.1(h), 5.1(i), 5.1(l), 5.1(o), 5.1(p), 5.1(s), 5.1(t), 5.1(u), 5.1(v) or 5.1(aa) or Section 5.2 of this Agreement, or (ii) any covenant contained in any Loan Document (other than the covenants described in Section 5.4(a) or Section 5.4(b)(i) above), and such failure, with respect to this Section 5.4(b)(ii) only, shall not have been cured within thirty (30) days after the earlier to occur of (y) the date upon which any officer of any Loan Party or any of its Subsidiaries becomes aware of such failure and (z) the date upon which written notice thereof is given to any Loan Party or any of its Subsidiaries by any Lender; provided no such cure period in this Section 5.4(b)(ii) shall be provided or apply with respect to any provision or covenant that by its inherent nature cannot be cured upon being violated or breached.

(c) Any representation or warranty made by any Loan Party in any Loan Document shall have been incorrect, false or misleading in any material respect (except to the extent that such representation or warranty is qualified by reference to materiality or Material Adverse Effect, to which extent it shall have been incorrect, false or misleading in any respect) as of the date it was made.

(d) (i) Any Loan Party or any of its Subsidiaries shall generally be unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) any Loan Party or any of its Subsidiaries shall declare a moratorium on the payment of its debts; (iii) the commencement by any Loan Party or any of its Subsidiaries of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, intervention or other similar relief under any Applicable Law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator or other similar official of all or substantially all of its assets; (iv) the commencement against any Loan Party or any of its Subsidiaries of a proceeding in any court of competent jurisdiction under any bankruptcy or other Applicable Law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement or adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator or other similar official, and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of sixty (60) days; (v) the making by any Loan Party or any of its Subsidiaries of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debt generally as they become due; or (vi) any other event shall have occurred which under any Applicable Law would have an effect analogous to any of those events listed above in this subsection.

(e) One or more judgments, orders or decrees or settlements shall be rendered against any Loan Party or any Subsidiary of a Loan Party that exceeds by more than $275,000 any insurance coverage applicable thereto (to the extent the relevant insurer has been notified of such claim and has not denied coverage therefor) or one or more non-monetary judgments, orders or decrees or settlements shall be rendered against any Loan Party or any Subsidiary of a Loan Party that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and in either case (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (ii) such judgment, order or decree shall not have been vacated or discharged within ten (10) days of the entry thereof or there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof.

(f) Any authorization of a Governmental Authority necessary for the execution, delivery or performance of any Loan Document or for the validity or enforceability of any of the Obligations under any Loan Document is not given, is withdrawn or ceases to remain in full force or effect.

(g) The validity of any Loan Document shall be contested by any Loan Party or any of its Subsidiaries, or any Applicable Law shall purport to render any material provision of any Loan Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by any Loan Party or any of its Subsidiaries of the Obligations.

(h) Any Loan Party or any Subsidiary of any Loan Party (i) fails to make any payment in respect of the Senior Facility Agreement, the Revolving Credit Facility, any Additional Permitted Debt or any other Indebtedness (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $275,000 (provided that no such threshold shall apply with respect to the Senior Facility Agreement, the Revolving Credit Facility or any Additional Permitted Debt) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the documents relating thereto on the date of such failure, or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable (or otherwise required immediately to be prepaid, redeemed, purchased or defeased) prior to its stated maturity (without regard to any subordination terms with respect thereto) or cash collateral in respect thereof to be demanded, and in each case of clauses (i) and (ii), in the case of the Senior Facility Agreement or the Revolving Credit Facility, such Indebtedness has been declared to be (or has otherwise become) due and payable (or otherwise required immediately to be prepaid, redeemed, purchased or defeased) as a result thereof.

(i) Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Loan Party or any Subsidiary of any Loan Party party thereto or any Loan Party or any Subsidiary of any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder.

(j) (i) The occurrence of any ERISA Event that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) the imposition of a Lien on any asset of a Loan Party or a Subsidiary of a Loan Party with respect to any Title IV Plan or Multiemployer Plan.

(k) The Initial Disbursement Date does not occur on or prior to February 25, 2019.

Section 5.5 Additional Remedies.

(a) Automatic Acceleration on Dissolution or Bankruptcy. Notwithstanding any other provisions of this Agreement, if an Event of Default under Section 5.4(d) shall occur, the principal of the Loans (together with any interest, other amounts and Obligations accrued or payable under this Agreement or the other Loan Documents (including any Interim Exit Fees, Final Exit Fees or Prepayment Fees)) shall thereupon become immediately and automatically due and payable and any remaining Disbursement Commitments shall be immediately and automatically terminated, in each case, without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower and the other Loan Parties.

(b) Power of Attorney. Notwithstanding anything to the contrary in this Agreement and the other Loan Documents, each Loan Party hereby irrevocably and unconditionally constitutes and appoints the Lenders and each of their respective Affiliates, attorneys, representatives or agents, with full power of substitution, as such Loan Party’s true and lawful attorney-in-fact with full irrevocable and unconditional power and authority in the place and stead of such Loan Party and in the name of such Loan Party or in its own name, for the purpose of carrying out the terms of this Agreement and the other Loan Documents, to take any appropriate steps or actions and to execute and deliver (and perform under on such Loan Party’s behalf) any agreement, document or instrument that may be necessary or desirable to accomplish the purposes and/or effectuate the items and actions set forth in this Agreement and the other Loan Documents, including any actions that any such Loan Party fails to take that are required under such documents, agreements or instruments.

Section 5.6 Recovery of Amounts Due. If any Obligation or other amount payable hereunder or under any of the other Loan Documents is not paid as and when due, the Borrower and the other Loan Parties hereby authorize the Lenders to proceed, to the fullest extent permitted by Applicable Law, without prior notice, by right of set-off, banker’s lien or counterclaim, against any moneys or other assets of the Borrower or any other Loan Party to the full extent of all Obligations or other amounts payable to the Lenders.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Notices. Any notices or other information (including financial information) required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or when received by electronic mail in each case addressed to a party as follows (or such other address, facsimile or electronic mail address provided by such party to such other parties in accordance herewith):

If to the Borrower or any other Loan Party:

Melinta Therapeutics, Inc.

300 George Street

Suite 301

New Haven, Connecticut 06511

E-mail: pmilligan@melinta.com

Attn: Peter Milligan

With a copy to (which shall not be deemed to constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston St.

Boston, Massachusetts 02116

Facsimile No.: 617-305-4850; 213-621-5122; 312-827-9414

E-mail: graham.robinson@skadden.com; michelle.gasaway@skadden.com; darrin.halcomb@skadden.com

Attn: Graham Robinson; Michelle Gasaway; Darrin Halcomb

If to any Lender, the information for notices included on Schedule 2.4 or pursuant to any assignment agreement assigning any Obligations to any new Lender, with a copy to (which shall not be deemed to constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

Facsimile No.: 212-728-9507

E-mail: jgoldfarb@willkie.com

Attn: Jeffrey M. Goldfarb

Section 6.2 Waiver of Notice. Whenever any notice is required to be given to the Lenders or the Borrower under any of the Loan Documents, a waiver thereof in writing signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 6.3 Cost and Expense Reimbursement. The Loan Parties agree to pay on or prior to the Agreement Date and, within ten (10) Business Days after delivery of an invoice therefor, after the Agreement Date, (a) all costs and expenses of the Lenders of negotiation, preparation, execution, delivery, filing and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto, (b) all reasonable and documented out-of-pocket fees, costs and expenses of one legal counsel to the Lenders in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower or any other Loan Party related thereto, (c) all costs and expenses, including fees, costs and expenses of legal counsel to the Lenders and all fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by the Lenders in enforcing any of the Loan Documents or any Obligations of, or in collecting any payments due from, any Loan Party hereunder or under the other Loan Documents (including in connection with the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any proceeding or event of the type set forth in Section 5.4(d), and (d) all fees, costs and expenses (including costs and expenses of counsel) of any Lender incurred after the occurrence or during the continuance of an Event of Default. Without limiting any of the foregoing provisions of this Section 6.3, any action taken by any Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Lender, shall be at the sole expense of such Loan Party, and no Lender shall be required under any Loan Document to reimburse any Loan Party or any Subsidiary of any Loan Party therefor. The obligations and provision contained in this Section 6.3 shall survive the termination of this Agreement and the repayment of the Obligations.

Section 6.4 Governing Law; Venue; Jurisdiction; Service of Process; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement, the Guaranty, the Notes and, unless otherwise expressly stated therein, the other Loan Documents shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and, unless otherwise expressly stated therein, the other Loan Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the Commercial Division, New York State Supreme Court and the federal courts, in each case, sitting in the City of New York, borough of Manhattan (and, in each case, the applicable state and federal appeals courts sitting in the City of New York or, if not available or applicable, the State of New York), for the adjudication of any dispute hereunder or under the other Loan Documents or in connection herewith or with the other Loan Documents or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding; provided that nothing in this Agreement or in any other Loan Document shall limit the right of any Lender to commence any suit, action or proceeding in federal, state or other court of any other jurisdiction to the extent such Lender determines that such suit, action or proceeding is necessary or appropriate to exercise its rights or remedies under this Agreement or any of the other Loan Documents. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO AGENT, REPRESENTATIVE OR OTHER PERSON AFFILIATED WITH OR RELATED TO ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS, AS APPLICABLE, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4.

Section 6.5 Successors and Assigns. This Agreement shall bind and inure to the respective successors and permitted assigns of the Parties, except that no Loan Party may assign or otherwise Transfer all or any part of their rights or obligations (including the Obligations) under the Loan Documents other than as set forth in Section 2.12 without the prior written consent of the Required Lenders and the Specified Lenders, and any prohibited assignment by the Loan Parties shall be absolutely void ab initio, and any assignment or Transfer by a Lender of its rights or Obligations (including any Disbursement Commitment) under the Loan Documents shall be subject to this Section 6.5 and Section 2.14. Each assignment or Transfer described above shall be subject only to Section 2.14 and to the following conditions: (a) the parties to each assignment or Transfer shall execute and deliver to the Borrower an Assignment and Assumption (which shall include the name and address and e-mail address and contact of the Lender, as well as the name and address and e-mail address and contact of the transferee), (b) the assignee shall be an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act (provided that in the case of clause (8) all of the equity owners of such entity are accredited investors as defined in Rule 501(a)(1), (2), (3), (7) or (8) as modified by this parenthetical)) or a qualified institutional buyer (as defined in Rule 144A under the Securities Act) and shall not be a Competitor of the Borrower, and (c) the assignment or Transfer shall be effectuated in accordance with all applicable securities laws. Each assignment or Transfer of Conversion Shares shall be subject only to Section 2.14 and to the following conditions: (a) the assignee shall be an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act (provided that in the case of clause (8) all of the equity owners of such entity are accredited investors as defined in Rule 501(a)(1), (2), (3), (7) or (8) as modified by this parenthetical)) or a qualified institutional buyer (as defined in Rule 144A under the Securities Act) and shall not be a Competitor of the Borrower (unless otherwise consented to by the Borrower), and (b) the assignment or Transfer shall be effectuated in accordance with all applicable securities laws. Each assignment or Transfer of shares of Common Stock into which Conversion Shares are convertible shall be effectuated in accordance with Section 2.14 and all applicable securities laws.

Within one (1) Business Day of its receipt of a duly completed Assignment and Assumption executed by such Lender and an assignee or transferee, the Borrower shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register by the Borrower; provided that any such assignment shall be effective regardless of it is recorded in the Register by the Borrower if the Borrower does not timely record such assignment in the Register in accordance and compliance with the immediately preceding sentence. Once the assignment or Transfer has been recorded in the Register, the assignee or transferee shall (to the extent of the interests assigned or Transferred to such assignee or transferee) have all the rights and obligations of, and shall be deemed, a Lender with respect to the Loans and/or Disbursement Commitments (as applicable) hereunder or under the other Loan Documents. Notwithstanding anything to the contrary in any Loan Document, no Lender shall assign or Transfer, or provide any participation in, any of the Loans, other Obligations or Disbursement Commitments to any of the Loan Parties.

In addition to the other rights provided in this Section 6.5, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under the Loan Documents, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities.

With the prior written consent of each Lender in its sole discretion, at the request of the Borrower, any Person may join this Agreement as a new Lender subject to the following conditions: (a) such new Lender shall execute and deliver to the Borrower a joinder agreement (in form and substance reasonably satisfactory to the Borrower and the existing Lenders) pursuant to which such new Lender shall assume all rights and obligations of a Lender under this Agreement and the other Loan Documents, (b) such new Lender shall be an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act (provided that in the case of clause (8) all of the equity owners of such entity are accredited investors as defined in Rule 501(a)(1), (2), (3), (7) or (8) as modified by this parenthetical)) or a qualified institutional buyer (as defined in Rule 144A under the Securities Act) and shall not be a Competitor of the Borrower (unless otherwise consented to by the Borrower), (c) such joinder shall be effectuated in accordance with all applicable securities laws, and (d) other than with respect to any Specified Lender (and any successor or assign thereof), which has no Disbursement Commitment as of the Amendment Date, the Disbursement Commitment of such new Lender shall be in addition to the Disbursement Commitments of the existing Lenders in effect on the date of such joinder and the aggregate principal amount of the Disbursement Commitments shall be increased in a corresponding amount.

Section 6.6 Entire Agreement; Amendments.

(a) The Loan Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto (other than those provisions of the Commitment Letter that expressly survive the termination of the Commitment Letter and the execution and delivery of this Agreement, including, for the avoidance of doubt, the “Right to Invest”). Notwithstanding the foregoing or anything else to the contrary (including in the Commitment Letter), the “Confidentiality” section of the Commitment Letter is superseded by the provision of this Agreement.

(b) Subject to the provisions of Section 6.6(c), no amendment, restatement, modification, supplement, change, termination or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Borrower and the Required Lenders; provided that no such amendment, restatement, modification, change, termination, waiver or consent shall (y) without the consent of each Lender with Obligations directly and adversely affected thereby, do any of the following: (i) (A) reduce any Loan held by such Lender or (B) increase or add any Disbursement Commitment of such Lender or any other commitment of such Lender to lend or extend credit; (ii) postpone the Maturity Date or other scheduled final maturity date of any Loan, or postpone the date or reduce the amount of any scheduled payment (but not mandatory prepayment) of principal of any Loan; (iii) postpone the date on which any interest, premium or any fees are payable (other than default interest charged pursuant to Section 2.8(b)); (iv) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to Section 2.8(b)) or the amount of any premium or fees payable hereunder; (v) amend this Section 6.6 or any provision of this Agreement or any other Loan Documents providing for consent or other action by all Lenders; (vi) amend, modify, change or waive the provisions contained in (A) Section 6.5 in a manner that would further restrict the rights of any Lender to assign all or any portion of its rights and obligations under this Agreement or (B) Section 6.6(c); (vii) change in any manner any provision of this Agreement that by its terms, expressly requires the approval or consent of all Lenders; (viii) release or contractually subordinate in right of payment (1) the guarantees of the Obligations provided by the Guarantors other than in accordance with the terms of the Loan Documents or (2) contractually subordinate in right of payment any of the Obligations; (ix) (A) change or have the effect of changing the priority or pro rata treatment of any payments (including voluntary and mandatory prepayments) or (B) advance the date fixed for, or increase, any scheduled installment of principal due to any of the Lenders under any Loan Document; or (x) adversely affect the contractual conversion rights of such Lender; it being agreed that all

Lenders shall be deemed to be directly and adversely affected by an amendment, waiver or supplement described in the preceding clauses (vi), (viii) or (ix) of this Section 6.6(b), or (z) in addition to the rights provided to the Specified Lenders in clause (y) directly above in this proviso to Section 6.6(b), unless in writing and signed by the Specified Lender, amend, restate, supplement, modify, waiver or consent to any provision of (i) Section 2.9(l), (ii) the definition of “4.985% Cap” or (iii) except for any provision that expressly provides for such disparate type of treatment that is in effect as of the Amendment Date, any Loan Document that would provide for disparate treatment of any Specified Lender vis-à-vis any other Lender.

(c) No consideration shall be offered or paid (in any form, whether cash, Stock, other property or otherwise) to any Loan Party to amend, restate, supplement, modify or change or consent to a waiver of (or a diversion from) any provision of any of the Loan Documents unless the same consideration also is offered to all of the Lenders under the Loan Documents. For clarification purposes, this provision constitutes a separate right granted to each Lender and is not intended for the Borrower or any other Loan Party to treat the Lenders as a class and shall not be construed in any way as the Lenders acting in concert or otherwise as a group with respect to the purchase, disposition or voting of securities or Stock or otherwise.

Section 6.7 Severability. If any provision of this Agreement or any of the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

Section 6.8 Counterparts. This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies, facsimile copies and other electronic methods of transmission thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 6.9 Survival.

(a) In addition to Section 3.2, this Agreement and all agreements, representations and warranties and covenants made in the Loan Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loan (including any Subsequent Disbursement) hereunder or thereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until the later of (i)(A) all Obligations and other amounts payable under the Loan Documents shall have been fully paid in cash or through the issuance of Conversion Shares or a combination of cash and Conversion Shares in accordance with the provisions hereof and thereof and (B) any Disbursement Commitments have terminated and (ii) the end of the Reporting Period. the Lenders shall not be deemed to have waived, by reason of making the Loan (including any Subsequent Disbursement), any Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge of any such Event of Default or may have had notice or knowledge that such representation or warranty was false or misleading at the time the Disbursement was made.

(b) All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive (and shall continue to be made in accordance with the terms hereof and thereof after) the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lenders, regardless of any investigation made by the Lenders or on their behalf and notwithstanding that the Lenders may have had notice or knowledge of any Default or Event of Default at the time of any Loan, and shall continue in full force and effect (and shall continue to be made in accordance with the terms of the applicable Loan Documents) as long as any Loan or any other Obligation hereunder or under the other Loan Documents shall remain unpaid or unsatisfied.

(c) Notwithstanding anything to the contrary in the Loan Documents, the obligations of the Loan Parties under Sections 1.4 and 2.5 and any provisions that concern or are related to the Reporting Period and the obligations of the Loan Parties and the Lenders under this Article 6 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan and the other Obligations, the termination of the Disbursement Commitments or the termination of this Agreement or any of the other Loan Documents or any provision hereof or thereof.

(d) For the avoidance of doubt and notwithstanding anything to the contrary in any Loan Documents, (a) all of the provisions (including the making of the representations and warranties) herein or in any other Loan Document that relate to the Preferred Stock or any securities laws shall survive the payment in full of the Loans and any other Obligations until such time that the Preferred Stock are fully and completely paid, performed, extinguished and terminated in accordance with their terms and the Reporting Period has ended, and (b) all representations and warranties with respect to the Registration Rights Agreement and the Preferred Stock shall continue to, and at all times, be made until (i) with respect to the Preferred Stock, such Preferred Stock are fully and completely paid, performed, extinguished and terminated in accordance with their terms and (ii) with respect to the Registration Rights Agreement, the Registration Rights Agreement is fully and completely terminated in accordance with its terms, if earlier, such time as all or any shares of Common Stock issued upon conversion of the Preferred Stock no longer constitute Registrable Securities, including, in each case, after all of the Loans and any other Obligations have been paid in full.

Section 6.10 No Waiver. Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein or under any other Loan Document, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, under any other Loan Document or under any other agreement, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, under any other Loan Document or under any agreement, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any default of the same or of any other term or provision. No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Lenders upon any breach, Default or Event of Default under this Agreement, any other Loan Document or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Lenders in respect of any such breach, Default or Event of Default or any acquiescence by it therein, affect or impair any right, power or remedy of the Lenders in respect of any other breach, Default or any Event of Default. All rights and remedies herein or in the other Loan Documents provided are cumulative and not exclusive of any rights or remedies otherwise provided by (or available at) law or in equity.

Section 6.11 Indemnity.

(a) The Loan Parties shall, at all times, jointly and severally indemnify and hold harmless (the “Indemnity”) each of the Lenders and each of their respective directors, partners, members, managers, officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims (including the reasonable attorneys’ fees incurred in defending against such claims), damages, liabilities, penalties or other expenses arising out of, or relating to, the Loan Documents, the extensions of credit hereunder or the Loans or the other Obligations, the providing of the Disbursement Commitments, the use or intended use of the Loans or the other Obligations, the Conversion Shares (or the shares of Common Stock into which the Conversion Shares are convertible) or the other transactions contemplated hereby, which an Indemnified Person may incur or to which an Indemnified Person may become subject, but excluding Excluded Taxes (each, a “Loss”). The Indemnity shall not be available to any Indemnified Person to the extent that a court or arbitral tribunal of competent jurisdiction issues a final and non-appealable judgment that such Loss resulted from the gross negligence or willful misconduct of such Indemnified Person. The Indemnity is independent of and in addition to any other agreement of any Party under any Loan Document to pay any amount to the Lenders, and any exclusion of any obligation to pay any amount under this Section 6.11(a) shall not affect the requirement to pay such amount under any other section hereof or under any other agreement. For the avoidance of doubt, this Section 6.11 shall not apply to Indemnified Taxes.

(b) An Indemnified Person shall have the right to retain its own legal counsel with the fees, costs and expenses of such legal counsel and of such Indemnified Person to be paid by the Loan Parties. The indemnification required by this Section 6.11 shall be made and paid by the Loan Parties within ten (10) Business Days of written demand by such Indemnified Person.

(c) No settlement of any Loss shall be entered into by any Loan Party without the written consent of the applicable Indemnified Person.

(d) No Loan Party shall, nor shall it permit any of its Subsidiaries, assert, and each Loan Party on behalf of itself and its Subsidiaries, hereby waives, any claim, loss or amount against any Indemnified Person with respect to any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the other Loan Documents or any undertaking or transaction contemplated hereby or thereby. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

The indemnification obligations contained in this Section 6.11 shall survive the termination of this Agreement and repayment of the Obligations.

Section 6.12 No Usury. The Loan Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Lenders for the Loan or the other Obligations exceed the maximum amount permissible under Applicable Law. If from any circumstance whatsoever fulfillment of any provision hereof or any other Loan Document, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Lenders shall ever receive anything which might be deemed interest under Applicable Law, that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Loan or the other Obligations, or if such deemed excessive interest exceeds the unpaid balance of principal of the Loan or the other Obligations, such deemed excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lenders for the Loan or the other Obligations shall, to the extent permitted by Applicable Law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Loan and the other Obligations until payment in full so that the deemed rate of interest on account of the Loan and the other Obligations is uniform throughout the term thereof. The terms and provisions of this Section shall control and supersede every other provision of this Agreement, the Notes and the other Loan Documents.

Section 6.13 Specific Performance. The Loan Parties agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of the Loan Documents is not performed in accordance with its specific terms or is otherwise breached, including if the Loan Parties hereto fail to take any action required of them hereunder or thereunder to consummate the transactions contemplated by the Loan Documents. In light of the foregoing, the Loan Parties hereby agree that (a) the Lenders shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the Loan Documents and to enforce specifically the terms and provisions hereof and thereof in the courts described in Section 6.4 without proof of damages or otherwise and (b) the right of specific performance and other equitable relief is an integral part of the transactions contemplated by the Loan Documents and without that right, the Lenders would not have entered into the Loan Documents or have provided Loans or Disbursements hereunder or under the other Loan Documents or the Disbursement Commitments hereunder and under the other Loan Documents. The Loan Parties hereby agree not to assert (or have any of their Subsidiaries or their attorneys, agents or representatives assert or any other Person on their behalf to assert) that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to Applicable Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The Loan Parties hereby acknowledge and agree that any Lender seeking an injunction or injunctions to prevent breaches of, or defaults under, the Loan Documents, to prevent any Default or Event of Default and to enforce specifically the terms and provisions of the Loan Documents in accordance with this Section 6.13 shall not be required to provide any bond or other security in connection with any such injunction or other order or proceeding. The remedies available to the Lenders pursuant to this Section 6.13 shall be in addition to any other remedy which may be available under the Loan Documents, at law, in equity or otherwise.

Section 6.14 Further Assurances. From time to time, the Loan Parties shall perform any and all acts and execute and deliver to the Lenders such additional documents, agreements and instruments as may be necessary or as requested by any of the Lenders to carry out the purposes of any Loan Document or any or to preserve and protect the Lenders’ rights as contemplated therein.

Section 6.15 USA Patriot Act. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the USA Patriot Act.

Section 6.16 Placement Agent. The Borrower and the other Loan Parties shall be solely responsible for the payment of any fees, costs, expenses and commissions of any placement agent, broker or financial adviser relating to or arising out of the transactions contemplated by the Loan Documents. The Borrower and the other Loan Parties shall pay, and hold each of the Lenders harmless against, any liability, loss or expense (including attorneys’ fees, costs and expenses) arising in connection with any claim for any such payment.

Section 6.17 Independent Nature of Lenders. The obligations of each Lender under the Loan Documents are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under the Loan Documents. Each Lender shall be responsible only for its own representations, warranties, agreements and covenants under the Loan Documents. The decision of each Lender to acquire the Securities pursuant to the Loan Documents has been made by such Lender independently of any other Lender and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries which may have been made or given by any other Lender or by any agent, attorney, advisor, representative or employee of any other Lender, and no Lender or any of its agents, attorneys, advisors, representatives or employees shall have any liability to any other Lender (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained in the Loan Documents, and no action taken by any Lender pursuant hereto or thereto (including a Lender’s acquisition of Obligations or Notes at the same time as any other Lender), shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such Obligations or the transactions contemplated by any of the Loan Documents. Each Lender shall be entitled to independently protect and enforce its rights, including the rights arising out of the Loan Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 6.18 Joint and Several. The obligations of the Loan Parties hereunder and under the other Loan Documents are joint and several. Without limiting the generality of the foregoing, reference is hereby made to Section II of the Guaranty, to which the obligations of the Loan Parties are subject.

Section 6.19 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Loan Parties and the Lenders party hereto and the Indemnified Persons, and their successors and permitted assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

Section 6.20 Binding Effect. This Agreement shall become effective when it shall have been executed by each of the Loan Parties party hereto, each Lender party hereto and such executed counterparts have been delivered to the Lenders pursuant to the terms of this Agreement. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of each Loan Party party hereto and each Lender party thereto and, in each case, their respective successors and permitted assigns and, for the purposes of Section 6.11, shall inure to the benefit of the Indemnified Persons.

Section 6.21 Marshaling; Payments Set Aside. No Lender shall be under any obligation to marshal any property in favor of any Loan Party or any other Person or against or in payment of any Obligation. To the extent that any Lender receives a payment from the Borrower, from any other Loan Party, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 6.22 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Lender, any right, remedy, power or privilege under any Loan Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Loan Party, any Affiliate of any Loan Party or any Lender shall be effective to amend, modify or discharge any provision of any of the Loan Documents.

Section 6.23 Right of Setoff. Each Lender and each of its Affiliates is hereby authorized, without notice or demand (each of which is hereby waived by each Loan Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by any Lender or any of its Affiliates to or for the credit or the account of the Borrower or any other Loan Party against any Obligation of any Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. No Lender shall exercise any such right of setoff without the prior consent of the Required Lenders. Each Lender agrees promptly to notify each other Lender after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 6.23 are in addition to any other rights and remedies (including other rights of setoff) that any Lender or any of its Affiliates may have.

Section 6.24 Sharing of Payments, Etc. If any Lender, directly or through any of its Affiliates, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff) (and other than pursuant to Section 6.5) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been applied in accordance with this Agreement; provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (ii) such Lender shall, to the fullest extent permitted by Applicable Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Loan Party in the amount of such participation.

Section 6.25 Other Services.

(a) Nothing contained in this Agreement shall limit or preclude any Lender or any of its Affiliates from carrying on any business with, providing banking or other financial or equity services to, or from participating in any capacity, including as an equity investor, in any Person whatsoever, including, without limitation, any competitor, supplier or customer of the Borrower or any of its Affiliates, or any other Person that may have interests different than or adverse to such Person.

(b) In connection with all aspects of the Transactions, each Loan Party acknowledges and agrees that: (i) the Loans, Obligations, Disbursement Commitments and any related services contemplated in the Loan Documents constitute an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Lenders, on the other hand, and each Loan Party is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the Transactions, (ii) in connection with the process leading to the Transactions, the Lenders are and have been acting solely as a principal and not as a financial advisor, agent or fiduciary, for any Loan Party or any of the Loan Parties’ management, Affiliates, Stock holders, directors, officers, employees, creditors or any other Person, (iii) none of the Lenders nor any of their Affiliates has assumed or will assume an advisory, agency or fiduciary responsibility in any Loan Party or any of the Loan Parties’ Affiliates’ favor with respect to any of the Transactions or the process leading thereto (irrespective of whether any Lender or any of the Lenders’ Affiliates have advised or are currently advising any Loan Party or any of the Loan Parties’ Affiliates on other matters) and none of the Lenders or their Affiliates have any obligation to any Loan Party or any of the Loan Parties’ Affiliates with respect to the Transactions, (iv) the Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from the Loan Parties and their Affiliates and none of the Lenders or any of their Affiliates shall have any obligation to disclose any of such interests, and (v) none of the Lenders or any of their Affiliates have provided any legal, accounting, regulatory or tax advice with respect to any of the Transactions and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate. Each Loan Party waives and releases, to the fullest extent permitted by law, any claims that it may have against any Lender and their respective Affiliates with respect to any breach of fiduciary duty or alleged breach of fiduciary duty as a consequence of the Loan Documents.

Section 6.26 Effect of Amendment and Restatement. As of the Amendment Date, this Agreement shall amend, and restate as amended, the Existing Loan Agreement, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to Loans and Disbursement Commitments and representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby. The Existing Loan Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Loan Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications of the Existing Loan Agreement contained herein were set forth in an amendment to the Existing Loan Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the Existing Loan Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto. For the avoidance of doubt, the execution of this Agreement by any Person party to the Existing Loan Agreement immediately prior to the Amendment Date shall constitute the irrevocable consent, approval and agreement of such Person to the amendment and restatement of the Existing Loan Agreement as provided by this Agreement and to the consummation of the Transactions contemplated herein.

Section 6.27 Senior Facility Subordination Agreement. Notwithstanding anything to the contrary in the Loan Documents and the Senior Facility Subordination Agreement, the Loan Parties and the Lenders acknowledge and agree that the First Amendment to Facility Agreement, dated as of the Amendment Date (the “Senior Facility Amendment”), by and among the Borrower, the other “Loan Parties” party thereto, the lenders party thereto and the Senior Facility Agent, and the Facility Agreement (as in effect on the Amendment Date after giving effect to the Senior Facility Amendment) shall be deemed to not be in violation (or be a breach) of the terms and provisions of this Agreement or the Senior Facility Subordination Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the first day written above.

BORROWER:

MELINTA THERAPEUTICS, INC.,

a Delaware corporation

By:	/s/ John H. Johnson
Name:	John H. Johnson
Title:	Interim Chief Executive Officer

OTHER LOAN PARTIES:

MELINTA SUBSIDIARY CORP., a Delaware corporation

By:	/s/ John H. Johnson
Name:	John H. Johnson
Title:	Interim Chief Executive Officer

CEMPRA PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ John H. Johnson
Name:	John H. Johnson
Title:	Interim Chief Executive Officer

CEM-102 PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ John H. Johnson
Name:	John H. Johnson
Title:	Interim Chief Executive Officer

[Signature Page to Amended and Restated Senior Subordinated Convertible Loan Agreement]

REMPEX PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ John H. Johnson
Name:	John H. Johnson
Title:	Interim Chief Executive Officer

TARGANTA THERAPEUTICS CORPORATION,

a Delaware corporation

By:	/s/ John H. Johnson
Name:	John H. Johnson
Title:	Interim Chief Executive Officer

[Signature Page to Amended and Restated Senior Subordinated Convertible Loan Agreement]

“REQUIRED LENDERS”:

VATERA HEALTHCARE PARTNERS LLC

By:	Vatera Capital Management LLC, as manager

By:	/s/ Kevin Ferro
Name:	Kevin Ferro
Title:	CEO and Managing Member

[Signature Page to Amended and Restated Senior Subordinated Convertible Loan Agreement]

“REQUIRED LENDERS” (CONTINUED):

DEERFIELD SPECIAL SITUATIONS FUN, L.P.

By:	Deerfield Mgmt, L.P. General Partner

	By:		J.E. Flynn Capital, LLC General Partner

		By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P. General Partner

	By:		J.E. Flynn Capital III, LLC General Partner

		By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND IV, L.P.

By:	Deerfield Mgmt IV, L.P. General Partner

	By:		J.E. Flynn Capital IV, LLC General Partner

		By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

[Signature Page to Amended and Restated Senior Subordinated Convertible Loan Agreement]

ANNEX A

DISBURSEMENT COMMITMENTS

Lender	Initial Disbursement Commitment	% of Total Initial Disbursement Commitment	Pro Rata Initial Disbursement Share	First Subsequent Disbursement Commitment	% of Total First Subsequent Disbursement Commitment	Second Subsequent Disbursement Commitment	% of Total Second Subsequent Disbursement Commitment
Vatera Healthcare Partners LLC	$75,000,000	93.75%	100%	$25,000,000	100%	$0	0%
Vatera Investment Partners LLC	$0	0%	0%	$0	0%	$35,000,000	100%
Deerfield Private Design Fund IV, L.P.	$3,437,500	4.296875%	0%	$0	0%	$0	0%
Deerfield Private Design Fund III, L.P.	$1,041,500	1.301875%	0%	$0	0%	$0	0%
Deerfield Special Situations Funds, L.P.	$521,000	0.65125%	0%	$0	0%	$0	0%

Total	$80,000,000	100%	100%	$25,000,000	100%	$35,000,000	100%

EXHIBIT B

FORM OF GUARANTY

GUARANTY

THIS GUARANTY (AND THE OBLIGATIONS EVIDENCED HEREBY) ARE SUBORDINATE IN THE MANNER, AND TO THE EXTENT, SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF DECEMBER 31, 2018 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”) BY AND AMONG MELINTA THERAPEUTICS, INC., A DELAWARE CORPORATION, THE OTHER “OBLIGORS” FROM TIME TO TIME PARTIES THERETO, VATERA HEALTHCARE PARTNERS LLC, VATERA INVESTMENT PARTNERS, LLC AND THE OTHER “SUBORDINATED CREDITORS” FROM TIME TO TIME PARTIES THERETO, AND CORTLAND CAPITAL MARKET SERVICES LLC, AS AGENT, TO THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT); AND EACH GUARANTOR UNDER THIS GUARANTY (AND THE OBLIGATIONS EVIDENCED HEREBY), BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE TERMS AND PROVISIONS OF THE SUBORDINATION AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS AND PROVISIONS OF THE SUBORDINATION AGREEMENT, ON THE ONE HAND, AND THIS GUARANTY, ON THE OTHER HAND, THE TERMS AND PROVISIONS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

December 31, 2018

I. RECITALS

Reference is made to that certain Senior Subordinated Convertible Loan Agreement of even date herewith (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Loan Agreement”), among Melinta Therapeutics, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties from time to time party thereto, and the Lenders from time to time party thereto. As one of the conditions to making Loans to Borrower under the Loan Agreement, the Lenders have required that the undersigned (collectively, the “Guarantors”, and each individually a “Guarantor”), guaranty the obligations, liabilities and indebtedness of Borrower to the Lenders. Capitalized terms used and not otherwise defined herein shall have the respective meanings provided for in the Loan Agreement.

II. GUARANTY

Therefore, for value received, and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to Borrower by any Lender under the Loan Agreement and the other Loan Documents, each Guarantor jointly and severally hereby unconditionally guaranties the full and prompt payment and performance when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the Obligations. Without limiting the foregoing, the Obligations guaranteed hereby include all fees, costs and expenses (including attorneys’ fees and expenses) incurred by any Lender in attempting to collect any amount due under this Guaranty or in prosecuting any action against the Borrower, any Guarantor or any other guarantor of all or part of the Obligations and all interest accruing and fees, costs and expenses owing to any Lender after the commencement of bankruptcy proceedings with respect to Borrower, any Guarantor or any other guarantor of all or part of the Obligations (whether or not the same may be collected while such proceedings are pending).

Each Guarantor hereby agrees that this Guaranty is a present and continuing guaranty of payment and not of collection and that its obligations hereunder shall be unconditional, irrespective of (i) the validity or enforceability of the Obligations or any part thereof, or of any of the Loan Documents, (ii) the waiver or consent by any Lender with respect to any provision of any Loan Document, or any amendment, modification or other change with respect to any Loan Document (including without limitation any change in the manner, place, time or terms of payment of any Obligation), (iii) any merger or consolidation, of Borrower, any Guarantor or any other guarantor of all or part of the Obligations into or with any Person or any change in the structure or

Melinta Guaranty

ownership of the equity of Borrower, any Guarantor or any other guarantor of all or part of the Obligations, (iv) any dissolution of Borrower, any Guarantor or any other guarantor of all or part of the Obligations or any insolvency, bankruptcy, liquidation, reorganization or similar proceedings with respect to Borrower, any Guarantor or any other guarantor of all or part of the Obligations, (v) any action or inaction on the part of any Lender, including without limitation the absence of any attempt to collect the Obligations from Borrower, any Guarantor or any other guarantor of all or part of the Obligations or other action to enforce the same, (vi) any Lender’s election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended (the “Bankruptcy Code”) of the application of Section 1111(b)(2) of the Bankruptcy Code, (vii) any borrowing by Borrower, any Guarantor or any other guarantor of all or part of the Obligations, as debtor-in-possession, under Section 364 of the Bankruptcy Code, (viii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Lender’s claims for repayment of the Obligations, (ix) any Lender’s inability to enforce the Obligations of Borrower as a result of the automatic stay provisions under Section 362 of the Bankruptcy Code, (x) the discharge or release by any Lender of any Guarantor’s or any other guarantor’s obligations and/or liabilities under this Guaranty, (xi) any failure by the Lenders to give notice of the existence, creation or incurrence by any Loan Party other than such Guarantor of any new or additional indebtedness or obligation under or with respect to the Obligations, (xii) any subordination by any Lender of the payment of any Obligation to the payment of any other liability (whether matured or unmatured) of any Loan Party other than such Guarantor to its creditors, (xii) any act or failure to act by the Lenders under this Guaranty or otherwise which may deprive any Guarantor of any right to subrogation, contribution or reimbursement against any Loan Party other than such Guarantor or any right to recover full indemnity for any payments made by such Guarantor in respect of the Obligations, or (xiv) any other defense, setoff, counterclaim or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Borrower, any Guarantor or any other guarantor of all or part of the Obligations.

Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty not constitute a “Fraudulent Conveyance” (as defined below). Consequently, each Guarantor agrees that if this Guaranty would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty shall be valid and enforceable only to the maximum extent that would not cause this Guaranty to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

No payment made by or for the account or benefit of any Guarantor (including, without limitation, (i) a payment made by Borrower in respect of the Obligations, (ii) a payment made by any Person under any other guaranty of the Obligations or (iii) a payment made by means of set-off or other application of funds by any Lender) pursuant to this Guaranty shall entitle any Guarantor, by subrogation or otherwise, to any payment by Borrower or from or out of any property of Borrower, and no Guarantor shall exercise any right or remedy against Borrower or any property of Borrower including, without limitation, any right of contribution or reimbursement by reason of any performance by any Guarantor under this Guaranty, until the Obligations have been Paid in Full and the Loan Agreement has been terminated. “Paid in Full” or “Payment in Full” (or words of similar context, whether lowercase or capitalized) means (a) all Obligations (including any Interim Exit Fee, Final Exit Fee or Prepayment Fee) have been repaid in full in cash or through the issuance of Conversion Shares and have been fully performed, (b) all Obligations (other than contingent claims for indemnification to the extent no claim giving rise thereto has been asserted) under the Loan Agreement and the other Loan Documents have been completely discharged, and (c) all commitments of Lenders (including Subsequent Disbursement Commitments), if any, to extend credit under the Loan Documents have been terminated or have expired.

Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of any

Melinta Guaranty

Lender against Borrower or any Guarantor or any guaranty or right of offset held by any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any Guarantor in respect of payments made by such Guarantor hereunder, until all of the Obligations are Paid in Full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Lenders in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Lenders, if required by the Lenders), to be applied against the Obligations, whether matured or unmatured, in a manner consistent with the provisions of the Loan Agreement.

Each Guarantor hereby guaranties that payments hereunder will be paid to the Lenders without set-off or counterclaim in Dollars in accordance with Section 2.4 of the Loan Agreement.

Each Guarantor hereby waives, to the extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of any bankruptcy proceeding (or other insolvency proceeding) of Borrower, protest or notice with respect to the Obligations and all demands whatsoever, and covenants that this Guaranty will not be discharged, except by the Payment in Full of the obligations and liabilities contained herein. No notice to any Guarantor or any other party shall be required for any Lender to make demand hereunder. Such demand shall constitute a mature and liquidated claim against any Guarantor. Upon the occurrence and during the continuance of any Event of Default, any Lender may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations owed to such Lender, without first proceeding against Borrower, any other guarantor or any other Person. The Lenders shall, in accordance with the Loan Agreement, have the exclusive right to determine the application of payments and credits, if any, from any Guarantor, Borrower, any other Person, on account of the Obligations or of any other liability of any Guarantor to the Lenders arising hereunder, all in accordance with the Loan Agreement.

The Lenders are hereby authorized, without notice or demand to any Guarantor and without affecting or impairing the liability of any Guarantor hereunder, to, from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations or otherwise modify, amend or change the terms of any Loan Document and (ii) accept partial payments on the Obligations.

At any time after maturity of the Obligations, the Lenders may, in their sole discretion, but in each case in accordance with the Loan Agreement, and without notice to any Guarantor, appropriate and apply toward payment of the Obligations any indebtedness due or to become due from any Lender to any Guarantor.

Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, and any and all endorsers and other guarantors of all or any part of the Obligations and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Lender shall have any duty to advise any Guarantor of information known to such Lender regarding such condition or any such circumstances. Each Guarantor hereby acknowledges familiarity with Borrower’s financial condition and that it has not relied on any statements by any Lender in obtaining such information. In the event any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, no Lender shall be under any obligation (i) to undertake any investigation with respect thereto, (ii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such Lender wishes to maintain confidential or (iii) to make any other or future disclosures of such information, or any other information, to any Guarantor.

Each Guarantor consents and agrees that no Lender shall be under any obligation to marshal any assets in favor of any Guarantor or against it or in payment of any or all of the Obligations. Each Guarantor further agrees that, to the extent that Borrower makes a payment or payments to any Lender, which payment or

Melinta Guaranty

payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower, its estate, trustee, receiver or any other party, including without limitation any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligations or the part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue to be in existence and in full force and effect, irrespective of whether any evidence of indebtedness has been surrendered or cancelled.

To the extent permitted by law, each Guarantor also waives all set-offs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty. Each Guarantor further waives (i) all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to Borrower or otherwise, (ii) all notices that the principal amount, or any portion thereof, or any interest under or on any Loan Document is due, and (iii) notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from anyone else. Each Guarantor further waives any rights (including rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

(i) any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Obligations or any instrument executed in connection therewith, or any contract or understanding with any Loan Party other than such Guarantor, any Lender, or any of them, or any other Person, pertaining to the Obligations;

(ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by any Lender to any Loan Party other than such Guarantor or any other Person liable on the Obligations; or the failure of any Lender to assert any claim or demand or to exercise any right or remedy against any Loan Party other than such Guarantor under the provisions of any Loan Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any Loan Party other than such Guarantor under this Guaranty;

(iii) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Loan Party other than such Guarantor or any other Person at any time liable for the payment of all or part of the Obligations; or any dissolution of any Loan Party other than such Guarantor, or any change, restructuring or termination of the corporate structure or existence of any Loan Party other than such Guarantor, or any sale, lease or transfer of any or all of the assets of any Loan Party other than such Guarantor, or any change in the shareholders, partners, or members of any Loan Party other than such Guarantor; or any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(iv) the invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with the Obligations, for any reason whatsoever, including the fact that the Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Obligations acted in excess of their authority, the Obligations violate applicable usury laws, any Loan Party other than such Guarantor has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from such other Loan Party, the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations or given to secure the repayment of the Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Obligations have been forged or otherwise are irregular or not genuine or authentic;

Melinta Guaranty

(v) any full or partial release of the liability of any Loan Party other than such Guarantor or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Obligations in full without assistance or support of any other Person, and such Guarantor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that any party other than the Borrower will be liable to perform the Obligations, or that the Secured Parties will look to any other party to perform the Obligations;

(vi) the taking or accepting of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Obligations;

(vii) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any letter of credit or property, at any time existing in connection with all or any part of the Obligations;

(viii) any payment by any Loan Party other than such Guarantor to the Lenders being held to constitute a preference under Title 11 of the United States Code or any similar Federal, foreign or state Law, or for any reason any Lender being required to refund such payment or pay such amount to any Loan Party other than such Guarantor or someone else;

(ix) any other action taken or omitted to be taken with respect to the Obligations, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Obligations in cash;

(x) the fact that all or any of the Obligations cease to exist by operation of Law, including by way of a discharge, limitation or tolling thereof under applicable insolvency, bankruptcy or debtor relief laws;

(xi) the existence of any claim, set-off or other right which any Guarantor may have at any time against any Loan Party other than such Guarantor, the Lenders or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; or

(xii) any other circumstance that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, such Guarantor as a matter of law or equity.

III. MISCELLANEOUS

Each Guarantor hereby represents and warrants to the Lenders that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) its execution, delivery and performance of this Guaranty and the other Loan Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation, any of its Organizational Documents or any agreement, judgment, injunction, order, decree or other instrument binding upon it and (iii) this Guaranty, and each other Loan Document to which it is a party, constitutes a valid and binding agreement or instrument of each Guarantor, enforceable against it in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles. In addition to and without

Melinta Guaranty

limitation of the foregoing, each Guarantor hereby confirms that it has reviewed the representations and warranties contained in Article 3 of the Loan Agreement and agrees that such representations and warranties shall be deemed to have been made by itself herein and shall be fully incorporated in this Guaranty by reference thereto (provided, that each Guarantor shall only be deemed to have made such representations and warranties with respect to itself and its Subsidiaries).

No delay on the part of any Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any Lender of any right or remedy shall preclude any further exercise thereof; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Lenders, except as expressly set forth in a writing duly signed and delivered on the behalf of the Lenders by an authorized officer or agent of the Lenders. Any Lender’s failure at any time or times hereafter to require strict performance by any Guarantor of any of the provisions, warranties, terms and conditions contained in this Guaranty shall not waive, affect or diminish any right of the Lenders at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Lender, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of the Lenders, and directed to the Guarantor or Guarantors specifying such waiver. No failure or delay by any Lender in exercising any right, power or privilege under this Guaranty shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

This Guaranty shall be binding upon each Guarantor and its respective successors and assigns and shall inure to the benefit of the Lenders and their respective successors and permitted assigns, except that no Guarantor may assign its obligations hereunder without the written consent of all Lenders. This Guaranty may only be amended or otherwise modified by a writing duly signed and delivered by all Lenders and each Guarantor. All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Loan Agreement.

All questions concerning the construction, validity, enforcement and interpretation of this Guaranty and, unless otherwise expressly stated therein, the other Loan Documents shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guaranty and, unless otherwise expressly stated therein, the other Loan Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the Commercial Division, New York State Supreme Court and the federal courts, in each case, sitting in the City of New York, borough of Manhattan (and, in each case, the applicable state and federal appeals courts sitting in the City of New York or, if not available or applicable, the State of New York), for the adjudication of any dispute hereunder or under the other Loan Documents or in connection herewith or with the other Loan Documents or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding; provided that nothing in this Guaranty or in any other Loan Document shall limit the right of any Lender to commence any suit, action or proceeding in federal, state or other court of any other jurisdiction to the extent such Lender determines that such suit, action or proceeding is necessary or appropriate to exercise its rights or remedies under this Guaranty or any of the other Loan Documents. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in

Melinta Guaranty

any way any right to serve process in any other manner permitted by law. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS GUARANTY, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO AGENT, REPRESENTATIVE OR OTHER PERSON AFFILIATED WITH OR RELATED TO ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS, AS APPLICABLE, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

This Guaranty may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The delivery of an executed counterpart of a signature page to this Guaranty by telecopier or any other electronic means, including email attachment, shall be effective as delivery of a manually executed counterpart of this Guaranty.

In addition to and without limitation of any of the foregoing, this Guaranty shall be deemed to be a Loan Document and shall otherwise be subject to all of general terms and conditions contained in Article 6 of the Loan Agreement, mutatis mutandi.

[signature pages follow]

Melinta Guaranty

IN WITNESS WHEREOF, this Guaranty has been duly executed by each Guarantor on the date first written above.

GUARANTORS:

MELINTA SUBSIDIARY CORP., a Delaware corporation

By:
Name:
Title:

CEMPRA PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

CEM-102 PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

REMPEX PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

TARGANTA THERAPEUTICS CORPORATION, a Delaware corporation

By:
Name:

[Signature Page to Guaranty]

LENDERS:

VATERA HEALTHCARE PARTNERS LLC

By:
Name:
Title:

VATERA INVESTMENT PARTNERS LLC

By:
Name:
Title:

[Signature Page to Guaranty]

EXHIBIT F-1

FORM OF AMENDMENT TO CERTIFICATE OF

INCORPORATION

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

MELINTA THERAPEUTICS, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

Melinta Therapeutics, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: The first paragraph of Article IV of the Corporation’s Certificate of Incorporation, as amended to date, is hereby amended to read in its entirety as set forth below:

“That, at 5:00 p.m., Eastern time, on the date of filing of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [●] (the “Conversion Number”) shares of the Corporation’s common stock, par value $0.001 (the “Common Stock”) (including treasury shares) issued and outstanding as of the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of Common Stock, automatically and without any action by the holder thereof (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder would otherwise be entitled (after taking into account all fractional shares of Common Stock otherwise issuable to such holder), the Corporation shall, with no further action required on the part of the holder, pay cash in an amount equal to such fractional shares of Common Stock multiplied by the average last reported sales price of the Common Stock at 4:00 p.m., Eastern time, end of regular trading hours on the Nasdaq Global Market during the ten consecutive trading days ending on the last trading day prior to the effective date of the Reverse Stock Split.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this [●] day of [●], 2019.

MELINTA THERAPEUTICS, INC.

By:
Name:
Title:

EXHIBIT F-2

FORM OF AMENDMENT TO CERTIFICATE OF

INCORPORATION

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

MELINTA THERAPEUTICS, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

Melinta Therapeutics, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: The third paragraph of Article IV of the Corporation’s Certificate of Incorporation, as amended to date, is hereby amended to read in its entirety as set forth below:

“The total number of shares that the Corporation will have authority to issue is [●] ([●]), consisting of (i) [●] ([●]) shares of common stock, $0.001 par value per share, and (ii) five million (5,000,000) shares of preferred stock, $0.001 par value per share.”

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this [●] day of [●], 2019.

MELINTA THERAPEUTICS, INC.

By:
Name:
Title:

Exhibit G

FORM OF CERTIFICATE OF DESIGNATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

MELINTA THERAPEUTICS, INC.

Melinta Therapeutics, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies, pursuant to Section 151 of the DGCL, that the following resolutions were duly adopted by its Board of Directors (the “Board”) on [●], 2019 (the “Effective Date”):

WHEREAS, the Company’s Certificate of Incorporation, as amended, including any amendment or supplement thereto (including any Certificate of Amendment or Certificate of Designations) (the “Certificate of Incorporation”), authorizes [●] ([●]) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable from time to time in one or more series; and

WHEREAS, the Certificate of Incorporation authorizes the Board to establish from time to time the number of shares to be included in each series of Preferred Stock, and to fix the designation, powers, preferences and rights of the shares of each such series and qualifications, limitations or restrictions thereof.

NOW, THEREFORE, BE IT RESOLVED, that a series of Preferred Stock with the powers, designations, preferences, rights, qualifications, limitations and restrictions as provided herein is hereby authorized and established as follows:

Section 1. Number; Designation; Rank.

(a) This series of convertible Preferred Stock is designated as the “Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”). The number of shares constituting the Series A Convertible Preferred Stock is [●] shares, par value $0.001 per share. The Series A Convertible Preferred Stock shall only be issued upon conversion of Loans pursuant to the Loan Agreement.

(b) The Series A Convertible Preferred Stock ranks, with respect to rights upon liquidation, dissolution or winding up of the Company senior in preference and priority to the Common Stock (as defined in Section 10 hereof) of the Company, and each other class or series of capital stock of the Company the terms of which do not expressly provide that it ranks senior in preference or priority to (the “Senior Securities”), or on parity with (the “Parity Securities”), the Series A Convertible Preferred Stock with respect to rights upon liquidation, dissolution or winding up of the Company (collectively with the Common Stock, the “Junior Securities”).

Section 2. Dividends.

(a) Each holder of issued and outstanding Series A Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of funds of the Company legally available therefor, for each share of Series A Convertible Preferred Stock, dividends of the same type as any dividends, whether cash or other property, paid on all of the outstanding shares of the Common Stock, as a class, equal to the amount of such dividends as would be paid on the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock could be converted on the date of payment of such dividends on the Common Stock (without giving effect to the 4.985% Cap, to the extent otherwise applicable), assuming such shares of Common Stock were outstanding on the applicable record date for such dividend or other distribution (the “Participating

1

Dividends”), and any such Participating Dividends shall be payable to the Person in whose name the Series A Convertible Preferred Stock is registered at the close of business on the applicable record date; provided, however, “Participating Dividends” shall not include dividends paid on Common Stock in the form of additional shares of Common Stock.

(b) Participating Dividends are payable at the same time as and when dividends on the Common Stock are paid to the holders of Common Stock.

(c) Prior to declaring any dividend on the shares of Series A Convertible Preferred Stock, the Company shall take all actions necessary or advisable under the DGCL to permit the payment of Participating Dividends to the holders of Series A Convertible Preferred Stock. Holders of Series A Convertible Preferred Stock are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Participating Dividends provided for in this Section 2.

Section 3. Liquidation Preference.

(a) Upon any liquidation, dissolution or winding up, or any other distribution of the assets, of the Company (whether voluntary or involuntary), each holder of Series A Convertible Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities but after payment is made on any Senior Securities, an amount equal to the greater of (i) the aggregate Liquidation Preference (as defined in Section 10 hereof) of all shares of Series A Convertible Preferred Stock held by such holder and (ii) such amount as would have been payable in respect of all shares of Series A Convertible Preferred Stock held by such holder had all such shares of Series A Convertible Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to (and on the date fixed for) the liquidation, dissolution or winding up of the Company (without giving effect to the 4.985% Cap, to the extent otherwise applicable), and the holders of Series A Convertible Preferred Stock shall not be entitled to any further payment in respect thereof or have any claim or right to any assets of the Company. If upon any such liquidation, dissolution or winding up of the Company the Company’s assets to be distributed among the holders of the Series A Convertible Preferred Stock and any Parity Securities are insufficient to permit payment to such holders of the Series A Convertible Preferred Stock of the aggregate amount which they are entitled to be paid under this Section 3 and such holders of Parity Securities of the aggregate amount which they are entitled to be paid in accordance with the terms of such Parity Securities, then the entire assets available to be distributed to the Company’s stockholders shall be distributed pro rata among the holders of the Series A Convertible Preferred Stock (based on the respective Liquidation Preferences thereof) and any Parity Securities in accordance with the full respective preferential payments that would be payable on such shares of Series A Convertible Preferred Stock and such shares of Parity Securities if all amounts payable thereon were payable in full.

(b) The value of any property not consisting of cash that is distributed by the Company to the holders of the Series A Convertible Preferred Stock will equal the fair market value as determined by the Board of Directors of the Company in good faith. For the avoidance of doubt, the amount deemed distributed to the holders of Series A Preferred Stock upon any liquidation, dissolution or winding up, or any other distribution of the assets, of the Company in consideration for the shares of Series A Preferred Stock held by such holders shall be the cash or fair market value of the securities or other property as determined by the Board in good faith distributed to such holders in such liquidation, dissolution or winding up, or other distribution of the assets, of the Company.

(c) For purposes of this Section 3, the merger or consolidation of the Company with any other corporation or other entity or the sale or exchange (for cash, securities or other property) of all or substantially all of the assets of the Company shall be deemed to constitute a liquidation of the Company and the proceeds thereof shall be distributed in accordance with this Section 3.

(d) In the event of a liquidation, dissolution or winding up in accordance with Section 3(a) (subject to Section 3(c)) if any portion of the consideration payable to the stockholders of the Company is payable only upon satisfaction of contingencies (the “Additional Consideration”), (i) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated

2

among the holders of capital stock of the Company in accordance with this Section 3 as if the Initial Consideration were the only consideration payable in connection with such liquidation, dissolution or winding up; and (ii) any Additional Consideration which becomes payable to the stockholders of the Company upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Company in accordance with this Section 3 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 3(d), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such liquidation, dissolution or winding up shall be deemed to be Additional Consideration.

(e) The Company shall not effectuate any exclusive issuance to all or substantially all holders of the Common Stock shares of Common Stock as a dividend or distribution on shares of the outstanding Common Stock or any share split of the Common Stock (including, if applicable, the Reverse Stock Split (as defined in the Loan Agreement)) or a share combination of Common Stock (each, a “Common Stock Change”) unless, simultaneously in connection therewith, the Company effectuates the same dividend, distribution, split or combination, as applicable, to the Series A Convertible Preferred Stock, mutatis mutandis. The Company shall not effectuate any exclusive issuance to all or substantially all holders of the Series A Convertible Preferred Stock shares of Series A Convertible Preferred Stock as a dividend or distribution on shares of the outstanding Series A Convertible Preferred Stock or any share split of the Series A Convertible Preferred Stock (including, if applicable, the Reverse Stock Split) or a share combination of Series A Convertible Preferred Stock (each, a “Preferred Stock Change”) unless, simultaneously in connection therewith, the Company effectuates the same dividend, distribution, split or combination, as applicable, to the Common Stock, mutatis mutandis.

Section 4. Voting Rights.

(a) The holders of Series A Convertible Preferred Stock shall have no right to vote on any matters to be voted on by the stockholders of the Company except as required by the DGCL.

(b) No amendment, modification, alteration, repeal or waiver of any provision of Sections 1 to 10 hereof shall be binding or effective without the prior written consent of the holders of a majority of the Liquidation Preference (as defined in Section 10 hereof) of the shares of Series A Convertible Preferred Stock outstanding at the time such action is taken.

Section 5. Conversion. Each share of Series A Convertible Preferred Stock is convertible into shares of Common Stock as provided in this Section 5.

(a) Optional Conversion. Each holder of Series A Convertible Preferred Stock shall be entitled in its sole discretion to convert at any time all or any part of its Series A Convertible Preferred Stock into Common Stock, in accordance with this Section 5, at the Conversion Rate. The Company shall not issue any fractional shares of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, then the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share (with 0.5 rounded up).

(b) Conversion Rate. The number of shares of Common Stock issuable upon a conversion of all or any portion of the Series A Convertible Preferred Stock pursuant to this Section 5 shall be determined according to the following formula:

Number of shares of Common Stock = Conversion Rate * Number of shares of Series A Convertible Preferred Stock

(c) Mechanics of Conversion. The conversion of any shares of Series A Convertible Preferred Stock shall be conducted in the following manner:

(i) Holder Delivery Requirements. To convert Series A Convertible Preferred Stock into Common Stock on any date (the “Conversion Date”), the applicable holder of such Series A Convertible Preferred Stock shall (x) provide written notice (any such notice, a “Conversion Notice”), to the Company setting forth the number of shares of Series A Convertible Preferred Stock, and to the extent that any shares of Common Stock are to be issued in a name other than the holder’s name, the names and addresses of such Person and the number of shares issuable in the name of such Person and (y) surrender to the Company for

3

cancellation any Series A Convertible Preferred Stock certificate representing the converted shares of the Series A Convertible Preferred Stock. For purposes of this Section 5(c), subject to any stockholder approval pursuant to Section 5(k), conversion shall occur immediately prior to the close of business on the date (the “Conversion Effective Date”) that the Company receives both (A) the Conversion Notice and (B) the certificate (if any) representing the converted shares of Series A Convertible Preferred Stock.

(ii) Company’s Response. Following receipt by the Company of the Conversion Notice and, if applicable, the certificate(s) representing the converted Series A Convertible Preferred Stock, the Company (x) shall promptly send a confirmation of receipt of such Conversion Notice to the applicable holder and the Company’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein, and (y) shall use commercially reasonable efforts to, on or before the second (2nd) Business Day (and in any event on or before the fifth (5th) Business Day (such fifth (5th) Business Day, the “Conversion Delivery Deadline”) following the Conversion Effective Date with respect to which such notice was delivered, as applicable, (A) provided that the Transfer Agent is participating in DTC’s Fast Automated Securities Transfer Program and provided that such holder is eligible to receive the Common Stock through DTC, credit such aggregate number of shares of Common Stock to which such holder shall be entitled to such holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the foregoing clause (A) shall not apply, issue and deliver to the address specified in the Conversion Notice, a share or stock certificate (as the case may be), registered in the name of such holder or its designee, for the number of shares of Common Stock to which such holder shall be entitled.

(iii) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of any Series A Convertible Preferred Stock shall be treated for all purposes as the legal and record holder or holders of such Common Stock upon delivery of the Conversion Notice in accordance with the terms hereof.

(iv) Taxes. The Company shall pay any and all Other Taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of any Series A Convertible Preferred Stock, except to the extent the Other Tax is due because the holder requests any such shares to be issued in a name other than the holder’s name, in which case the holder will pay such Other Tax (and the Company shall not be required to issue or deliver any such shares of Common Stock unless and until the holder shall have paid to the Company such Other Tax). For greater certainty, the provisions of Section 5(c)(iv) shall apply with respect to any and all taxes with respect to payments by the Company (or any other applicable credit party) hereunder, including with respect to the delivery of Common Stock upon the conversion of any Series A Convertible Preferred Stock.

(d) While any shares of Series A Convertible Preferred Stock are outstanding the Company shall have reserved out of its authorized but unissued shares of Common Stock, for delivery upon conversion of the Series A Convertible Preferred Stock, a number of shares of Common Stock equal to the amount of Common Stock that would be issuable if the then outstanding shares of Series A Convertible Preferred Stock were converted in full.

(e) Any shares of Common Stock delivered upon the conversion of the Series A Convertible Preferred Stock will be newly issued shares or treasury shares, duly and validly issued, fully paid, nonassessable, free from preemptive rights and free of any lien, encumbrance or adverse claim (except to the extent of any lien, encumbrance or adverse claim created by the action or inaction of any holder, or otherwise created by the holder holding the applicable Series A Convertible Preferred Stock).

(f) Prior to consummating the applicable action, the Company shall promptly notify each holder of Series A Convertible Preferred Stock (and in no event less than five (5) Business Days prior to the occurrence of the applicable action) in the event the Company undergoes any action that would require an adjustment to the Loan Conversion Rate pursuant to Section 2.9 of the Loan Agreement, whether or not any Loan is still outstanding.

4

Section 6. Transfer Restrictions; Share Register.

(a) None of the shares of Series A Convertible Preferred Stock may be offered, sold or otherwise transferred except to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or to “accredited investors” (as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act (provided that in the case of clause (8) all of the equity owners of such entity are accredited investors as defined in Rule 501(a)(1), (2), (3), (7) or (8) as modified by this parenthetical)), in each case, in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom, and the terms of this Certificate of Designations and the restrictions set forth in the text of the restrictive legend required to be set forth on the shares pursuant to Section 6(b). Any attempt to Transfer the Series A Convertible Preferred Stock or any rights hereunder in violation of the preceding sentence shall be null and void, and the Company shall not register any such Transfer. The Company shall be entitled to give stop transfer orders to its transfer agent with respect to the shares of Series A Convertible Preferred Stock in order to enforce the foregoing restrictions. Upon the Transfer of the Series A Convertible Preferred Stock, in whole or in part, through the use of an assignment form in a form (including having the name and address and e-mail address and contact of the Persons in whose name the shares of Series A Convertible Preferred Stock have been issued, as well as the name and address and e-mail address and contact of the transferee) reasonably satisfactory to the Company, and in accordance with applicable law or regulation, and the payment by the holder of funds sufficient to pay any transfer tax, the Company shall issue and register in the Share Registry the Series A Convertible Preferred Stock in the name of the new holder or, in the event the Series A Convertible Preferred Stock is transferred in part, the Company shall deliver new certificates of like tenor registered in the names of each of the current holder and the transferee in amounts that give effect to such partial Transfer. If requested by the Company in its reasonable judgment, the holder shall supply to the Company a written statement, in such form as the Company may reasonably request, certifying that the Transfer complies with the foregoing requirements.

(b) Each certificate representing shares of Series A Convertible Preferred Stock shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE DIRECTLY OR INDIRECTLY OFFERED, SOLD, TRANSFERRED, ENCUMBERED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (A) TO “QUALIFIED INSTITUTIONAL BUYERS” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR TO “ACCREDITED INVESTORS” (AS DEFINED IN RULE 501(A)(1), (2), (3), (7) OR (8) UNDER THE SECURITIES ACT (PROVIDED THAT IN THE CASE OF CLAUSE (8) ALL OF THE EQUITY OWNERS OF SUCH ENTITY ARE ACCREDITED INVESTORS AS DEFINED IN RULE 501(A)(1), (2), (3), (7) OR (8) AS MODIFIED BY THIS PARENTHETICAL)), IN EACH CASE, (B) PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, INCLUDING RULE 144, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, TRANSFER, ENCUMBRANCE, ASSIGNMENT OR OTHER DISPOSITION TO REQUIRE THE DELIVERY OF REASONABLE AND CUSTOMARY CERTIFICATIONS AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM.

(c) The Company will maintain a register for the shares of Series A Convertible Preferred Stock (the “Share Registry”), in which the Company will record the share certificate numbers and the name and address and e-mail address and contact of the Persons in whose name the shares of Series A Convertible Preferred Stock have been issued and the Liquidation Preference of such shares, as well as the name and address and e-mail address and contact of any transferee. The Company may treat the Person in whose name any Series A Convertible Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made Transfers.

5

(d) Ownership Limitation.

(i) No holder (other than VHP, VIP and their respective Affiliates from time to time) will be entitled to receive shares of Common Stock upon conversion of Series A Convertible Preferred Stock and no conversion of Series A Convertible Preferred Stock shall take place to the extent (but only to the extent) that such receipt (or conversion) would cause such holder to exceed the Ownership Limitation or cause a Major Transaction. Any purported delivery of shares of Common Stock upon conversion of Series A Convertible Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder violating the Ownership Limitation or causing a Major Transaction.

(ii) Notwithstanding the foregoing, the limitations set forth in Section 6(d)(i) shall not apply to any conversion made in connection with a Fundamental Change (as defined in the Loan Agreement) or similar event that would result in the occurrence of the Facility Termination Date (as defined in the Loan Agreement).

(iii) Notwithstanding anything herein to the contrary, the Company shall not issue to any Specified Holder, and no Specified Holder may acquire, a number of shares of Common Stock upon any conversion of the Series A Convertible Preferred Stock to the extent that, upon such conversion, the number of shares of Common Stock then “beneficially owned” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act (as defined in the Loan Agreement)) by such Specified Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Specified Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which such Specified Holder is a member, but excluding shares beneficially owned by virtue of the ownership of warrants and other securities or rights to acquire securities, in each case, that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 4.985% of the total number of shares of Common Stock then issued and outstanding (the “4.985% Cap”); provided, however, that the 4.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act; provided, further that, other than in connection with a Successor Major Transaction (as defined in the Loan Agreement), any Specified Holder shall be permitted to include in its Conversion Notices that it is electing to make successive conversions, which conversions shall occur (in each case by written notice from such Specified Holder to the Borrower) from time to time as determined by such Specified Holder at any time prior to the end of the Successive Conversion Period (as defined in the Loan Agreement) (each such conversion being subject to the 4.985% Cap). For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC (as defined in the Loan Agreement), and the percentage held by any Specified Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. For purposes hereof, in determining the number of outstanding shares of Common Stock, the Specified Holders may rely on the number of outstanding shares of Common Stock as stated in the Company’s most recent quarterly or annual report filed with the SEC, or any current report filed by the Company with the SEC subsequent thereto. Upon the written request of any Specified Holder, the Company shall, within two (2) Trading Days, confirm orally and in writing to such Specified Holder the number of shares of Common Stock then outstanding, and such Specified Holder shall be entitled to rely upon such confirmation for purposes hereof.

Section 7. Headings and Subdivisions. The headings of various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 8. Severability. If any right, preference or limitations of the Series A Convertible Preferred Stock set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations, as amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

6

Section 9. Mutilated or Missing Series A Convertible Preferred Stock Certificates. If any of the Series A Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Series A Convertible Preferred Stock certificate, or in lieu of and in substitution for the Series A Convertible Preferred Stock certificate lost, stolen or destroyed, a new Series A Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Convertible Preferred Stock certificate and indemnity reasonably satisfactory to the Company in amount and form, if requested by the Company.

Section 10. Additional Definitions. For purposes of these resolutions, the following terms shall have the following meanings:

(a) “4.985% Cap” shall have the meaning set forth in Section 6(d)(iii).

(b) “accredited investor” shall have the meaning set forth in Section 6(a) hereof.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly:

(i) controls, or is controlled by, or is under common control with, such Person; or

(ii) is a general partner, manager or managing member of such Person.

Without limiting the foregoing, a Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, no holder shall be deemed an Affiliate of the Company or any of its Subsidiaries. With respect to any Specified Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Specified Holder will be deemed to be an Affiliate of such Specified Holder.

(d) “Board” means, unless otherwise specified hereunder, the Board of Directors of the Company.

(e) “Business Day” means a day other than Saturday or Sunday on which banks are open for business in New York, New York.

(f) “capital stock” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person, and with respect to the Company includes, without limitation, any and all shares of Common Stock and Preferred Stock.

(g) “Certificate of Incorporation” shall have the meaning set forth in the Preamble.

(h) “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(i) “Company” shall have the meaning set forth in the Preamble.

(j) “Conversion Amount” shall have the meaning set forth in the Loan Agreement.

(k) “Conversion Date” shall have the meaning assigned to such term in Section 5(c)(i).

(l) “Conversion Delivery Deadline” shall have the meaning assigned to such term in Section 5(c)(ii).

(m) “Conversion Effective Date” shall have the meaning assigned to such term in Section 5(c)(i).

(n) “Conversion Notice” shall have the meaning assigned to such term in Section 5(c)(i).

(o) “Conversion Rate” means, initially, 100 shares of Common Stock per one share of Series A Convertible Preferred Stock.

(p) “DGCL” means the General Corporation Law of the State of Delaware.

7

(q) “DTC” means The Depository Trust Company.

(r) “Facility Termination Date” shall have the meaning set forth in the Loan Agreement.

(s) “Fundamental Change” shall have the meaning set forth in the Loan Agreement.

(t) “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(u) “hereof”, “herein” and “hereunder” and words of similar import refer to these resolutions as a whole and not merely to any particular clause, provision, section or subsection.

(v) “Junior Securities” shall have the meaning assigned to such term in Section 1(b) hereof.

(w) “Liquidation Preference” means, with respect to a share of Series A Convertible Preferred Stock issued upon conversion of Loans, the Conversion Amount for such converted Loans divided by the number of shares of Series A Convertible Preferred Stock issued upon conversion of such Loans pursuant to the Loan Agreement, as thereafter adjusted pursuant to Section 3(e) (plus, if applicable, the amount of any declared but unpaid dividends on such share of Series A Convertible Preferred Stock). Such “Liquidation Preference” shall be recorded in the Share Registry pursuant to Section 6(c) and placed on each certificate representing shares of Series A Convertible Preferred Stock.

(x) “Loan” shall have the meaning assigned to such term in the Loan Agreement.

(y) “Loan Agreement” means that certain Senior Subordinated Convertible Loan Agreement, dated as of December 31, 2018, by and among Melinta Therapeutics, Inc., as the Borrower, the other Loan Parties thereto from time to time and the Lenders party thereto, as amended and restated as of January __, 2019, and as may be further amended, restated, supplemented or otherwise modified from time to time.

(z) “Loan Conversion Rate” shall mean the Conversion Rate (as defined in the Loan Agreement).

(aa) “Loan Documents” means the Loan Agreement, the Notes, the Guaranty, each Compliance Certificate, the Senior Facility Subordination Agreement, any solvency certificate and other documents, agreements and instruments delivered in connection with any of the foregoing and dated the Loan Agreement Date or subsequent thereto, whether or not specifically mentioned herein or therein, in each case, as amended, restated, supplemented or otherwise modified from time to time.

(bb) “Loan” means any loan made available from time to time by the Lenders to the Borrower pursuant to the Loan Agreement.

(cc) “Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar taxes arising from any payment made hereunder or from the execution, delivery, registration, Transfer or enforcement of, or otherwise with respect to, any Loan Document.

(dd) “Ownership Limitation” means, other than with respect to VHP, VIP and their respective Affiliates from time to time (who shall not be subject to the Ownership Limitation), the “beneficial ownership” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act except that a person or group shall be deemed to have “beneficial ownership” of all stock that such person or group has the right to acquire pursuant to an option right), directly or indirectly, by a holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such holder’s or any such Affiliate’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which such holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) of 29.9% on an issued and outstanding basis of the voting interests in the Company’s stock.

(ee) “Parity Securities” shall have the meaning set forth in Section 1(b) hereof.

(ff) “Participating Dividends” shall have the meaning set forth in Section 2(a) hereof.

8

(gg) “Person” means any individual, corporation, limited liability company, partnership, trust, association, trust or business trust, unincorporated organization or joint venture, Governmental Authority or other entity of any nature whatsoever.

(hh) “Preferred Stock” shall have the meaning set forth in the Preamble.

(ii) “Reverse Stock Split” shall have the meaning set forth in the Loan Agreement.

(jj) “Securities Act” shall have the meaning set forth in Section 6(a) hereof.

(kk) “Senior Securities” shall have the meaning set forth in Section 1(b) hereof.

(ll) “Series A Convertible Preferred Stock” shall have the meaning set forth in Section 1(a) hereof.

(mm) “Subsidiary” or “Subsidiaries” means, as to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

(nn) “Share Registry” shall have the meaning assigned to such term in Section 6(c).

(oo) “Specified Holder” means any holder of the Series B Convertible Preferred Stock that is managed on a discretionary basis by, or is otherwise an Affiliate of, Deerfield Management Company, L.P. (including, without limitation, Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P. or Deerfield Special Situations Fund, L.P.) or any successor, assign or transferee of any such holder.

(pp) “Transfer” means directly or indirectly, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise).

(qq) “Transfer Agent” shall have the meaning assigned to such term in Section 5(c)(ii).

(rr) “VHP” means Vatera Healthcare Partners LLC.

(ss) “VIP” means Vatera Investment Partners LLC (to be re-named Oikos Investment Partners LLC after the date hereof).

9

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed by a duly authorized officer of the Company as of [●], 2019.

MELINTA THERAPEUTICS, INC.

By:
Name:
Title:

ANNEX D

MELINTA THERAPEUTICS, INC.

AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN

This AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN, originally established and adopted on June 12, 2018, by Melinta Therapeutics, Inc., a Delaware corporation (the “Company”), is hereby amended and restated effective [●].

1. Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based and cash-based incentives to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of stockholder value.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(b) “Award” means any Option, award of Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, or other Stock-based award granted under the Plan.

(c) “Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, a Performance Award Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of gross negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties; (8) a Participant’s insubordination, dishonesty, failure to cooperate in any investigation or inquiry involving the Company, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate as determined by the Committee in its sole discretion; or (9) with respect to a non-employee director, an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(f) “Change in Control” means:

(1) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or similar non-U.S. regulatory agency or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);

(2) the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(3) the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction, the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to such Reorganization,

(ii) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of such Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in clauses (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or

(4) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then be deemed to occur, (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code, and (z) in no event shall stockholder approval of a transaction which, if consummated, would constitute a Change in Control, constitute a Change in Control.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(h) “Committee” means the Compensation Committee of the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(i) “Company” means Melinta Therapeutics, Inc. a Delaware corporation, and its successors by operation of law.

(j) “Corporate Event” has the meaning set forth in Section 11(b) hereof.

(k) “Data” has the meaning set forth in Section 21(g) hereof.

(l) “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.

(m) “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock.

(n) “Effective Date” means April 20, 2018, which is the date on which the Plan was approved by the Committee.

(o) “Eligible Person” means (1) each employee and officer of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates; (3) each other natural Person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor (or a wholly owned alter ego entity of the natural Person providing such services of which such Person is an employee, stockholder or partner) and who is designated as eligible by the Committee, and (4) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 2(o) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 2(o) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code. An employee on an approved leave of absence shall be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.

(p) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(q) “Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.

(r) “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

(s) “GAAP” has the meaning set forth in Section 9(f)(3) hereof.

(t) “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(u) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v) “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.

(w) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option Award.

(x) “Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.

(y) “Participant Agreement” means an employment or other services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.

(z) “Performance Award” means an Award granted to a Participant under Section 9 hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period. A Performance Award shall be designated as a Performance Share, or a Performance Unit at the time of grant.

(aa) “Performance Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Performance Award.

(bb) “Performance Objectives” means the performance objectives established by the Committee pursuant to the Plan for Participants who have received Performance Awards.

(cc) “Performance Period” means the period of time designated by the Committee over which the achievement of one or more Performance Objectives will be measured for the purpose of determining a Participant’s right to and the payment of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee.

(dd) “Performance Share” means a Performance Award denominated in shares of Stock which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.

(ee) “Performance Unit” means a Performance Award denominated as a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.

(ff) “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(gg) “Plan” means this Melinta Therapeutics, Inc. 2018 Stock Incentive Plan, as amended from time to time.

(hh) “Prior Plan” means the Melinta Therapeutics, Inc. 2011 Equity Incentive Plan, as amended and restated.

(ii) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” as defined under, as applicable, the NASDAQ Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules.

(jj) “Qualifying Committee” has the meaning set forth in Section 3(b) hereof.

(kk) “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(ll) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.

(mm) “Restricted Stock Unit” means a notional unit, granted to a Participant under Section 7 hereof, representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

(nn) “RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Unit Award.

(oo) “SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Appreciation Right Award.

(pp) “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(qq) “Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(rr) “Stock” means the common stock, par value $0.001 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 11 hereof.

(ss) “Stock Appreciation Right” means a conditional right, granted to a Participant under Section 8 hereof, to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 11(b) hereof, Stock Appreciation Rights shall be settled in Stock.

(tt) “Substitute Award” has the meaning set forth in Section 4(a) hereof.

(uu) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

3. Administration.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its stockholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including upon a Corporate Event, subject to Section 11(d), or in the event of a Participant’s Termination by the Service Recipient other than for Cause, or due to the Participant’s death, Disability or retirement (as such term may be defined in an applicable Award Agreement or Participant Agreement, or, if no such definition exists, in accordance with the Company’s then-current employment policies and guidelines). For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.

(c) Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.

(d) Section 409A. The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

4. Shares Available Under the Plan; Other Limitations.

(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal the sum of (1) [●], (2) 37,354, which represents the number of shares of Stock authorized for issuance under the Prior Plan that are not subject to awards outstanding or previously exercised or settled as of the Effective Date, and (3) to the extent an award outstanding under the Prior Plan as of the Effective Date expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the grantee of the full number of shares to which the award related, the number of shares that are undelivered. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan will be increased on the first day of the first three fiscal years following the Company’s fiscal year in which the Effective Date occurs, in an amount equal to [●]. Notwithstanding the foregoing, the Committee may act prior to the first day of a given fiscal year to provide that there will be no such increase in the shares of Stock reserved and available for delivery in connection with Awards under the Plan for such year or that the increase for such year will be a lesser number of shares of Stock than would otherwise occur pursuant to the preceding sentence. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) and IM-5635-1, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem awards or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Other than with respect to a Substitute Award, to the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Award related, the undelivered shares of Stock will again be available for grant. Shares of Stock withheld in payment of the exercise price or taxes relating to an Award and shares of Stock equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares delivered to the Participant and shall not be deemed to again be available for delivery under the Plan.

(c) Incentive Stock Options. The Committee may determine to limit the number of shares of Stock (subject to adjustment as provided in Section 11 hereof) reserved for issuance hereunder that may be issued or transferred upon exercise or settlement of Incentive Stock Options.

(d) Shares Available Under Acquired Plans. To the extent permitted by NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.

(e) Limitation on Awards to Non-Employee Directors. Notwithstanding anything herein to the contrary, the maximum value of any Awards granted to a non-employee director of the Company in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year in respect of the non-employee director’s services as a member of the Board during such year, shall not exceed $650,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous year); provided, that the Committee may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee directors, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

5. Options.

(a) General. Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the stockholders of the Company approve the Plan. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(o) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical.

(b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.

(c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 5(g) hereof in the case of any Incentive Stock Option. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

(d) Payment for Stock. Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods: (1) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall not be suspended during the period of any approved leave of absence by a Participant. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.

(f) Termination of Employment or Service. Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:

(1) In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease, (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2) In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Options outstanding shall cease, (ii) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination, but only to the extent that the Options were vested at the time of such Termination.

(3) In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

(g) Special Provisions Applicable to Incentive Stock Options.

(1) No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

(2) To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(3) Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6. Restricted Stock.

(a) General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock.

(b) Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the

Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall not be suspended during the period of any approved leave of absence by a Participant. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.

(c) Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock outstanding shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7. Restricted Stock Units.

(a) General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b) Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall not be suspended during the period of any approved leave of absence by a Participant.

(c) Settlement. Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement.

(d) Termination of Employment or Service. Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical.

(b) Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.

(c) Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.

(d) Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall not be suspended during the period of any approved leave of absence by a Participant. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.

(e) Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

(f) Termination of Employment or Service. Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:

(1) In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2) In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination, but only to the extent that the Stock Appreciation Rights were vested at the time of such Termination.

(3) In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

9. Performance Awards.

(a) General. Performance Awards may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Performance Award Agreements, which agreements need not be identical.

(b) Value of Performance Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of the Stock on the date of grant. In addition to any other non-performance terms included in the Performance Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value and number of Performance Units or Performance Shares, as the case may be, that will be paid out to the Participant.

(c) Earning of Performance Awards. Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of a Performance Award shall be entitled to receive, in respect of Performance Units or Performance Shares, payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, in any case, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met. The Committee may specify a target, threshold or maximum amount payable and may set a formula for determining the amount of Performance Awards earned if performance is at or above the threshold level but falls short of the maximum achievement of the specified Performance Objectives.

(d) Form and Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Performance Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, Stock, or other Awards (or in any combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.

(e) Termination of Employment or Service. Unless otherwise specifically determined by the Committee, a Participant shall be eligible to earn a Performance Award only while the Participant is employed by or rendering services to the Service Recipient. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall not be suspended during the period of any approved leave of absence by a Participant. Except as provided by the Committee in a Performance Award Agreement, Participant Agreement or otherwise, if, prior to the end of an applicable Performance Period, a Participant undergoes a Termination for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration as of the date of such Termination.

(f) Performance Objectives.

(1) Each Performance Award shall specify the Performance Objectives that must be achieved before such Performance Award shall become earned. The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(2) Performance Objectives may be established on a Company-wide basis, project or geographical basis or, as the context permits, with respect to one or more business units, divisions, lines of business or business segments, subsidiaries, products, or other operational units or administrative departments of the Company (or in combination thereof) or may be related to the performance of an individual Participant and may be expressed in absolute terms, or relative or comparative to (A) current internal targets or budgets, (B) the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units), (C) the performance of one or more similarly situated companies, (D) the performance of an index covering multiple companies, or (E) other external measures of the selected performance criteria.

(3) Unless specified otherwise by the Committee (i) in the Performance Award Agreement at the time the Performance Award is granted or (ii) in such other document setting forth the Performance Objectives at the time the Performance Objectives are established, the Committee, in its sole discretion, will appropriately make adjustments in the method of calculating the attainment of Performance Objectives for a Performance Period to provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with Generally Accepted Accounting Principles (“GAAP”), including, without limitation, for one or more of the following items of gain, loss, profit or expense: (A) determined to be items of an unusual nature or of infrequency of occurrence or non-recurring in nature; (B) related to changes in accounting principles under GAAP or tax laws; (C) related to currency fluctuations; (D) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (E) related to restructuring, divestitures, productivity initiatives or new business initiatives; (F) related to discontinued operations that do not qualify as a segment of business under GAAP; (G) attributable to the business operations of any entity acquired by the Company during the fiscal year; (H) non-operating items; and (I) acquisition or divestiture expenses.

10. Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

11. Adjustment for Recapitalization, Merger, etc.

(a) Capitalization Adjustments. The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the numerical share limits in Section 4 hereof, the number of shares of Stock covered by each outstanding Award, the price per share of Stock underlying each such Award, and, if applicable, the Performance Objectives that must be achieved before such Award shall become earned, shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, spinoffs, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, subdivisions, exchanges, reclassifications or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan. In lieu of or in addition to any adjustment pursuant to this Section 11(a), if deemed appropriate, the Committee may provide that an adjustment take the form of a cash payment to the holder of an outstanding Award with respect to all or part of an outstanding Award, which payment shall be subject to such terms and conditions (including timing of payment(s), vesting and forfeiture conditions) as the Committee may determine in its sole discretion. The Committee will make such adjustments, substitutions or payment, and its determination will be final, binding and conclusive. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

(b) Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may provide for any one or more of the following:

(1) The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria, such Performance Objectives or similar performance criteria shall be adjusted appropriately to reflect the Corporate Event;

(2) The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event; provided that any Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria will be deemed earned (i) based on actual performance through the date of the Corporate Event, or (ii) at the target level (or if no target is specified, the maximum level), in the event actual performance cannot be measured through the date of the Corporate Event, in each case, with respect to all unexpired Performance Periods or Performance Periods for which satisfaction of the Performance Objectives or other material terms for the applicable Performance Period has not been certified by the Committee prior to the date of the Corporate Event;

(3) The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;

(4) The cancellation of any or all Options, Stock Appreciation Rights and other Awards subject to exercise not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Options, Stock Appreciation Rights and other Awards to be so canceled pursuant to this paragraph (4) shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event, with any exercise during such period of any unvested Options, Stock Appreciation Rights or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and

(5) The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

(c) Fractional Shares. Any adjustment provided under this Section 11 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.

(d) Double-Trigger Vesting. Notwithstanding any other provisions of the Plan, an Award Agreement or Participant Agreement to the contrary, with respect to any Award that is assumed or substituted in connection with a Change in Control, the vesting, payment, purchase or distribution of such Award may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences an involuntary Termination as a result of the Change in Control. Unless otherwise provided for in an Award Agreement or Participant Agreement, all Awards held by a Participant who experiences an involuntary Termination as a result of a Change in Control shall immediately vest as of the date of such Termination. For purposes of this Section 11(d), a Participant will be deemed to experience an involuntary Termination as a result of a Change in Control if the Participant experiences a Termination by the Service Recipient other than for Cause (including the Participant’s resignation for “good reason” or “constructive termination (or similar term) as defined in the applicable Award Agreement, Participant Agreement, or in a written change in control retention, severance or similar plan maintained by the Company in which the Participant participates), or otherwise experiences a Termination under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law or, in the case of a non-employee director of the Company, if the non-employee director’s service on the Board terminates in connection with or as a result of a Change in Control, in each case, at any time beginning on the date of the Change in Control up to and including the first (1st) anniversary of the Change in Control.

12. Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

13. Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.

14. Transferability of Awards.

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

15. Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

16. Compliance with Laws.

The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non-U.S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

17. Withholding Obligations.

As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable. Depending on the withholding method, the Company may withhold by considering the applicable minimum statutorily required withholding rates or other applicable withholding rates in the applicable Participant’s jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity.

18. Amendment of the Plan or Awards.

(a) Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.

(b) Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(c) Stockholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 11 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

(d) No Repricing of Awards Without Stockholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 11(a) hereof), (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 11(b) hereof.

19. Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the stockholders first approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

20. Effective Date of the Plan.

The Plan is effective as of the Effective Date, subject to stockholder approval.

21. Miscellaneous.

(a) Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

(b) Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(c) Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(d) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(e) Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.

(f) Non-Exempt Employees. If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a

Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 21(f) will apply to all Awards.

(g) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 21(g) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(h) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–U.S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 21(h) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–U.S. nationals or are primarily employed or providing services outside the United States.

(i) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(j) No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k) Payments Following Accidents or Illness. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(l) Governing Law. The Plan shall be governed by and construed in accordance with the laws of State of Delaware without reference to the principles of conflicts of laws thereof.

(m) Electronic Delivery. Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.

(n) Arbitration. All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan or any Award Agreement must be submitted solely and exclusively to binding arbitration in accordance with the then-current employment arbitration rules and procedures of the American Arbitration Association (AAA) to be held in New York, New York. All information regarding the dispute or claim and arbitration proceedings, including any settlement, shall not be disclosed by the Participant or any arbitrator to any third party without the written consent of the Company, except with respect to judicial enforcement of any arbitration award. Any arbitration claim must be brought solely in the Participant’s (or such Participant’s transferee’s or estate’s) individual capacity and not as a claimant or class member (or similar capacity) in any purported multiple-claimant, class, collective, representative or similar proceeding, and the arbitrator may not permit joinder of any multiple claimants and their claims without the express written consent of the Company. Any arbitrator selected to adjudicate the claim must be knowledgeable in the industry standards and practices, and, by signing an Award

Agreement, each Participant will be deemed to agree that any claims pursuant to the Plan or an Award Agreement is inherently a matter involving interstate commerce and thus, notwithstanding the choice of law provision included herein, the Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitrator shall not be permitted to award any punitive or similar damages, but may award attorney’s fees and expenses to the prevailing party in any arbitration. Any decision by the arbitrator shall be binding on all parties to the arbitration.

(o) Statute of Limitations. A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim. This one-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.

(p) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(q) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

(r) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

PRELIMINARY – SUBJECT TO COMPLETION

IMPORTANT SPECIAL MEETING INFORMATION
000004 ENDORSEMENT_LINE
SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting InstructionsAvailable 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on January [ ], 2019. Vote by Internet • Go to www.investorvote.com/MLNT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 5. 1. To approve an amendment to Melinta’s Certificate of Incorporation to authorize a reverse stock split of the issued and outstanding shares of Melinta common stock. 3. To approve the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules 5. To adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposals above. For Against Abstain 2. To approve an amendment to Melinta’s Certificate of Incorporation to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000 to accommodate, in part, the conversion of any of the Vatera Convertible Loans and to accommodate the conversion of up to $74 million of the 4. To authorize an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved and available for issuance by [●] and to make other modifications B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 3976371 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 02Y9HE Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment

PRELIMINARY – SUBJECT TO COMPLETION

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Melinta Therapeutics, Inc. + 300 George Street, Suite 44 whippany road, ,morristown, new jersey, 07960
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS: The proxy materials for the Special Meeting of the stockholders of Melinta Therapeutics, Inc. (“Melinta”), including the proxy statement and the annexes thereto, are available on the internet. To view the proxy materials or authorize a proxy online or by telephone, please follow the instructions on the reverse side hereof. The undersigned hereby appoints John H. Johnson and Peter J. Milligan as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of Melinta held of record by the undersigned on January [ ], 2019, at the Special Meeting of Shareholders to be reconvened at 10:00 a.m. local time on January [ ], 2019, or any adjournment or postponement thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the approval of an amendment to Melinta’s Certificate of Incorporation to authorize a reverse stock split of the issued and outstanding shares of Melinta common stock, “FOR” the approval of an amendment to Melinta’s Certificate of Incorporation to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000 to accommodate, in part, the conversion of any of the Vatera Convertible Loans and to accommodate the conversion of up to $74 million of the, “FOR” The approval of the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules, “FOR” the approval of an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved and available for issuance by [●] and to make other modifications and “FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals above, and in the discretion of the proxies named herein on any other matter as may properly come before the meeting.
The undersigned acknowledges receipt from Melinta before the execution of this proxy of a Notice of Special Meeting, a Proxy Statement for the Special Meeting of Shareholders and the annexes attached thereto.
MELINTA’S BOARD OF DIRECTORS HAS DETERMINED AND BELIEVES THAT EACH OF THE PROPOSALS OUTLINED ABOVE IS ADVISABLE, FAIR AND IN THE BEST INTERESTS OF MELINTA AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED EACH SUCH PROPOSAL. MELINTA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MELINTA’S STOCKHOLDERS VOTE “FOR” EACH SUCH PROPOSAL. C Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment

PRELIMINARY – SUBJECT TO COMPLETION

IMPORTANT SPECIAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Special Meeting Proxy Card
q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 5. 1. To approve an amendment to Melinta’s Certificate of Incorporation to authorize a reverse stock split of the issued and outstanding shares of Melinta common stock. 3. To approve the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules 5. To adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposals above. 2. To approve an amendment to Melinta’s Certificate of Incorporation to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000 to accommodate, in part, the conversion of any of the Vatera Convertible Loans and to accommodate the conversion of up to $74 million of the 4. To authorize an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved and available for issuance by [●] and to make other modifications For Against Abstain B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 3976372 02Y9IE Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment

PRELIMINARY – SUBJECT TO COMPLETION

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Melinta Therapeutics, Inc. 300 George Street, Suite 44 whippany road, ,morristown, new jersey, 07960 IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS: The proxy materials for the Special Meeting of the stockholders of Melinta Therapeutics, Inc. (“Melinta”), including the proxy statement and the annexes thereto, are available on the internet. To view the proxy materials or authorize a proxy online or by telephone, please follow the instructions on the reverse side hereof. The undersigned hereby appoints John H. Johnson and Peter J. Milligan as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of Melinta held of record by the undersigned on January [ ], 2019, at the Special Meeting of Shareholders to be reconvened at 10:00 a.m. local time on [ ], 2019, or any adjournment or postponement thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the approval of an amendment to Melinta’s Certificate of Incorporation to authorize a reverse stock split of the issued and outstanding shares of Melinta common stock, “FOR” the approval of an amendment to Melinta’s Certificate of Incorporation to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000 to accommodate, in part, the conversion of any of the Vatera Convertible Loans and to accommodate the conversion of up to $74 million of the, “FOR” The approval of the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules, “FOR” the approval of an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved and available for issuance by [●] and to make other modifications and “FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals above, and in the discretion of the proxies named herein on any other matter as may properly come before the meeting. The undersigned acknowledges receipt from Melinta before the execution of this proxy of a Notice of Special Meeting, a Proxy Statement for the Special Meeting of Shareholders and the annexes attached thereto. MELINTA’S BOARD OF DIRECTORS HAS DETERMINED AND BELIEVES THAT EACH OF THE PROPOSALS OUTLINED ABOVE IS ADVISABLE, FAIR AND IN THE BEST INTERESTS OF MELINTA AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED EACH SUCH PROPOSAL. MELINTA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MELINTA’S STOCKHOLDERS VOTE “FOR” EACH SUCH PROPOSAL. Deerfield Convertible Loan pursuant to the terms of the Deerfield Facility Amendment